     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

     ENRON INTERNATIONAL CPO, L.P.              ENRON INTERNATIONAL CPO, INC.
 (Exact name of registrant as specified     (Exact name of registrant as specified
             in its charter)                           in its charter)
         ---------------------                      ---------------------
                DELAWARE                                   DELAWARE
    (State or other Jurisdiction of            (State or other Jurisdiction of
     Incorporation or Organization)             Incorporation or Organization)
                  6199                                       6199
      (Primary Standard Industrial               (Primary Standard Industrial
      Classification Code Number)                Classification Code Number)
               76-0578215                                 76-0578210
(I.R.S. Employer Identification Number)    (I.R.S. Employer Identification Number)
                                 1400 SMITH STREET
                               HOUSTON, TEXAS 77002
                                  (713) 853-6161
                (Address, including zip code, and telephone number,
      including area code, of both registrants' principal executive offices)
                                 C/O ROBERT G. GAY
                                  333 CLAY STREET
                                    SUITE 2024
                               HOUSTON, TEXAS 77002
                                  (713) 646-7582
             (Name, address, including zip code, and telephone number,
          including area code, of agent for service for both registrants)

                             ---------------------
           It is requested that copies of communications be sent to:

          JAY D. GRUSHKIN, ESQ.                 NEIL D. MEYER, ESQ.                        SARAH M. WARD, ESQ.
          JONATHAN R. ROD, ESQ.                   333 CLAY STREET                         C. THOMAS KUNZ, ESQ.
     MILBANK, TWEED, HADLEY & MCCLOY                 SUITE 2085                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
        ONE CHASE MANHATTAN PLAZA               HOUSTON, TEXAS 77002                        919 THIRD AVENUE
            NEW YORK, NY 10005                     (713) 646-6298                     NEW YORK, NEW YORK 10022-3897
              (212) 530-5000                                                                 (212) 735-3000

                             ---------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
                             ---------------------
    If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 ("Securities Act"), check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM            PROPOSED
      TITLE OF EACH CLASS OF             AMOUNT TO BE           OFFERING PRICE        MAXIMUM AGGREGATE          AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED             PER NOTE(1)          OFFERING PRICE(1)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A Senior Notes...............           $                       %                       $                      $
---------------------------------------------------------------------------------------------------------------------------------
Class B Senior Subordinated
  Notes............................           $                       %                       $                      $
---------------------------------------------------------------------------------------------------------------------------------
    Total Notes to be Issued.......      $800,000,000                 %                       $                   $236,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     [This Registration Statement contains two forms of prospectus: one to be used in connection with an offering in the United States and Canada (the "U.S. Prospectus") and one to be used in a concurrent offering outside the United States and Canada (the "International Prospectus"). The two prospectuses are identical except for the front and back cover pages, the inside front cover page and the section entitled "Underwriting." The form of U.S. Prospectus is included herein and is followed by the alternate pages to be used in the International Prospectus. Each of the alternate pages for the International Prospectus included herein is labeled "Alternate Page for International Prospectus." Final forms of each Prospectus will be filed with the Securities and Exchange Commission under Rule 424(b).]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED AUGUST 7, 1998
PRELIMINARY PROSPECTUS

ENRON INTERNATIONAL CPO, L.P.
ENRON INTERNATIONAL CPO, INC.

$                      % CLASS A SENIOR NOTES DUE 2018
$                      % CLASS B SENIOR SUBORDINATED NOTES DUE 2018

Enron International CPO, L.P. (the "Issuer") and Enron International CPO, Inc. (the "Co-Issuer" and, together with the Issuer, the "Issuers") are offering
hereby $            aggregate principal amount of      % Class A Senior Notes
due 2018 and $            aggregate principal amount of      % Class B Senior
Subordinated Notes due 2018. Payments of interest on the Notes (as defined below) are scheduled to be made quarterly in arrears on each January 10, April 10, July 10 and October 10, commencing January 10, 1999 (each, a "Quarterly Payment Date"). The principal of the Notes is required to be paid by their Stated Maturity, unless redeemed or repaid prior thereto. Except as otherwise described under "Description of the Notes -- Priority of Payments" and "-- Redemption," payment of principal of, and interest (and premium, if any) on, the Class B Senior Subordinated Notes and the Class C Subordinated Notes (as defined below) will be subordinate in right of payment to principal of and interest on the Class A Senior Notes and payment of principal of and interest on the Class C Subordinated Notes will be subordinate in right of payment to principal of and interest (and premium, if any) on the Class B Senior Subordinated Notes. Only the Class A Senior Notes and the Class B Senior Subordinated Notes are being offered hereby.

The Notes will be secured by substantially all of the assets of the Issuers including, among other things, (i) all present and future rights of the Issuer under Project Loans, (ii) the Temporary Investments, (iii) the Eligible Investments, (iv) the Hedging Agreements, (v) the Enron Support Agreement and any other agreements between the Issuer and Enron Corp. ("Enron") or Enron Affiliates and (vi) the amounts credited to the Accounts (collectively, the "Collateral"), subject to certain Permitted Liens (all as defined below). See "Security for the Notes". Enron CPO Management, L.P. (the "Program Manager"), a limited partnership whose partners are wholly-owned subsidiaries of Enron, will manage the Issuers and the Portfolio Assets (as defined below) pursuant to a Management Agreement entered into between the Issuers and the Program Manager and the Backup Program Managers (the "Management Agreement"). See "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

The Notes are subject to optional and mandatory redemption under certain circumstances. See "Description of the Notes -- Redemption -- Optional Redemption" and "-- Mandatory Redemption".

It is a condition to the issuance of the Notes that the Class A Senior Notes will be rated at least A2 and A by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P"), respectively, and the Class B Senior Subordinated Notes will be rated at least Ba2 and BB by Moody's and S&P, respectively.

SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER PRIOR TO MAKING AN INVESTMENT IN THE NOTES.

CERTAIN PLEDGED ASSETS AND RIGHTS OF THE ISSUERS ARE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES DO NOT REPRESENT AN INTEREST IN OR OBLIGATIONS OF, AND ARE NOT INSURED OR GUARANTEED BY, ENRON, THE GENERAL PARTNER OR THE LIMITED PARTNER OF THE ISSUER, THE PROGRAM MANAGER, CHASE SECURITIES INC., LEHMAN BROTHERS OR ANY OF THEIR RESPECTIVE AFFILIATES.

THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION AND NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                      UNDERWRITING             PROCEEDS TO
                                                          PRICE TO PUBLIC(1)          DISCOUNT(2)             ISSUERS(1)(3)
---------------------------------------------------------------------------------------------------------------------------------
  PER CLASS A SENIOR NOTE                                         %                        %                        %
---------------------------------------------------------------------------------------------------------------------------------
  PER CLASS B SENIOR SUBORDINATED NOTE                            %                        %                        %
---------------------------------------------------------------------------------------------------------------------------------
  TOTAL                                                           $                        $                        $
---------------------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from the date of issuance.
(2) The Issuers have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933. See "Underwriting".
(3) Before deducting expenses payable by the Issuers estimated at $        .

The Notes are being offered by the Underwriters subject to prior sale, when, as and if issued by the Issuers and accepted by the Underwriters, and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of each global note will be made in book-entry form through the
facilities of DTC on or about             , 1998 (such date of delivery, the
"Closing Date"). The Notes will be issued in minimum denominations specified herein.
                          JOINT BOOK RUNNING MANAGERS

                      CHASE SECURITIES INC./LEHMAN BROTHERS

            , 1998

CERTAIN PERSONS PARTICIPATING IN THE OFFERING OF THE NOTES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVERALLOTMENT, STABILIZING TRANSACTIONS AND SYNDICATE SHORT COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE
"UNDERWRITING".
                             ---------------------

     This Prospectus includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933 (the "Securities Act"). All statements other than statements of historical facts included or incorporated by reference in this Prospectus including, without limitation, statements regarding the Issuers' future financial position, business strategy, budgets, estimates, projected costs and plans and objectives of management for future operations, are forward looking statements. Although the Issuers believe their expectations reflected in such forward looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward looking statements herein include political developments in foreign countries, the ability to make loans in the EI Regions (as defined below), other actions taken by regulatory authorities, the timing and extent of changes in commodity prices for crude oil, natural gas, electricity, interest rates and foreign currencies, the timing and success of Enron's efforts to develop international power, pipeline and other infrastructure projects, and the conditions of the capital markets and equity markets. All subsequent written or oral forward looking statements attributable to the Issuers or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements.

                                    SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus and in related documents referred to herein.

                                   THE ISSUER

     Enron International CPO, L.P. (the "Issuer"), a Delaware limited partnership, was established by Enron Corp. ("Enron") to provide construction and term loans to certain international electricity, energy and other natural gas-related infrastructure projects sponsored by Enron. During an investment period of up to 5 years, the Issuer intends to create a diversified portfolio of project loans in an aggregate principal amount of approximately $5 billion, financed through the issuance of senior debt, subordinated debt and equity.

     As one of the premier infrastructure project developers in the world, Enron has developed and obtained financing for 14 projects in Europe, Latin America and Asia since 1989, including power generation and pipeline projects that were funded with over $5 billion of senior project finance debt. Enron believes that there is, and will continue to be, significant demand for the development of such basic infrastructure projects that are critical to a host country's economic development. Currently, Enron's active project development opportunities consist of more than 25 projects in nineteen countries, certain of which the Issuer may have the opportunity to finance. The Issuer has been established to capitalize on attractive returns available in the project finance market and to provide financing for projects on a more expeditious basis than certain traditional sources.

                                 PROJECT LOANS

     Over an investment period of up to 5 years, the Issuer expects to finance a portfolio of project loans (as more fully described herein, "Project Loans") made to between 12 and 20 projects that will have the traditional benefits of project finance loans as well as portfolio diversification and credit enhancements that are typical of collateralized debt obligations. Generally, project loans, which have an established rating agency methodology, are made to entities with a specific business purpose and predictable cash flows. Project loans are also usually supported by a contractual framework, such as long-term supply and offtake contracts, that seeks to reduce project risk. S&P and Moody's have assumed that emerging market project finance loans typically benefit from higher recovery rates following an incidence of default than similarly rated debt obligations to corporate or sovereign borrowers in the emerging markets. When fully funded, the Issuer's portfolio of Project Loans will be diversified by both geographic region and industry.

     To be eligible for a Project Loan, a project must meet certain qualifying criteria, including tests relating to each proposed loan, the overall loan portfolio and the effect of any proposed loan upon the rating of the Notes. A Project Loan may only be made to a project that generates revenues from a permitted industry comprised of any of the electricity, energy and other natural gas-related infrastructure industries. In addition, each such project must derive its cash flow from integrated contractual arrangements or have sufficient access to required feedstock and offtake markets and meet certain alternative, more restrictive criteria for projects that do not have the contractual underpinnings typically associated with project financings. Project Loans will generally have:

     - a U.S. dollar denomination;

     - required minimum levels of equity and Enron-affiliated equity ownership in each project;

     - the benefit of a perfected security interest in the assets of the project to the extent practicable under local law;

     - review by an independent engineer and independent legal counsel;

     - projected minimum and average debt service coverage ratios and debt service reserve requirements; and

     - a scheduled maturity no later than the 20-year scheduled maturity of the Notes offered hereby.

     The composition of the Project Loan portfolio will be subject to certain criteria governing the maximum size of any individual Project Loan, the weighted average life of the Project Loan portfolio and the concentration of Project Loans within both geographic region and industry. The addition of any Project Loan to the portfolio will require compliance with tests designed to measure (i) the required level of asset overcollateralization given the diversity and ratings of the Issuer's Project Loan portfolio, (ii) the Issuer's ability to fund new Project Loans, and (iii) the Issuer's liquidity. The credit ratings of each Project Loan are expected to range between Baa2/BBB and B3/B- by Moody's and S&P, respectively, creating a portfolio which is expected to have a weighted average portfolio rating between Ba2/BB and B2/B by Moody's and S&P, respectively. The qualifying criteria for Project Loans prohibit the making of any Project Loan that would result in the downgrading or removal of the then current ratings of the Notes.

                            KEY STRUCTURAL FEATURES

     The Notes will have credit characteristics similar to those found in collateralized debt obligations, yet uniquely tailored to the project finance market. Key structural features of the financing include:

     - $     in equity commitments, consisting of $     from third parties and
       up to $     of funded and contingent equity commitments from Enron
       supported by a standby letter of credit;

     - Enron's commitment to fund, if required, amounts equal to a portion of the distributions received with respect to its equity investments in the projects;

     - required minimum levels of equity in each project;

     - overcollateralization ratios that measure the aggregate principal amount of assets against the aggregate principal amount of Notes outstanding;

     - diversity of the portfolio of Project Loans;

     - a reserve generated from the difference between the interest income on the Project Loans and the financing costs of the Issuer during the initial five-year investment period;

     - the ongoing involvement of Moody's and S&P in the rating of each Project Loan; and

     - the reaffirmation of the ratings on the Notes upon the making of each Project Loan.

     The Issuer has obtained a $     revolving credit liquidity facility to
provide liquidity during the investment period, after which time liquidity will be provided by the Issuer's accumulated cash reserves and cash flow from Project Loans. The Issuer may also obtain one or more credit facilities in order to provide availability for the commitment to fund Project Loans. Drawings under such facilities will not exceed the amount of Class A Senior Notes that could otherwise be issued. In addition, to support the operations and activities of the Issuer, Enron has the option to purchase or commit to purchase up to $ of Class C Subordinated Notes that will be subordinated to the Notes.

                                     ENRON

     Enron is an integrated natural gas and electricity company headquartered in Houston, Texas with approximately $24 billion in assets. Enron's operations are conducted through subsidiaries and affiliates that are principally engaged in the exploration for and production of natural gas and crude oil in the United States and internationally; the transportation of natural gas through pipelines to markets throughout the United States; the generation and transmission of electricity to markets in the northwestern United States; the marketing of natural gas, electricity and other commodities and related risk management and finance services worldwide; and the development, construction and operation of power plants, pipelines and other energy-related assets in international markets. Enron's common stock is traded on the New York, Chicago, Pacific, London and Frankfurt stock exchanges and its long term senior unsecured debt obligations are rated Baa2 and BBB+ by Moody's and S&P, respectively.

     Enron's international activities include management of direct and indirect ownership interests in and operation of power plants in England, Guatemala, the Dominican Republic, the Philippines and China; pipeline systems in Argentina, Colombia and Bolivia; retail gas and propane sales in the Caribbean Basin; processing of natural gas liquids at Teesside, England; and marketing of natural gas liquids and other liquid fuels worldwide. Enron is also involved in power, pipeline and liquefied natural gas projects in varying stages of development and/or construction in Bolivia, Brazil, Guam, India, Italy, Mozambique, Nicaragua, Poland, Puerto Rico, Saudi Arabia, Turkey, Venezuela and elsewhere. Enron announced on July 24, 1998 an offer for all outstanding common shares of Wessex Water Plc in its pursuit of opportunities in the global water business, such offer is subject to regulatory and shareholder approvals. Enron also announced on July 16, 1998 its successful bid for the controlling interest in Elektro Electricidade e Servicos S.A., Brazil's sixth largest electricity distributor.

     Enron is obliged to use commercially reasonable efforts to give the Issuer the opportunity to provide Project Loans to projects sponsored by Enron predominantly in certain emerging markets if Enron determines the loans would meet the qualifying criteria for Project Loans.

                                PROGRAM MANAGER

     The Issuers will be managed by Enron CPO Management, L.P. (the "Program Manager"), a limited partnership whose partners are wholly-owned subsidiaries of Enron, pursuant to a management agreement (the "Management Agreement"). The Management Agreement sets forth, among other things, guidelines for the pricing of the Project Loans, management of the selection and documentation of Project Loans, management of the rating agency process and related matters. In providing such services, the Program Manager is required to adhere to the standard of care set forth in the Management Agreement which generally requires the Program Manager to act as would a reasonable and prudent lender acting for its own account subject to the terms thereof.

                                 THE FINANCING

     In order to finance the Project Loans, the Issuers expect to have no more
than $     of securities outstanding at any time, including the Notes offered hereby. The Issuer will manage its capital structure based on the credit quality and diversity of the Project Loans, subject to satisfaction of certain tests and criteria. In particular, the Issuers may issue Class A Senior Notes and redeem Class B Senior Subordinated Notes and Class C Subordinated Notes so long as the then current ratings of the Notes have been affirmed. No such redemptions are expected to occur during the investment period and, if any redemption does occur at any time, it would generally be subject to payment of a premium.

     The following table sets forth (i) the capitalization of the Issuer upon issuance of the Initial Notes together with other potential capital resources available to the Issuer and (ii) the pro forma capitalization of the Issuer together with other potential capital resources available to the Issuer assuming that the Project Loan portfolio is fully funded and no Notes are redeemed.

                                                              AT INITIAL
                                                               ISSUANCE         PRO FORMA
                                                                 (IN )            (IN )
                                                             -------------    -------------
Liquidity Facility(a)......................................     $   --           $   --
Backup Facility(b).........................................         --               --
Class A Senior Notes.......................................         --               --
Class B Senior Subordinated Notes..........................         --               --
Class C Subordinated Notes(c)..............................         --               --
Support Notes(d)...........................................         --               --
Class I Interests(e).......................................         --               --
Class II Interests and GP Interests(f).....................         --               --
                                                                ------           ------
          Total Capitalization and Potential Capital
            Resources......................................     $   --           $   --
                                                                ======           ======

---------------

(a)  $          Liquidity Facility with availability through the five-year scheduled investment period.

(b)  Uncommitted on the Closing Date.

(c)  To support the operations and activities of the Issuer, up to $          of
     Class C Subordinated Notes may be issued that will be subordinated to the Notes.

(d) To be issued to Enron, or its permitted assigns, in connection with certain payments if and when made to the Issuer, including amounts equal to a portion of the distributions received with respect to equity investments of Enron or Enron Affiliates in the projects.

(e) Equity funded or to be funded indirectly by third parties pursuant to certain commitment letters.

(f)  $          of which is funded at the Closing Date and $          of which
     is committed at the Closing Date but unfunded and contingent, in each case, from Enron or its permitted assigns. Enron's obligation to make payments in respect of unfunded amounts is supported by an irrevocable standby letter of credit issued by a financial institution. See "Enron Support".

                             TRANSACTION STRUCTURE

     The chart that follows illustrates the structure of the transaction. This chart does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus and in related documents referred to herein.

                         [Transaction Structure Chart]

                                  THE OFFERING

The Issuer.................  Enron International CPO, L.P.

The Co-Issuer..............  Enron International CPO, Inc.

Securities.................  $          aggregate principal amount      % Class
                             A Senior Notes and $          aggregate principal
                             amount of      % Class B Senior Subordinated Notes
                             are offered hereby.

                             The Issuer expects to issue between $          and
                             $          of additional Class A Senior Notes after
                             the Closing Date which will have the same maturity and the same terms, other than interest rate, as the Class A Senior Notes issued on the Closing Date. See "Description of the Notes -- Issuance of Class A Senior Notes after the Closing Date".

Ranking....................  The Class A Senior Notes will be senior secured indebtedness of the Issuer ranking pari passu in right of payment with all other Senior Secured Obligations, subject to the Priority of Payments and Priority of Acceleration Payments, ranking senior in right of payment to any subordinated indebtedness of the Issuer. The Class B Senior Subordinated Notes will be senior subordinated indebtedness of the Issuer and will be subordinated in right of payment to all Senior Secured Obligations, subject to the Priority of Payments and Priority of Acceleration Payments, ranking senior in right of payment to all subordinated indebtedness of the Issuer, including Class C Subordinated Notes and Support Notes.

Security for the Notes.....  The Notes are secured by a pledge of the Collateral to the Collateral Agent for the benefit of the holders of the Notes and the other Secured Parties, subject to Permitted Liens. See "Description of Principal Documents -- Financing
                             Documents -- Security Agreement".

Ratings....................  It is a condition to issuance of the Notes that the
                             Class A Senior Notes will be rated at least A2 and A by Moody's and S&P, respectively, and the Class B Senior Subordinated Notes will be rated at least Ba2 and BB by Moody's and S&P, respectively.

Interest Payment Dates.....  Interest on the Notes issued on the Closing Date will accrue from the Closing Date and will be payable quarterly in arrears on each Quarterly Payment Date. Interest on the Notes issued subsequent to the Closing Date will accrue from the applicable Subsequent Closing Date and will be payable on each Quarterly Payment Date thereafter.

Deferred Interest on Class
B Senior Subordinated
  Notes....................  So long as any Class A Senior Notes are outstanding, payments of interest on the Class B Senior Subordinated Notes are subject to deferral to the extent that funds are not otherwise available on any Quarterly Payment Date to pay the full amount of accrued interest due on the Class B Senior Subordinated Notes. Any interest deferred as described above will be added to the aggregate principal amount of the Class B Senior Subordinated Notes, and thereafter interest will accrue on the aggregate principal amount of the Class B Senior Subordinated Notes as so increased, during each subsequent Interest Accrual Period until (and including) the Interest Accrual Period immediately preceding the Quarterly Payment Date on which all interest due and payable on the Class B Senior Subordinated Notes as of such date is paid in full (without any deferral), at a rate per annum equal to 1.50% in excess of the rate at which interest otherwise accrues on the Class B Senior Subordinated Notes. So long as any Class A Senior Notes are outstanding, the failure to pay such interest to the holders of the Class B Senior Subordinated Notes by reason of any such deferral will not constitute an Event of Default but will, on the fourth occurrence of such default, constitute a Deferral Event. A Subordinate Event of Default will occur 45 days following a Deferral Event. If a Subordinate Event of Default has occurred and is continuing, the Holders of a Majority of the Class B Senior Subordinated Notes may direct the Issuers to redeem the Class A Senior Notes, in whole but not in part, at par (including accrued interest), provided that no such redemption will be permitted unless all Senior Secured Obligations will be paid in full through the anticipated proceeds of a sale or liquidation of the Project Loans and other Collateral. See "Description of the Notes -- Interest" and "Description of the Notes -- Redemption -- Subordinate Event of Default".

Stated Maturity............       , 2018.

Expected Average Life......  The expected average life of the Class A Senior
                             Notes is approximately      years. The expected
                             average life of the Class B Senior Subordinated
                             Notes is approximately      years. While the
                             Average Life Test must be satisfied before the Issuer initially funds a Project Loan, the actual average life of the Notes will depend on, among other things, the average life of the Project Loans and the other Portfolio Assets.

Principal Repayments.......  On each Quarterly Payment Date, principal of the
                             Notes will be payable from Collateral Proceeds and from certain amounts available under the Enron Support Agreement, if needed, in accordance with the Priority of Payments or, following an Acceleration, the Priority of Acceleration Payments. No repayment of the principal of the Notes is expected during the Investment Period.

Optional Redemption........  The Notes are subject to optional redemption, prepayment or repayment (in whole or in part) by the Issuers (i) on any Quarterly Payment Date, in order of seniority, by the issuance of Support Notes or, in the case of redemption of Class A Senior Notes, by the issuance of additional Class A Senior Notes, (ii) on any Quarterly Payment Date on or after the fifth anniversary of the Closing Date but prior to the sixth anniversary of the Closing Date, by the issuance of additional Class A Senior Notes, the proceeds of which are used to redeem Class B Senior Subordinated Notes and (iii) on any Quarterly Payment Date on or after the fifth anniversary of the Closing Date, by substituting additional Class B Senior Subordinated Notes for outstanding Class B Senior Subordinated Notes, in each case as described under "Description of the Notes -- Redemption -- Optional Redemption".

                             The redemption price for Class A Senior Notes that are optionally redeemed will be par plus accrued and unpaid interest plus the Class A Make-Whole Premium. The redemption price for Class B Senior Subordinated Notes that are optionally redeemed will be par plus accrued and unpaid interest plus the Class B Premium which is based upon a fixed premium and a make-whole premium through year 5 and a declining fixed premium thereafter through year
                             10. Any accrued and unpaid Class A Make-Whole Premium, Class B Premium, as appropriate, and the applicable redemption price must be paid in full for an optional redemption to be effected.

Mandatory Redemption.......  The Issuers will be required to effect a mandatory redemption of the Notes (in whole or in part) in certain circumstances in accordance with the Priority of Payments. See "Description of the Notes -- Redemption -- Mandatory Redemption".

                             The redemption price will be calculated in the same manner as for an optional redemption; provided, however, that in connection with any mandatory redemption effected due to (i) the occurrence of an Acceleration, (ii) a failure to satisfy the Liquidity Test on any two consecutive Quarterly Payment Dates, (iii) the passage of 60 days after the occurrence of a Tax Event where the Rating Condition has not been satisfied, or (iv) upon the occurrence of a Subordinate Event of Default, the redemption price for the Class A Senior Notes and Class B Senior Subordinated Notes will be par, plus accrued and unpaid interest.

Covenants..................  The financing agreements will contain certain covenants for the benefit of the Holders of the Notes which, in addition to customary covenants, include limitations on modifications to the documentation governing the Project Loans and agreement to terminate the Management Agreement and remove the Program Manager under certain circumstances. See "Description of Principal Documents -- Financing Documents".

Priority of Payments.......  On each Quarterly Payment Date, Collateral Proceeds credited to the Collection Account on the related Determination Date will be applied according to the Priority of Payments. The application of funds in the Priority of Payments will generally be governed by certain over-collateralization and coverage tests and ratios.

                             If the Issuers do not have sufficient amounts available on any Quarterly Payment Date to make all payments due on the Notes pursuant to the Priority of Payments, the Issuer will, depending upon the relevant circumstances, draw on (i) amounts available under the Liquidity Facility, (ii) amounts credited to certain reserve accounts or
                             (iii) amounts available under the Enron Support Agreement. See "Description of the
                             Notes -- Priority of Payments", "Enron Support" and "Description of the Notes -- Priority of
                             Payments -- Priority of Acceleration Payments".

Form, Registration and
  Transfer of Notes........  The Notes will be issued in fully registered form, without interest coupons. Notes will initially be available only in book-entry form and will be registered in the name of Cede & Co. as nominee of DTC.

                             Except as described herein, definitive Notes will not be issued in exchange for beneficial interests in Global Notes. See "Description of the Notes, Form, Denomination and Registration".

Listing....................  The Issuers intend to list the Notes on the
                             Luxembourg Stock Exchange. See "Listing and General Information".

Use of Proceeds............  The net proceeds of the Notes are intended to be used to fund Project Loans. Until such time as they are invested in Project Loans, such proceeds will be invested in Temporary Investments. The Temporary Investments will consist of investments in Investment Grade securities with maturities not exceeding one year, subject to the TIP Investment Policies. See "Use of Proceeds" and "Temporary Investments".

                            KEY TRANSACTION FEATURES

Investment Period..........  The Issuer will be authorized to enter into
                             Commitments to make Project Loans during an investment period of up to 5 years, which period may terminate earlier upon the occurrence of certain events. Each Project Loan must satisfy each of the Qualifying Criteria as of the Financial Closing Date for such Project Loan. The Qualifying Criteria consist of (i) the Project Loan Criteria,
                             (ii) the Portfolio Criteria, (iii) the Ratings Criteria and (iv) the Portfolio Financial Tests. See "Eligible Projects and Qualifying Criteria".

Project Loan Criteria......  The Project Loan Criteria are satisfied if, among other things: (i) the Project Loan is denominated in U.S. dollars (or in another currency if an Intermediate Funding Entity has hedged its foreign currency risk related to such Project Loan pursuant to a hedging arrangement with an Acceptable Credit Provider); (ii) the Project Loan is secured by a valid, perfected, first priority security interest in the assets of the Project Borrower and any Intermediate Funding Entity, if applicable, or, if it is impractical to create or perfect such a security interest over any such asset, the Issuer is the beneficiary of a negative pledge in respect thereof, in each case, subject to customary exceptions; (iii) minimum levels of equity are invested in the Project Borrower; (iv) Enron and/or Enron Affiliates have committed to maintain (subject to certain exceptions) a minimum ownership level in the Project Borrower; (v) engineering and technical reports and satisfactory legal opinions are delivered to the Issuer; (vi) the Project Borrower has a limited business purpose; (vii) the Base Case Financial Projections prepared by the Project Borrower indicate certain minimum and average debt service coverage ratios; (viii) a debt service reserve account will be established with a minimum balance of six months debt service upon commencement of commercial operations of the relevant Eligible Project, will be initially funded from financing proceeds or available cash flow and will be replenished from (and to the extent of) available cash flow; (ix) distributions by a Project Borrower to Project Sponsors are subject to certain restrictions; (x) the final maturity of the Project Loan is on or before the Stated Maturity;
                             (xi) the project is in a country outside of the United States in which it is not illegal under U.S. law for United States private sector entities to invest as of the Financial Closing Date of such Project Loan; and (xii) if such Project Loan accrues interest at a floating rate after commercial operation of the related Eligible Project, an arrangement is made to hedge any interest rate exposure relating to such Project Loan with an Acceptable Credit Provider. Under certain circumstances, the Issuer may waive the failure to meet requirement (ii) and the requirement to deliver satisfactory legal opinions in requirement (v) upon receipt of a unconditional, irrevocable guarantee from Enron, an Enron Credit Counterparty or an Acceptable Credit Provider until the date such requirements are satisfied. Certain established projects will be deemed to satisfy clauses (ii) and (vii) above. See "Eligible Projects and Qualifying Criteria -- Qualifying Criteria".

Portfolio Criteria.........  The Portfolio Criteria include, but are not limited to, the following: (i) the maximum outstanding principal amount of any single Project Loan may not
                             exceed $          , except that the Issuer may make
                             up to two Project Loans in separate Regions, each of which has a maximum outstanding principal amount
                             of up to $          , (ii) concentration
                             limitations as to the maximum amount of loans in certain geographic areas, (iii) satisfaction of the Average Life Test, (iv) requirements as to the weighted average rating of all outstanding Project Loans and (v) requirements as to the weighted average Enron Ownership Percentage with respect to all Project Borrowers.

Ratings Criteria...........  The Ratings Criteria are satisfied as to any
                             Project Loan if the Program Manager obtains from the Rating Agencies a rating of such Project Loan and obtains confirmation from the Rating Agencies as to the satisfaction of the Rating Condition after giving effect to the initial funding of such Project Loan.

Portfolio Financial
Tests......................  The Portfolio Financial Tests that must be satisfied at the times specified below are (i) the Funding Availability Test, (ii) the Credit Support Tests and (iii) the Liquidity Test.

                             The Funding Availability Test determines the
                             Issuer's ability to make Project Loans and must be satisfied as of the Financial Closing Date for each Project Loan.

                             The Credit Support Tests are designed to determine if sufficient credit support is present for the Notes. The Credit Support Tests must be satisfied in order for the Issuer to initially fund or acquire any Project Loan, to Allocate or draw amounts under the Backup Facility (other than draws that are used to reduce amounts previously Allocated under the Backup Facility), to issue Class A Senior Notes after the Closing Date (other than Class A Senior Notes the proceeds of which are used to reduce amounts previously Allocated, or to repay amounts drawn, under the Backup Facility), to reduce the Class C Subordinated Note Purchase Commitment or to reduce certain commitments of Enron.

                             The Liquidity Test measures the Issuer's liquidity with respect to its ability to service its near-term operating and financial obliga-tions and must be satisfied on or prior to the Financial Closing Date of each Project Loan. In addition, a determination as to whether the Liquidity Test is satisfied will be made on each Quarterly Payment Date during the Measurement Period. Failure to satisfy the Liquidity Test on any two consecutive Quarterly Payment Dates will terminate the Investment Period.

                             In the event any of the Funding Availability Test, the Liquidity Test or either of the Credit Support Tests is not satisfied, Enron has the option, but not the obligation, to pay or commit to pay to the Issuer an amount sufficient to allow the Issuer to cause such test to be satisfied and be issued Support Notes therefor in accordance with the terms of the Enron Support Agreement.

The Program Manager........  Enron CPO Management, L.P., an indirect wholly-owned subsidiary of Enron, will manage the business activities of the Issuers and take certain actions on behalf of the Issuers in connection with the management of their business and affairs pursuant to the Management Agreement. See "The Program Manager".

                             Under the Management Agreement, the Program Manager will, among other things, perform the following services on behalf of the Issuers: (i) selecting and managing the Project Loans, including negotiating documentation for the Project Loans, exercising rights and remedies associated with the Project Loans and performing certain related functions, (ii) monitoring the Project Loans and other Portfolio Assets, including entering into appropriate amendments and supplements of the documentation relating to the Project Loans and the other Portfolio Assets, (iii) providing information to and entering into discussions with the Rating Agencies, (iv) enforcing the Enron Support Agreement, (v) identifying and selecting Hedge Counterparties and causing the Issuer to enter into Hedging Agreements, (vi) determining the structure of Project Loans and forming, establishing and managing Intermediate Funding Entities through which the Issuers may indirectly make Project Loans and (vii) managing the acquisition and disposition of Permitted Investments. In taking the actions to be taken by it under the Management Agreement, the Program Manager will be generally required to act as would a reasonable and prudent lender acting for its own account subject to the terms thereof.

                             The Program Manager will, subject to the Priority of Payments, in consideration of the management services rendered by it under the Management Agreement, receive (i) the Administrative Fee, (ii) the Management Fee and (iii) the Incentive Fee. The Program Manager will also be required to pay certain expenses of the Issuer in connection with the services provided by the Program Manager under the Management Agreement. The Management Agreement will contain provisions for the payment or reimbursement of certain extraordinary expenses and indemnification provisions. See "Description of Principal Documents, Other Material Agreements, Management Agreement".

Hedging Arrangements.......  The Issuer will enter into certain interest rate hedging arrangements to seek to minimize certain exposures arising from timing differences and mismatches between the Issuer's assets and liabilities. See "Interest Rate Hedging Arrangements".

Enron Support..............  The Issuer and Enron will enter into the Enron
                             Support Agreement to evidence (i) the Enron Class II Purchase Commitment and the supporting letter of credit, (ii) Enron's obligation to pay or cause to be paid to the Issuer on each Quarterly Payment Date on which a Quarterly Payment Shortfall exists, up to an amount equal to Quarterly Project Distributions for such Quarterly Payment Date and Project Distributions Reserved as of the previous Quarterly Payment Date, as more fully described herein, and receive Support Notes in exchange therefor and Enron's obligation under certain circumstances to provide a supporting letter of credit, (iii) Enron's obligation to use commercially reasonable efforts to notify the Issuer of all opportunities to make loans to projects developed or acquired by Enron or Controlled Enron Affiliates and located in certain emerging markets (see "Management's Discussion and Analysis of Financial Condition and Results of Operations, Business of the Issuer"), to the extent such projects would be determined by Enron to be Eligible Projects, and (iv) Enron's agreement not to sponsor, or permit a Controlled Enron Affiliate to sponsor, a Competing Issuer for a specified period of time.

                             In addition, pursuant to the Enron Support
                             Agreement, Enron will have the right, but not the obligation, to (i) indemnify the Issuer upon the occurrence of a Tax Event, (ii) commit to pay or cause to be paid an amount sufficient to allow the Issuer to satisfy any of the Portfolio Financial Tests, (iii) to pay to the Issuer an amount sufficient to allow the Issuer to effect a whole or partial redemption of the Notes and the Class C Subordinated Notes or to effect a Class B Refinancing, (iv) purchase or cause to be purchased Class C Subordinated Notes or enter into a Class C Subordinated Note Purchase Commitment or (v) arrange one or more letters of credit to support certain of its support obligations. Enron may designate one or more Enron Credit Counterparties or Acceptable Credit Providers to provide certain types of Enron Support or assign its obligations under the Enron Support Agreement subject to the satisfaction of certain conditions. See "Enron Support".

                             Enron will provide a guarantee of up to $     of
                             the indemnification obligations of the Program Manager to the Issuer on and subject to the terms of the Management Agreement, as more fully described herein. See "The Program Manager".

     The charts that follow illustrate: (1) the Priority of Payments and (2) the application of credit support. These charts do not purport to be complete and are qualified in their entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in the Prospectus and in related documents referred to herein.

                          [Priority of Payments Chart]

                         APPLICATION OF CREDIT SUPPORT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  [Flow Chart]



* Amounts not available to the extent shortfall results from a Tax Event.

                                  RISK FACTORS

     An investment in the Notes involves certain risks. Prospective investors should carefully consider the following factors, in addition to the matters set forth elsewhere in this Prospectus, prior to investing in the Notes.

RELIANCE UPON ENRON; CERTAIN CONFLICTS OF INTEREST

     The Issuer's ability to identify and fund Project Loans and to make timely payments of debt service on the Notes is dependent in many ways upon the performance by Enron and Enron Affiliates of their respective obligations to the Issuer. In addition, various potential and actual conflicts of interest between the Issuer and Enron and Enron Affiliates, including the Program Manager, may arise. While these conflicts of interest have been minimized by the existence of third party equity, rights afforded to such third party investors pursuant to the Partnership Agreement, Enron's commitment to purchase Class II Interests and
GP Interests in an aggregate amount up to $       , Enron's agreement to fund an
amount equal to Quarterly Project Distributions and Project Distributions Reserved to cover Quarterly Payment Shortfalls and Enron's limited guaranty of the indemnity provided by the Program Manager to the Issuer, if these conflicts do arise, they may materially and adversely affect the Issuers' ability to make payments on the Notes. The following summarizes the material relationships between the Issuer and Enron and Enron Affiliates and certain of these conflicts.

  Dependence on Enron for Project Lending Opportunities

     The Enron Support Agreement requires Enron to use commercially reasonable efforts to notify the Issuer, during the Investment Period, of all opportunities to make loans to projects developed or acquired by Enron and Controlled Enron Affiliates that are located in EI Regions to the extent any of such projects would be an Eligible Project (as determined by Enron on a commercially reasonable basis and in good faith). However, this notification requirement does not extend to any opportunities required to be offered by Enron or a Controlled Enron Affiliate to JEDI II under existing partnership arrangements, which exception to the notification requirement is not expected to have a material and adverse effect on the availability of opportunities for the Issuer to make Project Loans. It is a condition to the Issuer's funding of a Project Loan that Enron or Enron Affiliate(s) provide or commit to provide a specified minimum equity interest in the related Eligible Project. The success of the Issuer in entering into Commitments to make Project Loans will depend primarily on Enron's ability to develop projects successfully and to bring them to the attention of the Program Manager for possible funding by the Issuer. Although Enron is seeking actively to develop, finance and construct projects in emerging market countries, the development and completion of any project is subject to substantial risk. See "Risks Relating to Project Loans". In certain cases, the ability of Enron to bring Eligible Projects to the attention of the Issuer and the ability of the Issuer to fund Project Loans may require the consent of third parties such as host governments and other participants in an Eligible Project. If Enron is unsuccessful in its development efforts or if required third-party consents are not obtained, the Issuer's ability to identify and fund Project Loans to Eligible Projects could be materially and adversely affected. Although the Issuer believes (and Enron has informed the Issuer) that Enron will continue to actively develop Eligible Projects, Enron is under no obligation to do so.

  Conflicts of Interest

     The role of the Program Manager, acting on behalf of the Issuers on the one hand, and as an Enron Affiliate on the other, may give rise to potential conflicts of interest. Conflicts may arise, for example, with respect to (i) decisions regarding the making of Project Loans, (ii) decisions regarding Project Loan administration, including amendments to Project Loan documents, waivers of defaults or decisions whether to foreclose upon or release collateral securing a Project Loan, (iii) decisions regarding any Hedging Agreement in which Enron or any Enron Affiliate is a Hedge

Counterparty, (iv) dealings with EI Services with respect to matters covered by the Service Contract pursuant to which EI Services will provide certain administrative and support services and (v) dealings with Enron with respect to its obligations under the Enron Support Agreement. Pursuant to the Management Agreement, the Program Manager will be required to conduct its business in accordance with the standard of care set forth in the Management Agreement, which generally requires the Program Manager to act as would a reasonable and prudent lender acting for its own account. See "Description of Principal Documents -- Other Material Agreements -- Management Agreement" and "Certain Relationships and Related Transactions".

     A majority of the persons who will serve on the Loan Committee and the board of directors of the Program Manager are officers and employees of Enron. Each officer of Enron has fiduciary duties imposed by law to manage Enron (including any investments in Project Borrowers) in a manner beneficial to Enron and its stockholders. Therefore, the duties of such persons to Enron may conflict with the duties of such persons as Loan Committee members or directors of the Program Manager. Enron has advised the Issuer that it does not intend to take any action that would prevent, prohibit or restrict the Program Manager from complying with its obligations under the Management Agreement or that would cause any person serving on the Board of Directors of the Program Manager to vote in any manner that would effectively prevent, prohibit or restrict the Program Manager from complying with such obligations. In addition, Enron has
agreed to guarantee up to $        in indemnification obligations of the Program
Manager under the Management Agreement and subject to the terms thereof. See "Enron Support".

     Enron has agreed that neither it nor any Controlled Enron Affiliate, including the Program Manager but excluding JEDI II, will sponsor or manage a Competing Issuer until the earliest of (i) the date on which the Issuer has
funded (or committed for investment) at least $          in Project Loans, (ii)
the Investment Termination Date and (iii) the termination of the Support Period. After such date, there are no restrictions on the activities of Enron or any Enron Affiliate and, therefore, such entities may sponsor a Competing Issuer.

     The Program Manager has certain discretion in making determinations on behalf of the Issuer with respect to credit spreads, fees and other pricing terms for any Project Loan. As an equity investor in a Project Borrower, Enron or an Enron Affiliate may benefit from the terms offered by the Issuer, which may be more favorable than terms available from other lenders.

  Reliance on Enron Support

     Under the Enron Support Agreement, Enron is committed to provide, or will cause certain qualified parties to commit to provide, certain forms of financial support to the Issuer under the circumstances set forth in the Enron Support Agreement. Enron also has the options (i) to commit to fund certain amounts in order to allow the Issuer to satisfy the Portfolio Financial Tests and (ii) to guarantee the payment obligations of Project Borrowers under Project Loans in the event such Project Loan would otherwise fail to satisfy certain of the Project Loan Criteria on the related Financial Closing Date. The obligations of Enron or such qualified parties under such commitments or guarantees are unsecured, general obligations of Enron, and an inability to fund such credit support obligations or to make payments under such guarantees (except to the extent supported by letters of credit) could have a material and adverse effect on the Issuer's ability to make full and timely payment of debt service on the Notes or other amounts. See "Enron Support" and "Eligible Projects and Qualifying Criteria -- Project Loan Criteria".

  Dependence on Program Manager

     The Program Manager will manage substantially all of the business activities of the Issuer. The Program Manager is a newly formed indirect subsidiary of Enron that has not conducted operations to date. However, the Program Manager's employees, officers and directors generally have substantial prior experience in project finance and project development. All of the Program

Manager's directors, officers and employees are employees, officers or directors of Enron or Enron Affiliates. As a result of the dual roles of such persons, their attention may be focused for significant amounts of time on matters related to Enron or EI business rather than the Issuer's business. Certain key employees of the Program Manager, however, will be dedicated to the management of the business activities of the Issuer.

  Limitations on Ability of Enron to Control Project Borrowers

     In order for the Issuer to make a Project Loan, Enron or Enron Affiliates will be required to own, directly or indirectly, on average a minimum equity and/or subordinated debt interest in each of the Project Borrowers of approximately 25%. As a result of such equity or subordinated debt interest, Enron will exercise influence with respect to many matters concerning the Eligible Projects. However, because Enron or Enron Affiliates may not own a majority (or, in certain cases, a greater proportion) of the equity or subordinated debt of a Project Borrower, Enron may not be in a position to direct and control the outcome of all decisions and matters related to the Project Borrower, some of which could materially adversely affect the Issuer's interest in such Project Borrower.

  Dividends Available for Quarterly Payment Shortfalls Subject to Currency, Project and Structural Risk

     Under the Enron Support Agreement, Enron has agreed to pay up to an amount equal to Quarterly Project Distributions and Project Distributions Reserved if and to the extent there is a Quarterly Payment Shortfall on any Quarterly Payment Date, and will receive Support Notes in consideration therefor. These distributions (i) will be available only to the extent of excess cashflow available from the Project Borrowers, (ii) will be structurally subordinate to all indebtedness of the Project Borrowers and (iii) may be subject to currency, convertibility and remittance risk. See "Enron Support". To the extent such distributions are not convertible, directly or indirectly, into Dollars or cannot be remitted offshore, they will not constitute Quarterly Project Distributions or Project Distributions Reserved.

ASSIGNMENT/DELEGATION

     Under certain circumstances (including the merger or consolidation of Enron and the sale of a majority interest in EI) and subject to various credit and other tests, Enron and the Program Manager may assign their respective rights or delegate their respective obligations under the Enron Support Agreement and the Management Agreement to third parties. There can be no assurance that such assignment and/or delegation will not occur. See "Enron Support".

LIMITED-RECOURSE OBLIGATIONS

     The Notes are secured, limited-recourse obligations of the Issuers, which will have no substantial assets other than the Project Loans and the other Collateral pledged by the Issuers to secure the Notes and the other Senior Secured Obligations. Except for the obligation of Enron or certain Enron Affiliates to provide support to the Issuer pursuant to the Enron Support Agreement, none of the partners in, or officers or directors of, the Issuers, the Program Manager, the Underwriters, the General Partner, Enron or any of their respective affiliates or any other person or entity has guaranteed or will be otherwise obligated to make payments on the Notes. Consequently, holders of the Notes must rely solely on amounts received in respect of the Project Loans and the other Collateral pledged to secure the Notes and the other Senior Secured Obligations for the payment of principal, interest and other amounts owing on the Notes and the other Senior Secured Obligations. If payments on the Collateral or, following the occurrence of an Event of Default or a Subordinate Event of Default, the liquidation proceeds of the Collateral under the circumstances permitted by the Financing Documents, are insufficient to make payments on the Notes, the Issuers would have no further assets to cover the deficiency.

UNIDENTIFIED PORTFOLIO; COMPETITION; ABILITY TO ISSUE CLASS A SENIOR NOTES

     None of the Project Loans to be funded by the Issuer has been identified on the date hereof and there can be no assurance that the Issuer will be able to make Project Loans. The Issuer has discretion in deciding to fund Project Loans and, as a result, prospective investors will not be able to evaluate for themselves the merits of Project Loans to be funded by the Issuer prior to purchasing Notes and, instead, must rely on the judgment of the Program Manager to conduct appropriate evaluations and to make lending decisions for the Issuer in accordance with the Management Agreement.

     In addition, in seeking to make Project Loans, the Issuer will compete with other lenders, including large financial institutions certain of which will have greater financial resources than the Issuer. Accordingly, even if potential Project Loans are identified and pursued, there can be no assurance that the Issuer will be successful in bidding for such Project Loans.

     There can be no assurance that the methodology and base assumptions currently used by each Rating Agency in rating the Project Loans or the Notes will not substantially change while the Notes are outstanding. In the event there are substantial changes to the Rating Agency methodology in rating the Notes or the Project Loans, such changes may adversely affect the ability of the Issuers to issue additional Class A Senior Notes after the Closing Date and may result in the early termination of the Investment Period. Moreover, other factors, such as market conditions, may impair the ability of the Issuers to issue Class A Senior Notes after the Closing Date.

NATURE OF COLLATERAL

     The Collateral is expected to be comprised primarily of Project Loans to be funded after the Closing Date. Such Project Loans will be subject to credit, liquidity and interest rate risk. See "Elements of Project Financing". The overall quality of the Collateral will be affected by the pricing and availability of Project Loans. The amount and nature of the Collateral securing the Notes and the other Senior Secured Obligations and the credit support provided under the Enron Support Agreement have been established to withstand certain assumed deficiencies in payment occasioned by defaults in respect of the Project Loans. See "Description of the Notes" and "Rating of the Notes". If actual deficiencies exceed such assumed levels, however, principal and interest payments on the Notes could be adversely affected. Moreover, because each of the Project Loans will represent long-term obligations of a Project Borrower that is individually structured to meet the specific needs of a particular Eligible Project, there may be considerable difficulty in disposing of such Project Loan upon the occurrence of an event of default with respect to such Project Loan and, consequently, a restructuring of the Project Loan may result in lieu of a disposition of such Project Loan. There can be no assurance that the proceeds of any such sale, disposition or restructuring will be sufficient to cover the amount of principal, interest and other amounts owing to the Issuer in respect of such Project Loan. In addition, because of the unique and customized nature of a loan agreement and the private syndication of a loan, certain Project Loans may not be purchased or sold as easily as publicly traded securities. Project Loans may encounter trading delays due to their unique and customized nature, and transfers may require the consent of lenders or the Project Borrower.

     During the Investment Period, the Issuer will invest funds held in the TIP Accounts in Temporary Investments. These investments (as is the case with Eligible Investments made with amounts credited to any of the other Accounts) will be subject to credit, liquidity and interest rate risk. While specific investment guidelines will govern the Temporary Investments, there can be no assurance that the Issuer will not experience losses on the Temporary Investments (and Eligible Investments) either due to default of the underlying issuer or due to an adverse change in market conditions. Such losses could have a material and adverse effect on the Issuer's ability, among other things, to fund committed Project Loans as well as the Issuer's ability to satisfy the Portfolio Financial Tests enabling it to fund new Project Loans.

LIMITED NUMBER OF PROJECT LOANS

     While there are diversity requirements applicable to the Project Loans, the number of Project Loans to be funded by the Issuer will be limited, and each Project Loan may represent a substantial portion of the total assets of the Issuer. The number of Project Loans may be limited for several reasons, including the Issuer's decision to terminate the Investment Period early if it determines that, in light of the composition of the Issuer's portfolio of Project Loans, general market conditions and other factors, the making of additional Project Loans would either be impracticable or not beneficial to the Issuer. As a consequence, the ability of the Issuer to make payment on the Notes may be adversely affected by the unfavorable performance of a limited number of the Project Loans.

SUBORDINATION

     Payment of principal and interest (but not premium) on the Senior Secured Obligations will be senior to the payment of principal and interest (and premium, if any) on the Class B Senior Subordinated Notes, the Class C Subordinated Notes and the Support Notes (if any). The payment of principal and interest (and premium, if any) of the Senior Secured Obligations and the Class B Senior Subordinated Notes will be senior to the payment of principal and interest on the Class C Subordinated Notes and the Support Notes. Any losses of the Issuer will be borne first by the holders of the Interests, then by the holders of any outstanding Support Notes, then by the holders of any outstanding Class C Subordinated Notes, then by the holders of any outstanding Class B Senior Subordinated Notes and then by the holders of the Class A Senior Notes and holders of any other outstanding Senior Secured Obligations. Moreover, in certain circumstances, if an Event of Default occurs, as long as any Class A Senior Note or any other Senior Secured Obligation is outstanding, the holders of the Senior Secured Obligations will be entitled to determine the remedies to be exercised under the Security Documents in respect of the Collateral, pursuant to the terms of an Intercreditor Agreement to be entered into among the Issuer, the Trustee, the Liquidity Facility Agent, any Backup Facility Agent and the Collateral Agent. Upon the occurrence of a Subordinate Event of Default, holders of Class B Senior Subordinated Notes will be able to exercise certain remedies without obtaining the concurrence of the Senior Secured Parties. Remedies pursued by the holders of the Senior Secured Obligations could be adverse to the interests of the holders of the Class B Senior Subordinated Notes. See "Description of Principal Documents -- Financing Documents -- Intercreditor Agreement" and "Description of the Notes -- Indenture -- Events of Default".

INTEREST RATE RISK

     The Issuer anticipates that the Notes and the Project Loans will bear fixed rates of interest based upon certain benchmark Treasury yields at the times the Notes and Projects Loans are priced. Since the Notes and Project Loans will be priced at different times, the Issuer is exposed to the risk that Treasury yields may change between the time that the Project Loans are priced and the Notes are priced, and vice versa. The Issuer will seek to minimize this exposure through the use of hedging instruments such as swaps which are intended to have termination values that offset the present value difference of higher or lower than anticipated Project Loan and Note benchmark Treasury yields. The Issuer is also exposed to the additional risk that credit spreads could change between the time that the Project Loans are priced and the Notes are priced, and vice versa.

     The Issuer anticipates that the Temporary Investments will be invested in fixed-rate and/or floating-rate instruments. In addition, the Project Loans may bear interest at a fixed-rate or, prior to commencement of commercial operations of the relevant Eligible Project, a floating rate. There is a potential mismatch between the rates at which the Issuer earns interest on the Temporary Investments and the Project Loans and the interest rate (on a swapped basis) at which the Issuer is required to make payments with respect to its liabilities that may result in increased costs for the Issuers. The Issuer will seek to manage this interest rate mismatch by entering into hedging agreements that will seek to match the fixed-rate and floating-rate interest on the Temporary

Investments and Project Loans to the net interest rate that the Issuers are paying on their liabilities, but there can be no assurance that the Issuer will be successful in doing so.

     The benefits of a hedging agreement entered into as contemplated above may not be achieved in the event of the early termination of such agreement, including termination upon the failure of the relevant counterparty to perform its obligations under such hedging agreement. See "Interest Rate Hedging Arrangements".

LIMITATION ON ISSUER'S ABILITY TO CONTROL REMEDIES IN RESPECT OF PROJECT BORROWER INDEBTEDNESS

     It is possible that the Issuer may be one of numerous secured lenders (including Enron or an Enron Affiliate) to a Project Borrower. In such cases, the Issuer may not be able to direct the remedies in respect of a Project Borrower upon an occurrence of an event of default under the Project Loan relating to such Project Borrower, and the Issuer's remedies with respect to the collateral securing such Project Loan will be subject to the decisions made by, or including, other secured lenders of such Project Borrower.

NATURE OF REMEDIES AGAINST PROGRAM MANAGER; REMOVAL OF PROGRAM MANAGER BY CLASS I INTERESTS

     Under the Management Agreement, remedies against the Program Manager are not available unless and until there has been an arbitral determination of the existence of and damages caused by the bad faith, gross negligence or willful misconduct of the Program Manager. Furthermore, the Program Manager has agreed generally to indemnify the Issuer and each Holder of Notes from and against any actual and direct damages by reason of any action taken or omitted to be taken under or in connection with the Management Agreement, by the Program Manager or any of its officers, agents, stockholders, partners, members, directors or employees, if there is an arbitral determination that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct. Such indemnification will be guaranteed by Enron up to a maximum
amount of $          , subject to the terms of the Enron Support Agreement.

     Upon the occurrence of a Class I Trigger Event, the Program Manager may be removed without cause by the holders of the Class I Interests subject to, among other conditions, the approval of the Replacement Program Manager by the Required Lenders.

RISKS RELATING TO PROJECT LOANS

  Project Financing; Limited Recourse Obligations

     The Project Borrowers will be corporations, partnerships, limited liability companies or other entities that have been formed for and are generally restricted to, the limited business purpose of owning an Eligible Project. Accordingly, payment of amounts due under a Project Loan is dependent upon successful development, construction and operation of the underlying Eligible Project. The Project Loans generally will be obligations solely of the Project Borrowers.

  Lack of Operating History, Construction, Operating and Technical Risks

     Many of the Project Borrowers are expected to be newly formed companies with no prior operating history. Many of the Eligible Projects the Issuer finances are expected to be new projects requiring the construction of their operating plant and assets. Moreover, the Eligible Projects will likely comprise complex facilities, the construction and operation of which involve many risks, including, without limitation, shortages of equipment, material and labor, delays in delivery of equipment and materials, the risk of the breakdown or failure of equipment or processes, problems in the application of the relevant technological processes required for the Eligible Project, fuel and water quality problems, the failure of the Eligible Projects to perform at expected levels of output or efficiency, labor disputes, delays in obtaining or inability to obtain permits, political events, local or political opposition, blockades or embargoes, litigation, adverse weather conditions, unanticipated increases in costs, changes in law, natural disasters, accidents, unforeseen engineering, design, environmental or geological problems, and events such as fires, hurricanes, earthquakes, floods, explosions and guerrilla attacks.

  Adequacy of Insurance

     Insurance coverage varies by country and region and may not be available, or available on commercially reasonable terms, to cover all of the operating risks associated with an Eligible Project, and the proceeds of insurance applicable to covered risks may not be adequate to cover lost revenues or increased expenses. Furthermore, in the event of total or partial loss to an Eligible Project, certain items of equipment may not be replaceable promptly due to their large size and project-specific character.

  Reliance on Projections and Underlying Assumptions

     The Project Loans will be structured on the basis of certain assumptions and financial projections of the Project Borrowers. In order to satisfy the Qualifying Criteria, the Program Manager will be required to receive, at or prior to the time of the initial disbursement of a Project Loan, a report of an Independent Engineer (which may have based certain of its opinions on the opinions of other independent advisers) confirming the technical and economic feasibility of such Eligible Project and concurring that the assumptions used in developing the Base Case Financial Projections for the Eligible Project are commercially reasonable. In preparing the analyses for such report, the Independent Engineer (and any other relevant advisers) will be required to make certain assumptions with respect to general business and economic conditions, certain material contingencies and other matters outside the control of a Project Borrower. Assumptions that are critical to the economic viability of an Eligible Project and to the payment of the related Project Loan may include assumptions as to prices of the product or service being produced, the level of production, operating expenses, repair and maintenance costs, the performance of the Eligible Project, revenues, the market for such products or services, tax rates, inflation and capital costs. Such assumptions and the other assumptions used in the analyses by the Independent Engineer (and any other relevant advisers) may contain significant uncertainties. Actual results may differ, perhaps materially, from those projected. Accordingly, the financial analyses may not necessarily reflect current or future costs or projected cash flows relating to the Project Borrower.

  Dependence on Limited Number of Customers and Suppliers

     In many cases, there may be an absence of a third party market for the production or services generated by an Eligible Project, and the Project Borrower's primary source of revenue may be limited to payments by certain identified customers. Similarly, there may be a limited source of providers of goods and services necessary for development and operation of an Eligible Project. In such cases, the Project Borrower will be dependent upon such customers' performance of their obligations to purchase (or suppliers' obligation to provide, as the case may be) such product or services, which may be subject to suspension during the duration of specified force majeure events. Force majeure events may include, among other things, acts of God, extraordinary weather conditions, acts of a public enemy, civil disturbances or strikes. Any material failure by such customers or suppliers to fulfill their obligations, or the suspension of such customers' or suppliers' obligations upon the occurrence of specified force majeure events, could have a material adverse effect on the Project Borrower's ability to meet its obligations under its Project Loan.

  Price Fluctuations and Volatility of Earnings

     The prices paid or received by Project Borrowers for certain commodity products, including crude oil and electricity, will be significantly influenced by the market price of such products. Markets and prices of commodity products are subject to considerable fluctuation and can be very volatile depending on many factors beyond the control of the Project Borrowers, including the aggregate supply/demand balance that fluctuates with changes in the global economy, the price and availability of substitutes, and international political and economic events. Adverse movements in the price of commodity products, to the extent those movements have not been adequately hedged by the Project Borrower, could have a material adverse effect on a Project Borrower's ability to repay a Project Loan. While the risk of commodity price fluctuations is particularly relevant to

Eligible Merchant Projects whose offtake may not be subject to Integrated Contractual Arrangements, specific Qualifying Criteria applicable to Eligible Merchant Projects address this risk.

  Environmental and Regulatory Matters

     A Project Borrower will be subject to the statutory and regulatory standards of the jurisdictions in which they operate and may be required to obtain governmental permits or approvals in connection with an Eligible Project, which may include those relating to energy and environmental laws. A delay in the receipt of or a failure to obtain these permits or approvals or to satisfy any conditions specified in such permits or approvals could delay completion of the construction of such Eligible Project, restrict the operation of such Eligible Project or result in additional costs or taxes. In addition, many of the countries in which the Eligible Projects are located have recently developed, or are in the process of developing, new regulatory and legal structures to accommodate private and foreign-owned businesses. The adoption of such new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the regulatory environment at the time or after a Project Loan is made could have a material adverse effect on such Project Borrower's ability to construct or operate such Eligible Project and, consequently, upon its ability to repay such Project Loan.

  Realization of Collateral Securing a Project Loan

     In the event of a foreclosure on any collateral securing a Project Loan following an event of default under such Project Loan, the ability of the Issuer to foreclose on the collateral securing a Project Loan will generally be subject, in certain instances, to perfection and priority issues and to practical problems associated with realization of security interests (particularly if a Project Borrower is in bankruptcy, liquidation or similar proceedings). In particular, transferring the contract rights relating to the Eligible Project and the permits and other rights required to operate the Eligible Project to a person willing to succeed to the defaulting Project Borrower may require additional governmental proceedings. There can be no assurance that the appropriate approvals can be obtained in connection with such transfers following a foreclosure on the collateral securing the Project Loans. Moreover, no precedent may exist under the laws of a country (particularly a developing country) where an Eligible Project is located with respect to foreclosure on properties.

     While the Holders of Notes and other Secured Parties will have a security interest in the Collateral, including a security interest in the Issuer's right, title and interest in and to each Project Loan and any collateral securing such Project Loans, they will not be a direct holder of any security interest over such Project Loan collateral and may not for certain purposes be viewed in a jurisdiction in which a Project Borrower is domiciled as being entitled to enforce the Issuer's interest in such Project Loan or the collateral therefor merely by virtue of their security interest in the collateral granted by the Issuer.

  Lack of Enforcement of Foreign Judgments

     All, or a substantial portion of the assets of the Project Borrowers, and the officers and directors of the Project Borrowers, may be located outside the United States. As a result, it may be difficult to effect service of process upon such persons within the United States, or to enforce judgments against a Project Borrower or any such officer or director in U.S. courts (or elsewhere).

     Judgments of United States courts may not be enforceable in certain countries if there is no treaty, arrangement or other basis for reciprocal enforcement of judgments between such country and the United States. As a result, any claim against a Project Borrower or such directors and officers may be required to be pursued in such country. No assurance can be given that such a country's courts will protect the interests of the Issuer (and any other senior lenders) in the same manner or to the same extent as would United States courts. If the party in whose favor a U.S. judgment is rendered brings a new suit in a competent court in another country, such country may give binding or evidentiary effect to the U.S. judgment, provided the jurisdiction of the U.S. court was based on grounds that were internationally acceptable, that proper legal procedures were observed and that the U.S. judgment does not contravene principles of public policy of such country. Such country may not, however, give any binding or evidentiary effect to the U.S. judgment.

  Risks Relating to Non-U.S. Obligations

     A substantial portion of the Project Loans funded by the Issuer will consist of obligations of Project Borrowers located in countries with credit ratings below Investment Grade.

     The economies of individual non-U.S. countries, especially emerging market countries, may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, volatility of currency exchange rates, capital reinvestment, resource self-sufficiency and balance of payments position. Most emerging market countries have experienced substantial, and in some periods extremely high and volatile, rates of inflation. Moreover, certain emerging market economies depend significantly upon exports of only one or a few commodities and, therefore, are vulnerable to changes in the price of such commodities.

     In addition, although Project Loans may be U.S. dollar denominated, the underlying offtake contracts may be payable in local currency and indexed to U.S. dollars. Such indexing may not match fluctuations in the exchange rate between such local currency and U.S. dollars.

     In addition to the regulation of trade and financial policy, governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector including, but not limited to, ownership of and control over private sector companies, the imposition of restrictions on the investment and lending activities of foreign entities such as the Issuer, and the imposition of price controls or limitations on the convertibility of currency.

     Furthermore, in some foreign countries there is the possibility of expropriation, nationalization or confiscatory taxation, political, economic or social instability or adverse diplomatic developments, each of which could have an adverse effect on the Project Borrower's investments in such foreign countries and consequently on its ability to repay amounts owed to the Issuer under the Project Loan.

  Sovereign Immunity

     Although the documentation relating to each Project Loan is generally expected to contain waivers on the part of the Project Borrower as to any right to sovereign or other immunity that such entity may have from suit, jurisdiction, attachment, execution of a judgment or from any other legal or judicial process or remedy, to the fullest extent such waivers are permitted by the laws of the country in which such Project Borrower is located, certain assets of such Project Borrower may nevertheless enjoy such immunity under the laws of the country in which such Project Borrower is located.

RISKS RELATING TO VOLATILITY IN THE EMERGING MARKETS

     Securities of companies in the emerging markets have been, to varying degrees, influenced by economic and market conditions in other emerging market countries, e.g., the economic crisis in Mexico that began in late 1994 and the current economic crisis in the developing Asian economies. Although economic conditions are different in each emerging market country, investors' reactions to developments in one country may affect the securities of other emerging market issuers. The price of the Notes in the secondary markets could thus be affected adversely by events occurring in emerging market countries outside of those in which Eligible Projects are located.

AVERAGE LIFE CONSIDERATIONS

     The average life of each Class of Notes is expected to be shorter than the number of years until the Stated Maturity. While the Average Life Test must initially be satisfied at the time of initial funding of each Project Loan, the average life of each Class of Notes will be affected by the financial condition of the Project Borrowers and the characteristics of, and payments and prepayments on, the Project Loans. See "Maturity, Prepayment and Yield Considerations" and "Description of the Notes--Redemption".

LIMITED LIQUIDITY

     There is currently no market for the Notes. Although the Underwriters intend to make a market in the Notes, the Underwriters are under no obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. There can be no assurance that a secondary market for any of the Notes will develop, or if a secondary market does develop, that it will provide the holders of such Notes with liquidity or that it will continue for the life of the Notes. Consequently, an investor in the Notes must be prepared to hold the Notes for an indefinite period of time or until their Stated Maturity.

TAX RISKS

     The Issuer could become liable for U.S. and non-U.S. taxes under certain circumstances. The imposition of tax on the Issuer could materially impair its ability to make payments on the Notes and may result in the early termination of the Investment Period.

     Under certain circumstances (including if any Class of Notes were found to be equity of the Issuer for U.S. tax purposes), the Issuer could be taxed as a corporation in the United States. Regardless of whether the Issuer were taxed as a corporation, income attributable to non-U.S. holders of the Notes treated as equity would be subject to U.S. withholding tax for which the Issuer could be held liable. Imposition on the Issuer of tax or liability for withholding tax could materially impair its ability to make payments on the Notes. See "Tax Considerations -- Possible Alternative Characterizations".

     Interest and other amounts received by the Issuer from Project Borrowers may be subject to withholding and other taxes imposed by jurisdictions in which the Project Borrowers are organized or operating and which the Issuer is unable to recover from the Project Borrowers. Rates of tax may change, new taxes may be imposed and bases for avoiding tax may become unavailable after the Issuer has made a Project Loan and before the Project Loan has been repaid in full. To the extent that the Issuer has extended credit to Project Borrowers through intermediate vehicles, the Issuer bears the same risks in the jurisdictions where those vehicles are organized or operating.

IMPACT OF BANKRUPTCY OF ISSUER

     The Issuer has taken steps to minimize the risks that it could become subject to a proceeding under the Bankruptcy Code. Notwithstanding the taking of such steps, it is not possible for the Issuers to eliminate the risk of claims by all potential creditors. If the Issuer were to seek protection or become the subject of a filing of an involuntary bankruptcy petition under the Bankruptcy Code, the ability of Holders of the Issuer's Notes to recover their investment may be significantly impaired. Under the Bankruptcy Code, a debtor may not assume an executory contract to make a loan, or extend other debt financing or financial accommodations, to or for the benefit of the debtor, or to issue a security of the debtor. Any obligation of Enron or any other person or entity to purchase Class C Subordinated Notes or Support Notes or to fund amounts equal to Quarterly Payment Distributions or Project Distributions Reserved would likely be deemed to be such a financial accommodation, and therefore to be unassumable by the Issuer. In any event, money that the Issuer receives from third parties, such as Enron, even if subject to a lien in favor of the Noteholders, may not be used to pay the Notes in accordance with their terms and might be made available to other creditors.

FORWARD LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

     Since the Issuer is an entity being formed in connection with the offering and sale of the Notes, certain of the information contained in this Prospectus necessarily relates to future events and conditions. Accordingly, any information other than historical information set forth herein, including all projections, forecasts and estimates contained herein, are forward looking statements and are based upon certain assumptions regarding future conditions that the Issuer considers reasonable. Projections and other forward looking information, because they involve prediction of future events and conditions which have not yet occurred, are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Accordingly, the projections are only an estimate. Actual results will vary from the projections, and the variations may be material.

     Some important factors that could cause actual results to differ materially from those in any forward looking statements include unforeseen changes in interest rates, market, financial or legal uncertainties, altered political and economic conditions and the effectiveness of the Hedging Agreements, among others. Consequently, the inclusion of projections herein should not be regarded as a representation of the Issuer, the Program Manager, the Trustee, any Underwriter or any of their respective affiliates or any other person or entity of the results that will actually be achieved by the Issuer.

     None of the issuer or the Underwriters or any of their respective affiliates has any obligation to update or otherwise revise any projections, including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition.

                                USE OF PROCEEDS

     The proceeds from the issuance of the Initial Notes and the Initial Interests, after payment of applicable fees and expenses, are expected to be
approximately $       . Such net proceeds will be credited to the Uncommitted
TIP Account and invested in Temporary Investments until used to fund Project Loans. As described herein, the Issuers intend to issue additional Class A Senior Notes after the Closing Date.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Issuers as of the Closing Date as adjusted to give effect to the issuance of the Initial Notes. This table should be read in conjunction with "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Issuer and the related notes thereto included elsewhere in this Prospectus.

                                                                  AS ADJUSTED
                                                              FOR INITIAL ISSUANCE
                                                                 (IN THOUSANDS)
                                                              --------------------
Long-Term Debt(1):
  Class A Senior Notes......................................
  Class B Senior Subordinated Notes.........................
                                                                   ----------
          Total Long-Term Debt..............................
                                                                   ----------
Owners' Equity(2):
  Class I Interests.........................................
  GP Interests and Class II Interests.......................
                                                                   ----------
          Total Owners' Equity..............................
                                                                   ----------
          Total Capitalization..............................
                                                                   ==========

---------------

(1) Excludes a liquidity facility with availability of $          , none of
    which is outstanding. See "Liquidity Facility and Backup
    Facility -- Liquidity Facility". Excludes up to $          of commitments to
    purchase Class C Subordinated Notes that may be undertaken by Enron (or a permitted assign) and that, if made by Enron (or such assign) at its option, will obligate Enron (or such assign) to purchase Class C Subordinated Notes in certain circumstances. See "Enron Support".

(2) Excludes approximately $          of contingent and unfunded commitments
    that may obligate Enron (or a permitted assign) to purchase Class II Interests and GP Interests from the Issuer in certain circumstances. See "Enron Support".

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Issuer, a Delaware limited partnership, was formed on July 30, 1998 pursuant to a Limited Partnership Agreement (the "Partnership Agreement"), to provide construction and term loans to certain international electricity, energy and other natural gas-related infrastructure projects sponsored by Enron and has had no material operations to date. The Issuer intends to create, during an investment period of up to five years, a diversified portfolio of Project Loans in an aggregate principal amount of approximately $5 billion. The General Partner of the Issuer is an Affiliate of the Program Manager and a wholly-owned subsidiary of Enron.

     The Co-Issuer was incorporated under the laws of the State of Delaware on July 30, 1998 and is wholly-owned by the Issuer. The Co-Issuer has no material assets or any liabilities other than as Co-Issuer of the Notes. The Co-Issuer's activities are limited to issuing the Notes and engaging in other activities incidental thereto. The principal executive offices of the Issuer, the Co-Issuer and the General Partner are located at 1400 Smith Street, Houston, Texas 77002 and their telephone number is (713) 853-6161.

     Subject to the terms of the Partnership Agreement and Financing Documents, the activities of the Issuer include: (1) the funding, disposition, ownership and management of Project Loans, (2) making Commitments in respect of Project Loans, (3) issuing the Notes, the Interests, the GP Interests, the Class C Subordinated Notes and the Support Notes, (4) entering into Hedging Agreements,
(5) making Temporary Investments and Eligible Investments, (6) the ownership of the shares of the Co-Issuer, (7) entering into the Backup Facility and the Liquidity Facility and (8) engaging in other activities incidental to the foregoing. The Partnership Agreement provides that the affairs of the Issuer are to be wound up on December 31, 2018 subject to earlier termination upon a bankruptcy of the Issuer or certain other events.

     Under the Management Agreement, the Program Manager will perform all management services on behalf of the Issuers including, among other things, manage the selection and funding of Project Loans and Temporary Investments, manage the ratings process, negotiate the documentation for Project Loans, monitor compliance by Project Borrowers with Project Loan agreements, take action to protect the rights of the Issuer in connection with any non-compliance with Project Loan agreements by any Project Borrower and provide substantially all of the general and administrative support to the Issuers pursuant to the Management Agreement. The Issuer will pay the Program Manager quarterly fees for such services. The Program Manager will also employ third-party investment managers and Enron Affiliates to manage and invest the Issuer's cash.

CAPITAL STRUCTURE

     As of the Closing Date, the Issuer's debt will consist of :

          (i) $               of Class A Senior Notes (initially rated A2 and A
     by Moody's and S&P, respectively); and

          (ii) $               of Class B Senior Subordinated Notes (initially
     rated Ba2 and BB by Moody's and S&P, respectively).

     As of the Closing Date, the partnership interests in the Issuer will consist of:

          (i) approximately $               of funded GP Interests owned by the
     General Partner and commitments by the General Partner to purchase
     approximately $          of GP Interests;

          (ii) approximately $               of funded Class I Interests
     indirectly owned by persons unaffiliated with Enron and commitments by persons unaffiliated with Enron to purchase indirectly approximately
     $          of Class I Interests; and

          (iii) approximately $            of funded Class II Interests owned by
     Enron or an Enron Affiliate and commitments by Enron to purchase
     approximately $            of Class II Interests to be funded when needed
     to cover any Quarterly Payment Shortfalls, in accordance with the Enron Support Agreement. The unfunded portion of Enron's commitment will be backed by an irrevocable standby letter of credit issued by a commercial bank. See "Enron Support".

PORTFOLIO ASSETS

     The Issuer's assets will consist primarily of Project Loans and Temporary Investments. Project Loans are project financing loans that meet Qualifying Criteria, including a requirement that a Project Borrower be a special purpose entity with predictable cash flows. While the Issuer believes that Enron will provide sufficient project financing opportunities to the Issuer to create its portfolio, the success of the Issuer in entering into Commitments to make Project Loans is dependent primarily on Enron's ability to develop projects and the Issuer's ability to successfully bid for such project financing opportunities. Prior to funding Project Loans, the Issuer will invest the net proceeds of the Notes and the Interests in Temporary Investments, which consist of Investment Grade securities with maturities no longer than one year. Interest income will be recognized as it accrues and fees paid at the inception of a Project Loan will be amortized over the life of the applicable Project Loan.

     As a result, the Issuer's cash flows will be primarily dependent upon (i) the ability of the Issuer to make Project Loans, (ii) the ability of the Project Borrowers to generate cash flow sufficient to service Project Loans and other debt obligations and (iii) the performance of the Temporary Investments.

     The Issuer intends to enter into Hedging Arrangements designed to mitigate the risks created by differences in timing between the issuance of Notes and the pricing of Project Loans. The Issuer can only enter into Hedging Arrangements with creditworthy counterparties. See "Interest Rate Hedging Arrangements".

LIQUIDITY AND CAPITAL RESOURCES

     During the Investment Period, the Issuer's primary cash requirement is expected to be the funding of 12-20 Project Loans. Each of these Project Loans will generally be drawn either in a single disbursement or over a one- to three-year period. At the Closing Date, the Issuer will have approximately
$            available to commence its operations from the net proceeds of the
Initial Notes and the Initial Interests. The Issuer intends to use such net proceeds to make Project Loans over the next twelve to eighteen months. In order to fund additional Project Loans, the Issuers intend to (i) issue up to
$          of additional Class A Senior Notes, and (ii) draw any Class I
Interests that have not been funded. The Issuer believes that such funds will be sufficient to finance its project lending activities.

     Exclusive of these loan funding activities, the Issuer expects to have ongoing cash requirements, principally consisting of (i) the payment of Administrative Fees, Management Fees and other fees to the Program Manager and other providers of services to the Issuer in connection with the Offering and future issuance of Notes, (ii) the payment of debt service obligations on the Notes and (iii) payments relating to Hedging Agreements. Principal of and interest on Project Loans received from Project Borrowers, together with interest income generated from Temporary Investments and drawings on the Liquidity Facility, are expected to be used to meet these obligations.

     In the event of Quarterly Payment Shortfalls, if any, the Issuer has arranged for other sources of liquidity, including (i) Enron's obligation to
purchase up to $     of Class II Interests and GP Interests, (ii) Enron's
obligation to purchase Support Notes up to an amount equal to Quarterly

Project Distributions and Project Distributions Reserved and (iii) the use of funds in the Excess Spread Account.

YEAR 2000

     The Year 2000 problem arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results. The extent of the potential impact of the Year 2000 problem is not yet known, and if not timely corrected, it could affect the global economy.

     The Issuer has entered into the Administrative Services Agreement with an Enron Affiliate to provide information systems support. Enron's Year 2000 Project Team has developed a coordinated plan to ensure that Enron's systems will be Year 2000 compatible and to minimize any potential interruption of business. The plan includes taking inventory of the capabilities of all computer hardware, embedded chips and software; assessing the effects of Year 2000 problems on all of Enron's business units; modifying systems to correct those problems to the maximum practicable extent; verifying and testing the modifications implemented; determining which aspects of the Year 2000 problem cannot be practicably remediated before January 1, 2000; communicating with outside entities to identify the progress made in modifying those systems which affect Enron; and developing contingency plans to cope with the consequences of potential problems that have not been identified or cannot be remediated by that date.

     Enron has completed a preliminary assessment of its Year 2000 problem. Remediation efforts are ongoing on all business units. The Issuer anticipates that its future Year 2000 related costs will not have a material impact on the Issuer's financial position or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

     SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance, however, SFAS No. 133 cannot be applied retroactively. The Issuer will adopt SFAS No. 133 in the year ended December 31, 1998.

                             BUSINESS OF THE ISSUER

GENERAL

     The Issuer was established by Enron to provide construction and term loans to certain international electricity, energy and other natural gas-related infrastructure projects sponsored by Enron. During an investment period of up to 5 years, the Issuer intends to create a diversified portfolio of project loans in an aggregate principal amount of approximately $5.0 billion, financed through the issuance of senior debt, subordinated debt and equity.

     Over an investment period of up to 5 years, the Issuer expects to finance a portfolio of project loans made to between 12 and 20 projects that will have the traditional benefits of project finance loans as well as portfolio diversification and credit enhancements that are typical of collateralized debt obligations. Generally, project finance loans, which have an established rating agency methodology, are made to entities with a specific business purpose and predictable cash flows. Project finance loans are also usually supported by a contractual framework, such as long-term supply and offtake contracts, that seeks to reduce project risk. S&P and Moody's have assumed that emerging market project finance loans typically benefit from higher recovery rates following an incidence of default than similarly rated debt obligations to corporate or sovereign borrowers in the emerging markets. When fully funded, the Issuer's portfolio of Project Loans will be diversified by both geographic region and industry.

     To be eligible for a Project Loan, a project must meet certain qualifying criteria, including tests relating to each proposed loan, the overall loan portfolio and the effect of any proposed loan upon the rating of the Notes. A Project Loan may only be made to a project that generates revenues from a permitted industry comprised of any of the electricity, energy and other natural gas-related infrastructure industries. In addition, each such project must derive its cash flow from integrated contractual arrangements or have sufficient access to required feedstocks and off-take markets to meet certain alternative, more restrictive criteria for projects that do not have the contractual underpinnings typically associated with project financings.

     The composition of the Project Loan portfolio will be subject to certain criteria governing the maximum size of any individual Project Loan, the weighted average life of the Project Loan portfolio and the concentration of Project Loans within both geographic region and industry. The addition of any Project Loan to the portfolio will require compliance with tests designed to measure (i) the required level of asset overcollateralization given the diversity and ratings of the Issuer's Project Loan portfolio, (ii) the Issuer's ability to fund new Project Loans, and (iii) the Issuer's liquidity. The credit ratings of each Project Loan are expected to range between Baa2/BBB and B3/B- by Moody's and S&P, respectively, creating a portfolio which is expected to have a weighted average portfolio rating between Ba2/BB and B2/B by Moody's and S&P, respectively. The Qualifying Criteria prohibit the making of any Project Loan that would result in the downgrading or removal of the then current ratings of the Notes.

     Enron will be required to use commercially reasonable efforts to notify the Issuer of all opportunities (subject to limited exceptions) to make Project Loans to Eligible Projects developed or acquired by Enron or Enron Affiliates and located within the EI Regions to the extent such projects would be Eligible Projects as determined by Enron on a commercially reasonable basis and in good faith. A Project Loan may be made to a Project Borrower in conjunction with other senior and/or subordinated debt provided to such Project Borrower by third parties. See "Enron's International Operations and Development".

THE PROGRAM MANAGER

     The Issuers are managed by the Program Manager pursuant to the Management Agreement.

  Responsibilities of the Program Manager

     Under the Management Agreement, the Program Manager will have the authority and responsibility to exercise all powers in connection with the operation and management of the Issuers, except in very limited circumstances described under "Description of Principal Documents -- Other Material Agreements -- Management Agreement". The Program Manager will, among other things, perform the following services on behalf of the Issuers: (a) selecting and managing the Project Loans, including negotiating documentation for the Project Loans, exercising rights and remedies associated with the Project Loans, and performing certain related functions, (b) monitoring the Project Loans and other Portfolio Assets, including entering into appropriate amendments and supplements of the documentation relating to the Project Loans and the other Portfolio Assets, (c) providing information to and entering into discussions with the Rating Agencies, (d) enforcing the Enron Support Agreement, (e) identifying and selecting Hedge Counterparties and causing the Issuer to enter into Hedging Agreements, (f) determining the structure of Project Loans and forming, establishing and managing Intermediate Funding Entities through which the Issuers may indirectly make Project Loans; and (g) managing the acquisition and disposition of the Temporary Investments and Eligible Investments.

     The Program Manager will devise and implement written credit policies and procedures designed to provide employees with a framework for ongoing monitoring of the Program Manager's compliance with the provisions of the Management Agreement and its responsibilities thereunder and establishing methods for standardizing (to the extent practicable) the evaluation of loan opportunities and the documentation of Project Loans.

  Employees

     The Program Manager anticipates that it will initially utilize approximately 20 full-time employees, including its five principal officers, and will obtain certain administrative and support services, including the services of employees who will work for the Program Manager on a part-time basis pursuant to arrangements with Enron and/or Enron Affiliates. No officer or full-time employee of the Program Manager will be permitted to participate in any compensation plan or arrangement that provides for any payment or other benefit that is contingent on the funding of any Project Loan. Employees of the Program Manager will be eligible to participate in other Enron and EI employee benefit plans, including those that provide for compensation based upon or measured by the overall success of Enron or EI.

  Project Loan Approval and Administration

     Project Loans will be made by the Issuer only if such Project Loan is approved by the unanimous affirmative vote of the Loan Committee. The Loan Committee will consist of five persons: the Chief Executive Officer and President of the Program Manager, the Executive Vice President, Finance of EI, and the designees (who will not be executive officers of EI) of each of the chief financial officer of Enron, the chief risk officer of Enron, and the general counsel of Enron. Amendments and waivers relating to Project Loan documents will also require Loan Committee approval, except that amendments and waivers that do not materially modify such Project Loan documents may be approved by the Chief Executive Officer and President of the Program Manager pursuant to procedures adopted by the Loan Committee.

     No member of the Loan Committee will be permitted to participate in any compensation plan or arrangement that provides for any payment or other benefit that is contingent on the funding of any Project Loan. Loan Committee members will be eligible to participate in other Enron and EI employee benefit plans, including those that provide for compensation based upon or measured by the overall success of Enron or EI.

  Management Structure and Internal Controls

     The Program Manager will be operated as a separate and distinct limited partnership and will conduct no activities other than acting as Program Manager and engaging in other limited activities permitted by the Management Agreement. The Program Manager will be managed under the direction of a board of directors elected by Enron CPO Management Holdings II, Inc., the general partner of the Program Manager and a direct wholly-owned subsidiary of Enron. The Program Manager's management structure and internal controls have been designed to permit its operations on behalf of the Issuers to be conducted in a manner that is separate from the project development activities of EI or other Enron business units. Enron and EI have agreed that no member of the Loan Committee or board of directors of the Program Manager and no officer or employee of the Program

Manager, other than the General Counsel of Enron, will serve as a director, officer or employee of a Project Borrower or potential Project Borrower and that so long as Enron controls EI, at least two designees of Enron management who are not officers of EI will serve on the Loan Committee. The General Counsel of Enron will be permitted to serve on the boards of directors of Project Borrowers or potential Project Borrowers because it is Enron's policy for corporate governance purposes that its General Counsel serve on the boards of all of its subsidiaries, with certain limited exceptions. The board of directors and officers of the Program Manager will be responsible for ensuring that the Program Manager complies with the standards of conduct set forth in the Management Agreement. See "Description of Principal Documents -- Other Material Agreements -- Management Agreement". See "Risk Factors -- Reliance upon Enron; Certain Conflicts of Interest".

  Prior Experience of Enron Affiliates in Lending and Managing Investments

     Although the Program Manager is a newly-formed entity, other Enron Affiliates have had extensive experience in managing investment entities and in the negotiation, documentation and administration of loans. Enron Affiliates have served as managers, servicers or loan arrangers in connection with extensions of credit totaling approximately $2 billion, including approximately $1 billion in oil and gas production payments and an additional approximately $1 billion in loans to and debt securities of energy and oil and gas service and equipment companies. The Issuer believes that this experience, together with the experience of Enron and its Affiliates as borrowers in connection with emerging market infrastructure project loans, will be useful to the Program Manager in discharging its responsibilities under the Management Agreement.

COMPETITION

     Project finance lenders are usually selected on a competitive basis. Generally, pricing, structure, terms and the ability to execute in a timely fashion are the principal factors in the determination of a project borrower to select a particular lender and type of financing. The Issuer will compete with a large number of lenders, including multilateral agencies and commercial banks, some of which may possess greater financial and other resources than the Issuer.

                   PROJECT FINANCING IN THE EMERGING MARKETS

INFRASTRUCTURE FINANCING IN THE EMERGING MARKETS

     Project financing has become a significant component of capital raised for infrastructure development in the emerging markets. Project sponsors have successfully financed, through project finance loans, assets in electrical generation, distribution and transmission, pipelines for natural gas, refineries, petrochemical plants, gas liquids fractionation facilities, toll roads, bridges, telecommunications, airport facilities, water distribution and supply and waste-water treatment. The table below highlights the growth of infrastructure finance in the emerging markets and the increasing use of capital markets financial instruments.

INFRASTRUCTURE FINANCING RAISED BY DEVELOPING COUNTRIES BY REGION AND TYPE OF INSTRUMENT, 1986-1996

   REGION AND INSTRUMENT      1986     1987     1988    1989     1990     1991     1992      1993      1994       1995      1996
   ---------------------      -----    -----    ----    -----    -----    -----    -----    ------    -------    ------    ------
                                                                  (MILLIONS OF U.S. DOLLARS)
All developing countries....  1,351    2,543    910     3,503    2,641    6,312    8,835    18,027     23,314    22,297    27,197
  Loan Syndications.........  1,233    2,490    829     3,215    1,686    2,145    3,334     8,841      8,192    13,479     9,597
  Bond Issues...............    118       53     81       289      834    1,488    2,185     6,901      6,813     5,297    10,351
  Equity Issues.............      0        0      0         0      121    2,679    3,316     2,284      8,309     3,521     7,250
Sub-Saharan Africa..........      0        7      0         0        0        6        0        42          0       396       186
  Loan Syndications.........      0        7      0         0        0        6        0        42          0         0         0
  Bond Issues...............      0        0      0         0        0        0        0         0          0       396       140
  Equity Issues.............      0        0      0         0        0        0        0         0          0         0        45
East Asia and the Pacific...    935      693    260     2,210    1,798    1,188    3,831     9,329     10,786    13,712    12,694
  Loan Syndications.........    817      640    260     2,210    1,525      797    2,489     5,987      4,146     7,598     5,878
  Bond Issues...............    118       53      0         0      250      215      480     2,377      2,557     2,809     3,600
  Equity Issues.............      0        0      0         0       23      175      863       965      4,083     3,306     3,216
South Asia..................      0       93      0       583      117      415      120       489      2,850     1,914     1,968
  Loan Syndications.........      0       93      0       583      117      415      115       234      1,030     1,576     1,211
  Bond Issues...............      0        0      0         0        0        0        0       180          0       150       432
  Equity Issues.............      0        0      0         0        0        0        5        75      1,820       188       325
Europe and Central Asia.....    369    1,162    316       466      334      862      448     2,496      1,662     3,657     2,035
  Loan Syndications.........    369    1,162    235       328        0      464      148     1,673        963     3,124     1,180
  Bond Issues...............      0        0     81       139      334      398      300       764        253       506       200
  Equity Issues.............      0        0      0         0        0        0        0        59        445        27       655
Latin America and the
  Caribbean.................      0      382    284       243      392    3,841    4,431     5,630      7,543     2,248    10,013
  Loan Syndications.........      0      382    284        93       44      462      578       890      1,579       811     1,141
  Bond Issues...............      0        0      0       150      250      875    1,405     3,580      4,003     1,437     5,978
  Equity Issues.............      0        0      0         0       98    2,504    2,448     1,160      1,961         0     2,894
Middle East and North
  Africa....................     47      206     50         0        0        0        4        41        474       370       302
  Loan Syndications.........     47      206     50         0        0        0        4        16        474       370       187
  Bond Issues...............      0        0      0         0        0        0        0         0          0         0         0
  Equity Issues.............      0        0      0         0        0        0        0        25          0         0       114

Source: World Bank, based on Euromoney data

     The Issuer believes that there is, and will continue to be, a significant demand for private sector provision of electricity and energy infrastructure development in the emerging markets as a result of overall growth in the economies of the emerging markets, the trend for public sector entities and governments to reduce debt obligations associated with these assets, and the proven successes of the private sector in operating and delivering more reliable services at lower costs than the public sector.

     To facilitate these activities, developing countries are privatizing their government-controlled utilities and encouraging private development of energy and other infrastructure projects. The following table summarizes the estimated
aggregate forecasted need over the next        period for energy infrastructure
in the primary emerging market sectors in which EI is active and certain of EI's
project development opportunities as of             , 1998.

REGION                                              REGIONAL DEMAND      EI OPPORTUNITIES
------                                              ---------------      ----------------
                                                    (IN BILLIONS OF      (IN BILLIONS OF
                                                      U.S. DOLLARS)      U.S. DOLLARS)
South and Central America.......................         $                    $
Asia (excluding the Commonwealth of Independent
  States).......................................
Africa and Middle East..........................

ELEMENTS OF PROJECT FINANCING

     From a lender's perspective, project finance involves a limited or non-recourse financing pursuant to which lenders seek repayment of principal and interest primarily from the cash flow generated by the specific assets (including associated contractual rights) constituting the project rather than relying on the credit of the equity sponsors of the project. Because of its limited or non-recourse nature, project financing involves a high degree of financial and legal structuring to ensure that project risks, especially commercial and political risks, have been mitigated in a manner suitable to a lender's risk/return spectrum. This risk mitigation process which is unique to project financing involves dividing certain risks among the project participants, such that the remaining unallocated risks are acceptable to lenders. Typical project participants include (i) offtakers, (ii) fuel or feedstock suppliers, (iii) operators, (iv) construction contractors, (v) project sponsors, which may or may not be equity investors, and (vi) lenders.

     Project financings are generally structured so as to establish the rights and obligations of each participant, create performance standards to measure each party's adherence to their obligations and establish in advance a cost of failure to perform as a penalty or liquidated damage for certain breaches. These quantified limited financial obligations can then be priced by the participants efficiently and the obligations can (if necessary) be supported by guarantees from creditworthy sources.

     The development of a suitable commercial structure, including the structuring of the contracts among the participants in the project involves substantial technical, economic and legal due diligence by the project's participants and their advisors. In conjunction with reviewing the project's contractual structure, lenders perform additional due diligence with the assistance of third party consultants such as an independent engineer and legal counsel typically consisting of both international and local counsel. Care is taken to broadly evaluate the commercial and economic feasibility of the project and its sensitivity to the impact of potentially adverse factors. In addition, lenders also look for (i) a project sponsor with a proven track record, expertise in construction, operation, financing and legal matters and the ability to mobilize monetary and personnel resources to resolve problems; (ii) a basic need for the product or service that the project will provide; and (iii) a cost of service that is competitive.

     While the project finance process, including the risk allocation process, is similar in most applications, often the final structure of an individual transaction is highly specific to the project's and host country's characteristics. The discussion below illustrates certain aspects of the structuring process and the identification and mitigation of risks. However, the discussion does not address all issues and the various methods to address such issues.

  Legal Framework

     The basic project financing techniques need to be adapted to suit the legal framework of each individual host country in order to ensure the enforceability of the project financing structure. It is not uncommon for the project financing structure to isolate certain aspects of the project from the local jurisdiction in order to rely on a more familiar legal system or to enhance collateral security packages. For example, project developers may require, among other things, offshore accounts, provisions relating to choice of law, submission to foreign jurisdiction, waiver of claims of inconvenient forum and international arbitration in order to enhance the financeability of a project.

  Political Framework

     Infrastructure projects are subject to a number of political risks associated with the host country, including risks of currency inconvertibility and devaluation, expropriation and the effects of changes in laws and the regulatory environment. Project companies and lenders apply several tools to minimize such risks. For example, foreign exchange requirements for repayment of principal and interest on the dollar-denominated loans can be addressed through indexing revenues to the dollar or a dollar-denominated commodity. Other solutions to address foreign exchange risk include dollar reserves created or provided by one or more participants, letters of credit or other liquidity components, indemnities or priority enhancements from government entities and commodity purchase arrangements. In addition, cashflow generated by the project is typically converted immediately into hard currency and transferred to offshore accounts. Where a government entity is the purchaser of services, often expropriation is addressed through provisions establishing due compensation for such expropriation under the termination provisions in the contracts. Changes in laws often are addressed through contractual provisions allowing recovery of increased costs related to such changes in law. Even in cases where political risk has been minimized through careful structuring of a transaction, it is unlikely that the rating on the related project finance loan will be higher than the rating on the sovereign debt of the host country.

  Construction

     Project financings often include the construction phase of the project. Such construction is affected by the construction contractor's ability to build the project on time, on budget and in accordance with agreed upon performance standards. In addition to selecting a construction contractor (which may be an affiliate of a project sponsor) with sufficient technical expertise, experience and financial backing to discharge its obligations, there are several mechanisms for structuring the construction components so as to enhance the financeability of a project. These mechanisms include the following:

     Payment Terms. Limitation on payments to the contractors and restrictions on cost recovery are a primary concern in negotiating payment terms. For example, a construction contract may employ a controlled disbursement process in which an independent engineer must certify that work has been completed to a percentage level commensurate with the requested payment draw prior to disbursements being made to the contractor for such work. The basic payment terms of the construction contract may be based either on a (i) fixed price "turnkey" basis, subject to adjustment only for approved change orders or (ii) a "cost plus" basis (that is, actual costs incurred plus a specified profit margin for the contractor). It is incumbent upon the project sponsor to evaluate such payment terms in relation to the specific project to choose the appropriate alternative. Many traditional project financings have relied on fixed price, turnkey contracts because these contracts allocate many construction risks to the contractor.

     Performance Guarantees; Damages; Bonuses. To ensure that the project will perform in accordance with agreed upon standards, construction contractors often provide performance guarantees frequently relating to the achievement of certain operational availability, capacity, consumption or output which vary based on the type of product or service being provided, and often relate to a specified test period. Failure to achieve such guarantees usually results in the contractor's obligation to pay liquidated damages which are often capped at a percentage of the contract price and may be tied to lost revenues or increased costs.

     To motivate construction contractors to complete construction on time, project sponsors often (i) require contractors to agree to pay delay damages for failure to complete construction of the project by a date certain in an amount tied to the debt service and working capital needs of the project immediately prior to commercial operations and (ii) award an agreed upon bonus if the project's performance exceeds guaranteed performance levels or construction is completed prior to the scheduled commercial operations date.

     Construction Period Insurance. Most projects have insurance coverage for certain commercial risks during the construction period covering, among other things, acts of God, damage to the facility during construction, liability, delay in start up and marine cargo. Project companies are typically expected to obtain coverage based on customary industry practices subject to the availability and coverages on a commercially reasonable basis for the relevant project in its particular region.

  Operations

     Following the construction period, the project commences operations and begins to produce its product or provide its service. To facilitate such operations, project sponsors typically (i) seek an experienced operator (which may be an affiliate of a project sponsor), (ii) enter into a long-term operation and maintenance agreement, (iii) include provisions in the operation and maintenance agreement clearly establishing rights and obligations of the operator and the owner and providing procedures for approval of the proposed budget and operating plan, (iv) align the incentives of the operator with the project sponsor and lenders by including provisions in the operation and maintenance agreement pursuant to which the owner agrees to pay bonuses or impose penalties on the operator depending on the performance level of the project and (v) require insurance covering certain commercial risks.

     During the operations period, revenues from the project are applied to certain expenses pursuant to an agreed cashflow structure. Following the payment of operating expenses, excess revenues are usually applied to principal and interest payments on the project loan and, only after all relevant costs and expenses have been paid (and, often to some extent, future costs and expenses have been reserved against), are available for dividends to the project sponsors.

  Fuel, Feedstock and Offtake

     Project sponsors seek to identify fuel supply, feedstock and markets (such markets referred to as the "offtake") such that (i) an adequate supply of fuel or feedstock is available for the life of the project, (ii) ready access to a large and liquid market or an identified buyer exists and (iii) a margin can be expected between the price of inputs and outputs to cover operating costs, meet the debt service requirements of the project loans and provide an acceptable return to the equity investors. Often project sponsors seek to reduce the uncertainties of each such component and protect a margin by entering into contracts with other participants that specify the price to be paid and the amounts to be purchased or sold. However, in projects where there is sufficient access to fuel at a reasonable price and an efficient developed market for the offtake, project sponsors and lenders may not require such stringent contracts (or, in certain instances, any contracts at all). Project sponsors and lenders often derive comfort in such situations by (i) engaging market and technical consultants to confirm fuel supply or feedstock availability, market dynamics and pricing assump-tions, (ii) analyzing a range of financial model sensitivities and (iii) requiring a higher level of equity contribution and higher coverage ratios to absorb the greater level of risk inherent in the cashflow.

                ENRON'S INTERNATIONAL OPERATIONS AND DEVELOPMENT

     Enron is one of the premier project developers in the world. Since 1989, Enron has developed and obtained financing for fourteen projects in Europe, Latin America and Asia, including power generation and pipeline projects which were funded with over $5 billion of senior project finance debt. Currently, EI's project development opportunities consist of more than 25 projects in nineteen countries with potential project costs of approximately $20 billion.

     Enron's development and finance techniques have established Enron as a leading developer in the infrastructure development industry. Enron has successfully implemented:

     - the first independent power producer in India with an oil fired power project at Dabhol, India;

     - one of the largest gas-fired cogeneration projects in the world and one of the largest project financings in the United Kingdom (an independent power project at Teesside England);

     - one of the first international power projects to include a merchant generation period as a part of the structure of a gas-fired power project at Sutton Bridge, England;

     - one of the first non-U.S. investment grade rated limited recourse project bond offerings in the Rule 144A market (the Centragas pipeline in Colombia);

     - one of the first emerging market limited recourse Rule 144A bond offerings for an independent power project (a power plant at Subic Bay, Philippines); and

     - one of the first privately sponsored project financings in Central America (a power plant at Puerto Quetzal, Guatemala).

     Enron's international operations and development activities in certain emerging market sectors are conducted by EI, and principally involve the development, acquisition, financing, promotion and operation of infrastructure projects in certain emerging markets and the provision of merchant finance, risk management, fuel and related services to these projects and other international customers. EI is organized geographically with divisions covering markets in EI Regions. EI has identified profitable opportunities in the development of "greenfield" projects (projects developed from the early conceptual stages through construction and operation) in emerging market countries and has also developed an expertise in addressing "fast-track" needs where the development and startup of operations require a rapid schedule.

     EI currently employs approximately                developers who identify
projects around the world that are candidates for EI investment, or who provide various services related to the project, such as operations and fuel management or supply. Through the identification process, EI evaluates each project opportunity for consistency with EI's overall development strategy for the applicable region and the type of project.

     EI's strategy is to (i) be one of the first developers in emerging market countries where it believes the economic environment is favorable, (ii) focus on development in countries where there is a clear need for private sector involvement and where EI can add value throughout the energy chain from exploration and production through to wholesale and retail distribution and
(iii) identify long-term strategic opportunities for electricity, energy and other natural gas-related infrastructure. EI seeks to identify projects in the emerging markets having a clear demand for the service to be provided and where it has a competitive advantage. EI seeks to provide an integrated development approach to host countries through its engineering, construction, operation, risk management, offtake and fuel supply services; through active community relations programs; and through its long-term investment in infrastructure projects that are important to the host country's economic development. The Issuer has been designed to provide the final element of the development process -- cost effective, long-term financing. Through such a wide range of services and expertise, EI seeks to address multifaceted aspects of a country's energy needs and to provide an integrated development and operations process. In addition, EI seeks to realize efficiencies and synergies through its portfolio of services.

     EI's project development efforts also include coordinating with a variety of other parties. Usually, EI seeks to work with strong local firms that can offer valuable technical services to the project and, in some cases, can provide local equity participation. EI attempts to choose internationally known equipment vendors who are chosen for their ability to provide technologically superior equipment to the project at competitive prices.

     EI's Executive Committee and Risk Management Committee play active roles in the development identification and evaluation process. The Executive Committee is composed of EI's senior operating officers and gives preliminary approval to the development of each project. Further approval may be sought from the executive officers and board of directors of Enron. The Risk Management Committee continuously works with the development team to address allocation of risks and the resolution of other issues that arise in the development process. The Risk Management Committee is composed of senior members of each resource area within EI. EI also normally sets limits on development expenditure that are tied to the achievement of certain milestones in the development process.

     Projects developed by other subsidiaries and Affiliates of Enron may be funded by the Issuer. While not identical, the identification and evaluation processes of other Enron entities are substantially similar to those of EI.

SUMMARY PROJECT INFORMATION

     The following table sets forth certain information on the projects in which Enron has been involved (some of which are not within the EI Regions).

Projects in Operation

                                                                                                          ESTIMATED
                                                                                                           COST(1)
 PROJECT LOCATION                                     DESCRIPTION()                                    ($ IN MILLIONS)
 ----------------    -------------------------------------------------------------------------------   ---------------
Teesside, England    Technology:               Gas-fired combined heat and power plant, utilizing          $1,200
                                               eight 169 MW combustion turbine engines and two 304
                                               MW steam turbine generators
                     Size:                     1,875 MW
                     Operation date:           March 1993
                     Revenue source:           15-year power purchase agreements with Midlands
                                               Electricity, Northern Electric, South Western
                                               Electricity and South Wales Electricity
                     Primary fuel supply:      16-year natural gas purchase agreements with Amoco,
                                               British Gas and Amerada Hess
                     Enron role:               Developer, contractor and operator
                     Financing:                Commercial banks
Subic Bay,           Technology:               Fuel oil-fired simple cycle power plant utilizing           $  140
  Philippines                                  eight medium-speed diesel engine generator sets
                     Size:                     116 MW
                     Operation date:           February 1994
                     Revenue source:           A 15-year purchase obligation under an energy
                                               conversion agreement and build, operate and transfer
                                               agreement with National Power Corp. ("Napocor")
                     Enron role:               Developer, contractor and operator
                     Financing:                Notes issued under Rule 144A

                                                                                                          ESTIMATED
                                                                                                           COST(1)
 PROJECT LOCATION                                     DESCRIPTION()                                    ($ IN MILLIONS)
 ----------------    -------------------------------------------------------------------------------   ---------------
Batangas,            Technology:               Fuel oil-fired simple cycle power plant utilizing           $  135
  Philippines                                  eight medium-speed diesel engine generator sets
                     Size:                     110 MW
                     Operation date:           July 1993
                     Revenue source:           A 10-year purchase obligation under an energy
                                               conversion agreement and build, operate and transfer
                                               agreement with Napocor
                     Enron role:               Developer, contractor and operator
                     Financing:                Commercial banks, the Asian Development Bank and the
                                               Overseas Private Investment Corporation ("OPIC")
Puerto Quetzal,      Technology:               Barge-mounted fuel oil-fired power plant powered by         $   92
  Guatemala                                    twenty medium-speed diesel engine generator sets
                     Size:                     110 MW
                     Operation date:           February 1993
                     Revenue source:           A 15-year power purchase agreement with Empresa
                                               Electrica de Guatemala
                     Primary fuel supply:      A 15-year diesel oil purchase agreement with Enron
                                               Fuels, Inc.
                     Enron role:               Developer, operator, owner's engineer and fuel
                                               supplier
                     Financing:                International Finance Corporation ("IFC")
Puerto Plata,        Technology:               Barge-mounted dual fuel-fired combined cycle power          $  205
  Dominican                                    plant, utilizing a combustion turbine, a heat
  Republic                                     recovery steam generator, two auxiliary boilers and a
                                               steam turbine
                     Size:                     185 MW
                     Operation date:           Phase I: August 1994
                                               Phase II: January 1996
                     Revenue source:           A 20-year power purchase agreement with Corporacion
                                               Dominicana de Electricidad
                     Primary fuel supply:      A 20-year diesel oil purchase agreement with Enron
                                               Fuels, Inc.
                     Enron role:               Developer, owner's engineer, fuel supplier and
                                               technical services provider
                     Financing:                IFC, U.S. Maritime Administration, Deutsche
                                               Investitiones und Entwicklungsgesellschaft M.B.H. and
                                               Commonwealth Development Corporation
Hainan Island,       Technology:               Diesel-fired combined cycle power plant utilizing           $  150
  China                                        three combustion turbines, three heat recovery steam
                                               generators and a steam turbine
                     Size:                     150 MW
                     Operation date:           January 1996
                     Revenue source:           A 12-year power purchase agreement with Hainan
                                               Electric Industry Limited Stock Company
                     Primary fuel supply:      A 12-year diesel fuel purchase agreement with Enron
                                               Fuels, Inc.
                     Enron role:               Developer, contractor, operator, fuel supplier and
                                               manager
                     Financing:                Enron
Buenos Aires,        Technology:               Large diameter high pressure natural gas pipelines          $  670
  Argentina                                    and small diameter natural gas transfer pipelines
                     Size:                     4,104 miles
                     Operation date:           Privatized in December 1992
                     Revenue source:           Long-term firm transportation contracts, ranging from
                                               11 to 16 years, primarily with four gas distribution
                                               companies in Buenos Aires
                     Enron role:               Technical advisor
                     Financing:                Commercial banks, publicly registered notes and the
                                               United States Export-Import Bank ("US Exim")

                                                                                                          ESTIMATED
                                                                                                           COST(1)
 PROJECT LOCATION                                     DESCRIPTION()                                    ($ IN MILLIONS)
 ----------------    -------------------------------------------------------------------------------   ---------------
Northern and         Technology:               18 inch natural gas pipeline                                $  215
  Central            Size:                     357 miles
  Colombia           Operation date:           February 1996
                     Revenue source:           A 15-year firm transportation contract with Empresa
                                               Colombiana de Petroleos
                     Enron role:               Developer, owner's engineer, pipe procurement
                     Financing:                Notes issued under Rule 144A

Riohacha and         Technology:               Gas transportation pipelines                                $  100
  Baranquilla,       Size:                     Approximately 1,600 miles
  Colombia           Operation date:           Privatized in January 1996
                     Revenue source:           Four gas transportation customers
                     Enron role:               Minority shareholder
                     Financing:                IFC, Interamerican Development Bank,
                                               Andean Economic Development Corporation
                                               and commercial banks

Santa Cruz,          Technology:               Natural gas and oil/liquids pipeline                        $  264
  Bolivia            Size:                     1,655 miles for natural gas
                                               1,438 miles for oil/liquids
                     Operation date:           Privatized in May 1997
                     Revenue source:           Long-term firm transportation contracts, ranging from
                                               1 to 16 years, with Empresa Petrolera Andina S.A.,
                                               Empresa Petrolera Chaco S.A., Maxus Bolivia, Inc.,
                                               Tesoro Bolivia Petroleum Co. and Yacimientos
                                               Petroliferos Fiscales Bolivianos
                     Enron role:               Joint manager
                     Financing:                Enron, Interamerican Development Bank, Kreditanstalt
                                               fur Wiederaufbau and OECF

Rio De Janeiro,      Technology:               Gas distribution system                                     $  264
  Brazil             Size:                     1,557 miles
                     Operation date:           Purchased in July 1997
                     Revenue source:           550 residential, 1,000 industrial
                     Enron role:               Member of controlling consortium
                     Supply:                   10-year natural gas and LPG purchase contract with
                                               Petrobras
                     Financing:                Enron

Bahia, Sergipe,      Technology:               Ownership in 7 local distribution companies                 $  150
  Alagoas,           Size:                     1,038 miles total for all distribution companies
  Pernambuco,        Operation date:           Purchased in October 1997
  Paraiba, Parana,   Revenue source:           Long-term distribution contracts ranging from 5 to
  and Santa                                    10 years with Gerdau, Petroflex, Cira, Trikem US and
  Catarina,                                    Samarsa
  Brazil             Enron role:               Partner
                     Financing:                Enron

Projects in Construction

                                                                                                          ESTIMATED
                                                                                                           COST(1)
 PROJECT LOCATION                                      DESCRIPTION                                     ($ IN MILLIONS)
 ----------------    -------------------------------------------------------------------------------   ---------------
Dabhol, India        Technology:               Combined cycle naphtha/distillate gas-fired turbines        $1,078
                     Size:                     740 MW
                     Expected operation
                       date:                   December 1998
                     Revenue source:           A 20-year power purchase agreement with Maharashtra
                                               State Electricity Board
                     Primary fuel supply:      A 3-year naphtha fuel supply agreement to be executed
                                               with Glencore International AG plus spot distillate
                                               purchases
                     Enron role:               Developer, owner's engineer, fuel manager and
                                               operator
                     Financing:                Commercial banks, US Exim, OPIC and an Indian state-
                                               owned bank

Marmara, Turkey      Technology:               Combined cycle natural gas-fired turbines                   $  606
                     Size:                     478 MW
                     Expected operation
                       date:                   March 1999
                     Revenue source:           A 20-year energy sales agreement with Trakya Elektrik
                                               Uretim Iletim A.S.
                     Primary fuel supply:      A 15-year natural gas sales contract with Boru
                                               Hatlari Ile Petrol Tasima A.S.
                     Enron role:               Joint developer, joint contractor and operator
                     Financing:                Commercial banks, US Exim and OPIC

Sardinia, Italy      Technology:               Combined cycle gas turbine with integrated                  $1,350
                                               gasification
                     Size:                     551 MW
                     Expected operation
                       date:                   March 2000
                     Revenue source:           A 20-year power purchase agreement with Ente
                                               Nazionale Energia Elettrica S.p.A.
                     Primary fuel supply:      A 20-year fuel supply purchase contract with SARAS
                     Enron role:               Joint developer
                     Financing:                Commercial banks

Penuelas, Puerto     Technology:               Combined cycle gas-fired turbines; liquefied natural        $  670
  Rico                                         gas terminal and desalinization facility
                     Size:                     507 MW
                     Expected operation
                       date:                   December 1999
                     Revenue source:           A 22-year power purchase agreement with Puerto Rico
                                               Electric Power Authority
                     Primary fuel supply:      A 22-year natural gas purchase contract with Cabot
                                               LNG Corporation
                     Enron role:               Developer, contractor, operations advisor and fuel
                                               manager
                     Financing:                Commercial banks

Piti, Guam           Technology:               Reciprocating diesel engine                                 $  154
                     Size:                     85 MW
                     Expected operation
                       date:                   March 1999
                     Revenue source:           A 20-year energy conversion agreement with Guam Power
                                               Authority
                     Enron role:               Developer, contractor and operator
                     Financing:                Commercial banks

                                                                                                          ESTIMATED
                                                                                                           COST(1)
 PROJECT LOCATION                                      DESCRIPTION                                     ($ IN MILLIONS)
 ----------------    -------------------------------------------------------------------------------   ---------------
Bolivia and Brazil   Technology:               Natural gas pipeline                                        $2,000
                     Size:                     1,875 miles
                     Expected operation
                       date:                   October 1999
                     Revenue source:           A 21-year firm transportation agreement with Petroleo
                                               Brasileiro S.A.
                     Enron role:               Joint developer
                     Financing:                All partners in the project

Nowa Sarzyna,        Technology:               Combined cycle gas-fired turbines                           $  132
  Poland             Size:                     116 MW
                     Expected operation
                       date:                   December 1999
                     Revenue source:           A 20-year power purchase agreement with Polskie Sieci
                                               Elektroenergetyczne S.A.
                     Enron role:               Joint developer, contractor and operator
                     Financing:                Commercial banks

Sutton Bridge,       Technology:               Combined cycle gas-fired turbines                           $  500
  U.K.               Size:                     790 MW
                     Expected operation
                       date:                   March 1999
                     Revenue source:           A 15-year tolling agreement with Enron Capital &
                                               Trade Resources Limited; followed by sales to the UK
                                               power pool
                     Enron role:               Developer and contractor
                     Financing:                Commercial banks

Mato Grosso,         Technology:               Combined cycle gas-fired turbine                            $  450
  Brazil                                       power plant and pipeline
                     Size:                     480 MW power plant, 390 miles of pipeline
                     Expected operation
                       date:                   Power plant: September 1998
                                               Pipeline: December 1999
                     Revenue source:           Power plant -- A 21-year power purchase agreement
                                               with Centrais Eletricas do Norte do Brasil S.A. -- Eletronorte
                                               Pipeline -- Gas transportation agreements are currently being negotiated
                     Enron role:               Developer and technical operator
                     Financing:                Enron
Puerto Corinto,      Technology:               Barge-mounted fuel oil-fired plant powered by four          $   66
  Nicaragua                                    medium-speed engine generator sets
                     Size:                     70 MW
                     Expected operation
                       date:                   June 1999
                     Revenue source:           A 15-year power purchase agreement with Empresa
                                               Nicaraguense de Electricidad
                     Enron role:               Joint developer, operator
                     Financing:                Enron

---------------

Note: MW = Megawatt

 (1) Estimated Cost is the cost of the projects as of the commercial operation date or the purchase price for Enron's share of a privatized entity.

Project Development Opportunities

     The following table sets forth certain information on certain project development opportunities and is based on current development plans which are subject to change to reflect changes in project scope and requirements, economic and political conditions in host countries, general market conditions and other similar factors. EI is also involved in additional projects which are in earlier stages of development and certain other projects which are subject to confidentiality restrictions. Because infrastructure development and finance in the emerging markets is subject to a wide variety of risks and uncertainties (see "Risk Factors"), there can be no assurance that these project opportunities will be completed or that EI will participate therein or that Enron will be obligated to show them to the Issuer.

                                                                                                        ESTIMATED
                                                                                                          COST
                    PROJECT                                         DESCRIPTION                      ($ IN MILLIONS)
                    -------                       ------------------------------------------------   ---------------
BRAZIL
  Champion......................................  480 MW natural gas-fired combined cycle                $  300
                                                  cogeneration plant
  Elektro Privatization.........................  Electric distribution system serving                   $1,300
                                                  approximately 1.5 million customers

VENEZUELA
  Venezuela-Accro III & IV......................  800 million cubic feet per day extraction and          $  400
                                                  50,000 barrels per day natural gas processing
                                                  fractionation facility

INDIA
  Dabhol Phase II...............................  1,624 MW gas-fired power plant and                     $1,600
                                                  regasification facility
  Ranipet, Tamil Nadu...........................  240 MW naphtha-fired power plant                       $  170
  Metropolis Gas Company........................  300 mile gas pipeline                                  $  600
  Kannur........................................  513 MW naphtha-fired power plant                       $  400
  Ennore........................................  2.5 million ton LNG import terminal and 2,000 MW       $2,300
                                                  gas-fired power plant

CHINA
  Yu-Wei-Qing...................................  450 mile coal slurry pipeline                          $  770
  Tarim.........................................  2,000 mile gas pipeline                                $2,500

THAILAND
  Map Ta Phut...................................  150 MW gas-fired cogeneration plant                    $  150
  Chonburi......................................  50 MW simple-cycle steam turbine cogeneration          $   45
                                                  plant

ABU DHABI
  Taweelah......................................  560 MW gas-fired power plant and 50 million            $  900
                                                  gallons per day desalinization plant

SAUDI ARABIA
  Shoaiba.......................................  1,050 MW fuel oil-fired power plant                    $1,100

MOZAMBIQUE
  Gas pipeline..................................  350 mile natural gas pipeline                          $  400
  Maputo........................................  3.4 million ton per year direct reduced iron           $1,700
                                                  facility

BENIN
  Cotonou.......................................  120 MW gas-fired power plant, 60 mile gas              $  200
                                                  pipeline and gas production facility

                   ELIGIBLE PROJECTS AND QUALIFYING CRITERIA

OVERVIEW

     Proceeds from the issuance of the Notes and the Interests and drawings under the Backup Facility together with other funds available to the Issuer will be utilized principally to fund Project Loans in respect of Eligible Projects that satisfy (1) the Project Loan Criteria, (2) the Portfolio Criteria, (3) the Ratings Criteria and (4) the Portfolio Financial Tests (collectively, the "Qualifying Criteria"). The Issuer will enter into Commitments to make such Project Loans during the period commencing on the Closing Date and ending on the Scheduled Investment Termination Date, or earlier, upon the occurrence of any of the following events: (i) at the election of the Program Manager (acting at the direction of the General Partner) if the aggregate principal amount of Class A Senior Notes and Class B Senior Subordinated Notes issued as of such date is at
least equal to $               ; (ii) at the election of the Program Manager
(acting at the direction of the General Partner), with the consent of the holders of a majority in outstanding amount of the Class I Interests, upon notification to the Collateral Agent and the Trustee that, in light of the composition of the Issuer's portfolio of Project Loans, general market conditions and other factors, the making of additional Project Loans would either be impracticable or not beneficial to the Issuer; (iii) the occurrence of an Acceleration; (iv) a failure to satisfy the Liquidity Test on any two consecutive Quarterly Payment Dates; (v) a Tax Redemption Trigger Date; or (vi) the termination of Enron's obligation to show project development opportunities upon a Class I Trigger Event (such period, the "Investment Period"). The Issuer will not enter into a Commitment unless (i) the initial funding under such Commitment is scheduled to occur no later than the Scheduled Investment Termination Date and (ii) such Commitment is subject to cancellation in the event the Qualifying Criteria are not satisfied as of the Financial Closing Date of such Project Loan.

ELIGIBLE PROJECT

     An "Eligible Project" is a business enterprise that generates operating revenues from a Permitted Industry and that (A) has cash flow based primarily upon or is subject to Integrated Contractual Arrangements or (B) is an Eligible Merchant Project (each of the immediately preceding clauses (A) and (B) is hereinafter referred to as an "Eligible Project Category" and collectively referred to as the "Eligible Project Categories").

     "Integrated Contractual Arrangements" means contractual arrangements (such as construction, energy sales or other offtake, fuel supply, tolling, transportation, operation and maintenance and technical advisory services agreements, including related hedging arrangements) that provide the basis for projected cash flows and seek to reduce Project Risk or a franchise, concession or other agreement that provides for a rate-setting mechanism (contractual, tariff, regulatory or otherwise) for establishing projected cash flows and, together with other contractual arrangements as may be applicable, seeks to reduce Project Risk.

     "Permitted Industry" means each of the electricity and energy infrastructure industries (including, without limitation, electricity generation, transmission and distribution; gas, oil, liquids and refined products pipelines; liquefied natural gas; refineries; petrochemicals; gas liquids; energy-related industries with gas as a major feedstock or component or industries with gas as a major conversion agent), including, in any case, directly related and integrated businesses (including mining, oil and gas development and production, and other businesses reasonably related to the foregoing, and any facility the investment in which is a condition to the investment in any of the aforesaid industries), but excluding the nuclear industry.

     "Eligible Merchant Project" means a business enterprise that (A) is not an Eligible Project under clause (A) of the definition of "Eligible Project" in the third preceding paragraph, (B) is reasonably expected to be competitive on a delivered cost basis with other business enterprises providing similar services in the same market and (C) notwithstanding the absence of Integrated Contractual Arrangements, has sufficient access to required feedstocks and offtake markets.

     A project may have attributes that fall into more than one Eligible Project Category. For example, a project may have (A) some portion of its cash flow based upon Integrated Contractual Arrangements and (B) some portion of its cash flow that is not attributable to arrangements or agreements contemplated by Integrated Contractual Arrangements. In such circumstances, (x) if the Coverage Ratio Condition can be satisfied based solely on the portion of such project's cash flow attributable to Integrated Contractual Arrangements, (y) if at least 75% of projected cash flow of such project available for debt service on an annual basis is attributable to Integrated Contractual Arrangements or (z) if projected cash flow of such project available for debt service on an annual basis is based on Integrated Contractual Arrangements for a specified period during which it is anticipated that at least 75% of such Project Loan (including interest thereon) will be repaid, then in each such case, such project will be deemed to be an Eligible Project under the relevant Eligible Project Category and will not be deemed to be an Eligible Merchant Project (provided that, for purposes of clauses (y) and (z) of this sentence, projections together with the Independent Engineer's review of such projections with respect to projected cash flows that are not attributable to any Integrated Contractual Arrangements contemplated by such clause will be undertaken as if such project were an Eligible Merchant Project).

     In addition to owning and operating an Eligible Project, Project Borrowers will be allowed to make investments and conduct business activities that are not otherwise in a Permitted Industry, provided, however, (i) the cost of such investment or activity, if financed by a Project Loan or other senior debt, is limited to 5% of the total capital cost of such Eligible Project as set forth in the Base Case Financial Projections for such Eligible Project (it being understood that such limitation will not apply to any such investments and activities that are not financed by a Project Loan or other senior debt), (ii) such investments and activities are not reasonably expected to result in any material adverse effect on such Eligible Project (as determined by the Program Manager), (iii) the Base Case Financial Projections for such Eligible Project do not rely on the success of such investments or activities and (iv) the projected operating expenses for such activities are not material in the context of the Eligible Project and the payments of such operating expenses are subordinated to any payments of debt service under the Project Loan.

QUALIFYING CRITERIA

     The Issuer will not initially fund a Project Loan unless each of the Qualifying Criteria is satisfied with respect to such Project Loan as of the Financial Closing Date of such Project Loan. The Qualifying Criteria consist of
(1) the Project Loan Criteria, (2) the Portfolio Criteria, (3) the Ratings Criteria and (4) the Portfolio Financial Tests.

  Project Loan Criteria

     The Project Loan Criteria to be satisfied as of the Financial Closing Date with respect to a Project Loan as a condition to the initial funding of such Project Loan (the "Project Loan Criteria") are set forth below:

          (1) the Project Loan is denominated in U.S. dollars and is not contractually or by way of security subordinate to any other indebtedness for borrowed money of the Project Borrower and contains customary restrictions with respect to the incurrence of other indebtedness; provided, however, the Project Loan may be denominated in a currency other than U.S. dollars if, and only if, it is made through an Intermediate Funding Entity and an Intermediate Funding Entity has (A) entered into an Intermediate Funding Loan with the Issuer in U.S. dollars and (B) hedged its foreign currency risk related to such Project Loan pursuant to a Currency Hedging Arrangement;

          (2) the Project Loan is secured by a valid first priority perfected lien on the tangible and intangible assets of the Project Borrower (to the extent such collateral security interest may be created or perfected under applicable law) or if, in the reasonable judgment of the Program Manager it is impractical to create or perfect such lien over any such asset, the Issuer is the beneficiary of a negative pledge in respect thereof, in each case with customary exceptions;

          (3) the aggregate amount of Initial Equity in the Project Borrower represents at least the following percentage of the total capital cost of the Eligible Project: (x) 10% if the Project Loan is rated Investment Grade by S&P and Moody's and has been made in connection with any Eligible Project other than an Eligible Merchant Project; (y) 20% if the Project Loan has been made in connection with an Eligible Merchant Project; and (z) 15% otherwise;

          (4) the Enron Ownership Percentage with respect to such Eligible Project is at least: (x) 30% prior to the commencement of commercial operations by such Eligible Project and (y) 20% thereafter;

          (5) at or prior to the Financial Closing Date of such Project Loan, the Issuer will have received:

             (x) satisfactory opinions of legal counsel; and

             (y) a report of an Independent Engineer dated within a reasonable period of time prior to the Financial Closing Date of such Project Loan, confirming:

                (I) the technical and economic feasibility of such Eligible Project and concurring that the assumptions used in developing the Base Case Financial Projections for the Eligible Project are commercially reasonable;

                (II) that the Eligible Project is expected during its operation period to generate on an annual basis sufficient operating revenues to cover its operating costs (including fuel, where applicable) and debt service over the term of the Project Loan in accordance with the project's Base Case Financial Projections (taking into account reserve funds and other forms of credit enhancement and the currency of payment of debt service and operating costs); and

                (III) in the case of an Eligible Merchant Project, that it is expected during the operating period to generate on an annual basis sufficient operating revenues to cover its operating costs (including fuel, where applicable) and debt service over the term of the Project Loan in accordance with the project's Base Case Financial Projections (under a reasonable range of economic and operating scenarios and taking into account reserve funds and other forms of credit enhancement and the currency of payment of debt service and operating costs).

           In rendering such report such Independent Engineer will rely, as to matters outside the scope of its expertise, on the reports of other Independent consultants obtained by the Program Manager;

          (6) the Project Borrower has a limited business purpose and would be protected (subject to customary qualifications) from any claims of the creditors of any of its project sponsors arising out of the bankruptcy of such project sponsor;

          (7) at or within a reasonable period of time prior to the Financial Closing Date of such Project Loan, the Issuer will have received Base Case Financial Projections, reflecting commercially reasonable assumptions, prepared by the Project Borrower indicating (x) that sufficient funds are committed through the Project Loan, other debt financing and equity financing to permit the completion of the Eligible Project under the terms of the construction arrangements and (y) a minimum annual pre-tax senior debt service coverage ratio and an average annual pre-tax senior debt service coverage ratio of at least 1.2 and 1.4, respectively (in each case after taking into account the availability of contingent support committed to be provided by project sponsors) (the requirement set forth in this paragraph (7) is hereinafter referred to as the "Coverage Ratio Condition");

          (8) the loan agreement will include a provision for the establishment, on or prior to the commencement of commercial operations of the Eligible Project, of a debt service reserve in an amount at least equal, as of such commencement, to the principal and interest due during the ensuing six month period. Such reserves will be funded from (i) financing proceeds,
     (ii) initial operating cash flow available to the Project Borrower or (iii) project sponsor deposits or commitments, and maintained in U.S. dollars held in an offshore account. Subsequent to the establishment of the debt service reserve, it will be replenished from, and to the extent of, cash flow available for such purpose up to an amount at least equal, as of any payment date, to the principal and interest due during the six-month period following such payment date. Any such amounts in the debt service reserve may be released to the extent the project sponsors provide guaranties for repayment from Enron, an Enron Credit Counterparty or an Acceptable Credit Provider to such Project Borrower.

          (9) the Project Borrower will be prohibited from paying dividends (or making distributions) or making payment on any Initial Equity or any subsequent equity in the Project Borrower in any year in which the debt service coverage ratio is below 1.10 or there is an event of default under the Project Loan (provided that if no event of default under the Project Loan has occurred, accumulated earnings and profits may be distributed as dividends and interest and principal may be paid on any Initial Equity if the project sponsors provide a guaranty from Enron, an Enron Credit Counterparty or an Acceptable Credit Provider to the Project Borrower for the amount of such payments);

          (10) the Project Loan must have a final scheduled maturity date of, and be expected to be repaid from the operations of the Eligible Project, no later than the Stated Maturity;

          (11) the Project Loan will finance an Eligible Project in a country outside of the United States in which it is not illegal under the federal laws of the United States for United States private sector entities to invest as of the Financial Closing Date of such Project Loan (a "Permitted Country"); and

          (12) the Project Loan will accrue interest at a (i) fixed rate throughout the term of the Project Loan or (ii) floating rate prior to commencement of commercial operations of the related Eligible Project and at a fixed rate thereafter; provided, however, that interest on a Project Loan may accrue at a floating rate after the commencement of commercial operations of the related Eligible Project if, and only if, an arrangement has been made pursuant to which any interest rate exposure relating to such Project Loan is hedged and any residual exposure relating to any breakage and termination costs of such arrangement is indemnified by an Acceptable Credit Provider;

     provided that, a Project Loan made to Transportadora de Gas del Sur S.A., Promigas S.A., Gas Transboliviano, Compania Estadual de Gas do Rio de Janeiro -- CEG or Riogas, S.A., or a Majority Affiliate of any of them, will be deemed to satisfy clauses (2) and (7) above; and provided, further, that if a Project Loan fails to satisfy the Project Loan Criteria for failure to meet the conditions specified in clauses (2) or (5)(x) above, the Issuer, upon receipt of an unconditional, irrevocable guarantee (which will guarantee the payment obligations of the Project Borrower under the Project Loan until the date on which such condition or conditions are satisfied) from Enron, an Enron Credit Counterparty or an Acceptable Credit Provider, will deem such conditions to be satisfied for purposes of the Project Loan Criteria.

          Project Loans may take the form of loans to Eligible Projects that are in construction or that have commenced commercial operations, and they may be used to refinance existing loans made to Eligible Projects.

  Portfolio Criteria

     The portfolio criteria to be satisfied as of the Financial Closing Date for each Project Loan as a condition to the initial funding of such Project Loan (the "Portfolio Criteria") are set forth below:

          (1) (A) the maximum Project Loan Balance of any single Project Loan
     will not exceed $          , except that the Issuer may make up to two
     Project Loans in separate Regions, each of which has a maximum Project Loan
     Balance of up to $          , (B) the aggregate Project Loan Balance of
     outstanding Project Loans to Eligible Merchant Projects will not exceed
     $          , (C) the aggregate Project Loan Balance of outstanding Project
     Loans to Eligible Merchant Projects having a Standard & Poor's Rating below
     BB- or a Moody's Rating below Ba3 will not exceed $          , (D) the
     aggregate Project Loan Balance of outstanding Project Loans to Eligible Projects principally involving solar, wind and geothermal energy will not
     exceed $          , and (E) the aggregate Project Loan Balance of Project
     Loans to Eligible Projects principally involving solar and wind energy will
     not exceed $          ;

          (2) after giving effect to the initial funding of the Project Loan,

             (a) no more than $          of the Aggregate Project Loan Balance
        will be in connection with Eligible Projects located in any one
        Continent;

             (b) other than as may be permitted in paragraph (c) below, no more
        than $          of the Aggregate Project Loan Balance will be in
        connection with Eligible Projects located in any one Region;

             (c) no more than $          of the Aggregate Project Loan Balance
        will be in connection with Eligible Projects located in any one country whose long-term sovereign debt obligations are rated, on the Financial Closing Date for the Project Loan to be added, at or above Aa2 and AA by Moody's and S&P, respectively;

             (d) except as set forth in paragraph (e) below, no more than
        $          of the Aggregate Project Loan Balance shall be in connection with Eligible Projects located in any one country whose long-term sovereign debt obligations are rated, on the Financial Closing Date for the Project Loan to be added, below AA by S&P; and

             (e) in no more than two countries, each of which is located in a
        separate S&P Region, no more than $            of the Aggregate Project
        Loan Balance shall be in connection with Eligible Projects located in any one country the long-term sovereign debt obligations of which are rated, on the Financial Closing Date for the Project Loan to be added, below AA by S&P;

          (3) on the Financial Closing Date (and after giving effect to the initial funding of such Project Loan), the Average Life Test will be satisfied;

          (4) after giving effect to the initial funding of the Project Loan, all outstanding Project Loans collectively will have a Weighted Average Moody's Rating of at least B3; and

          (5) at any time on or after the Financial Closing Date of the third Project Loan initially funded by the Issuer, the weighted average Enron Ownership Percentage with respect to all Project Borrowers financed by
     Project Loans will be at least      %.

     The "Average Life Test" is satisfied as of any date of determination if the Average Life Variance is between -1 and 1 years. The "Average Life Variance" is calculated by dividing:

          (a) the product of (x) the Aggregate Project Loan Balance and (y) the Expected Project Loan Average Life less the Targeted Average Life by

          (b) the greater of (x) $            and (y) the Aggregate Project Loan
     Balance.

     "Targeted Average Life" as of any date of determination means      years
less the number of years (or portions thereof) that have elapsed from the Closing Date.

     "Expected Project Loan Average Life" as of any date of determination means the weighted average (by Project Loan Balance) of the Expected Average Lives of each Project Loan as of the date of determination.

     "Expected Average Life" with respect to each Project Loan is determined on any date of determination by: first, for each principal payment scheduled to be made subsequent to the date of determination, multiplying (i) such principal payment by (ii) the number of years from the date of determination until the date of such principal payment; second, summing the results obtained from clause first; and third, dividing such sum by the aggregate amount of the principal payments referred to in clause first.

  Ratings Criteria

     The ratings criteria to be satisfied on or prior to the Financial Closing Date as a condition to the initial funding of a Project Loan (the "Ratings Criteria") are set forth below:

          (1) the Issuer will have obtained from both Moody's and S&P a current rating of the Project Loan, and

          (2) the Issuer will have obtained confirmation that the Rating Condition will be or is satisfied after giving effect to the initial funding of such Project Loan.

     The "Rating Condition" means, with respect to the initial funding of any Project Loan or when required in connection with the issuance or redemption of any Notes or Class C Subordinated Notes or the reduction of the Class C Subordinated Note Purchase Commitment, or any other circumstance where the context may otherwise require, the condition that the Rating Agencies have determined that such initial funding, issuance, redemption, reduction or circumstance, as the case may be, will not result in the reduction or withdrawal of the then-current ratings of the Notes.

PORTFOLIO FINANCIAL TESTS

     The tests to be satisfied (after giving effect to the initial funding of such Project Loan) on or prior to the Financial Closing Date for a Project Loan (the "Portfolio Financial Tests"), are the Funding Availability Test, the Liquidity Test and the Credit Support Tests.

  Funding Availability Test

     The Funding Availability Test must be satisfied on the related Financial Closing Date in order for the Issuer to initially fund any Project Loan. The Issuer will also determine whether the Funding Availability Test is satisfied on the Business Day immediately after the occurrence of an event of default on a Committed TIP Investment or any date during the Investment Period on which the Issuer proposes to transfer funds from the Committed TIP Account to the Uncommitted TIP Account. See "Temporary Investments".

     The "Funding Availability Test" is satisfied on any date of determination if the aggregate amount of unfunded Commitments (including the Commitment relating to the Project Loan to be made) is less than or equal to Available Committed Funds as of such date. "Available Committed Funds" means the sum of
(i) the Committed TIP Account Balance and (ii) the undrawn portion of the Backup Facility.

  Liquidity Test

     The "Liquidity Test" must be satisfied as of the Financial Closing Date of each Project Loan. In addition, a determination as to whether the Liquidity Test is satisfied will be made on each Quarterly Payment Date during the Measurement Period. Failure to satisfy the Liquidity Test on any two consecutive Quarterly Payment Dates will terminate the Investment Period. The Liquidity Test is satisfied on any date of determination if the Portfolio Liquidity, as determined by the Program Manager, on each subsequent Quarterly Payment Date during the Measurement Period, is at least equal to the Liquidity Expenses, as determined by the Program Manager, on such dates under both a High Interest Rate Scenario and a Low Interest Rate Scenario.

     In making determinations in respect of the Liquidity Test, the Program Manager will create projections (i) assuming both a High Interest Rate Scenario and a Low Interest Rate Scenario for purposes of calculating (x) the projected interest income on Temporary Investments, (y) the projected payments or amounts to be received in respect of the Hedging Agreements and (z) the projected interest payable on the Backup Facility and the Liquidity Facility, (ii) assuming that (x) amounts credited to the Uncommitted TIP Account are liquidated at current market levels and used to reduce amounts Allocated, if any, under the Backup Facility and then are used to redeem Notes and repay draws, if any, under the Backup Facility, in order of seniority, on the first Quarterly Payment Date of the Measurement Period and (y) amounts credited to the Committed TIP Account are invested at the contracted rates thereof until maturity and are reinvested at three-month LIBOR pending reinvestment into Project Loans pursuant to the assumed drawdown schedule, (iii) assuming that with respect to committed Eligible Projects, if any, that are in their construction phase, each draw occurs one year later than the date assumed in the drawdown schedule, (iv) assuming that amounts, if any, drawn or Allocated under the Backup Facility are refinanced with Class A Senior Notes at the rate currently payable on the Backup Facility and with respect to amounts Allocated under the Backup Facility, the proceeds thereof are credited to the Committed TIP Account on the first Quarterly Payment Date of the Measurement Period, (v) assuming that no further Project Loans are committed to by the Issuer and (vi) assuming that all Hedging Agreements currently in place and, if applicable, those expected to be in place following addition of the Project Loan proposed to be added to the Portfolio Assets are terminated on the first Quarterly Payment Date of the Measurement Period.

     "Measurement Period" means, as of any date of determination, the period commencing on such date and ending on the later of the second succeeding Quarterly Payment Date and the date which corresponds to the last scheduled drawdown date for any Commitments in respect of a Project Loan, assuming that with respect to Eligible Projects for which commitments have been made, if any, that are in their construction phase, each draw occurs one year later than the date assumed in the drawdown schedule.

     The "Portfolio Liquidity" as of any Quarterly Payment Date during the Measurement Period means the sum of the (i) projected interest and fees receivable, directly or indirectly, on (x) Project Loans (including any Project Loan proposed to be made) in the case of Project Loans made directly by the Issuer to the Project Borrower, and (y) the Intermediate Funding Loans made by the Issuer (including any Intermediate Funding Loans proposed to be made) in the case of Project Loans made indirectly through an Intermediate Funding Entity, for the relevant Due Period, other than loan origination fees or upfront fees (excluding expense reimbursements) credited to the Uncommitted TIP Account, (ii) projected interest receivable on Temporary Investments and Eligible Investments for the relevant Due Period, (iii) the projected aggregate unfunded commitments under the Liquidity Facility Loan Agreement as of such date, (iv) projected amounts to be received under the Hedging Agreements for the relevant Due Period,
(v) the projected amount of Quarterly Project Distributions during the relevant Due Period and (vi) any projected aggregate unfunded amount of the Liquidity Test Commitments as of such date.

     The "Liquidity Expenses" as of any Quarterly Payment Date during the Measurement Period means the sum of the (i) projected operating expenses described under clauses (i) and (ii) under the Priority of Payments for the relevant Due Period, (ii) projected interest on amounts drawn and projected to be drawn under the Liquidity Facility and the Backup Facility and any projected commitment or agency fees or other amounts due thereunder for the relevant Due Period, (iii) projected interest on the Class A Senior Notes for the relevant Interest Accrual Period, (iv) projected amounts to be paid under the Hedging Agreements for the relevant Due Period, (v) projected interest to be paid on the Class B Senior Subordinated Notes for the relevant Interest Accrual Period, (vi) projected Administrative Fees, Management Fees and Incentive Fees to be paid for the relevant Due Period, (vii) projected interest on the Class C Subordinated Notes to be paid for the relevant Interest Accrual Period, (viii) projected expenses relating to the establishment of any Backup Facility Loan Agreements during the relevant Due Period, (ix) projected Extraordinary Expenses to be paid during the relevant Due Period and (x) any Initial Issuance Expenses or Transaction Expenses in excess of the amounts credited to the Operating Account for such purposes on the Closing Date or the Subsequent Closing Date, as applicable.

     "High Interest Rate Scenario" means the scenario in which three-month LIBOR is assumed to be the then current three-month LIBOR plus 6%.

     "Low Interest Rate Scenario" means the scenario in which three-month LIBOR is assumed to be the greater of 3% and the then current three-month LIBOR less 6%.

  Credit Support Tests

     The Moody's Credit Support Test and the S&P Credit Support Test are designed to determine if sufficient credit support is present for the Notes. The Credit Support Tests must be satisfied in order for the Issuer to initially fund any Project Loan, to Allocate or draw amounts under the Backup Facility (other than draws that are used to reduce amounts Allocated under the Backup Facility), to issue Class A Senior Notes after the Closing Date (other than Class A Senior Notes the proceeds of which are used to reduce amounts previously Allocated, or to repay amounts drawn, under the Backup Facility) or to reduce the Class C Subordinated Note Purchase Commitment.

     Moody's Credit Support Test

     The "Moody's Credit Support Test" is satisfied on any date of determination if, after giving effect to the funding in full of a Project Loan proposed to be funded, amounts to be withdrawn from or credited to the Uncommitted TIP Account, Allocations or drawings under the Backup Facility, the proposed issuance of Class A Senior Notes or Class C Subordinated Notes or the addition to, or reduction of, the Class C Subordinated Note Purchase Commitment and amounts credited to the Excess Spread Account for the purpose of satisfying this test and the Rating Condition, (x) the Net Senior Debt is less than or equal to zero or (y) the Actual Senior Credit Support Percentage on such date is at least equal to the Required Senior Credit Support Percentage on such date.

     The "Actual Senior Credit Support Percentage" on any date, is the amount, expressed as a percentage, calculated by dividing (a) Total Assets by (b) Net Senior Debt.

          "Total Assets" means the sum of (i) the Aggregate Project Loan Balance and (ii) the Uncommitted TIP Account Balance.

          "Net Senior Debt" means (i) the sum of (A) the Liquidity Facility Commitment, (B) the Backup Facility Balance and (C) the outstanding principal amount of the Class A Senior Notes less the sum of (ii) (A) the Unused Enron Commitments and (B) the Excess Spread Account Balance for the purpose of satisfying this test and the Rating Condition, in each case after giving effect to any proposed issuance of Class A Senior Notes or Class C Subordinated Notes.

             "Unused Enron Commitments" means the sum of the (i) amount of unfunded Enron Class II Purchase Commitment, (ii) the aggregate unfunded Class C Subordinated Note

        Purchase Commitment and (iii) for the purpose of the Moody's Credit Support Test and the S&P Credit Support Test, the aggregate unfunded Credit Support Test Commitments.

     The "Required Senior Credit Support Percentage" on any date is the weighted average, calculated based upon the Uncommitted TIP Account Balance and the Aggregate Project Loan Balance, of the Required Senior TIP Credit Support Percentage and the Required Senior Project Credit Support Percentage.

          The "Required Senior TIP Credit Support Percentage" means the percentage obtained in Table 1 below from the TIP Diversity Score and the Weighted Average Moody's Ratings of the Uncommitted TIP Investments.

          The "Required Senior Project Credit Support Percentage" means the percentage obtained from Table 2 below from the Diversity Score and the Weighted Average Moody's Ratings of Project Loans (the "Project Loan Table" and such percentage, the "Base Percentage") and adjusted according to the Interest Coverage Adjustment.

             The "Interest Coverage Adjustment" means the adjustment to the Required Senior Project Credit Support Percentage effected as follows:

           if the Actual Net Interest Margin is less than or greater than the Moody's Assumed Net Interest Margin, the Required Senior Project Credit Support Percentage will be calculated as follows:

           the greater of (i)

               (a) Base Percentage

               multiplied by

                (b) 1+ ((Moody's Net Interest Margin Adjustment Factor) X (Moody's Assumed Net Interest Margin - Actual Net Interest Margin))

                and (ii) the Base Percentage assuming the Weighted Average Moody's Ratings of Project Loans was one level higher than the actual Weighted Average Moody's Ratings of Project Loans.

                    The "Actual Net Interest Margin" on any date is calculated by dividing:

                    (a) the excess of (i) the product of (x) the Aggregate
               Project Loan Balance and (y) the weighted average rate of interest of all Project Loans over (ii) the product of (x) the greater of (A) zero and (B) the aggregate outstanding principal amount of Notes and the Backup Facility Balance less the Uncommitted TIP Account Balance and (y) the weighted average of the Class A Senior Note Interest Rate and Class B Senior Subordinated Note Interest Rate and the current rate of interest payable (after giving effect to the applicable Hedging Agreements, if any) on the Backup Facility Balance assuming the amounts Allocated thereunder were drawn by

               (b) the Aggregate Project Loan Balance.

                    "Moody's Assumed Net Interest Margin" means the percentage obtained from Table 3 below from the Weighted Average Moody's Ratings of Project Loans.

                    "Moody's Net Interest Margin Adjustment Factor" means the
               number obtained from the table set forth below from the Weighted Average Moody's Ratings of Project Loans.

                 B3     B2     B1    BA3    BA2    BA1    BAA3   BAA2
                ----   ----   ----   ----   ----   ----   ----   ----

TABLE 1: TIP TABLE

                     WEIGHTED AVERAGE MOODY'S RATINGS OF UNCOMMITTED TIP INVESTMENTS
                     ---------------------------------------------------------------
TIP DIVERSITY SCORE    BA2        BA1        BAA3       BAA2       BAA1        A3
-------------------  --------   --------   --------   --------   --------   --------
         7
        10
        15
        20
        25
        30
        35
        40

TABLE 2: PROJECT LOAN TABLE

                  WEIGHTED AVERAGE MOODY'S RATINGS OF PROJECT LOANS
DIVERSITY   -------------------------------------------------------------
  SCORE      B3      B2      B1      BA3     BA2     BA1    BAA3    BAA2
---------   -----   -----   -----   -----   -----   -----   -----   -----
    2
    3
    4
    5
    6
    7
    8
    9
   10

TABLE 3: MOODY'S ASSUMED NET INTEREST MARGIN TABLE

                  WEIGHTED AVERAGE MOODY'S RATINGS OF PROJECT LOANS
DIVERSITY   -------------------------------------------------------------
  SCORE      B3      B2      B1      BA3     BA2     BA1    BAA3    BAA2
---------   -----   -----   -----   -----   -----   -----   -----   -----
    2
    3
    4
    5
    6
    7
    8
    9
   10

     If a value required to be obtained from Tables 1 through 3 falls between two rows and/or two columns, then the value will be obtained by linearly interpolating between such rows and columns.

     "Weighted Average Moody's Rating" means, on any date of determination made in respect of Project Loans or Temporary Investments, the rating associated with the Moody's Rating Factor closest to, but not less than, the number obtained by
(i) summing the products obtained by multiplying the Project Loan Balance of each Project Loan or the principal balance of each Temporary Investment, as applicable, by its Moody's Rating Factor, (ii) dividing such sum by the Aggregate Project Loan Balance or TIP Account Balance, as applicable, and (iii) rounding the result up to the nearest whole number. The "Moody's Rating Factor" relating to any Project Loan or Temporary Investment is the number assigned in the table below opposite the Rating of such Project Loan or Temporary
Investment:

         MOODY'S             MOODY'S
MOODY'S  RATING    MOODY'S   RATING
RATING   FACTOR    RATING    FACTOR
-------  -------   -------   -------
  Aaa      1         Ba1        940
  Aa1     10         Ba2      1,350
  Aa2     20         Ba3      1,780
  Aa3     40         B1       2,220
  A1      70         B2       2,720
  A2      120        B3       3,490
  A3      180       Caa1      4,770
 Baa1     260       Caa2      6,500
 Baa2     360       Caa3      8,070
 Baa3     610        Ca      10,000

     The Diversity Score and TIP Diversity Score definitions are found in Appendix A.

  S&P Credit Support Test

     The "S&P Credit Support Test" is satisfied on any date of determination if Net Senior Debt is less than or equal to the Maximum Senior Indebtedness, after giving effect to the funding in full of a Project Loan proposed to be funded, amounts to be withdrawn from or credited to the Uncommitted TIP Account, Allocations or drawings under the Backup Facility, the proposed issuance of Class A Senior Notes or Class C Subordinated Notes or the addition to, or reduction of, the Class C Subordinated Note Purchase Commitment and amounts credited to the Excess Spread Account for the purpose of satisfying this test and the Rating Condition.

     The "Maximum Senior Indebtedness" means an amount provided by S&P to the Issuer upon request by the Issuer that S&P will determine by running a cash flow model which uses, among others, the following inputs:

          (i) The Standard & Poor's Ratings of the Project Loans, except that if the sum of the Project Loan Balances to Eligible Projects located in a single country exceeds $500,000,000, then the Standard & Poor's Ratings of such Project Loans shall be deemed to be two levels below the actual Standard & Poor's Ratings of such Project Loans for purposes of running the cash flow model;

          (ii) The principal balance, interest rate and amortization profile of the Project Loans;

          (iii) If the sum of the Project Loans Balances to Eligible Projects located in a single S&P Region exceeds $1.5 billion, then the S&P Regions in which such Eligible Projects are located;

          (iv) For each Project Loan, the recovery rate assumed by S&P in the event of default of such Project Loan (as of the Closing Date such rate is assumed to be 50%);

          (v) The interest rate payable on the Notes and the Backup Facility after taking into account any Hedging Agreements as well as any other expenses of the Issuer; and

          (vi) In the case of the Class A Senior Notes, the amount of projected Quarterly Project Distributions in the event and to the extent that such amount is supported by a letter of credit or similar arrangement satisfactory to S&P from a provider rated A or higher by S&P, and in the case of the Class B Senior Subordinated Notes, the projected Quarterly Project Distributions.

     From the characteristics of the Project Loans, S&P will derive two default rates to be applied to the portfolio of Project Loans. One default rate will be used to assess the credit quality of the Class A Senior Notes (the "Class A Default Rate") and the other default rate will be used to assess the credit quality of the Class B Senior Subordinated Notes (the "Class B Default Rate"). For each Project Loan assumed by S&P to default, S&P will assume that the assumed recovery rate percentage for the principal balance of the Defaulted Project Loan is recovered one year after default. A number of default timing scenarios will be considered. The Maximum Senior Indebtedness will correspond to the maximum amount of Class A Senior Notes that may be paid timely interest and ultimate principal assuming the Class A Default Rate while at the same time permitting the Class B Senior Subordinated Notes to be paid ultimate interest and ultimate principal assuming the Class B Default Rate.

     The "S&P Region" means each of (a) Latin America and the Caribbean (other than countries rated AA or higher by S&P), (b) Chile and Colombia (other than countries rated AA or higher by S&P), (c) Southeast Asia and Korea (other than countries rated AA or higher by S&P), (d) India and Pakistan (other than countries rated AA or higher by S&P), (e) Sri Lanka, Bangladesh and Nepal (other than countries rated AA or higher by S&P), (f) China, Hong Kong and Taiwan (other than countries rated AA or higher by S&P), (g) Russia and CIS (other than countries rated AA or higher by S&P), (h) Eastern and Central Europe and Turkey (other than countries rated AA or higher by S&P), (i) North Africa and the Middle East (other than countries rated AA or higher by S&P), (j) Sub-Saharan Africa (other than countries rated AA or higher by S&P), (k) South Africa (other than countries rated AA or higher by S&P), (l) Gulf States (other than countries rated AA or higher by S&P), (m) Pacific Islands (other than countries rated AA or higher by S&P) and (n) each country rated AA or higher by S&P, in each case, as of the Closing Date.

     Maximum Senior Indebtedness Example. As an example of S&P's calculation of Maximum Senior Indebtedness, the table below was calculated by running S&P's cash flow model assuming a portfolio of ten $500 million Project Loans all of which pertain to Eligible Projects located in separate countries and all of which have the same Standard & Poor's Rating. Additionally, no more than $1.5 billion of the portfolio is in connection with Eligible Projects located in a single S&P Region and further, the assumed recovery rate for those Project Loans assumed to default is 50%. The table below shows the Maximum Senior Indebtedness for a given Standard & Poor's Rating of Project Loans and Actual Net Interest Margin.

         S&P'S
RATING OF PROJECT LOANS   MAXIMUM SENIOR INDEBTEDNESS   ACTUAL NET INTEREST MARGIN
-----------------------   ---------------------------   --------------------------
B-                               $                                     %
B                                $                                     %
B+                               $                                     %
BB-                              $                                     %
BB                               $                                     %
BB+                              $                                     %
BBB-                             $                                     %

     The actual portfolio of the Issuer will differ from the hypothetical portfolio above. Because S&P ascribes a disproportionate weighting to projects of varying credit quality and the variables in their numerical analyses are inter-dependent, the actual Maximum Senior Indebtedness is likely to vary significantly from the Maximum Senior Indebtedness set forth in the analysis above. No representation is made that the results indicated above will be achieved.

  Intermediate Funding Loans and Intermediate Funding Loan Criteria

     The Issuer may also, from time to time during the Investment Period, make loans in respect of Eligible Projects through one or more entities (each, an "Intermediate Funding Entity") that are (i) wholly-owned, directly or indirectly, by the Issuer and established for the limited purpose of making Project Loans (including Project Loans denominated in a currency other than Dollars as contemplated in clause (1) of the Project Loan Criteria) or (ii) wholly-owned by, or wholly-owning, a particular Project Borrower and established in a jurisdiction other than the jurisdiction of such Project Borrower for the sole purpose of obtaining a loan or loans from the Issuer or another Intermediate Funding Entity and making a Project Loan which satisfies the Qualifying Criteria to such Project Borrower by using proceeds thereof (each such loan, an "Intermediate Funding Loan"). Each Intermediate Funding Loan must meet the following criteria (the "Intermediate Funding Loan Criteria"):

          (A) the initial funding to an Intermediate Funding Entity by the Issuer, or by an Intermediate Funding Entity to another Intermediate Funding Entity, occurs on or after the Financial Closing Date for the related Project Loan;

          (B) in the case of an Intermediate Funding Entity that is wholly-owned, directly or indirectly, by the Issuer, the ownership interests of such Intermediate Funding Entity are pledged to the Collateral Agent;

          (C) any operating expenses and tax liabilities of an Intermediate Funding Entity are paid first, from fees, if any, received by such Intermediate Funding Entity in connection with the related Intermediate Funding Loan, and second, from interest payments received by such Intermediate Funding Entity from the related Project Borrower or Intermediate Funding Entity, as the case may be, and third, from principal payments received by such Intermediate Funding Entity from the related Project Loan or Intermediate Funding Loan, as the case may be;

          (D) each Rating Agency is provided with reasonable details regarding the structure of the Intermediate Funding Entities related to a Project Loan; and

          (E) the Intermediate Funding Loan made by the Issuer to such Intermediate Funding Entity and, to the extent applicable, by one Intermediate Funding Entity to another Intermediate Funding Entity, each satisfy the following criteria:

             (I) such Intermediate Funding Loan is secured by a valid first priority perfected lien on the relevant Intermediate Funding Entity's tangible and intangible assets relating (directly or indirectly) to a particular Project Loan (to the extent such collateral security interest may be perfected under applicable law) and in the case of an Intermediate Funding Entity making loans (directly or indirectly) in respect of more than one Project Borrower, the obligations of such Intermediate Funding Entity in respect of loans advanced to it by the Issuer or by another Intermediate Funding Entity are limited solely to the tangible and intangible assets of such Intermediate Funding Entity directly relating to the relevant Project Loan;

             (II) the notes evidencing the Project Loan, and to the extent applicable, any Intermediate Funding Loan, are pledged by the applicable Intermediate Funding Entity to the Issuer (either directly or indirectly through one or more Intermediate Funding Entities) and, pursuant to the Security Agreement, indirectly to the Collateral Agent;

             (III) such Intermediate Funding Loan, if made by the Issuer, is denominated in Dollars; provided, however, that any other Intermediate Funding Loan may be denominated in currency other than Dollars if such loan complies with the requirements of clause (1) of the Project Loan Criteria;

             (IV) on or prior to the Financial Closing Date of such Intermediate Funding Loan, the Issuer will have received satisfactory opinions of Independent counsel (which counsel may rely, to the extent customary, on opinions of in-house counsel and assume the accuracy thereof);

             (V) payment provisions of such Intermediate Funding Loan provide that such Intermediate Funding Entity make principal and interest (and any other) payments to the Issuer or Intermediate Funding Entity (as applicable) in amounts and under payment terms substantially similar to
        (x) the amounts and payment terms of the related Project Loan, in the case of an Intermediate Funding Loan made to an Intermediate Funding Entity directly making a Project Loan or (y) the amounts and payment terms of the related Intermediate Funding Loan, in the case of an Intermediate Funding Loan made to another Intermediate Funding Entity; provided, however, the amounts owing under the Intermediate Funding Loan may be reduced from the amounts payable under the related Project Loan, in the case of foregoing clause (x) and the related Intermediate Funding Loan, in the case of foregoing clause (y), to the extent, and only to the extent, necessary to pay the operating expenses and tax liabilities of such Intermediate Funding Entity that is the borrower of such Intermediate Funding Loan; and

             (VI) any event of default under the related Project Loan will constitute an event of default under such Intermediate Funding Loan.

                                 ENRON SUPPORT

     In connection with the issuance of the Notes, the Issuer and Enron will enter into the Enron Support Agreement pursuant to which Enron will provide certain commitments and undertake certain obligations to the Issuer as described below. The following constitutes a summary of the Enron Support Agreement and is qualified in its entirety by reference to the full text of the Enron Support Agreement, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

COMMITMENT TO PURCHASE CLASS II INTERESTS

     Enron has committed to purchase up to approximately $               of
Class II Interests (and GP Interests in the Issuer, to the extent necessary to maintain a GP Interest in the Issuer of at least 1%) to the extent required under the Enron Support Agreement (the "Enron Class II Purchase Commitment"). Payments under the Enron Class II Purchase Commitment will be used as support for Quarterly Payment Shortfalls. See "-- Support for Quarterly Payment Obligations". Enron will obtain an irrevocable standby letter of credit to secure its unfunded obligations under the Enron Class II Purchase Commitment. Enron has the right to assign (i) any portion of the Enron Class II Purchase Commitment to a Majority Affiliate of Enron that meets the standards of an Enron Credit Counterparty, (ii) up to 50% of the Enron Class II Purchase Commitment to an Acceptable Credit Provider upon a change in generally accepted accounting principles in the U.S. or in the methodology used by the Rating Agencies that would cause the percentage of the indebtedness of the Issuer consolidated on Enron's balance sheet for accounting or ratings purposes to be materially increased, to the extent necessary to cause the Issuer's indebtedness not to be consolidated on Enron's balance sheet, provided certain conditions are satisfied, (iii) any of the funded Class II Interests to a Majority Affiliate of Enron and (iv) up to 50% of the funded Class II Interests to any person or entity. Subject to the limitations on transfers discussed above, third parties may hold up to a maximum of 50% of the aggregate of the funded Class II Interests.

ENRON RIGHT TO PURCHASE CLASS C SUBORDINATED NOTES

     In connection with the evaluation of an Eligible Project that (if included in the Collateral) would cause the Issuer not to satisfy a Credit Support Test or the Rating Condition, Enron has the option to either (i) purchase or cause to be purchased Class C Subordinated Notes or (ii) commit to purchase Class C Subordinated Notes, in each case in a principal amount sufficient to allow the

Issuer to satisfy the Rating Condition and the Credit Support Tests assuming such Project Loan is included in the Collateral. The aggregate principal amount of Class C Subordinated Notes that may be purchased or that Enron may commit to
purchase may not exceed $               . Payments by Enron under outstanding
Class C Subordinated Note Purchase Commitments will be used to cover Quarterly Payment Shortfalls or fund Project Loans. See "-- Support for Quarterly Payment Obligations". At any time prior to the first anniversary of the Investment Termination Date, Enron may reduce the Class C Note Purchase Commitment or redeem Class C Subordinated Notes if, after giving effect to such reduction or redemption, the Rating Condition, the Reserve Test and the Credit Support Tests are satisfied. Provided certain conditions have been satisfied, Enron has the right to assign any portion of the Class C Note Purchase Commitment to an Acceptable Credit Provider or an Enron Credit Counterparty.

SUPPORT FOR QUARTERLY PAYMENT OBLIGATIONS

     On the business day immediately preceding any Quarterly Payment Date, if a Quarterly Payment Shortfall exists, Enron will be obligated to make payments not to exceed the amount of the Quarterly Payment Shortfall. Such payments will be made, to the extent that funds are available, in the following priority, as set forth below from:

          (a) the purchase of Class C Subordinated Notes in a principal amount up to the amount of any unfunded Class C Note Purchase Commitment;

          (b) the funding of Class II Interests up to the amount of the unfunded Enron Class II Purchase Commitment;

          (c) the amount of the Quarterly Project Distributions;

          (d) the amount of Project Distributions Reserved as of the previous Quarterly Payment Date; and

          (e) proceeds from outstanding Credit Support Test Commitments to the extent that a Quarterly Payment Shortfall exists after application of amounts credited to the Reserve Account and the Excess Spread Account as of such Quarterly Payment Date.

     Enron has the option to secure any obligations to pay Quarterly Project Distributions or Project Distributions Reserved with an irrevocable standby letter of credit for the benefit of the Senior Secured Lenders and the Holders of the Class B Senior Subordinated Notes for purposes of maintaining the ratings of the Notes. In addition, if Moody's downgrades Enron's rating on its senior unsecured debt below Baa2, Enron will be obligated to obtain an irrevocable standby letter of credit for the benefit of the Senior Secured Lenders and the Holders of the Class B Senior Subordinated Notes in the amount of
$               (or, alternatively, pay cash to a secured account if Enron is unable to obtain a letter of credit) to secure such obligations within 30 days of such downgrade.

     "Quarterly Project Distributions" means, with respect to any Quarterly Payment Date, an amount equal to 25% of the Enron Distributions attributable to the Designated Enron Ownership Interest for all Project Borrowers during each of the four Due Periods immediately preceding such Quarterly Payment Date (or, in the case of the first three Quarterly Payment Dates following the Closing Date, such lesser number of Due Periods as have ended following the Closing Date).

     "Enron Distributions" means, with respect to each Project Borrower to which the Issuer has made a Project Loan, any dividends, distributions or payments on subordinated loans, in each case net of any withholding taxes, paid to or for the benefit of the holder of the Enron Initial Equity in respect of the Enron Initial Equity of such Project Borrower; provided that, in the event such dividends, distributions or payments on subordinated debt are made in a currency other than Dollars, such dividends, distributions or payments on subordinated debt shall be deemed to be paid in Dollars based on the prevailing rate of exchange on the first date following payment thereof on which such amounts are capable of being converted, directly or indirectly, into Dollars and remitted abroad; and provided further that,

          (a) in the event of an assignment by Enron of its rights and obligations under the Enron Support Agreement, Enron Distributions will include any and all dividends or distributions, in each case net of any withholding taxes, attributable to the Designated Enron Ownership Interest in the Project Borrower that has been transferred or assigned directly or indirectly to the permitted assignee or an Affiliate of the permitted assignee;

          (b) Enron Distributions will not, except as provided in clause (c) below, include payments received from a Project Borrower following the repayment or prepayment in full of the Project Loan made to such Project Borrower; and

          (c) If (i) an event occurs that causes the Enron Ownership Percentage to fall below the Designated Enron Ownership Interest with respect to a Project Loan (an "Equity Disposition") or (ii) a Project Loan is prepaid or refinanced in its entirety (a "Refinancing"), then the Enron Distributions from such Project Borrower for the Due Period in which such Equity Disposition or Refinancing has occurred and for each Due Period thereafter will be calculated using the lesser of (x) the Enron Distributions that would have been received from such Project Borrower during such Due Period as determined by the Base Case Financial Projections for such Project Borrower revised as of, or immediately prior to, the date of such Equity Disposition or Refinancing and (y) the portion of the amount in (x) above that would enable the Rating Condition to be satisfied (which portion may be zero) assuming a prepayment of the Project Loan in an amount equal to the Disposition Amount and a redemption of the Notes in an amount equal to the Note Redemption Amount on the next Quarterly Payment Date.

     "Designated Enron Ownership Interest" means, with respect to each Project Borrower, a percentage of ownership in such Project Borrower designated by Enron on the Financial Closing Date of the applicable Project Loan that (i) is less than or equal to the Enron Ownership Percentage and (ii) satisfies the Enron Ownership Requirement after taking into account the Designated Enron Ownership Interests of all Project Borrowers on the date of determination. The Designated Enron Ownership Interest will be subject to adjustment thereafter by the Program Manager at the direction of Enron upon each subsequent Financial Closing Date of a Project Loan; provided that, the Enron Ownership Requirement is satisfied after giving effect to such adjustment, and that no such adjustment will increase the Designated Enron Ownership Interest in respect of a Project Borrower with a Defaulted Project Loan.

     "Enron Ownership Percentage" means, with respect to a Project Borrower, the portion, expressed as a percentage, owned by Enron or an Enron Affiliate of the following: (i) shares, if such Project Borrower is a corporation, (ii) partnership interests, if such Project Borrower is a partnership or (iii) membership interests, if such Project Borrower is a limited liability company.

SUPPORT UPON THE OCCURRENCE OF CERTAIN EVENTS

     Enron may, at its option, (i) indemnify the Issuer for the amount necessary to satisfy the Rating Condition following a Tax Event, (ii) pay to the Issuer amounts to effect a redemption of the Notes or the Class C Subordinated Notes or a Class B Refinancing under the Common Agreement or (iii) pay or make commitments to pay funds to the Issuer to allow the Issuer to satisfy any of the Funding Availability Test (such commitment, the "Funding Availability Commitment"), the Liquidity Test (such commitment, the "Liquidity Test Commitment") or either of the Credit Support Tests (such commitment, the "Credit Support Test Commitment"). Enron would be obligated to fund such commitments if the Issuer experiences certain shortages of funds. There can be no assurance that Enron will exercise any such options if the Issuer experiences a Tax Event, an event requiring the redemption of the Notes or a Class B Refinancing or a failure to satisfy the Funding Availability Test, the Liquidity Test or either of the Credit Support Tests.

SALE OF EQUITY IN A PROJECT BORROWER

     Enron is required to notify the Issuer in writing of any proposed Equity Disposition. Thereafter, the Issuer will as soon as practicable, but no later than ten days after the Issuer has received the revised Base Case Financial Projections for such Eligible Project, seek to confirm that the Rating Condition would be satisfied based on the Assumptions.

     If the Issuer obtains a confirmation of the Rating Condition based on the Assumptions, it will notify Enron of such confirmation and the amount of Enron Distributions calculated pursuant to clause (c) of the definition of Enron Distributions set forth above. Upon consummation of the Equity Dispositions, Enron is required to pay or cause to be paid to the Issuer the Disposition Amount, the Issuer is required to cause the Collateral Agent to release the lien on the relevant Project Loan contemporaneously with the payment of the Disposition Amount and the Issuer shall assign and transfer the Project Loan to Enron or its designee. However, no such Disposition Amount shall be payable to the Issuer if the Required Lenders vote to maintain such Project Loan in the Collateral despite such Equity Disposition.

     If the Issuer fails to obtain confirmation that the Rating Condition has been satisfied based upon the Assumptions, (i) the Issuer is required to notify Enron that the Rating Condition has not been so confirmed, (ii) upon such Equity Disposition, no Disposition Amount shall be payable, (iii) the Issuer is required to retain the Project Loan as Collateral and (iv) Enron Distributions are required to be calculated pursuant to clause (c) of the definition of Enron Distributions set forth above without adjustment pursuant to subclause (y) thereof.

ENRON OBLIGATIONS TO SHOW INVESTMENT OPPORTUNITIES TO THE ISSUER; LIMITATION ON FORMATION
OF COMPETING ISSUER

     Enron will use commercially reasonable efforts to notify the Issuer of all opportunities to make loans to projects (a) developed or acquired by Enron or Controlled Enron Affiliates and (b) located in EI Regions (other than any opportunities required to be offered by Enron or an Enron Affiliate to JEDI II under existing partnership arrangements) to the extent any of such projects would be an Eligible Project, as determined by Enron on a commercially reasonable basis and in good faith.

     Neither Enron nor any Controlled Enron Affiliates will compete with the Issuer, in the commencement, acquisition, development, sponsorship, organization or marketing of any Competing Issuer until the earliest of (a) the termination of the Support Period, (b) the date on which the Issuer has an aggregate principal amount of Project Loans outstanding plus unfunded Commitments equal to
or greater than $               and (c) the Investment Termination Date. A
"Competing Issuer" means an entity other than the Issuer or JEDI II that has as its primary purpose the making of Project Loans with respect to Eligible Projects developed by Enron or its subsidiaries which Eligible Projects are located in EI Regions.

GUARANTY OF INDEMNIFICATION OBLIGATIONS OF PROGRAM MANAGER UNDER MANAGEMENT AGREEMENT

     Enron has guaranteed to the Issuer the payment by the Program Manager of its obligation to indemnify the Issuer under the Management Agreement under
certain circumstances in a maximum aggregate amount of up to $               .
See "Description of Principal Documents -- Other Material
Agreements -- Management Agreement".

ISSUANCE OF LIQUIDITY NOTES, FUNDING AVAILABILITY NOTES AND SUPPORT NOTES

     The Issuer is required to issue certain promissory notes to Enron in exchange for the following support: (i) notes with terms and conditions equivalent to the terms and conditions of the Liquidity Facility in exchange for the funding of Liquidity Test Commitments up to $50 million, (ii) notes with terms and conditions equivalent to the terms and conditions of the Backup Facility in exchange for the funding of Funding Availability Commitments and
(iii) Support Notes in exchange for (A) payment to the Issuer of amounts equal to Quarterly Project Distributions, (B) payment to the Issuer of amounts equal to Project Distributions Reserved, (C) payments under outstanding Credit Support Test Commitments, (D) payments made to indemnify the Issuer to satisfy the Rating Condition following a Tax Event, (E) payments made to the Issuer for the redemption of Notes or Class C Subordinated Notes or a Class B Refinancing and
(F) funding of Liquidity Test Commitments in excess of $50 million.

ASSIGNMENTS

     The Issuer and Enron will be allowed to assign all of their respective rights and obligations under the Enron Support Agreement to any successor of such party by merger or consolidation provided that any such successor to Enron has obtained a rating by S&P or Moody's and, if such successor to Enron has a rating from S&P or Moody's that is below Investment Grade at the time of assignment, the financial obligations of such successor will be guaranteed by an Acceptable Credit Provider. Enron will be allowed to assign its rights and obligations under the Enron Support Agreement (i) in the case of a sale by Enron, an offering to third parties or a distribution to the shareholders of Enron of 10% or more of the securities of a person or entity owning a majority interest in Enron International, to such person or entity and (ii) in the case of a transfer or sale by Enron to a person or entity of a majority interest of EI, to such person or entity; provided that in each case, certain conditions have been met, including satisfaction of the Rating Condition and minimum credit ratings of such successor.

                             TEMPORARY INVESTMENTS

     The "Temporary Investment Portfolio" will consist of short-term investments (the "Temporary Investments" and, together with the Eligible Investments, the "Permitted Investments") which satisfy certain criteria. The Temporary Investments will be held in two accounts established with the Account Bank in accordance with the Security Agreement and designated the "Committed TIP Account" and the "Uncommitted TIP Account". See "Description of the
Notes -- Accounts -- TIP Accounts".

     The objectives of the Temporary Investment Portfolio will be to earn a high level of current interest income in order to minimize any negative net interest margin experienced by the Issuer, while seeking to preserve principal to ensure that the Issuer has sufficient capital available to invest in Project Loans. The Temporary Investment Portfolio will consist of short-term investments which will be invested according to the requirements and guidelines regarding the Temporary Investments, including the Uncommitted TIP Investment Policies and Committed TIP Investment Policies. The TIP Advisor will be responsible for investing the Temporary Investments according to the investment policies determined by the Issuer.

UNCOMMITTED TIP ACCOUNT

     On the Closing Date, all net proceeds from the issuance of the Initial Notes, and the Initial Interests and, during the Investment Period, the net proceeds from the issuance of the Class I Interests funded after the Closing Date (other than the net proceeds from funding Class I Interests in connection with a Quarterly Payment Shortfall or upon Acceleration), all payments of principal (including prepayments) and loan origination or upfront fees (excluding expense reimbursements) received on Project Loans and all Hedging Proceeds, will be credited to the Uncommitted TIP

Account; provided that, the Issuer will have the option of crediting or transferring to the Collection Account an amount equal to the origination or upfront fees relating to the last Project Loan to be initially funded by the Issuer. During the Investment Period, the Issuer may issue additional Class A Senior Notes, the net proceeds of which (other than amounts used to reduce amounts drawn under the Backup Facility or to redeem the Notes) will be credited to the Uncommitted TIP Account. The Issuer will invest amounts credited to or re-invested in the Uncommitted TIP Account according to the Uncommitted TIP Investment Policies.

     Uncommitted TIP Investment Policies. Amounts credited to or re-invested in the Uncommitted TIP Account will be invested in a portfolio of (a) U.S. Government Securities, (b) TIP Eligible Investments and (c) Dollar-denominated senior term loans, revolving credits or other senior liabilities of United States borrowers or corporate issuers located in countries whose long-term sovereign debt obligations are rated at least Aa2 by Moody's or at least AA by S&P, in each case, with direct or implied ratings of at least Baa3 by Moody's and at least BBB- by S&P. Each of the investments described in the foregoing clauses (a) through (c) (each, an "Uncommitted TIP Investment") will be required to satisfy the following criteria:

          (i) all Uncommitted TIP Investments will mature no later than, or prior to, one year from the date on which they were acquired, provided that in no event will any Uncommitted TIP Investment mature after the Scheduled Investment Termination Date;

          (ii) with respect to amounts re-invested in Uncommitted TIP Investments, such investments will have the same or higher rating as the maturing Uncommitted TIP Investments;

          (iii) the Uncommitted TIP Account Balance represented by Uncommitted TIP Investments referred to in clause (c) above will be zero after the 12-month period following the Closing Date; and

          (iv) Uncommitted TIP Investments referred to in clause (c) above will have a TIP Diversity Score of at least 20 and an Industry Concentration Factor no greater than 10% while complying with the restrictions in the Security Agreement with respect to the sale of Collateral. The list of Standard & Poor's Industries and the list of Moody's Industries used to calculate the TIP Diversity Score and the Industry Concentration Factor are set forth in Appendix A to the Common Agreement (see "Description of Principal Documents -- Financing Documents -- Security Agreement -- Sale and Release of Collateral");

     provided that, Uncommitted TIP Investments shall not include any interest-only security, any security purchased at a price in excess of 100% of the par value thereof, unless such security is non-callable to maturity (unless callable with a make-whole premium), or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Program Manager.

     "Industry Concentration Factor" means, on any date of determination, with respect to a Standard & Poor's Industry to which one or more of the investments credited to the Uncommitted TIP Account described in clause (c) of Uncommitted TIP Investment Policies pertain, the aggregate principal amount of such investments divided by the aggregate principal amount of all Uncommitted TIP Investments credited to the Uncommitted TIP Account described in clause (c) of Uncommitted TIP Investment Policies and (ii) with respect to a Standard & Poor's Industry to which one or more of the investments credited to the Committed TIP Account described in clause (c) of Committed TIP Investment Polices pertain, the aggregate principal amount of such investments divided by the aggregate principal amount of all Committed TIP Investments credited to the Committed TIP Account described in clause (c) of Committed TIP Investment Policies.

COMMITTED TIP ACCOUNT

     On the Closing Date, the balance of the Committed TIP Account will be zero. During the Investment Period, the Issuer may on or prior to the Financial Closing Date of a Project Loan, transfer amounts credited to the Uncommitted TIP Account to the Committed TIP Account up to an amount Committed for such Project Loan. The Issuer may, on or prior to the dates on which drawdowns are to occur under Project Loans, draw amounts Allocated under the Backup Facility Loan Agreement(s) and/or any Funding Availability Commitments and credit such amounts to the Committed TIP Account. The Issuer will use funds credited to the Committed TIP Account to fund drawdowns under the Project Loans and, in certain circumstances, to redeem Notes as described under clause (ii) of "Description of the Notes -- Redemption -- Mandatory Redemption". The Issuer will invest amounts in the Committed TIP Account according to the Committed TIP Investment Policies. During the Investment Period, the Issuer may transfer amounts credited to the Committed TIP Account to the Uncommitted TIP Account provided that after giving effect to such transfer the Funding Availability Test would be satisfied. Immediately after the occurrence of an event of default with respect to a Committed TIP Investment, the Issuer will be required to determine whether the Funding Availability Test is satisfied as of such date, and to the extent the Funding Availability Test is not satisfied as of such date, the Issuer will (i) in the case of an event of default that has occurred at or prior to the Investment Termination Date, transfer such amounts as is necessary to satisfy the Funding Availability Test (such amount, the "Funding Availability Shortfall Amount") from the Uncommitted TIP Account to the Committed TIP Account and (ii) in all other cases (x) retain in the Committed TIP Account, the interest proceeds received in respect of any Committed TIP Investment up to an amount equal to the Funding Availability Shortfall Amount and (y) to the extent the Funding Availability Test is not satisfied after giving effect to such amounts, transfer funds from the Collection Account equal to the Funding Availability Shortfall Amount.

     Committed TIP Investment Policies. Amounts credited to or re-invested in the Committed TIP Account will be invested in (a) U.S. Government Securities,
(b) TIP Eligible Investments and (c) Dollar-denominated senior term loans, revolving credits or other senior liabilities of United States borrowers or corporate issuers located in countries whose long-term sovereign debt obligations are rated at least Aa2 by Moody's or at least AA by S&P, in each case, with direct or implied ratings of at least Baa3 by Moody's and at least BBB- by S&P (each of the investments described in the foregoing clauses (a), (b) and (c), a "Committed TIP Investment"). All Committed TIP Investments will mature on the earlier of, or prior to, one year from the date that they were acquired, or as to the relevant portion of such amounts and after giving effect to amounts Allocated under the Backup Facility the date(s) on which the Issuer is legally obligated to fund drawdowns under the related Project Loans in accordance with the agreed upon drawdown schedules. The investments described in the foregoing clause (c) will satisfy the following criteria:

          (i) The balance of all such investments will be zero by the end of the 12-month period following the Closing Date;

          (ii) Such investments will have a TIP Diversity Score of at least 20 and an Industry Concentration Factor no greater than 10% while complying with the restrictions in the Security Agreement with respect to the sale of Collateral. The list of Standard & Poor's Industries and the list of Moody's Industries used to calculate TIP Diversity Score and the Industry Concentration Factor are set forth in Appendix A to the Common Agreement; and

          (iii) With respect to maturing investments, such amount will be reinvested in Committed TIP Investments described in clause (a) or clause
     (b) of the Committed TIP Investment Policies;

     provided, that Committed TIP Investments will not include any interest-only security, any security purchased at a price in excess of 100% of the par value thereof, unless such security is non-callable to maturity (unless callable with a make-whole premium), or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Program Manager.

     "TIP Eligible Investments" means any Dollar-denominated investment that, at the time it is delivered to the Collateral Agent (directly or through a securities intermediary), is one or more of the following obligations or securities:

          (i) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

          (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances payable within 365 days of issuance by, or Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than A2 by Moody's or A by Standard & Poor's, in the case of long-term debt obligations, or not less than P-1 by Moody's or A-1 by Standard & Poor's in the case of commercial paper and short-term debt obligations;

          (iii) unleveraged repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other registered security issued or guaranteed by an agency or instrumentality of the United States of America (in each case without regard to the stated maturity of such security), in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with a corporation (acting as principal) whose long-term rating is not less than A2 by Moody's or A by Standard & Poor's or whose short-term credit rating is not less than P-1 by Moody's or A-1 by Standard & Poor's at the time of such investment;

          (iv) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a credit rating of not less than A1 by Moody's or A+ by Standard & Poor's at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper or other short-term obligations with a maturity of not more than 365 days from the date of issuance and having at the time of such investment a credit rating of not less than P-1 by Moody's or A-1 by Standard & Poor's;

          (vi) a reinvestment agreement issued by any bank (if treated as a deposit by such bank), or a registered reinvestment agreement issued by any insurance company or other corporation or entity, in each case that has a credit rating of not less than P-1 by Moody's or A-1 by Standard & Poor's; and

          (vii) Dollar-denominated senior term loans, revolving credits or other senior liabilities of United States borrowers or corporate issuers located in countries whose long-term sovereign rating is at least Aa2 by Moody's and AA by S&P, in each case, with direct or implied ratings of at least A2 by Moody's and A by S&P.

                       INTEREST RATE HEDGING ARRANGEMENTS

     The Issuer anticipates four principal sources of interest rate risk arising in the course of its activities: movements in Treasury yields over the period that Project Loans and Notes are priced ("Treasury Risk"), movements in credit spreads on Project Loans and Notes over the period that Project Loans and Notes are priced ("Credit Spread Risk"), movements in LIBOR during the time funds are on deposit in the TIP Account ("TIP Rate Risk"), and to the extent draws are outstanding on the Backup Facility or the Liquidity Facility after all the Project Loans have been priced, increases in LIBOR during the time such floating rate debt remains outstanding ("Floating Rate Risk"). The Issuer will seek to reduce these risks and potentially other sources of interest rate risk that it identifies through the use of interest rate and credit spread hedging instruments ("Hedging Instruments") such as swaps, swaptions and options.

     Treasury Risk. The Issuer anticipates that the Notes and substantially all the Project Loans will bear fixed rates of interest on or after the commencement of commercial operations of the related Eligible Project. These fixed rates of interest will be based upon the then current level of certain benchmark Treasury yields at the times the Notes and Projects Loans are priced. Since the Issuer has the ability to price Notes either before or after pricing the related Project Loans, the Issuer may be exposed to the risk that Treasury yields could move between the time that the Project Loans are priced and the Notes are priced causing the interest rate spread between the Project Loans and the Notes to be lower than anticipated. The Issuer will seek to minimize this exposure through the use of Hedging Instruments such as swaps whose termination values would be intended to offset the present value difference of lower or higher than anticipated Project Loan and Note benchmark Treasury yields. Thus if Treasury yields move so that the interest rate spread between the Project Loans and Notes is lower than anticipated, the Hedging Instruments should have a positive termination value which would offset the present value impact to the Issuer of this lower interest rate spread. Alternatively, if movements in Treasury yields cause the interest rate spread between the Project Loans and the Notes to be higher than anticipated, the Hedging Instruments should have a negative termination value which would offset the present value impact to the Issuer of this higher interest rate spread. The Issuer will fund negative termination payments, if any, from available Collateral Proceeds and from draws under the Liquidity Facility, as provided in the Priority of Payments. To the extent required to mitigate the risk that negative termination payments could exceed these available amounts and to the extent required to enable the Issuer to comply with the Liquidity Test, the Issuer will enter into additional Hedging Instruments such as swaptions that are intended to limit the amount of net negative termination payments regardless of movements in Treasury yields.

     Credit Spread Risk. Since the Issuer has the ability to price Notes either before or after pricing the related Project Loan, the Issuer is exposed to the additional risk that Note credit spreads could move between the time that the Project Loans are priced and the Notes are priced. If Notes are priced after the related Project Loans are priced, the Issuer may seek to reduce this exposure through the use of Hedging Instruments such as Note credit spread derivatives whose termination values would be intended to offset the present value difference of lower or higher than anticipated Note credit spreads. The Issuer will only enter into such Hedging Instruments to the extent such protection is obtainable at a reasonable cost and the nature of such instruments do not introduce significant other risk. Such risks may, alternatively, be mitigated through loan pricing management techniques. If Hedging Instruments are entered into and Note credit spreads widen between the time the Project Loan is priced and the Notes are priced, resulting in an interest rate spread between the Project Loans and Notes that is lower than anticipated, the Hedging Instrument should have a positive termination value which would offset the present value impact to the Issuer of this lower interest rate spread. Alternatively, if Note credit spreads narrow between the time the Project Loan is priced and the Notes are priced, resulting in an interest rate spread between the Project Loans and the Notes that is higher than anticipated, the Hedging Instruments should have a negative termination value which would offset the present value impact to the Issuer of this higher interest rate spread. The Issuer will fund negative termination payments, if any, from available Collateral Proceeds and from draws under the Liquidity Facility, as provided in the Priority of Payments. To the extent required to mitigate the risk that negative termination payments could exceed these available amounts and to the extent required to enable the Issuer to comply with the Liquidity Test, the Issuer will enter into additional Hedging Instruments such as Note credit spread options that are intended to limit the amount of net negative termination payments regardless of movements in Note credit spreads.

     TIP Rate Risk. Funds on deposit in the TIP Account may be invested in either fixed rate or LIBOR-based instruments. The Notes and Class C Notes, if issued, will bear interest at a fixed rate and draws, if any, under the Backup Facility and the Liquidity Facility will bear interest based upon LIBOR. In addition, Hedging Instruments entered into to reduce Treasury Risk as described above will require the Issuer to either pay or receive a LIBOR-based rate. Furthermore, Project Loans may bear interest at either a fixed or floating rate prior to commencement of commercial operations of the related Eligible Project. To the extent these LIBOR-based assets and liabilities are not match funded, movements in LIBOR could have the effect of reducing the interest rate spread between these assets and liabilities. The Issuer will seek to manage this risk by entering into Hedging Instruments such as swaps that are intended to lock in this interest rate spread regardless of movements in LIBOR. The Issuer would not expect to terminate the Hedging Instruments for TIP Rate Risk prior to maturity. But in the event the LIBOR rate profile of the Issuer's assets or liabilities unexpectedly changes, such as funds on deposit in the TIP Account are invested in Project Loans sooner than anticipated, the Issuer will terminate these Hedging Agreements to maintain the asset-liability LIBOR rate match. Depending upon the level of interest rates between the time these Hedging Instruments were entered into and the time they are terminated, the Issuer may incur negative termination payments on these Hedging Instruments. The Issuer will fund negative termination payments from available Collateral Proceeds and from draws under the Liquidity Facility, as provided in the Priority of Payments. To the extent required to mitigate the risk that negative termination payments could exceed these available amounts and to the extent required to comply with the Liquidity Test, the Issuer will enter into additional Hedging Instruments such as swaptions that are intended to limit the amount of net negative termination payments regardless of movements in interest rates.

     Floating Rate Risk. The Issuer anticipates that substantially all the Project Loans will bear fixed rates of interest on or after commencement of commercial operations. To the extent that these loans are funded with draws on the Backup Facility or there are draws on the Liquidity Facility and either of such draws remain outstanding, increases in LIBOR after the Project Loans have been priced will reduce the interest rate spread between these assets and liabilities. The Issuer will seek to manage this interest rate spread by entering into Hedging Instruments such as receive LIBOR and pay fixed rate swaps which are intended to lock in this interest rate spread regardless of increases in LIBOR during the time the floating rate debt is expected to remain outstanding. The Issuer would not expect to terminate the Hedging Instruments for Floating Rate Risk prior to maturity, but in the event any of the Project Loans pay principal sooner than anticipated, the floating rate debt will in turn pay principal sooner than anticipated. In this event, the Issuer will terminate Hedging Agreements to match the amortization of the floating rate debt. If interest rates have decreased between the time these Hedging Instruments were entered into and the time they are terminated, the Issuer may incur negative termination payments on these Hedging Instruments. The Issuer will fund negative termination payments from available Collateral Proceeds and from draws under the Liquidity Facility, as provided in the Priority of Payments. To mitigate the risk that negative termination payments could exceed these available amounts and to enable the Issuer to comply with the Liquidity Test, the Issuer will enter into additional Hedging Instruments such as swaptions that are intended to limit the amount of net negative termination payments regardless of movements in interest rates or Project Borrowers will agree to assume any swap breakage costs in the event of a prepayment of a Project Loan.

                                   MANAGEMENT

THE ISSUERS

     Enron CPO Holdings, Inc., a newly created, bankruptcy remote, special purpose corporation incorporated under the laws of the State of Delaware on February 23, 1998, will be the general partner of the Issuer (the "General Partner"). The Board of Directors of the General Partner consists of three members, Ms. Cheryl I. Lipshutz, Mr. James V. Derrick, Jr. and an independent outside director to be named prior to the Closing Date. The following table sets forth certain information with respect to the directors and executive officers of the General Partner.

             NAME                AGE                     POSITION
             ----                ---                     --------
Cheryl I. Lipshutz.............  42    Director, Chief Executive Officer and
                                       President
James V. Derrick, Jr...........  53    Director
Joseph M. Deffner..............  30    Vice President, Finance and Treasurer
Leesa M. White.................  47    Vice President and Tax Counsel
Peggy B. Menchaca..............  60    Vice President and Secretary

     Ms. Lipshutz has served as Vice President of ECM since July 1998. Prior to joining Enron, Ms. Lipshutz was Senior Vice President and Director of ABN Amro Bank from December 1997 to July 1998, Group Vice President and Director from December 1995 to December 1997 and Vice President from February 1993 to December 1995.

     Mr. Derrick has been Senior Vice President and General Counsel of Enron since June 1991. Mr. Derrick is currently a director of Enron Oil & Gas Company, an Enron Affiliate.

     Mr. Deffner has served as Director, Corporate Finance of ECM since April 1995. Prior to that time, Mr. Deffner earned a Master's Degree in Business Administration from Duke University.

     Ms. White has served as Vice President and Tax Counsel of EI since September 1997, prior to which she served as Vice President, Tax of EI from February 1997 to September 1997 and Vice President, Tax of EDC from June 1995 to February 1997. Ms. White joined Enron in March 1993 as Senior Counsel I and between March 1993 and June 1995 was primarily responsible for tax matters relating to Enron's project development efforts in South America.

     Ms. Menchaca was named Vice President and Secretary of Enron in April 1987, a position she has held continuously since that date.

     The Board of Directors of the Co-Issuer consists of two members, Mr. James
V. Derrick, Jr. and Ms. Cheryl I. Lipshutz. Each of the officers of the General Partner serves in the same capacity for the Co-Issuer.

     Neither the General Partner nor the Co-Issuer pays compensation to its directors or officers.

PROGRAM MANAGER

  Directors and Executive Officers of the Program Manager

     The Board of Directors of the general partner of the Program Manager consists of four members, Ms. Rebecca P. Mark, Mr. James V. Derrick, Jr., Mr. Andrew S. Fastow and Mr. Jeffrey P.

McMahon. The following table sets forth certain information with respect to the directors and executive officers of the Program Manager.

                  NAME                    AGE                  POSITION
                  ----                    ---                  --------
Rebecca P. Mark.........................  43    Director
James V. Derrick, Jr....................  53    Director
Andrew S. Fastow........................  36    Director
Jeffrey P. McMahon......................  37    Director
Robert G. Gay...........................  41    Chief Executive Officer and President
Neil D. Meyer...........................  44    Senior Counsel and Secretary
Glenn E. Matthys........................  36    Chief Financial Officer and Treasurer
Robert J. Hermann.......................  54    Vice President and Tax Counsel

     Ms. Mark has served as Vice Chairman of Enron since May 1998, as Chairman of EI since January 1996, and as Chairman and Chief Executive Officer of EDC since July 1991. She was also Chief Executive Officer of EI from January 1996 to May 1998, and Vice President and Chief Development Officer of Enron Power Corp. from July 1990 to July 1991. EDC and Enron Power Corp. are wholly owned subsidiaries of Enron Corp. Ms. Mark is also a Director of Brunswick Corp.

     Mr. Fastow has served as Senior Vice President and Chief Financial Officer of Enron since March 1998, as Senior Vice President, Finance, of Enron from January 1997 to March 1998, as Managing Director, Retail and Treasury, of ECT from October 1995 to January 1997, and as Vice President of ECT from January 1993 to October 1995. ECT is a wholly-owned subsidiary of Enron.

     Mr. McMahon has served as Vice President, Finance and Treasurer of Enron since May 1998, and served as Vice President and Chief Financial Officer of Enron Europe Ltd. from February 1994 to April 1998. Prior to joining Enron, Mr. McMahon was Senior Vice President and Chief Financial Officer of MG Natural Gas Corp. from May 1989 to February 1994.

     Mr. Gay was appointed Chief Executive Officer of the Program Manager in July 1998. Mr. Gay was a Principal with EI from February 1998 until his appointment as Chief Executive Officer of the Program Manager. From May 1995 until February 1998 he was Vice President -- International Project Finance for EI, during which time he headed EI's project financing efforts for Latin America. From January 1994 through May 1995 he was Director -- International Project Finance of EI. Prior to joining EI in January 1994, Mr. Gay was a Vice President in the Energy Group of Banc One, Texas, N.A. and Vice President and Manager of Project Finance for Mitsubishi Bank, Houston Agency.

     Mr. Meyer was appointed Senior Counsel and Secretary of the Program Manager in July, 1998. Mr. Meyer joined EI as Senior Counsel in April 1995 with responsibility for legal aspects of a variety of matters in international project development and finance. Mr. Meyer has over 19 years of legal experience. He served as legal counsel to BHP Petroleum from September 1987 to March 1995 and as legal counsel to Aramco Services Company and Cooper Industries, Inc. prior to September 1987.

     Mr. Matthys was appointed Chief Financial Officer and Treasurer of the Program Manager in July of 1998, prior to which he served as Controller of EGPP since February 1995. Mr. Matthys worked in the Corporate Reporting Group of Enron from September 1993 through January 1995. Prior to joining Enron, Mr. Matthys worked as a manager for Coopers & Lybrand in Houston, Texas. EGPP was a publicly-traded Enron Affiliate until November 1997 when it was merged into a subsidiary of Enron.

     Mr. Hermann was appointed Vice President and Tax Counsel of the Program Manager in July, 1998. Mr. Hermann has also served as Vice President and General Tax Counsel of Enron since January 1990.

  Loan Committee

     The Loan Committee of the Program Manager is comprised of five members, including Mr. Robert G. Gay, Chief Executive Officer and President of the Program Manager. The following table sets forth certain information with respect to the members of the Loan Committee.

                         NAME                            AGE
                         ----                            ---
Rodney L. Gray.........................................  46
Robert G. Gay..........................................  41
Raymond M. Bowen, Jr...................................  39
Richard B. Buy.........................................  46
Rex R. Rogers..........................................  49

     Mr. Gray has served as Executive Vice President, Finance of EI since January 1997. In addition, Mr. Gray was Chairman and Chief Executive Officer of EGPP from June 1995 until November 1997 and was also President of EGPP from November 1995 to November 1997. Mr. Gray has also served as a Managing Director of EDC from August 1995 through December 1996, as Chairman and Chief Executive Officer of Enron International Inc. from June 1993 to December 1996, and as Senior Vice President, Finance & Treasurer of Enron from October 1992 through June 1993. Mr. Gray is also a Director of Harmon Industries Inc.

     Mr. Bowen has served as Vice President of ECM, since December 1997 and as Vice President of Enron Energy Services, from February 1996 to November 1997. Prior to joining Enron, Mr. Bowen was Vice President and Senior Banker at Citibank, N.A. for more than four years. Mr. Bowen is the current designee of the chief financial officer of El serving on the Loan Committee.

     Mr. Buy has served as Vice President and Chief Risk Officer of Enron since May 1998, as Managing Director/Chief Credit Officer of ECM, from January 1998 to May 1998, and as President and Principal of ECT Securities Corp. since October 1994. Mr. Buy was Vice President/Chief Credit Officer of ECT from August 1995 to January 1998, and was Director, Credit Management, for ECT from April 1994 to August 1995. Prior to joining Enron, Mr. Buy was a Vice President of Bankers Trust for more than six years.

     Mr. Rogers has been Vice President and Associate General Counsel of Enron since October 1997. Prior to that time Mr. Rogers served as Assistant General Counsel of Enron for more than five years.

  Executive Compensation

     The Program Manager was formed in July 1998 and has paid no compensation to its directors and officers for the 1997 fiscal year, nor did any obligations accrue with respect to management incentive or retirement benefits for the directors and officers during such year. The employees of the Program Manager will be provided to the Program Manager pursuant to the Administrative Services Agreement. Therefore, for administrative convenience, all officers of the Program Manager will be employees of EI Services and will continue to participate in employee benefit plans, including but not limited to, Enron stock option plans, the Enron Savings Plan, health and life insurance plans and other plans that are maintained by Enron or that are established by Enron in the future. The Program Manager will reimburse EI Services for the costs of such compensation, the costs of providing benefits to such persons under Enron's employee benefit plans and for the costs of health and life insurance. The compensation, including any incentive compensation of the officers and employees of the Program Manager, will be approved by the Board of Directors of the Program Manager.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding Common Stock, no par value, of Enron ("Enron Common Stock") owned by each of the directors and executive officers of the Issuer and by the directors and officers of the Issuer as a group. None of the directors or executive officers of the Issuer own any equity securities of the Issuer or of the corporate general partner of the Issuer.

                                                                       SOLE VOTING
                                                                       AND LIMITED
                                                      SOLE VOTING          OR         PERCENT
                                                     AND INVESTMENT   NO INVESTMENT     OF
TITLE OF CLASS       NAME OF BENEFICIAL OWNER            POWER         POWER(1)(2)     CLASS
--------------       ------------------------        --------------   -------------   -------
Enron Corp.
  Common Stock  Cheryl I. Lipshutz.................          --              --          *
                James V. Derrick, Jr...............     638,424(3)        6,449          *
                Joseph M. Deffner..................       3,461(4)                       *
                Leesa M. White.....................       2,000(5)          200          *
                Peggy B. Menchaca..................      76,519(6)        1,888          *
                All directors and executive
                  officers as a group (5 in
                  number)..........................     728,941                          *

---------------

 *  Less than 1%.

(1) Includes restricted shares of Common Stock held under Enron's 1991 and 1994 Stock Option Plans (the "Plans") for certain individuals. Participants in those Plans have sole voting power and no investment power for restricted shares awarded under the Plans until such shares vest in accordance with the Plans' provisions. After vesting, the participant has sole investment and voting powers.

(2) Includes shares held under the Enron Corp. Savings Plan (the "Savings Plan") and/or Employee Stock Ownership Plan (the "ESOP"). Participants in the Savings Plan instruct the Savings Plan Trustee as to how the participant's shares should be voted. Additionally, participants have limited investment power with respect to shares in the Savings Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the ESOP.

(3) Includes 620,938 shares issuable upon the exercise of stock options exercisable within sixty days hereof.

(4) Includes 3,461 shares issuable upon the exercise of stock options exercisable within sixty days hereof.

(5) Includes 2,000 shares issuable upon the exercise of stock options exercisable within sixty days hereof.

(6) Includes 70,515 shares issuable upon the exercise of stock options exercisable within sixty days hereof.

                                     ENRON

     Enron is an integrated natural gas and electricity company headquartered in Houston, Texas. Essentially all of Enron's operations are conducted through its subsidiaries and Affiliates that are principally engaged in the exploration for and production of natural gas and crude oil in the United States and internationally; the transportation of natural gas through pipelines to markets throughout the United States; the generation and transmission of electricity to markets in the northwestern United States; the marketing of natural gas, electricity and other commodities and related risk management and finance services worldwide; and the development, construction and operation of power plants, pipelines and other energy related assets in international markets.

ENRON FINANCIAL INFORMATION

     Enron is a publicly-traded company whose common stock is listed on the New York, Chicago, Pacific, London and Frankfurt Stock Exchanges under the symbol "ENE". The following tables set forth selected summary consolidated financial data for Enron for the periods and at the dates indicated.

                                                          YEAR ENDED DECEMBER 31,
                                                         --------------------------
                                                          1997      1996      1995
                                                         -------   -------   ------
                                                               (IN MILLIONS)
INCOME STATEMENT DATA:
  Revenues.............................................  $20,273   $13,289   $9,189
  Income before interest, minority interests and
     income taxes......................................      565     1,238    1,165
  Net income...........................................      105       584      520

                                                              AT DECEMBER 31,
                                                        ---------------------------
                                                         1997      1996      1995
                                                        -------   -------   -------
                                                               (IN MILLIONS)
BALANCE SHEET DATA:
  Total assets........................................  $23,422   $16,137   $13,239
  Long-term debt......................................    6,254     3,349     3,065
  Shareholders' equity................................    5,618     3,723     3,165

     Current Ratings. The Rating Agencies have assigned Enron the following ratings:

                                                              S&P    MOODY'S
                                                              ----   -------
Commercial Paper............................................  A2     P2
Senior Unsecured............................................  BBB+   Baa2

ENRON AVAILABLE INFORMATION

     Enron is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy or information statements and other information with the Commission. Such reports, proxy or information statements, schedules and other information filed by Enron with the Commission (File No. 1-13159) can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, Room 1400, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OWNERSHIP STRUCTURE

     The Issuer is a limited partnership of which Enron CPO Holdings, Inc., a wholly owned subsidiary of Enron, is the one percent general partner and third party investors initially have an approximately 98% interest through indirect ownership of limited partnership interests. Enron CPO Holdings Intermediate, L.P. directly owns a 99% limited partnership interest in the Issuer. Enron CPO Holdings Intermediate, L.P. is a limited partnership of which Enron CPO Partners II, Inc., a wholly-owned subsidiary of Enron, is the 1% general partner and Enron CPO Partners I, L.P., a limited partnership wholly owned indirectly by Enron, is a limited partner with a contingent limited partnership interest of up to approximately 48% based on the Class II Interests that Enron may be required to purchase under the Support Agreement. See "Enron Support". The 99% limited partnership interest of Enron CPO Holdings Intermediate, L.P. is owned by
                    , a grantor trust, the beneficiaries of which are third party investors.

                                    (CHART)
---------------
(1) Class I Interests will be diluted proportionally by any purchase of Class II Interests to a minimum of 50% limited partner interest. Aggregate Class I Interests and Class II Interests shall at all times represent 99% limited partner interest.

(2) Commitment to purchase Class II Interests shall be funded, if and when necessary, to cover Quarterly Payment Shortfalls up to a maximum percentage of approximately 48% of the total partnership interests.

PROGRAM MANAGER

     The Program Manager is a limited partnership owned by subsidiaries of Enron. The Program Manager has entered into the Management Agreement with the Issuers pursuant to which the Program Manager provides certain management and operations services to the Issuers. See "The Program Manager" and "Description of Principal Documents" for a more detailed description of the terms and conditions of the Management Agreement.

ENRON SUPPORT AGREEMENT

     The Issuer and Enron have entered into the Enron Support Agreement pursuant to which Enron has agreed to provide the Issuer with certain financial support and to provide access to lending opportunities. See "Enron Support" for a more detailed description of the terms and conditions of the Support Agreement.

LICENSES FOR THE USE OF ENRON'S NAME AND TRADEMARKS

     Each of the Issuer and Enron CPO Holdings Intermediate, L.P., the 99% limited partner of the Issuer, have entered into non-exclusive license agreements with Enron pursuant to which the Issuer and Enron CPO Holdings Intermediate are entitled to use the Enron name and related trademarks in association with their businesses. The initial term of each license agreement is one year, and each is renewable and extendable automatically annually unless otherwise terminated. The licenses are terminable at will by either party to such licenses.

ADMINISTRATIVE SERVICES AGREEMENT

     In connection with the services to be provided under the Management Agreement, the Program Manager has entered into the Administrative Services Agreement (the "Administrative Services Agreement") with EIS, a wholly-owned subsidiary of Enron, pursuant to which EIS provides various services, such as, among other things, payroll services, accounts payable processing, provision of telecommunications and information systems and support, tax consulting, lease of office space and certain other staff and support services. The Program Manager has agreed to reimburse Enron for all of its direct costs of the employees dedicated full-time to the Program Manager and $1.2 million per year escalating 4% per year for certain indirect costs incurred in rendering services to the Program Manager under the Administrative Services Agreement. The Administrative Services Agreement is for an initial term of five years and will continue thereafter until terminated by either party upon written notice to the other party. The Administrative Services Agreement may contain provisions that differ from those that would have resulted from negotiations with an independent third party.

INVESTMENT MANAGEMENT AGREEMENT

     The Program Manager has entered into an investment management agreement (the "Investment Management Agreement") with Enron pursuant to which Enron will provide the Program Manager with wire transfer execution services and act as an advisor with regard to Eligible Investments in which the funds of the Issuer from all Accounts, except the TIP Accounts and the Note Payment Account, will be invested. Under the Investment Management Agreement, the Program Manager will pay Enron an annual fee of $6,000. Although the Program Manager believes that the terms and conditions of the Investment Management Agreement are not substantially different than the terms and conditions which the Program Manager could obtain from third parties, it may contain provisions that differ from those that would have resulted from negotiations with an independent third party.

CONFLICTS OF INTEREST

     Certain conflicts of interest exist and may arise in the future as a result of the extensive relationships between Enron, the Program Manager and the Issuer. The directors and officers of Enron have fiduciary duties to manage Enron, including its investments in subsidiaries and affiliates such as the Issuer, in a manner beneficial to Enron and its stockholders. Similarly, the directors and officers of the Issuer have fiduciary duties and the Program Manager has a contractual obligation to manage the Issuer in a manner beneficial to the Issuer and its owners. Therefore, the duties of the directors and officers of Enron may conflict with the duties of the Program Manager and the directors and officers of the Issuer. The nature of the businesses of the Program Manager, acting on behalf of the Issuers, on the one hand and as an Enron Affiliate on the other, is such as to give rise to potential conflicts of interest. Conflicts may arise, for example, with respect to (i) decisions regarding Project Loan administration, including amendments to Project Loan documents, waivers of defaults or decisions whether to foreclose upon or release Collateral, (ii) decisions regarding any Hedging Agreement in which Enron or any Enron Affiliate is a Hedge Counterparty, (iii) dealings with EIS with respect to matters covered by the Administrative Services Agreement and (iv) dealings with Enron with respect to its obligations under the Enron Support Agreement. Conflicts that may arise under the Enron Support Agreement include those relating to Enron's obligation to purchase Class II Interests, Enron's obligation to fund up to an amount equal to Quarterly Project Distributions and Project Distributions Reserved under certain circumstances, Enron's right to purchase Class C Subordinated Notes and to provide other forms of support, transactions between Project Borrowers and Enron or its Affiliates, Enron's obligation to show investment opportunities to the Issuer, Enron's obligation not to sponsor a Competing Issuer except in certain events and Enron's indemnity obligations. See "Description of Principal Documents -- Financing
Documents -- Enron Support Agreement".

     Enron Affiliates are expected to provide various services to the Project Borrowers and their subsidiaries and affiliates through contractual arrangements which may include (i) engineering and construction, (ii) administrative and commercial services, (iii) operations and maintenance services, (iv) technical support and (v) fuel supply and management services. Project Borrowers may pay Enron Affiliates amounts for similar services provided under various contractual arrangements. These project agreements may contain provisions that differ from those that would have resulted from negotiations with an independent third party. The role of an Enron Affiliate as a service provider to a Project Borrower may result in conflicts of interest between Enron and the Program Manager.

     A majority of the persons who will serve on the Loan Committee and the Board of Directors of the Program Manager are officers of Enron or EI. Each officer of Enron or EI has fiduciary duties imposed by law to manage Enron or EI (including any investments in Project Borrowers) in a manner beneficial to Enron and its stockholders. Therefore, the duties of such persons to Enron or EI may conflict with the duties of the Program Manager under the Management Agreement. Enron and EI have advised the Issuer that they do not intend to take any action that would prohibit the Program Manager from complying with its obligations under the Management Agreement or that would cause any person serving on the Board of Directors of the Program Manager to vote in any manner that would effectively prevent, prohibit or restrict the Program Manager from complying with such obligations. Under the Enron Support Agreement, Enron has agreed to
guarantee up to $               in indemnification obligations of the Program
Manager under the Management Agreement and subject to the terms thereof. See "Description of Principal Documents -- Enron Support Agreement" and "Enron Support".

     Enron has agreed that neither it nor any Controlled Enron Affiliate, including the Program Manager but excluding JEDI II, will sponsor or manage a Competing Issuer until the earliest of (a) the date all of the Notes have been paid in full and the Class I Interests have been terminated, retired or liquidated, (b) the date on which the Issuer has an aggregate principal amount of Project Loans outstanding plus unfunded Commitments equal to or greater than
$               and (c) the Investment Termination Date. After such date, there are no restrictions on the activities of Enron or any Enron Affiliate and, therefore, such entities may sponsor a Competing Issuer which could compete with the Issuer for Eligible Projects. In addition, Enron is required under an existing partnership arrangement with JEDI II, the general partner of which is an Enron subsidiary, to offer certain investment opportunities relating to projects developed by certain "Enron covered entities", including Enron International Capital & Trade Services Group, a division of EI, which meet certain specified criteria. Although the Issuer expects, and has been advised by Enron, that opportunities obligated to be offered by Enron to JEDI II will generally not meet the Qualifying Criteria, it is possible that certain loans to Eligible Projects may pose conflicts.

                            DESCRIPTION OF THE NOTES

     The Issuer will issue the following securities on the Closing Date:
$                 % Class A Senior Notes (the "Initial Class A Senior Notes")
and $                 % Class B Senior Subordinated Notes (the "Initial Class B
Senior Subordinated Notes" and, together with the Initial Class A Senior Notes, the "Initial Notes"). The Notes, together with any Class C Subordinated Notes, will be issued pursuant to an Indenture.

     The following summary describes certain provisions of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture and the other Financing Documents. Copies of the Indenture and the other Financing Documents may be obtained by prospective investors upon request in writing to the Issuer. Requests and inquiries regarding such documents should be directed to the Program Manager, Attention Chief Executive Officer and President, at 333 Clay Street, Suite 2024, Houston, Texas 77002.

STATUS AND SECURITY

     The Notes will be secured debt of the Issuers and will not be insured or guaranteed by any person or entity. The obligations of the Issuers with respect to the Notes will be payable solely from the Collateral.

INTEREST

     The Initial Class A Senior Notes will bear interest at a rate per annum
equal to           (the "Class A Senior Note Interest Rate"). The Initial Class
B Senior Subordinated Notes will bear interest at a rate per annum equal to (the "Class B Senior Subordinated Note Interest Rate").

     Interest will accrue on the outstanding principal amount of the Notes during each Interest Accrual Period. Interest on the Initial Notes will accrue from the Closing Date and will be payable quarterly in arrears on each January 10, April 10, July 10 and October 10 (or, if such day is not a business day, on the next succeeding business day), commencing January 10, 1999 (each, a "Quarterly Payment Date"). Interest on the Notes issued subsequent to the Closing Date will accrue from the applicable Subsequent Closing Date and will be payable on each Quarterly Payment Date thereafter. The Class A Senior Notes are senior to the Class B Senior Subordinated Notes on each Quarterly Payment Date or on any date following an Acceleration with respect to the payment of interest (but not premium). Additionally, payments of interest on the Class B Senior Subordinated Notes are subject to deferral (pro rata in accordance with the amounts of accrued and unpaid interest to be paid) on any Quarterly Payment Date to the extent that Class A Senior Notes are outstanding and funds are not available on any Quarterly Payment Date to pay the full amount of accrued interest due on the Class B Senior Subordinated Notes. Any interest deferred as described above will be added to the aggregate principal amount of the Class B Senior Subordinated Notes with respect to which such deferral has occurred, and thereafter, interest will accrue on the aggregate principal amount of the Class B Senior Subordinated Notes as so increased during each subsequent Interest Accrual Period until (and including) the Interest Accrual Period immediately preceding the Quarterly Payment Date on which all interest due and payable on the Class B Senior Subordinated Notes for the Interest Accrual Period then ending is paid in full (without any deferral), at a rate per annum equal to 1.5% in excess of the rate at which interest otherwise accrues on the Class B Senior Subordinated Notes. So long as any Class A Senior Notes are outstanding, the failure to pay such interest to the holders of the Class B Senior Subordinated Notes by reason of any such deferral will not constitute an Event of Default. A "Deferral Event" will occur on the fourth Quarterly Payment Date (which need not be consecutive) on which payment of interest on the Class B Senior Subordinated Notes is deferred. A Subordinate Event of Default will occur 45 days following a Deferral Event, vesting in the Holders of Class B Senior Subordinated Notes certain rights, including the right to terminate the Management Agreement and to require certain redemptions. See "-- Redemption -- Redemption Upon Subordinate Event of Default" and "Description of Principal Documents -- Other Material
Agreements -- Management Agreement -- Termination of Management Agreement".

     Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Each "Interest Accrual Period" will be a period from, and including, a Quarterly Payment Date to, but excluding, the next Quarterly Payment Date, except that the initial Interest Accrual Period for each issuance of Notes will commence on, and include, the Closing Date or the Subsequent Closing Date, as applicable.

PRINCIPAL

     The "Stated Maturity" of the Notes is             , 2018. The Notes will
mature at par at their Stated Maturity unless redeemed or repaid prior thereto. It is expected that the Notes will be paid in full prior to their Stated Maturity. See "Maturity, Prepayment and Yield Considerations".

     Payment of principal of the Class A Senior Notes will be senior to the payment of principal and premium, if any, on the Class B Senior Subordinated Notes, the Class C Subordinated Notes and the Support Notes (if any) and the payment of principal of the Class B Senior Subordinated Notes will be senior to the payment of principal and interest on the Class C Subordinated Notes and the Support Notes (if any).

     Any payment of principal with respect to a Class of Notes will be made by the Trustee on a pro rata basis among the Notes of such Class, according to the respective unpaid principal amounts thereof outstanding immediately prior to such payment.

     On each Quarterly Payment Date and on any date following an Acceleration, principal of the Notes, the Class C Subordinated Notes and the Support Notes will be payable from Collateral Proceeds and, in the case of the Notes, from certain amounts available under the Enron Support Agreement, if needed, in accordance with the Priority of Payments or the Priority of Acceleration Payments, as applicable. Principal of the Notes is not expected to be paid during the Investment Period. Principal of the Support Notes will in no event be payable while the Notes are outstanding.

     The payments on the Notes will depend upon, among other things, the extent to which payments are received with respect to the Project Loans and the other Portfolio Assets.

REDEMPTION

  Optional Redemption

     The Notes, the amounts drawn under the Liquidity Facility and Backup Facility, the Class C Subordinated Notes and Support Notes are subject to optional redemption, prepayment or repayment (in whole or in part) by the Issuers on any Quarterly Payment Date, in order of seniority, upon the determination to do so by the Issuer (acting at the direction of the General Partner) in a minimum aggregate principal amount (as to the Notes) of $250,000 using amounts received by the Issuer from Enron or other persons or entities specifically for such purpose, in the following order: first, if after the stated maturity of the Liquidity Facility, to reduce the amounts drawn under the Liquidity Facility; second, ratably, (i) to redeem the Class A Senior Notes,
(ii) to reduce the amounts drawn under the Backup Facility, (iii) for termination payments to Hedge Counterparties in connection with any termination of Hedging Agreements associated with the foregoing clauses (i) or (ii), and
(iv) to repay the amounts drawn under the Liquidity Facility (without duplication of the preceding clause first); and third, to redeem the Class B Senior Subordinated Notes, the Class C Subordinated Notes and the Support Notes, in the order of seniority.

     The Class A Senior Notes and the Class B Senior Subordinated Notes are subject to optional redemption by the Issuers (in whole or in part) on any Quarterly Payment Date on or after the fifth anniversary of the Closing Date but prior to the sixth anniversary of the Closing Date, in a minimum aggregate principal amount equal to $250,000 which redemption need not be in order of seniority, upon the determination to do so by the Issuer (acting at the direction of the General Partner), through (a) the issuance of new Class A Senior Notes, (b) drawings under the Backup Facility in the case of a redemption of the Class B Senior Subordinated Notes and/or (c) from applying amounts credited to the Uncommitted TIP Account; provided that (i) the Credit Support Tests and, the Rating Condition are satisfied (after taking into account such proposed redemption or repayment); (ii) no Default has occurred and is continuing on such date; (iii) (A) the Senior Coverage Test is satisfied, (B) the Senior Overcollateralization Ratio is at least equal to the Target Senior Overcollateralization Ratio and (C) the Total Overcollateralization Ratio is at least equal to the Target Total Overcollateralization Ratio (in each case, after taking into account such proposed redemption or repayment); (iv) to the extent the Collateral is comprised of less than ten Project Loans, no such Project Loan is a Defaulted Project Loan as of such date; and (v) the maximum amount of Class B Senior Subordinated Notes that may be redeemed with an issuance of Class A Notes is the following:

  WEIGHTED         MAXIMUM
 AVERAGE S&P    CLASS B SENIOR
 RATINGS OF     SECURED NOTES
PROJECT LOANS       (IN $)
-------------   --------------
     Ba1
     Ba2
     Ba3
     B1
     B2
     B3

     The Class B Senior Subordinated Notes are subject to optional redemption (in whole or in part) by the Issuers on any Quarterly Payment Date on or after the fifth anniversary of the Closing Date, in a minimum aggregate principal amount equal to $250,000, upon the determination to do so by the Issuer (acting at the direction of the General Partner) through (a) the issuance of a new series of Class B Senior Subordinated Notes with the same maturity and other terms, other than interest rate, as the Class B Senior Subordinated Notes being redeemed in a principal amount equal to the principal of the Class B Senior Subordinated Notes so redeemed, plus the Class B Premium, if any, and/or (b) amounts provided by Enron or other persons or entities specifically for such purpose (such redemption and reissuance, a "Class B Refinancing"); provided that
(i) the Credit Support Tests and the Rating Condition are satisfied (after taking into account such proposed redemption) and (ii) no Default has occurred and is continuing on such date.

     The Class C Subordinated Notes are subject to optional redemption (in whole or in part) by the Issuers on any Quarterly Payment Date prior to one year following the Investment Termination Date through the issuance of new Class A Senior Notes, drawings under the Backup Facility or from applying amounts credited to the Uncommitted TIP Account upon the determination to do so by the Issuer (acting at the direction of the General Partner) provided that (i) the Credit Support Tests and the Rating Condition are satisfied (after taking into account such proposed redemption) and (ii) no Default has occurred and is continuing on such date.

     The redemption price for Class A Senior Notes that are subject to optional redemption will be par (including accrued and unpaid interest) plus the Class A Make-Whole Premium. The redemption price for Class B Senior Subordinated Notes that are optionally redeemed will be par (including accrued and unpaid interest) plus the Class B Premium. Any accrued and unpaid Class A Make-Whole Premium or Class B Premium, as appropriate, and the applicable redemption price must be paid in full for an optional redemption to be effected.

  Mandatory Redemption

     On each Quarterly Payment Date specified below, the Issuers will effect a mandatory redemption of the Notes and Class C Subordinated Notes (in whole or in part) and a mandatory repayment of amounts drawn under the Backup Facility by applying the amounts set forth below in accordance with the Priority of
Payments:

          (i) on the Quarterly Payment Date immediately following an Investment Termination Date (such date, the "Initial Redemption Date") that is not also a Tax Redemption Trigger Date and to the extent the Uncommitted TIP Account Balance exceeds $250,000, and on each Quarterly Payment Date thereafter until the Uncommitted TIP Account Balance is reduced to zero, in an amount equal to (A) the Uncommitted TIP Account Balance on the Initial Redemption Date (see "Description of Principal Documents -- Financing Documents -- Security Documents -- Sale and Release of Collateral") less
     (B) amounts, if any, applied towards the optional redemption of Class B Senior Subordinated Notes and/or Class C Subordinated Notes on such Quarterly Payment Date; provided, that, so long as any sale of an Uncommitted TIP Investment on any Quarterly Payment Date is deferred to avoid selling such investment at a loss prior to its maturity, the amount of redemption referred to in the preceding clause (A) will be reduced by the principal amount of the Uncommitted TIP Investments whose sale is so deferred. Any Premium which may be payable in connection with such redemption will be calculated based on the amount referred to in the preceding sentence.

          (ii) on any Quarterly Payment Date following the Investment Termination Date if a Commitment expires, terminates or is cancelled or reduced (in whole or in part) and any such reduced Commitment exceeds the amount Allocated under the Backup Facility for such Commitment, in an amount equal to the excess amount; provided, that, so long as any sale of a Committed TIP Investment is deferred to avoid selling such investment at a loss prior to its maturity, such amount will be reduced by the principal amount of the Committed TIP Investments whose sale is so deferred (see "Description of Principal Documents -- Financing Documents -- Security Documents -- Sale and Release of Collateral");

          (iii) on any Quarterly Payment Date upon the occurrence of (A) an Equity Disposition and the Disposition Amount is required to be paid (see "Enron Support") or (B) a Refinancing, in an amount equal to the Note Redemption Amount; and

          (iv) upon the occurrence of a Tax Event and the failure to satisfy the Rating Condition, after giving effect to amounts, if any, provided under the Enron Support Agreement in connection with a Tax Event, by the 60th day following the occurrence of such event (such date, the "Tax Redemption Trigger Date"), on the Quarterly Payment Date following such Tax Redemption Trigger Date and on each Quarterly Payment Date thereafter, in an amount equal to the Note Redemption Amount.

     "Note Redemption Amount" means, in the case of (i) a Refinancing or Equity Disposition resulting in a mandatory redemption of the Notes or Class C Subordinated Notes, the lesser of the Disposition Amount and the Target Note Redemption Amount and (ii) a Tax Event, the proceeds from the sale of Project Loans sold in accordance with the Security Agreement.

     "Disposition Amount" means, with respect to any Project Loan that is the subject of an Equity Disposition or a Refinancing, an amount equal to the sum of the principal of and accrued interest on such Project Loan plus any premium (in the case of a fixed rate Project Loan) received by the Issuer with respect to such Project Loan. "Target Note Redemption Amount" means, in respect of any Project Loan subject to an Equity Disposition or a Refinancing, an amount equal to the sum of the principal of such Project Loan or the Intermediate Funding Loan, as applicable, made by the Issuer plus the present value, discounted at the weighted average rate of interest then currently payable on the Notes and the Backup Facility (the "Debt Rate"), of the amounts of interest, if any, that would have been received on such Project Loan in excess of the Debt Rate assuming such Equity Disposition or Refinancing had not occurred.

     The redemption price for Class A Senior Notes will be par (including accrued and unpaid interest) plus the Class A Make-Whole Premium and for the Class B Senior Subordinated Notes will be par (including accrued and unpaid interest) plus the Class B Premium; provided, however, the redemption price for a mandatory redemption resulting (x) from the termination of the Investment Period for reasons specified in clauses (iii), (iv) or (v) of the definition of Investment Period and (y) an expiration, termination, cancellation or redemption in a Commitment after the Investment Period (other than for reasons attributable to the Issuer) will be par (including accrued and unpaid interest).

     Any Premium due as a result of any mandatory redemption but not paid on such Redemption Date will be payable on each succeeding Quarterly Payment Date in accordance with the Priority of Payments, to the extent Collateral Proceeds are available therefor, until all amounts payable have been paid in full.

  Redemption Upon a Subordinate Event of Default

     The Class A Senior Notes will be subject to mandatory redemption on any Quarterly Payment Date if a Subordinate Event of Default has occurred and is continuing and the Holders of a majority of the Class B Senior Subordinated Notes direct the Issuers to redeem the Class A Senior Notes, in whole but not in part, at par, provided that no such redemption will be permitted unless all amounts then owing under the Backup Facility and the Liquidity Facility and all termination amounts payable under the Hedging Agreements have been paid in full or will be paid in full through the anticipated proceeds of a sale or liquidation of the Project Loans and the other Collateral and the Collateral Agent has determined that the anticipated proceeds of a sale or liquidation of the Project Loans and other Collateral would be sufficient to so redeem the Class A Senior Notes and repay all amounts owing under the Backup Facility and the Liquidity Facility and make all termination payments payable under the Hedging Agreements. The redemption price for Class A Senior Notes and Class B Senior Subordinated Notes redeemed upon a Subordinate Event of Default will be par (including accrued and unpaid interest).

  Redemption Premiums

     The "Class A Make-Whole Premium" will be an amount equal to the excess, if any, of the present value of the remaining principal and interest scheduled to have been paid pursuant to the Note Payment Assumptions in respect of any Class A Senior Notes discounted at the Class A Present Value Rate over the amount of principal of the Class A Senior Notes to be prepaid. "Class A Present Value Rate" will be equal to (i) the as bid yield on United States treasury securities with a maturity most closely correlating to the then interpolated remaining average life of the Class A Senior Notes immediately prior to such prepayment
(determined in accordance with the Note Payment Assumptions), plus (ii)      %.

     The "Class B Premium" (i) prior to the fifth anniversary of the Closing Date, will be an amount equal to the applicable Fixed Rate Premium plus the excess, if any, of (A) the present value of the remaining principal, interest and Fixed Rate Premium scheduled to have been paid pursuant to the Note Payment Assumptions in respect of the Class B Senior Subordinated Notes, assuming such Class B Senior Subordinated Notes were to be redeemed on the fifth anniversary of the Closing Date at an amount equal to par plus the product of (I) the amount of principal of the Class B Senior Subordinated Notes to be prepaid and (II) 50% of the Class B Senior Subordinated Note Interest Rate, discounted at the Class B Present Value Rate, over (B) the amount of principal on the Class B Senior Subordinated Notes to be prepaid and the Fixed Rate Premium and (ii) on or after the fifth anniversary of the Closing Date, an amount equal to the applicable Fixed Rate Premium. The "Class B Present Value Rate" will be equal to (i) the as bid yield on United States treasury securities with a maturity most closely correlating to the then interpolated remaining average life of the Class B Senior Subordinated Notes, assuming such redemption would occur on the fifth anniversary of the Closing Date immediately
prior to the applicable prepayment, plus (ii)      %.

     The "Fixed Rate Premium" payable in respect of the Class B Senior Subordinated Notes will be the product of (i) the amount of principal of the Class B Senior Subordinated Notes to be redeemed and (ii) the applicable percentage of the Class B Senior Subordinated Note Interest Rate for the periods set forth below:

            NUMBER OF YEARS
       ELAPSED FROM CLOSING DATE          APPLICABLE PERCENTAGE
       -------------------------          ---------------------
                                                     %
                                                     %
                                                     %
                                                     %
                                                     %
              thereafter                             %

     The following assumptions (the "Note Payment Assumptions") will be used to calculate interest and principal scheduled to be paid to Holders of the Notes for the purpose of calculating the Premiums:

          (i) No further redemptions of Notes are assumed to occur;

          (ii) Project Loans are assumed to make scheduled payments on each subsequent due date therefor until the maturity dates of such Project Loans;

          (iii) Amounts credited to the Uncommitted TIP Account are immediately invested in a Project Loan that makes payments of interest and principal on a quarterly basis, has a maturity date equal to the Stated Maturity, bears interest at a rate equal to 9%, and beginning on the Investment Termination Date, amortizes on a mortgage-style basis and no further initial fundings of Project Loans are made by the Issuer;

          (iv) Amounts credited to the Committed TIP Account followed by draws under the Backup Facility in respect of amounts previously Allocated thereunder are assumed to be reinvested in previously Committed but unfunded Project Loans pursuant to the assumed drawdown schedules;

          (v) Amounts credited to the Committed TIP Account are assumed to earn interest at the contracted rates thereof until maturity and are assumed to be reinvested at LIBOR pending reinvestment into Project Loans;

          (vi) Amounts invested in other Project Loans or Permitted Investments not otherwise specified are assumed to earn interest at 4% per annum;

          (vii) Hedging Agreements would be terminated and or entered into in the amounts consistent with managing interest rate risk given these Note Payment Assumptions;

          (viii) Quarterly Payment Dates are assumed to fall on the 10th day of the applicable month regardless of when such Quarterly Payment Date would actually occur;

          (ix) Distributions on the Notes are made in accordance with the Priority of Payments;

          (x) LIBOR is assumed to be the current LIBOR rate and does not change; and

          (xi) LIBOR is the basis for payments under the Backup Facility and Hedging Agreements.

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

  Redemption Procedures

     Notice of any redemption will be published in an Authorized Newspaper and will be given by the Trustee by first-class mail, postage-prepaid, mailed at least ten business days prior to the record date specified for redemption pursuant to the Indenture to each Holder of Notes at such Holder's address in the register maintained by the registrar under the Indenture. Notes called for redemption must be surrendered at the office of any Paying Agent appointed under the Indenture in order to receive the redemption price.

     In the event of any redemption, the Issuer will, as soon as practicable upon knowledge thereof, notify the Trustee of such Redemption Date, the Record Date applicable to such Redemption Date, the principal amount of the Notes to be redeemed on such Redemption Date and the redemption price of such Notes.

     Any such notice of redemption may be withdrawn by the Issuers up to the sixth business day prior to the scheduled Redemption Date by written notice to the Trustee. Notice of any such withdrawal will be published once in an Authorized Newspaper or sent by the Trustee to each Holder of Notes at such Holder's address not later than the fourth business day prior to the scheduled Redemption Date by overnight courier guaranteeing next day delivery.

CANCELLATION

     All Notes that are redeemed and surrendered for cancellation as described herein will forthwith be canceled and may not be reissued or resold.

ISSUANCE OF CLASS A SENIOR NOTES AFTER THE CLOSING DATE

     The Issuers expect to issue $               to $               of
additional Class A Senior Notes after the Closing Date, which additional Class A Senior Notes will have the same maturity and the same terms, other than interest rate, as the Initial Class A Senior Notes. On each Subsequent Class A Closing Date, it will be a condition to the issuance of such Class A Senior Notes (the "Class A Senior Note Issuance Requirements") that (i) after giving effect to any application of the proceeds of such issuance, the sum of the aggregate outstanding principal balance of the Notes and the aggregate principal amount Allocated plus amounts drawn under Backup Facility does not exceed the Maximum Class A Principal Amount, (ii) if such Class A Senior Notes are issued after the Investment Termination Date, the proceeds of such issuance will be applied (A) to reduce amounts Allocated, (B) to repay amounts drawn under the Backup Facility or (C) to redeem all or a portion of the Class A Senior Notes, Class B Senior Subordinated Notes or Class C Subordinated Notes issued and outstanding,
(iii) the Liquidity Test is satisfied on such date, (iv) unless the proceeds of such issuance are used to reduce amounts Allocated, or to repay amounts drawn, under the Backup Facility, the Credit Support Tests and the Rating Condition are satisfied as of such date (after taking into account such issuance) and (v) no Default has occurred and is continuing on such date. Proceeds from the issuance of the Class A Senior Notes will be (i) credited to the TIP Accounts as described in "Security for the Notes -- Temporary Investments" below, (ii) used to repay amounts drawn under the Backup Facility and/or (iii) used to repay the principal of Class A Senior Notes, Class B Senior Subordinated Notes and Class C Subordinated Notes, as permitted.

ISSUANCE OF CLASS B SENIOR SUBORDINATED NOTES AFTER THE CLOSING DATE

     On any Quarterly Payment Date on or after the fifth anniversary of the Closing Date, the Issuers may issue additional Class B Senior Subordinated Notes in connection with a Class B Refinancing. The additional Class B Senior Subordinated Notes will have the same maturity and the same terms, other than interest rate, as the Class B Senior Subordinated Notes being redeemed. On each date on which additional Class B Senior Subordinated Notes are issued, it will be a condition to the issuance of such Class B Senior Subordinated Notes that
(i) the Credit Support Tests and the

Rating Condition are satisfied after giving effect to such Class B Refinancing and (ii) no Default has occurred and is continuing on such date. See "Redemption -- Optional Redemption".

PAYMENTS

     Payments in respect of principal and interest will be made to the person in whose name the Note is registered on the applicable Record Date. Payments will be made by a check delivered to DTC or its nominee or by wire transfer in immediately available funds to a U.S. Dollar account maintained by DTC or its nominee. Final payments in respect of principal of the Notes will be made against surrender of such Notes at the office of the Paying Agent appointed under the Indenture. None of the Issuers, the Trustee, the Program Manager or the Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of its direct or indirect participants (including Euroclear or Cedel or any of their respective direct or indirect participants) relating to or payments made on account of beneficial interests in a Global Note.

     The Issuers expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by DTC or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC or its nominee. The Issuers also expect that payments by participants (i.e., direct participants) to owners of beneficial interests in such Global Note held through such participants (i.e., indirect participants) will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     For so long as any Class of Notes is listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will have a paying agent and a transfer agent with an office in Luxembourg.

ACCOUNTS

     On or prior to the Closing Date and pursuant to the terms of the Security Agreement, the Issuer will establish with the Account Bank for the benefit of the Noteholders and the other Secured Parties: (i) the Collection Account, (ii) the TIP Accounts, (iii) the Reserve Account, (iv) the Excess Spread Account and
(v) the Operating Account. The Issuer will also establish the Expense Reserve Account on or prior to the Scheduled Investment Termination Date. If requested by Enron in accordance with the Enron Support Agreement, the Issuer may also establish the Distribution Obligation Escrow Account. In addition, the Trustee will establish the Note Payment Account, as described below. Each Account other than the Note Payment Account will be established in the name of the Issuer with the Account Bank pursuant to the Security Agreement and pledged to the Collateral Agent for the benefit of the Secured Parties.

  Collection Account

     All Collateral Proceeds will be remitted to the Account Bank for the benefit of the Collateral Agent and credited to an account designated the "Collection Account" and will be available for application as described under "-- Priority of Payments" or "-- Priority of Acceleration Payments", as the case may be.

  TIP Accounts

     The Temporary Investment Portfolio will consist of Temporary Investments which satisfy certain criteria. The Temporary Investments will be held in the TIP Accounts and managed by the TIP Investment Manager in accordance with the investment policies of the Issuer. See "Temporary Investments".

  Reserve Account

     Prior to the Closing Date and on each Quarterly Payment Date, an amount (the "Reserve Amount") equal to the lesser of (i) the amount necessary to cause the Reserve Test to be satisfied and (ii) Collateral Proceeds remaining after application as provided in clauses (i) through (ix) of the Priority of Payments will be credited to an account established with the Account Bank and designated the "Reserve Account". On each Quarterly Payment Date, after giving effect to all withdrawals, if any, in respect of any Quarterly Payment Shortfall, all amounts credited to the Reserve Account in excess of the Reserve Amount will be released from the Reserve Account and credited to the Collection Account for application in accordance with clause (xi) of the Priority of Payments. See
"-- Priority of Payments".

  Excess Spread Account

     All Collateral Proceeds remaining on any Quarterly Payment Date during the Investment Period after application as provided in clauses (i) through (xi)(h) of the Priority of Payments will be credited to an account established with the Account Bank and designated the "Excess Spread Account". In the event there occurs a Quarterly Payment Shortfall in respect of a Quarterly Payment Date, the Issuer will instruct the withdrawal and application of amounts credited to the Excess Spread Account to cover such Quarterly Payment Shortfall. See
"-- Priority of Payments". On each Quarterly Payment Date after the Investment Termination Date after giving effect to the withdrawal, if any, in respect of any Quarterly Payment Shortfall, all amounts in the Excess Spread Account in excess of the Retention Amount as of such Quarterly Payment Date will be released from the Excess Spread Account and applied in accordance with clauses
(xi)(j) and (xi)(k) of the Priority of Payments. Notwithstanding the foregoing, amounts that otherwise would be credited to the Excess Spread Account on any Quarterly Payment Date will be distributed to each person or entity who otherwise would have been entitled thereto but for such credit requirement if such person or entity delivers to the Issuers (x) an agreement to repay (a "Repayment Agreement") such amounts to the Issuers if and to the extent that amounts in the Excess Spread Account are required by the Issuers to cover any Quarterly Payment Shortfall (it being understood and agreed that payments to cover any Quarterly Payment Shortfall will be made ratably from amounts credited to the Excess Spread Account and payment obligations under the Repayment Agreements) and (y) if such person is not an Acceptable Credit Provider, a guarantee, letter of credit or the credit support for such person's or entity's obligations under the Repayment Agreement is provided by an Acceptable Credit Provider. Any amount which is subject to repayment pursuant to a Repayment Agreement will be deemed to be credited to the Excess Spread Account for purposes of calculating the Excess Spread Account Balance. The "Retention Amount," on the Investment Termination Date, means the amount credited to the Excess Spread Account which is being used to satisfy the Credit Support Tests and Rating Condition as of such date, and on any date after the Investment Termination Date, means (a) the greater of (i) zero and (ii) the greater of (x) the Retention Amount as of the Investment Termination Date minus the Retention Percentage of the amount of principal that has been received on the Project Loans since the Investment Termination Date and (y) the amount, if any, that if added to the amount credited to in the Reserve Account, would satisfy the Reserve Test plus (b) amounts, if any, designated to be retained in such account by the holders of Class I Interests, at their option, in accordance with the Partnership Agreement. The "Retention Percentage" means a fraction, determined on the Investment Termination Date, the numerator of which is the sum of the Unused Enron Commitments and the Retention Amount and the denominator of which is the Aggregate Project Loan Balance.

  Expense Reserve Account

     On each Quarterly Payment Date, the Issuer will credit to an account established with the Account Bank and designated the "Expense Reserve Account' an amount equal to, and for the payment of, the Operating Expenses estimated to be paid during the next Due Period, as set forth in the Valuation Report, in accordance with clause (xi)(j) of the Priority of Payments; provided, however, the funds credited to the Expense Reserve Account will not exceed $2 million at any time. The Issuer may withdraw funds from the Expense Reserve Account on any date to pay such Operating Expenses.

  Operating Account

     The Issuer will credit to an account established with the Account Bank and designated the "Operating Account" the following amounts to be applied for the respective purposes specified below:

          (a) any amounts withdrawn, so long as the Issuer determines that in good faith it can meet its obligations under clauses (i)-(v) of the Priority of Payments on the immediately succeeding Quarterly Payment Date, from the Collection Account on a date other than a Quarterly Payment Date, in an amount equal to, and for the payment of, regularly scheduled payments or the termination costs payable under any Hedging Agreement referred to in clauses (v)(b) and (vi), respectively, of the Priority of Payments;

          (b) any amounts drawn under the Liquidity Facility for application in respect of a Shortfall or for payment of Operating Expenses;

          (c) from the proceeds of the issuance of Notes and the Class C Subordinated Notes, an amount equal to and for the payment of, the Initial Issuance Expenses or Transaction Expenses, as the case may be, relating to such issuance;

          (d) any amounts received pursuant to the Enron Support Agreement, other than amounts credited to the Committed TIP Account pursuant to a Funding Availability Commitment, for application in accordance with the Priority of Payments or the Priority of Acceleration Payments, as the case may be; and

          (e) any amounts received under Class I Stage Funding Commitment Letters to cover any Shortfall or Acceleration Shortfall.

  Note Payment Account

     The Trustee will, from time to time, credit all payments received from the Collection Account in respect of payments due to the Noteholders to a single, segregated trust account designated the "Note Payment Account". All monies or property collected or received by or on behalf of the Trustee on any Quarterly Payment Date pursuant to the Priority of Payments or on any date following an Acceleration pursuant to the Priority of Acceleration Payments, as applicable, will be paid out from the Note Payment Account on such date to the Noteholders in the order specified in the Priority of Payments or the Priority of Acceleration Payments, as applicable, and to the extent available. All monies or property collected or received by or on behalf of the Trustee from the Collateral Agent on any Redemption Date in connection with the redemption of any Notes will be credited to and paid out to the Holders of the Notes being so redeemed in accordance with and to the extent provided in the Priority of Payments.

  Distribution Obligation Escrow Account

     In the event of a downgrade by Moody's of the rating of the senior unsecured long term debt of Enron below Baa2 and the failure of Enron to obtain a standby letter of credit pursuant to the Enron Support Agreement, within 30 days thereof the Issuer, upon receipt of notice from Enron, will cause to be established with the Account Bank an account designated the "Distribution Obligation Escrow Account" and Enron will deposit cash in an amount equal to
$          pursuant to the Enron Support Agreement. Funds credited to the
Distribution Obligation Escrow Account will be applied in accordance with the Enron Support Agreement in connection with a Quarterly Payment Shortfall on which Enron fails to make certain payments Enron is obligated to make pursuant to the Enron Support Agreement. See "Enron Support".

PRIORITY OF PAYMENTS

     On each Quarterly Payment Date, Collateral Proceeds credited to the Collection Account on the related Determination Date will be applied in the following order of priority ("Priority of Payments"):

          (i) to the payment of any filing fees and taxes then due and payable by the Issuer and/or the Co-Issuer;

          (ii) to the payment of accrued and unpaid ordinary fees and expenses owing by the Issuers to the Trustee, the Collateral Agent, any other Representative, the TIP Advisors and the Rating Agencies;

          (iii) to the payment of the accrued and unpaid Administrative Fee payable to the Program Manager;

          (iv) (A) prior to the stated maturity of the Liquidity Facility, to the payment of any accrued and unpaid fees, expenses or interest on amounts drawn under the Liquidity Facility and (B) after the stated maturity of the Liquidity Facility, to the payment of accrued and unpaid interest on and principal of the Liquidity Facility, until the outstanding principal balance is reduced to zero, and any other amounts due and payable thereunder;

          (v) ratably, as to the payment of the following items: (A) to the Note Payment Account in an amount equal to, and for the payment of, accrued and unpaid interest on the Class A Senior Notes; (B) payments (other than termination costs) payable by the Issuer under the Hedging Agreements; and
     (C) to the payment of commitment fees, any accrued and unpaid interest on amounts drawn under the Backup Facility or any other amounts (other than principal) due and payable thereunder;

          (vi) to the Operating Account for payment of termination costs payable under any Hedging Agreement on such Quarterly Payment Date or during the Due Period immediately succeeding the Due Period relating to such Quarterly Payment Date;

          (vii) if the Senior Coverage Test is not satisfied on such Quarterly Payment Date, to the repayment of (A) first, principal of the Liquidity Facility (such repayment or prepayment to be made in the order in which principal installments are due if after the Liquidity Facility Availability Period), until the outstanding principal balance of the Liquidity Facility is reduced to zero and (B) second, principal of the Backup Facility and to the Note Payment Account in an amount equal to, and for the payment of, the principal amount of Class A Senior Notes, pro rata according to the principal of the Backup Facility and the principal amount of the Class A Senior Notes (it being understood that, for purposes of this clause, principal of the Backup Facility will refer to amounts drawn or Allocated thereunder and payments made in respect of amounts Allocated under the Backup Facility will be credited to the Committed TIP Account to reduce the amounts then Allocated under the Backup Facility), in each case, to the extent necessary to satisfy the Senior Coverage Test;

          (viii) if the Senior Coverage Test is satisfied on such Quarterly Payment Date, to the Note Payment Account in an amount equal to, and for the payment of, accrued and unpaid interest on the Class B Senior Subordinated Notes to the extent the Senior Coverage Test remains satisfied;

          (ix) to the repayment of principal of the Liquidity Facility, the Backup Facility and the Notes and, to the extent not paid in (viii) above, to the Note Payment Account in an amount equal to, and for the payment of, interest on the Class B Senior Subordinated Notes, in the priority set forth below:

             (a) after the expiration of the Liquidity Facility Availability Period, to the payment of the quarterly principal installment then due under the Liquidity Facility (each such installment to be made in an amount equal to one-eighth of the outstanding principal as of the last day of the Liquidity Facility Availability Period) together with any accrued interest and any other amounts owing thereunder;

             (b) ratably, to the repayment of the principal of the Backup Facility and to the Note Payment Account in an amount equal to, and for the payment of, the principal amount of the Class A Senior Notes (it being understood that, for purposes of this clause, principal of the Backup Facility will refer to amounts drawn or Allocated thereunder and payments made in respect of Allocated amounts will be credited to the Committed TIP Account to reduce amounts Allocated under the Backup Facility) to the extent necessary to cause the Senior Overcollateralization Ratio on such Quarterly Payment Date to be at least equal to the Target Senior Overcollateralization Ratio or if the Calculated Senior Debt Balance is less than zero, to the extent necessary to pay in full the principal amount of and accrued interest and other amounts owing in respect of the Backup Facility and the Class A Senior Notes;

             (c) to the Note Payment Account in an amount equal to, and for the payment of, accrued and unpaid interest on the Class B Senior Subordinated Notes to the extent not paid in (viii) above; and

             (d) to the Note Payment Account in an amount equal to, and for the payment of, the principal amount of the Class B Senior Subordinated Notes to the extent necessary to cause the Total Overcollateralization Ratio on such Quarterly Payment Date to be equal to the Target Total Overcollateralization Ratio or if the Calculated Total Debt Balance is less than zero, to the extent necessary to pay in full the Class B Senior Subordinated Notes;

          (x) if the Reserve Test is not satisfied on such Quarterly Payment Date, to the Reserve Account in an amount equal to the Reserve Amount; and

          (xi) the remaining Collateral Proceeds plus the amount of cash credited to the Reserve Account in excess of the Reserve Amount will be applied in the priority set forth below:

             (a) after the Liquidity Facility Availability Period, to the repayment of the outstanding principal installments under the Liquidity Facility (in the order in which such installments are due) until the outstanding principal balance of the Liquidity Facility is reduced to zero;

             (b) to the Note Payment Account in an amount equal to and for the payment of all accrued and unpaid Class A Make-Whole Premiums;

             (c) to the Note Payment Account in an amount equal to and for the payment of all accrued and unpaid Class B Premiums;

             (d) to the Note Payment Account in an amount equal to, and for the payment of, the accrued and unpaid interest on Class C Subordinated Notes;

             (e) to the payment of the Management Fee and Incentive Fee accrued during the related Due Period, and to the payment of any accrued and unpaid Management Fee and/ or Incentive Fee accrued during any prior Due Period and any other amounts due under the Management Agreement;

             (f) prior to the stated maturity of the Liquidity Facility, to the repayment of the Liquidity Facility until the outstanding principal balance of the Liquidity Facility is reduced to zero;

           (g) to the payment of any Extraordinary Expenses and Permitted Capital Expenditures;

             (h) to the Note Payment Account in an amount equal to, and for the payment of, the Class C Principal Distributable Amount, if any;

             (i) during the Investment Period, to the Excess Spread Account;

             (j) on or after the expiration of the Liquidity Facility Availability Period, to the Expense Reserve Account in an amount equal to, and for the payment of, the Operating Expenses expected to be payable prior to the next Determination Date; and

             (k) to the Issuer for payment of principal and interest on the Support Notes and for distribution in respect of the Interests in accordance with the provisions of the Partnership Agreement; provided that no such application shall be made for distributions in respect of any Class II Interests or Support Notes held by Enron or any Enron Affiliate if (and during the period in which) an Event of Default shall have occurred and be continuing for a period of 180 days, after which 180-day period distributions may be made in respect of such Class II Interests or Support Notes in accordance with this clause (xi)(k).

     If the Issuer does not have sufficient amounts available on any Quarterly Payment Date to make all payments pursuant to clauses (i) through (xi)(e) of the "Priority of Payments" above (a "Shortfall"), the following actions will be taken by the Issuer:

          (i) first, during the Liquidity Facility Availability Period, draw on amounts available under the Liquidity Facility Loan Agreements to make such payments; provided, however, the Liquidity Facility will not be available for payments under clauses (iv)(B), (vii), (ix), (x), (xi)(a), (xi)(b) and
     (xi)(c), and to the extent there is a shortfall in the amounts necessary to make payments pursuant to clauses (i) through (xi)(c), such amounts will not be available for payments under clauses (xi)(d) and (xi)(e) (such amounts, the "Liquidity Shortfall Amounts");

          (ii) second, to the extent a Shortfall remains, such Shortfall will be covered by amounts paid to the Issuer under Liquidity Test Commitments, if any; provided, however, the Liquidity Test Commitments will not be available for payments under clauses (iv)(B), (vii), (ix), (x), (xi)(a),
     (xi)(b) and (xi)(c), and to the extent there is a shortfall in the amounts necessary to make payments pursuant to clauses (i) through (xi)(c), such amounts will not be available for payments under clauses (xi)(d) and
     (xi)(e); and

          (iii) third, to the extent a Shortfall remains under any of clauses
     (i) through (ix) of the Priority of Payments on such Quarterly Payment Date (a "Quarterly Payment Shortfall"), such Quarterly Payment Shortfall will be covered to the extent funds are available from the amounts paid to the Issuer under the Enron Support Agreement (see "Enron Support") and the amounts credited to the Reserve Account and the Excess Spread Account as set forth in the Security Agreement (see "-- Accounts"), in the following order of priority:

             (a) proceeds received from issuing the Class C Subordinated Notes in accordance with the Enron Support Agreement as described under "Enron Support";

             (b) proceeds from funding the Class I Interests in accordance with the terms of the Class I Stage Funding Commitment Letters.

             (c) proceeds from funding the Class II Interests in accordance with the Enron Support Agreement as described under "Enron Support";

             (d) except to the extent such Quarterly Payment Shortfall results from a Tax Event, an amount equal to Quarterly Project Distributions with respect to such Quarterly Payment Date;

             (e) except to the extent such Quarterly Payment Shortfall results from a Tax Event, an amount equal to the Project Distributions Reserved as of the prior Quarterly Payment Date;

             (f) amounts credited to the Reserve Account as of such Quarterly Payment Date;

             (g) amounts credited to the Excess Spread Account as of such Quarterly Payment Date; and

             (h) payments under Credit Support Test Commitments, if any.

     On any Quarterly Payment Date that a payment is made to the Issuer in accordance with priority (ii) or clause (d), (e) or (h) of clause (iii) above, the Issuer will issue Support Notes in an aggregate principal amount equal to the amount of such payment. Interest and principal will be payable on the Support Notes as described in the Enron Support Agreement (see "Enron Support") and in accordance with the Priority of Payments or Priority of Acceleration Payments, as applicable.

PRIORITY OF ACCELERATION PAYMENTS

     Following an Acceleration, all amounts credited to the Collection Account and any other Collateral Account (other than the Reserve Account, the Excess Spread Account, the Committed TIP Account and the Distribution Obligation Escrow Account) will be applied in the following order of priority ("Priority of Acceleration Payments"):

          (i) to the payment of any filing fees and taxes then due and payable by the Issuer and/or the Co-Issuer (as certified by an authorized officer of the Issuer to the Collateral Agent);

          (ii) to the payment of accrued and unpaid fees and expenses owing by the Issuers to the Trustee, the Collateral Agent, any other Representative, the TIP Advisor(s) and the Rating Agencies;

          (iii) to the Program Manager in an amount equal to, and for payment of, any accrued and unpaid Administrative Fees as of such date;

          (iv) Liquidity Lenders for payment of the outstanding principal balance plus accrued and unpaid interest and any other amounts owing under the Liquidity Facility;

          (v) pro rata, to the (a) Holders of the Class A Senior Notes for payment of the outstanding principal amount of Class A Senior Notes and interest (excluding premium) payable thereon of such date, (b) Backup Lenders for payment of the outstanding principal balance plus accrued and unpaid interest and any other amounts owing under the Backup Facility (it being understood that, for purposes of this clause, principal of the Backup Facility will refer to amounts drawn or Allocated thereunder and payments made in respect of Allocated amounts will be credited to the Committed TIP Account to reduce amounts Allocated under the Backup Facility) and (c) the Hedge Counterparties for payments due under each Hedging Agreement;

          (vi) to the Holders of the Class B Senior Subordinated Notes in an amount equal to, and for payment of, the outstanding principal amount of Class B Senior Subordinated Notes and interest (excluding premium) payable thereon as of such date;

          (vii) to the Holders of the Class A Senior Notes in an amount equal to, and for payment of, all accrued and unpaid Class A Make-Whole Premium as of such date;

          (viii) to the Holders of the Class B Senior Subordinated Notes in an amount equal to, and for payment of, all accrued and unpaid Class B Premium as of such date;

          (ix) to the Holders of the Class C Subordinated Notes in an amount equal to, and for payment of, the outstanding principal amount of the Class C Subordinated Notes and interest payable thereon as of such date;

          (x) to the Program Manager in an amount equal to, and for payment of, any accrued and unpaid Management Fees as of such date;

          (xi) to the Holders of the Support Notes, in an amount equal to, and for payment of, principal and interest payable thereon as of such date; and

          (xii) to the Issuer in an amount equal to the amounts required for distribution in respect of the Interests in accordance with the provisions of the Partnership Agreement.

     If the Issuer does not have sufficient amounts available following an Acceleration to make all payments pursuant to clauses (i) through (x) of the Priority of Acceleration Payments above (an "Acceleration Shortfall"), the Issuer will make up such Acceleration Shortfall in the manner and in the priority set forth below, from:

          (i) first, proceeds received upon the funding of all unfunded Class I Interests pursuant to the terms of the Class I Stage Funding Commitment Letters;

          (ii) second, proceeds received from issuing the Class C Subordinated Notes in a principal amount up to the maximum amount of any unutilized Class C Subordinated Note Purchase Commitment;

          (iii) third, proceeds from funding the Class II Interests up to the maximum amount of the unutilized Enron Class II Purchase Commitment;

          (iv) fourth, proceeds from issuing Support Notes in an amount equal to the Quarterly Project Distributions;

          (v) fifth, proceeds from issuing Support Notes in an amount equal to the Project Distributions Reserved as of the prior Quarterly Payment Date;

          (vi) sixth, amounts credited to the Reserve Account;

          (vii) seventh, amounts credited to the Excess Spread Account; and

          (viii) eighth, proceeds from issuing Support Notes in an amount equal to payments pursuant to Credit Support Test Commitments, if any, in accordance with the Enron Support Agreement.

COLLATERAL PROCEEDS

     As used herein, "Collateral Proceeds" means, with respect to any Quarterly Payment Date, the sum of (i) all payments of interest received by the Issuer in Cash during the related Due Period on the Project Loans, (ii) except as otherwise provided in the Security Agreement with respect to an event of default that has occurred and is continuing on a Committed TIP Investment, all payments of interest received in Cash during the related Due Period on the Temporary Investments, (iii) all accrued interest on any Project Loan or Temporary Investment received by the Issuer as a result of the sale of such Project Loan or Temporary Investment during such Due Period, (iv) all premiums (including prepayment premiums) received by the Issuer during such Due Period on the Project Loans and Temporary Investments, (v) if after the Investment Termination Date, all payments of principal (including prepayments) received by the Issuer during such Due Period on Project Loans and Temporary Investments credited to the Uncommitted TIP Account, (vi) all amendment and waiver fees, all late payment fees and all other fees and commissions received in Cash during such Due Period in connection with Project Loans and the Temporary Investments other than loan origination fees or upfront fees (excluding expense reimbursements) credited to the Uncommitted TIP Account, (vii) if after the Investment Termination Date, any amount received by the Issuer during such Due Period from the sale or other disposition of Project Loans and Temporary Investments credited to the Uncommitted TIP Account, (viii) any amount received by the Issuer pursuant to the Hedging Agreements during such Due Period, other than Hedging Proceeds received during the Investment Period, (ix) all earnings from Permitted Investments made with amounts credited to the Accounts (other than any amounts credited to the Reserve Account and the Excess Spread Account and the Distribution Obligation Escrow Account) during such Due Period, (x) proceeds from the sale of any Committed TIP Investments in connection with an expiration, termination, cancellation or reduction of a Commitment after the Investment Termination Date,

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

(xi) payments received pursuant to the terms of the Enron Support Agreement other than payments credited to the Operating Account or shortfall relating to the funding of a Project Loan or amounts credited to the Distribution Obligation Escrow Account and (xii) amounts transferred from the Operating Account at the end of the immediately preceding Due Period pursuant to the Security Agreement, at the discretion of the Issuer; provided, that, without duplicating the foregoing, amounts referred to in clauses (i) through (vii) above shall include amounts received by the Issuer through an Intermediate Funding Entity and any other loans made by the Issuer.

COLLATERAL COVERAGE RATIOS AND TEST

     The collateral coverage ratios and test consist of the Senior Coverage Test, Senior Overcollateralization Ratio, Target Senior Overcollateralization Ratio, Total Overcollateralization Ratio and Target Total Overcollateralization Ratio. The collateral coverage ratios and test affect the application of funds in the Priority of Payments and the availability and application of Enron Support.

  Senior Overcollateralization Ratio

     The "Senior Overcollateralization Ratio" as of any date of determination, is the ratio calculated by dividing (a) the sum of (i) the Project Loan Balance for each non-Defaulted Project Loan, (ii) for each Defaulted Project Loan, the excess of (x) the Project Loan Balance therefor over (y) the Issuer Determined Loss for such Defaulted Project Loan, (iii) the Uncommitted TIP Account Balance corresponding to all non-defaulted Temporary Investments in the Uncommitted TIP Account and (iv) for each defaulted Temporary Investment, the excess of (x) the principal balance of such Temporary Investment over (y) the Assumed Loss Amount for such Temporary Investment, by (b) the sum of (i) the aggregate outstanding principal amount of the Class A Senior Notes and (ii) the Backup Facility Balance.

     "Issuer Determined Loss" means, with respect to any Project Loan that is in default as to payment of principal or interest as of the originally scheduled due date therefor (a "Defaulted Project Loan"), the amount of non-recoverable accrued and unpaid interest and non-recoverable unpaid outstanding principal on such Defaulted Project Loan, as determined by the Program Manager on behalf of the Issuer. Whenever the Program Manager obtains new information concerning the likelihood that the Issuer may not receive a payment of principal of or interest on a Project Loan, the Program Manager will determine whether the Issuer Determined Loss should be adjusted to reflect such new information.

  Target Senior Overcollateralization Ratio

     The "Target Senior Overcollateralization Ratio" on any date is calculated by dividing (a) the Calculated Asset Balance by (b) the Calculated Senior Debt Balance, so long as the Calculated Senior Debt Balance is greater than zero.

     The "Calculated Asset Balance" means (x) prior to the Investment Termination Date, the sum of (i) the Aggregate Project Loan Balance and (ii) the Uncommitted TIP Account Balance and (y) on or after the Investment Termination Date, the sum of (i) (A) the Aggregate Project Loan Balance on the Investment Termination Date, (B) the Uncommitted TIP Account Balance and (C) the Committed TIP Account Balance relating to any terminated, canceled, expired or reduced Commitment minus the sum of (ii) (A) the aggregate amount of all Commitments terminated, canceled, expired or reduced and (B) the sum of all Note Redemption Amounts.

     The "Calculated Senior Debt Balance" means the Calculated Asset Balance minus (x) the sum of (i) all Hedging Proceeds, (ii) the principal amount of the Class B Senior Subordinated Notes issued on the Closing Date, (iii) the principal amount of Class C Subordinated Notes issued in connection with the initial funding of a particular Project Loan, (iv) the Class I Interests issued,
(v) the GP Interests issued and (vi) the Class II Interests issued on or prior to the Closing Date plus (y) the sum of (i) the Deferred Issuance Costs, and
(ii) the principal amount, if any, of Class B
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

Senior Subordinated Notes (including any Class B Premium) and Class C Subordinated Notes redeemed with Class A Senior Notes, with drawings under the Backup Facility or with amounts credited to the Uncommitted TIP Account.

     The "Deferred Issuance Costs" mean, with respect to (i) the Closing Date, Initial Issuance Expenses; (ii) any Quarterly Payment Date on or prior to the Investment Termination Date, the Initial Issuance Expenses plus the Transaction Expenses minus any upfront fees received from Project Borrowers; and (iii) any Quarterly Payment Date after the Investment Termination Date, the greater of (A) the Deferred Issuance Costs on the prior Quarterly Payment Date minus one-quarter of the Deferred Issuance Costs on the Investment Termination Date and (B) zero.

  Senior Coverage Test

     The "Senior Coverage Test" is satisfied on any date of determination if the Senior Overcollateralization Ratio on such date is at least equal to 75% of the Target Senior Overcollateralization Ratio.

  Total Overcollateralization Ratio

     The "Total Overcollateralization Ratio" as of any date of determination, is the ratio calculated by dividing (a) the sum of (i) the Project Loan Balance for each non-Defaulted Project Loan, (ii) for each Defaulted Project Loan, the excess of (x) the Project Loan Balance therefor over (y) the Issuer Determined Loss for such Defaulted Project Loan, (iii) the Uncommitted TIP Account Balance corresponding to all non-defaulted Temporary Investments in the Uncommitted TIP Account and (iv) for each defaulted Temporary Investment, the excess of (x) the principal balance of such Temporary Investment over (y) the Assumed Loss Amount for such Temporary Investment, by (b) the sum of (i) the aggregate outstanding principal amount of the Notes and (ii) the Backup Facility Balance.

     The "Target Total Overcollateralization Ratio" on any date is calculated by dividing (a) the Calculated Asset Balance by (b) the Calculated Total Debt Balance, so long as the Calculated Total Debt Balance is greater than zero.

     "Calculated Total Debt Balance" means the Calculated Asset Balance minus
(x) the sum of (i) all Hedging Proceeds, (ii) the principal amount of Class C Subordinated Notes issued in connection with the initial funding of a particular Project Loan, (iii) the Class I Interests issued, (iv) the GP Interests issued and (v) the Class II Interests issued on or prior to the Closing Date plus (y) the sum of (i) the Deferred Issuance Costs, (ii) the Class B Premium and (iii) the principal amount, if any, of Class C Subordinated Notes redeemed with Class A Senior Notes or drawings under the Backup Facility or with amounts credited to the Uncommitted TIP Account.

THE RESERVE TEST; PROJECT DISTRIBUTIONS RESERVED

     The "Reserve Test" is satisfied on a Quarterly Payment Date if the sum of
(a) the amounts credited to the Reserve Account, (b) the unutilized portion of the Enron Class II Purchase Commitment and the Class C Subordinated Note Purchase Commitment and (c) the Project Distributions Reserved is at least equal to the Required Reserve Amount.

     "Required Reserve Amount" means, as of any Quarterly Payment Date, the greater of (i) the Assumed Loss Amount in respect of all Defaulted Project Loans minus the Issuer Determined Loss in respect of all such Defaulted Project Loans and (ii) zero.

     "Assumed Loss Amount" means, with respect to any Defaulted Project Loan or a defaulted Temporary Investment, an amount equal to the product of (a) the outstanding principal amount of such Project Loan or Temporary Investment, as the case may be, and (b) 100% minus the assumed recovery rate of (i) 45%, in the case of Project Loans and (ii) 50%, in the case of Temporary Investments.

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

     "Project Distributions Reserved" means, with respect to a Quarterly Payment Date, after giving effect to all payments made on such Quarterly Payment Date, the amount calculated as the excess of the Required Reserve Amount over the sum of the unutilized portion of the Enron Class II Purchase Commitment and the unutilized portion of the Class C Subordinated Note Purchase Commitment; provided that, Project Distributions Reserved will not exceed the sum of (i) Project Distributions Reserved as of the previous Quarterly Payment Date, if any, and (ii) the Quarterly Project Distributions for the current Quarterly Payment Date less the amount of any such Quarterly Project Distributions used to satisfy any Quarterly Payment Shortfall on such Quarterly Payment Date.

     In the event there exists a Quarterly Payment Shortfall on any Quarterly Payment Date, Enron will have the obligation to provide, among other things, an amount up to the Project Distributions Reserved as of the previous Quarterly Payment Date to cover such shortfall. See "Enron Support".

FORM, DENOMINATION AND REGISTRATION

  General

     The Noteholders will hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants in the DTC systems. Except as set forth below, the Initial Notes will be registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for DTC on or about the Closing Date. The Notes will be issued in the form of one or more Global Notes in fully registered form without interest coupons (each, a "Global Note").

     Owners of beneficial interests in Global Notes will be entitled or required, as the case may be, under certain circumstances described below, to receive physical delivery of certificated Notes ("Certificated Notes") in fully registered definitive form. The Notes are not issuable in bearer form.

     The Issuers will appoint Chase Bank of Texas, National Association to serve as Note Registrar, Trustee, Paying Agent and Transfer Agent of the Notes and
[                    ] as Offshore Paying Agent, each at its offices specified
below. The Trustee, Note Registrar and Paying Agent will be responsible for, among other things, (i) maintaining a record of the registration of ownership, exchange and transfer of the Notes and accepting Notes for exchange and transfer, (ii) ensuring that payments of the principal and interest received from the Issuer in respect of the Notes are duly paid to the registered holders thereof, (iii) transmitting to the Issuer any notices or other communications from Noteholders and (iv) transmitting to the Noteholders notice of the occurrence of any Event of Default as soon as practicable after obtaining knowledge thereof.

     Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, that any interest in a Global Note equal to or in excess of the minimum denomination at the time of the issuance thereof which ceases or fails to be such minimum or multiple as a result of the repayment of principal pursuant to the Priority of Payments or Priority of Acceleration Payments, as applicable, may be transferred in its entirety.

  Global Notes

     So long as the depositary for a Global Note, or its nominee, is the registered holder of such Global Note, such depositary or such nominee, as the case may be, will be considered the absolute owner or Holder of the Notes represented by such Global Note for all purposes under the Financing Documents and the Notes and Agent Members, as well as any other persons on whose behalf Agent Members may act (including Euroclear and Cedel and account holders and participants therein) will have no rights under the Financing Documents or under a Global Note. Owners of beneficial interests in a Global Note will not be considered to be the owners or holders of any Note under the Financing Documents or the Notes. In addition, no beneficial owner of an interest in a Global Note will be able to exchange or transfer that interest, except in accordance with the applicable

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

procedures of the depositary, Euroclear and Cedel, in each case to the extent applicable (the "Applicable Procedures").

     Investors may hold their interests in a Global Note directly through Cedel or Euroclear, if they are participants in the DTC system, or indirectly through organizations that are participants in such system. Such investors may also hold such interests through organizations other than Cedel or Euroclear that are participants in the DTC system. Cedel and Euroclear will hold interests in a Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, that in turn will hold such interests in such Global Note in customers' securities accounts in the depositories' names on the books of DTC.

     Payments of the principal of, and interest and additional amounts on, individual Notes represented by a Global Note registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Note representing such Notes. None of the Issuer, the Trustee or any Paying Agent will have an responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, except for the Trustee's duties in respect of payments made on account of, and the recordation of ownership of interests in, a Global Note.

     The Issuer expects that the depositary for the Global Notes or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by such depositary or its nominee, will immediately credit the accounts of Agent Members with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Note held through such Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such participants.

  Certificated Notes

     Interests in a Global Note will be exchangeable or transferable, as the case may be, for Certificated Notes in fully registered form without interest coupons if DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a Clearing Agency, and a successor depository is not appointed by the Issuers within 90 days of such notice. Upon the occurrence of the events described in the preceding sentence, the Issuers will cause the appropriate Certificated Notes to be delivered. Certificated Notes will be exchangeable or transferable for interests in other Certificated Notes or a Global Note as described below.

  Transfer and Exchange

     Transfers between participants in DTC will be effected in the ordinary way in accordance with the Applicable Procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of authorized denominations by surrendering such Certificated Notes at the office of the Note Registrar or the Transfer Agent (or, in the case of Certificated Notes, at a co-transfer agent located in Luxembourg) with a written instrument of transfer as provided in the Indenture. With respect to any transfer of a portion of a definitive registered note, the transferor will be entitled to receive, at any aforesaid office, a new definitive registered note representing the principal amount retained by the transferor after giving effect to such transfer.

     The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation hereto, will be borne by the Issuer.

     All Notes issued upon any exchange or registration of transfer of securities will be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.

     The Note Registrar will effect transfers of Global Notes and, along with the Transfer Agent, will effect exchanges and transfers of Certificated Notes. In addition, the Note Registrar will keep books for the ownership, exchange and transfer of any Notes in definitive form.

     The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, any transfer of beneficial interests in a Global Note to such persons may require that such interests in a Global Note be exchanged for Certificated Notes. Because DTC can only act on behalf of Agent Members, that in turn act on behalf of indirect Agent Members and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may require that such interest in a Global Note be exchanged for Certificated Notes. Interests in a Global Note will be exchangeable for Certificated Notes only as described above.

     Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Cedel participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to the effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositories of Cedel or Euroclear.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a DTC Agent Member will be credited during the securities settlement processing day immediately following the DTC settlement date and such credit of any transactions in interests in such Global Note settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day following settlement in DTC.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes (including, without limitation, the presentation of Notes for exchange as described above) only at the direction of one or more Agent Members to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to that such Agent Member or Agent Members has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the Global Notes for Certificated Notes and distribute such definitive notes to its Agent Members.

     DTC has advised the Issuer as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Agent Members and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its Agent Members, thereby eliminating the need for physical movement of certificates. Agent Members include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuers nor the Trustee will have any responsibility for the performance by the DTC, Cedel or Euroclear or their respective Agent Members or indirect participants of their respective obligations under the rules and procedures governing their operations.

                     LIQUIDITY FACILITY AND BACKUP FACILITY

LIQUIDITY FACILITY

     The Issuer will arrange for the provision of a five-year revolving credit facility, converting into a two-year term loan facility thereafter (such credit facilities together with the Liquidity Test Commitments, if any, collectively referred to as the "Liquidity Facility") pursuant to the Liquidity Facility Loan Agreement in an aggregate amount at any one time outstanding of up to
$          . The five-year revolving period under the Liquidity Facility may be extended under certain circumstances, for an additional five-year revolving period, subject to the consent of the Liquidity Lenders and to the Rating Condition being satisfied on the date of such extension. In addition, the Liquidity Facility Commitment may be increased by an amount equal to or less
than $          in accordance with the terms of the Liquidity Facility Loan
Agreement or by obtaining Liquidity Test Commitments from Enron pursuant to the Enron Support Agreement, so long as (i) the Rating Condition would be satisfied after giving effect to such increase and (ii) in the case where the Issuer obtains Liquidity Test Commitments, notice is provided to the Liquidity Facility Agent of the amount and payment terms of such commitment. The Issuer may reduce its commitment under the Liquidity Facility provided that the Liquidity Test and the Rating Condition are satisfied.

     If, in respect of any Quarterly Payment Date, there is a Shortfall, the Issuer will make a drawing under the Liquidity Facility to pay any Liquidity Facility Shortfall Amounts as described under "Description of the Notes -- Priority of Payments". The Issuer will also be permitted to draw amounts under the Liquidity Facility to pay any due and payable Operating Expenses to the extent amounts are available to be drawn thereunder. Principal and interest and other amounts due under the Liquidity Facility will be paid in accordance with the Priority of Payments or Priority of Acceleration Payments, as applicable. Outstanding principal as of the last day of the Liquidity Facility Availability Period will be payable in eight equal installments after the expiration of the Liquidity Facility Availability Period as set forth in the Priority of Payments. See "Description of the Notes -- Priority of Payments".

BACKUP FACILITY

     At any time after the Closing Date, the Issuer may enter into one or more revolving credit facilities, with a revolving period ending on the seventh anniversary of the Closing Date (extendable, under certain circumstances, for an additional two-year period), each converting into a term loan facility with the same final maturity as the Stated Maturity (such credit facilities, together with the Funding Availability Commitments, if any, as described under "Enron Support", collectively referred to as the "Backup Facility"). Such Backup Facility may be provided to the Issuer by Enron or an Enron Affiliate or one or more financial institutions in an aggregate amount such that the sum of the Backup Facility Commitment Amount and the aggregate outstanding principal amount of Class A Senior Notes and the Class B Senior Subordinated Notes does not exceed the Maximum Class A Principal Amount. Each Backup Facility Loan Agreement must conform to the standards set forth in Annex B to the Common Agreement. The Issuer will be permitted to draw or Allocate amounts committed under the Backup Facility subject to the following conditions: on each date on which additional draws or Allocations are to be made under the Backup Facility, it will be a condition to such draw or Allocation that (i) after giving effect to the application of such amounts the aggregate outstanding principal amount of Notes and the Backup Facility Balance does not exceed the Maximum Class A Principal Amount, (ii) the Liquidity Test is satisfied as of such date, (iii) in the case of draws, unless such draws are used to reduce amounts Allocated under the Backup Facility, the Credit Support Tests and the Rating Condition are satisfied and (iv) no Default has occurred and is continuing on such date.

     The Issuer expects to repay any amounts drawn under the Backup Facility with issuances of Class A Senior Notes during the Backup Facility Revolving Period. However, in the event amounts remain outstanding under the Backup Facility at the end of the revolving period, the Backup Facility will convert into a term loan with a stated maturity equal to the Stated Maturity.

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

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The Stated Maturity of the Notes is             , 2018. The actual maturity
of each Class of Notes is, however, expected to occur prior to the Stated Maturity. The expected weighted average life of the Class A Senior Notes is years, and the expected weighted average life of the Class B Senior Subordinated
Notes is   years.

     Average life refers to the average number of years that will elapse from the date of delivery of a security until each dollar of the principal of such security will be paid to the investor. The average life of a Class of Notes will be determined by the amount and frequency of principal payments, that are dependent upon any payments received at or in advance of the scheduled maturity of Project Loans (whether through prepayment, sale, maturity, redemption, default or other liquidation or disposition). The actual average life and actual maturity of a Class of Notes will also be affected by the financial condition of the obligors of the underlying Project Loans and the characteristics of the Project Loans. Any disposition of a Project Loan may change the composition and characteristics of the Project Loans and the rate of payment thereon, and, accordingly, may affect the actual average life of the respective Classes of Notes. The rate of future defaults and the amount and timing of any cash realization from Defaulted Project Loans also will affect the maturity and average life of the Notes.

     Accordingly, prospective investors should make their own determinations of the expected weighted average lives and maturities of the Notes. See "Risk Factors -- Average Life and Prepayment Considerations".

                             SECURITY FOR THE NOTES

     Under the Security Documents, the Issuers will grant to the Collateral Agent a first priority security interest in, among other things, the following, as collateral security for the repayment of all present and future obligations of the Issuers under the Notes, the Class C Subordinated Notes, the Indenture, the Liquidity Facility, the Backup Facility, the Security Documents, the Hedging Agreements and any other Financing Document (the "Secured Obligations"): (i) all present and future rights of the Issuer under the Project Loans, all Intermediate Funding Loans, including the Issuer's interest in any collateral at the project level that secures such Project Loans or Intermediate Funding Loans,
(ii) the Temporary Investments, (iii) the Eligible Investments, (iv) the Assigned Agreements and (v) the Accounts other than the Note Payment Account (together with (i) through (iv), the "Collateral").

PROJECT LOANS

     All present and future rights of the Issuer under the Project Loans (including the proceeds of any collateral securing such Project Loans) will be security for the repayment of all Secured Obligations.

TEMPORARY INVESTMENTS

     On the Closing Date, net proceeds from the issuance of the Initial Notes and the Initial Interests and, during the Investment Period, net proceeds from
(i) the issuance of Class A Senior Notes issued after the Closing Date other than amounts used to reduce amounts drawn under the Backup Facility or to redeem the Notes and/or the Class C Subordinated Notes, (ii) the issuance of Class C Subordinated Notes or the funding of Class I Interests after the Closing Date (other than the net proceeds from issuing Class C Subordinated Notes or funding Class I Interests in connection with a Quarterly Payment Shortfall or upon Acceleration), (iii) all payments of principal (including prepayments) and loan origination or upfront fees (excluding expense reimbursements) received on Project Loans and (iv) all Hedging Proceeds will be credited to the TIP Accounts and invested in Temporary Investments. See "Temporary Investments".

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

ELIGIBLE INVESTMENTS

     All funds received into the Accounts, other than the TIP Accounts, during a Due Period and amounts received in prior Due Periods and retained in such Accounts will be invested in Eligible Investments having stated maturities no later than the next Quarterly Payment Date. "Eligible Investments" are Dollar-denominated investments that, at the time it is delivered to the Collateral Agent, are one or more of the following obligations or securities:

          (i) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

          (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances payable within 90 days of issuance by, or Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than A2 by Moody's or A by S&P, in the case of long-term debt obligations, or P-1 by Moody's or A-1 by S&P in the case of commercial paper and short-term debt obligations;

          (iii) unleveraged repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other registered security issued or guaranteed by an agency or instrumentality of the United States of America (in each case without regard to the stated maturity of such security), in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with a corporation (acting as principal) whose long-term rating is not less than A2 by Moody's or A by S&P or whose short-term credit rating is P-1 by Moody's or A-1 by S&P at the time of such investment;

          (iv) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a credit rating of not less than A1 by Moody's or A+ by S&P at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper or other short-term obligations with a maturity of not more than 90 days from the date of issuance and having at the time of such investment a credit rating of P-1 by Moody's or A-1 by S&P; and

          (vi) a reinvestment agreement issued by any bank (if treated as a deposit by such bank), or a registered reinvestment agreement issued by any insurance company or other corporation or entity, in each case that has a credit rating of not less than P-1 by Moody's or A-1 by S&P;

and, in each case, with a stated maturity (giving effect to any applicable grace period) no later than the Quarterly Payment Date next following the Due Period in which the date of investment occurs; provided that, Eligible Investments will not include any interest-only security, any security purchased at a price in excess of 100% of the par value thereof, unless such security is non-callable to maturity (unless callable with a make-whole premium) or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Program Manager. Eligible Investments may include those investments with respect to which the Trustee or an Affiliate of the Trustee provides services.

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

HEDGING AGREEMENTS AND CURRENCY HEDGING ARRANGEMENTS

     The Issuer anticipates that the Notes and the Project Loans will be priced at fixed interest rates, but as some of the Notes and Project Loans are expected to price at different times during the Investment Period, the underlying Treasury benchmark yields may move between the time that the Project Loans are priced and the Notes are priced, and vice versa. The Issuer will seek to minimize this exposure through the use of interest rate hedging instruments, including swaps, swaptions and options. See "Interest Rate Hedging Arrangements".

     Project Loans may be denominated in a currency other than U.S. dollars if such Project Loan is made through an Intermediate Funding Entity and the Intermediate Funding Entity has, among other things, hedged its foreign currency risk related to such Project Loan pursuant to a hedging arrangement with an Acceptable Credit Provider. See "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Project Loan Criteria".

ACCOUNTS

     On or prior to the Closing Date, the Account Bank will establish and thereafter maintain the Accounts, other than the Note Payment Account, for the benefit of the Noteholders. See "Description of the Notes -- Accounts".

ASSIGNED AGREEMENTS

     The following agreements (the "Assigned Agreements") will be pledged as part of the Collateral: (i) the Hedging Agreements, (ii) any currency hedging agreement entered into pursuant to any Currency Hedging Arrangement, (iii) the Enron Support Documents, (iv) the Management Agreement, (v) the Backup Facility Loan Agreement, (vi) the Liquidity Facility Loan Agreement, (vii) the TIP Investment Management Agreement(s), (viii) the Repayment Agreements, (ix) the Class I Stage Funding Commitment Letters, (x) all instruments underlying any Project Loan, Intermediate Funding Loan or Permitted Investment and (xi) all additional transaction documents. See "Description of Principal Documents".

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

                       DESCRIPTION OF PRINCIPAL DOCUMENTS

FINANCING DOCUMENTS

     The "Financing Documents" include the Indenture, the Common Agreement, the Security Documents, the Intercreditor Agreement, the Liquidity Facility Loan Agreement, the Backup Facility Loan Agreement(s), the Notes, the Class C Subordinated Notes, the Support Notes, the Hedging Agreements, the Class I Stage Funding Commitment Letters and the Enron Support Agreement.

  Indenture

     The Notes are issued pursuant to an Indenture, dated as of             ,
1998 (the "Indenture"), among the Issuer, the Co-Issuer and the Trustee. See "Description of the Notes".

  Common Agreement

     The Common Agreement, dated as of             , 1998 (the "Common
Agreement") among the Issuer, the Co-Issuer, the Trustee, the Liquidity Facility Agent, the Backup Facility Agents from time to time party thereto and the Collateral Agent, establishes (i) certain uniform conditions precedent, representations and warranties, affirmative and negative covenants, events of default, remedies, and prepayment and redemption provisions applicable to the Backup Facility, the Liquidity Facility and the Notes, (ii) general criteria for
(a) the acquisition of Portfolio Assets, (b) the provision of accountings and reports, (c) assumptions used for calculations, (d) the Hedging Agreements and
(e) Backup Facility Loan Agreements, (iii) reimbursement and indemnification obligations, and (iv) defined terms for each of the Financing Documents.

     Portfolio Acquisition. The Issuer may, under the terms of the Common Agreement, commit to make Project Loans in respect of Eligible Projects during the Investment Period which satisfy the Qualifying Criteria as of the Financial Closing Date therefor. The Issuer may make such Project Loans directly or indirectly through one or more Intermediate Funding Entities subject to the Intermediate Funding Loan Criteria. The Issuer may not enter into a Commitment unless such Commitment is subject to cancellation in the event any of the Qualifying Criteria is not satisfied as of the Financial Closing Date for such Project Loan. Initial funding under all Project Loans or Intermediate Funding Loans will be required to occur no later than the Scheduled Investment Termination Date. The terms of the Common Agreement also provide for the mechanics to effect, and the consequences of, an Equity Disposition.

     The Common Agreement also includes provisions relating to the Temporary Investment Portfolio and a covenant on the part of the Issuers to engage the Program Manager for the management of the Portfolio Assets.

     Calculations. The Common Agreement sets forth the assumptions used in connection with all calculations required to be made pursuant to any of the Financing Documents with respect to Scheduled Payments on any Project Loan and Permitted Investment, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Payments on such Project Loan and Permitted Investment and on any other amounts that may be received for credit to the Collection Account.

     Hedging Agreements. The Common Agreement sets forth general guidelines with respect to the Hedging Agreements and includes covenants on the part of the Issuer to enter into and terminate one or more Hedging Agreements only to the extent they are consistent with the objectives described herein. See "Hedging Agreements".

     Backup Facility and Liquidity Facility. The Common Agreement provides that the Issuer may, from time to time subsequent to the Closing Date, (i) enter into one or more Backup Facility Loan Agreements conforming to the standards set forth in an appendix thereto or (ii) increase the Liquidity Facility Commitment
by up to $               , in accordance with the terms of the Liquidity
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

Facility Loan Agreement, or by obtaining Liquidity Test Commitments from Enron pursuant to the Enron Support Agreement, in each case provided, that, the Issuer will obtain confirmation, on or prior to entering into such agreement, that the Rating Condition would be satisfied after giving effect to such increase and give notice to the Liquidity Facility Agent in the case it obtains Liquidity Test Commitments. See "Liquidity Facility and Backup Facility".

     Representations and Warranties. Pursuant to the Common Agreement, the Issuers will make certain representations and warranties to, and in favor of, the Secured Parties as of the Closing Date. Such representations and warranties include representations and warranties as to the: (i) due formation and organization, valid existence and good standing of the Issuers; (ii) necessary power and authority on the part of the Issuers to execute and deliver Transaction Documents and to perform its obligations under such agreements;
(iii) absence of any violation or conflict with the organizational documents of the Issuers, applicable laws and certain agreements to which the Issuer or the Co-Issuer is a party in consummating the transactions contemplated by the Transaction Documents; (iv) obtaining of all governmental and other consents required to have been obtained by the Issuers; (v) absence of pending or (to their knowledge) threatened actions or suits against the Issuer or the Co-Issuer that would have a material adverse effect on the Issuer, the Co-Issuer or the Collateral; and (vi) absence of a violation or necessity to register under the Investment Company Act.

     Conditions Precedent. Under the terms of the Common Agreement, the issuance of Notes on the Closing Date and the effectiveness of the Liquidity Facility and Backup Facility will be subject to the satisfaction of numerous conditions precedent including, among others, the conditions that: (i) each Transaction Document required to exist will have been executed and delivered to the Collateral Agent; (ii) opinions from appropriate counsel to the parties have
been received by the Collateral Agent; (iii) $               of Class I
Interests will have been funded or committed to be funded; (iv) at least five
(5) percent of the total funded capitalization of the Issuer consist of funded Class I Interests; (v) the Trustee will have received letters from each of the Rating Agencies confirming that the Class A Senior Notes and the Class B Senior Subordinated Notes have each been rated the appropriate rating; and (vi) the Collateral Agent will have received evidence of the establishment of each of the Accounts.

     Affirmative Covenants. The Common Agreement sets forth certain affirmative covenants of the Issuers made for the benefit of the Collateral Agent, the Representatives and each other Secured Party including covenants: (i) to maintain their existence and qualification to do business; (ii) to comply in all material respects with applicable laws; (iii) to terminate the Management Agreement in accordance with the provisions thereof upon the direction of the Collateral Agent; (iv) not to take any actions, and use reasonable best efforts not to permit any action to be taken by others, that would release any party to any Financing Document from its obligations thereunder; (v) to take any action necessary to secure the rights and remedies under the Financing Documents and to preserve and defend title to the Collateral; (vi) to provide the Collateral Agent, each Representative and each Hedge Counterparty with notice of any Default; (vii) to annually provide to the Collateral Agent, each Representative and each Rating Agency a statement of compliance with the Financing Documents, noting the occurrence of any Default; (viii) to cause at least five (5) percent of the total funded capitalization of the Issuer to consist of funded Class I Interests; (ix) so long as any Notes are outstanding, to obtain an annual review of the ratings by Moody's and S&P of such Notes unless such Notes were otherwise fully reviewed and reaffirmed during such year; (x) to comply in all material respects with all tax obligations; (xi) to furnish, or cause to be furnished, to the Collateral Agent and each Representative annual audited and quarterly unaudited financial statements of the Issuers; and (xii) to deliver, and cause to be delivered, all certificates evidencing interests held in any Intermediate Funding Entities.

     Negative Covenants. In addition, the Common Agreement includes certain negative covenants of the Issuers including covenants not to (i) sell or encumber any part of the Collateral, except as expressly permitted by the terms of the Financing Documents; (ii) permit any Lien to be created on
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

the Collateral or any portion thereof, other than Permitted Liens; (iii) incur any capital expenditures other than certain permitted capital expenditures; and
(iv) with respect to the Co-Issuer, have any material assets or material income or have any right to the proceeds of the Notes.

     The Issuers will also covenant not to enter into any amendments, modifications, waivers or supplements to any Underlying Instruments in respect of Project Loans or Intermediate Funding Loans that will: (A) in the reasonable judgment of the Issuer, cause a Project Loan or an Intermediate Funding Loan to be less likely to be repaid in full than prior to such amendment, modification, waiver or supplement; (B) cause an Event of Default to occur; (C) unless an event of default has occurred and is continuing in respect of a Project Loan, in which case clause (D) below will apply, cause a Project Loan or an Intermediate Funding Loan to no longer satisfy the Project Loan Criteria or Intermediate Funding Loan Criteria, as the case may be (determined as if the Financial Closing Date for such Project Loan or such Intermediate Funding Loan were on the date of any such amendment, modification, waiver or supplement); provided, that for purposes of this clause (C), clause (3) of the definition of Project Loan Criteria will be deemed satisfied if the Initial Equity for a Project Borrower on the date of such amendment, modification, waiver or supplement is at least equal to the Initial Equity for such Project Borrower on the Financial Closing Date of such Project Loan or if the Initial Equity for such Project Borrower expressed as a percentage of the total capitalization on the date of such amendment, modification, waiver or supplement is at least equal to the Initial Equity expressed as a percentage of the total capitalization for such Project Borrower on the Financial Closing Date of such Project Loan; or (D) if such amendment, modification, waiver or supplement is a Material Modification, cause the Rating Condition not to be satisfied (as if the Financial Closing Date for such Project Loan were the date of such amendment, modification, waiver or supplement), except that if such Material Modification is made during the continuance of an event of default under such Project Loan, such Material Modification may be made so long as (1) in the reasonable judgment of the Issuer after consultation with the Rating Agencies, such Material Modification would not be expected to cause a reduction or withdrawal of the rating of any of the Class A Senior Notes and Class B Senior Subordinated Notes that would not otherwise occur in the absence of such Material Modification and (2) if the result thereof is to cause such Project Loan or Intermediate Funding Loan to no longer satisfy the Project Loan Criteria or the Intermediate Funding Loan Criteria, the Issuer shall have first considered any practicable alternatives to such Material Modification that would enable the Issuer to satisfy the Project Loan Criteria or the Intermediate Funding Loan Criteria, as the case may be, and shall have concluded in good faith that agreeing to such Material Modification was reasonable.

     Reports. Under the Common Agreement, the following reports are required to be delivered to the Collateral Agent, each Representative and each Rating
Agency: (a) annual reports of the Independent accountants; and (b) for each Quarterly Payment Date, a valuation report (the "Valuation Report") containing certain information with respect to the business of the Issuer, including information regarding (i) the Project Loans and Intermediate Funding Loans, (ii) the Permitted Investments, (iii) the Liquidity Facility, (iv) the Backup Facility, (v) the calculations to determine compliance with the Portfolio Financial Tests, (vi) the Notes (including the outstanding principal and the interest payable), (vii) the amount of Collateral Proceeds received, (viii) the Operating Expenses payable in the next Due Period, (ix) the Accounts, (x) the Diversity Score, (xi) the various ratios, (xii) Hedging Agreements, (xiii) the Quarterly Project Distributions and Project Distributions Reserved and (xiv) the application of moneys in connection with the Priority of Payments.

     Events of Default. The Common Agreement defines the term "Event of Default" as any of the following events:

          (a) default in the payment of any interest or fees owing with respect to the Liquidity Facility, the Backup Facility or the Notes or Class C Subordinated Notes, or default in any payment due to a Hedge Counterparty under any Hedging Agreement, in any event when the

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

     same becomes due and payable, which default shall continue for a period of three business days;

          (b) (i) default at its Stated Maturity in the payment of principal of any Class of Notes, or (ii) default at the applicable stated maturity in the payment of principal amounts outstanding under the Liquidity Facility or the Backup Facility;

          (c) the failure on any Quarterly Payment Date to disburse amounts (other than amounts described in clauses (a) or (b) above) available in the Collection Account in accordance with the Priority of Payments and continuation of such failure for a period of five business days;

          (d) either of the Issuers becomes an investment company required to be registered under the Investment Company Act;

          (e) default in the performance, or breach, of any other covenant of the Issuer or the Co-Issuer under the Indenture or any other Financing Document to which it is a party or of the Program Manager under the Management Agreement, or any representation or warranty of the Issuer or the Co-Issuer made in the Indenture or any other Financing Document to which it is a party or of the Program Manager made in the Management Agreement, or in any certificate or writing delivered by the Issuer or the Co-Issuer pursuant to the Indenture, any other Financing Document to which it is a party or by the Program Manager pursuant to the Management Agreement, proves to be incorrect in any material respect when made, and such default, breach or misrepresentation continues for a period of 90 days after notice to the Issuer and the Program Manager by the Collateral Agent or the Required Lenders, provided, however, that such cure period will apply only to those defaults, breaches or misrepresentations capable of being cured;

          (f) default in the performance, or breach, of any covenant of Enron or any of its subsidiaries under the Enron Support Agreement or any representation or warranty of Enron or any of its subsidiaries thereunder, or in any certificate or writing delivered pursuant thereto, proves to be incorrect in any material respect when made, and such default, breach or misrepresentation continues for a period of 30 days after notice to the Issuer and the Program Manager by the Collateral Agent or the Required Lenders; provided, however, that such cure period will apply only to the defaults, breaches or misrepresentations capable of being cured;

          (g) default in the performance, or breach, of any covenant of the purchaser of Class I Interests pursuant to its Class I Stage Funding Commitment Letter or any representation or warranty thereunder proves to be incorrect in any material respect when made and such default, breach, or misrepresentation continues for a period of 30 days after notice to the Issuer and the Program Manager by the Collateral Agent or the Required Lenders; provided, however, that such cure period will apply only to the defaults, breaches or misrepresentations capable of being cured;

          (h) an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer or the Co-Issuer or Enron or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or Enron or for a substantial part of its assets, and, in any such case, such proceeding or petition continues undismissed for 60 days; or an order or decree approving or ordering any of the foregoing is entered;

          (i) the Issuer or the Co-Issuer or Enron (i) voluntarily commences any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition involving it and described in (h) above, (iii) applies for or consents to the appointment of a receiver, trustee,
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

     custodian, sequestrator, conservator or similar official for it or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors or (vi) takes any action for the purpose of effecting any of the foregoing; or

          (j) the failure of the Issuer to cause the Collateral Agent to have a first priority perfected security interest with respect to the Collateral (subject only to Permitted Liens), and, in the case of a failure that is capable of being cured, the continuance of such failure for a period of 30 days.

     Remedies. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and each Representative on behalf of the Secured Parties for whom such Representative is acting may exercise any or all right and remedies at law or in equity including the following: (i) declare any and all amounts outstanding under the Financing Documents to be immediately due and payable (such event, an "Acceleration") (provided that, upon an Event of Default relating to the bankruptcy or insolvency of the Issuer all such amounts will automatically become due and payable) and (ii) exercise all other rights and remedies available to them under any Financing Document. The exercise of any such remedies is subject in all respects to the Intercreditor Agreement. See
"-- Intercreditor Agreement".

     Repayments and Redemptions. Provisions of the Common Agreement set forth the circumstances under which the Notes may be redeemed at the option of the Issuers and the circumstances under which the Notes are required to be redeemed by the Issuers. The Notes which may be redeemed, the amounts of such redemptions, the date on which such redemptions may be effected and the order of payments are also specified therein. See "Description of the Notes -- Redemptions".

  Security Documents

     The Security Agreement, dated as of             , 1998 (the "Security
Agreement"), among the Issuer, the Co-Issuer, the Collateral Agent and the Account Bank and any financing statements required by the Security Agreement (together with the Security Agreement, the "Security Documents") will secure the payment of, and performance by the Issuers of, all of the Secured Obligations.

     Grant of Security Interest. Under the Security Agreement, the Issuers will grant to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, all of their respective right, title and interest in and to the Collateral. See "Security for the Notes".

     Covenants. In addition to the covenants of the Issuers set forth in the Common Agreement, the Issuers will covenant, among other things, to: (i) warrant and defend their respective title to, and the interest of the Collateral Agent in, the Collateral; and (ii) do nothing to impair the rights of the Collateral Agent and the other Secured Parties in the Collateral or sell or cause any portion of the Collateral to be released from the lien of the Security Agreement except as otherwise provided in the Security Agreement and the other Financing Documents.

     Sale and Release of Collateral. Under the Security Agreement, so long as no Event of Default has occurred and is continuing, the Issuer may (and in certain specified circumstances will), be required to sell and direct the Collateral Agent in writing to release the security interest of the Collateral Agent in the following: (i)(a) the Issuer may, prior to the Investment Termination Date and, the Issuer will be required, on or after the Investment Termination Date, to sell a non-defaulted Uncommitted TIP Investment so long as the Sale Proceeds to be obtained together with any breakage costs which would be incurred would not, in the good faith determination of the Issuer, increase the Quarterly Payment Shortfall on the next succeeding Quarterly Payment Date, and (b) a non-defaulted Committed TIP Investment the Issuer may, and, (in the case an event in clause
(I) occurs after the Investment Termination Date), will, effect a sale of any non-defaulted
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

Committed TIP Investment (I) upon a reduction, withdrawal or cancellation in a Commitment to make Project Loans the amount of which exceeds the amount then Allocated under the Backup Facility, or (II) upon an unanticipated acceleration in the drawdown schedule of a Project Loan, in each case so long as the Funding Availability Test is satisfied after giving effect to such sale and the Sale Proceeds to be obtained together with any breakage costs which would be incurred would not in the good faith determination of the Program manager increase the Quarterly Payment Shortfall on the next succeeding Quarterly Payment Date; except that the Issuers will be entitled to defer a sale of any Temporary Investment to the extent necessary to avoid selling such Temporary Investment prior to its stated maturity at a loss (see "Description of the Notes -- Redemption -- Mandatory Redemption"); (ii) the Issuer may sell a defaulted Temporary Investment if the Issuer expects to realize greater value by such sale than by retaining the defaulted Temporary Investment; (iii) the Issuer may sell a defaulted Eligible Investment if the Issuer expects to realize greater value by such sale then by retaining the defaulted Eligible Investment;
(iv) a Defaulted Project Loan if such sale is not made to an Enron Affiliate and the Issuer expects to realize greater value by such sale than by retaining the Defaulted Project Loan; (v) the Issuer will be required to sell a non-Defaulted Project Loan following a Tax Redemption Trigger Date at a price no less than an amount calculated by multiplying (I) the outstanding principal balance of such Project Loan and (II) a percentage, the numerator of which is the sum of the outstanding amount of the Notes, the amounts drawn under the Liquidity Facility and the Backup Facility and termination amounts, if any, to be payable under any Hedging Agreement and the denominator of which is the Total Assets; the minimum price specified in the Security Agreement unless approved by the Collateral Agent acting at the direction of the Required Lenders; (vi) the Issuer will be required to sell a non-Defaulted Project Loan, in the event of an Equity Disposition or Refinancing, upon receipt of the Disposition Amount; and (vii) the Issuer may sell all Collateral in the event of an optional redemption of the Notes and the other Secured Obligations, in whole but not in part, under the Common Agreement (see "Description of the Notes -- Redemption -- Optional Redemption"); provided, however, that the Issuer may at any time defer a sale of any Temporary Investment to the extent necessary to avoid selling such Temporary Investment prior to its stated maturity at a loss.

     The Collateral Agent will credit Sale Proceeds to the Collection Account, except that (i) any Sale Proceeds received in respect of a Project Loan prior to the Investment Termination Date will be credited to the Uncommitted TIP Account and (ii) any Sale Proceeds received in respect of any Temporary Investments prior to the Investment Termination Date will be credited to the TIP Account in respect of which such Temporary Investment was made.

     Assigned Agreements. The Issuers will undertake to obtain the agreement and consent of each party to the Assigned Agreements to the effect that, among other things, (i) such party acknowledges that the Issuers are assigning all of their respective right, title and interest in, to and under the relevant Assigned Agreement for the benefit of the Secured Parties, (ii) such party will not institute any bankruptcy-related proceeding against the Issuer or the Co-Issuer until the passage of the appropriate preference period after the payment in full of the Secured Obligations; and (iii) in the case of the Program Manager, that the Program Manager will, among other things, continue to serve in such capacity under the Management Agreement, notwithstanding that it will not have received amounts due it under the Management Agreement because sufficient funds were not then available under the Financing Documents to pay such amounts. With respect to the Assigned Agreements (other than any Backup Facility Loan Agreement, Liquidity Facility Loan Agreement, the TIP Investment Management Agreement, the Currency Hedging Agreement, the Hedging Agreements, any Underlying Instruments and any Additional Transaction Documents entered into in replacement of the foregoing (other than in replacement of the Liquidity Facility Agreement), the Issuers will agree not to amend or modify the terms thereof (other than the type of amendment or modification that may be made to any of the Financing Documents without the requirement that the Collateral Agent seek the consent of the Required Lenders as set forth in the Intercreditor Agreement) (a) without 10 days' prior notice to the Rating Agencies and Collateral Agent, (b) without prior written confirmation of each Rating Agency that such amendment or modification will not result in
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

the reduction or withdrawal of the rating of the Class A Senior Notes or Class B Senior Subordinated Notes and (c) if the Collateral Agent has objected to such amendment or modification within the time specified in the Security Agreement. Upon the occurrence of an Event of Default, the Collateral Agent will be entitled to, among other things, do all the things that the Issuer and/or Co-Issuer is or may be entitled to do under such Assigned Agreements.

     Collateral Accounts. Pursuant to the terms of the Security Agreement, the Issuers will, prior to the Closing Date, establish the following accounts with the Account Bank: (i) the Collection Account; (ii) the Uncommitted TIP Account;
(iii) the Committed TIP Account; (iv) the Reserve Account; (v) the Excess Spread Account; and (vi) the Operating Account. Additionally, the Issuers will establish the Expense Reserve Account with the Account Bank prior to the Scheduled Investment Termination Date and establish the Distribution Obligation Escrow Account in connection with any cash-collateralization by Enron of certain of its obligations under the Enron Support Agreement. For a more detailed description of such Accounts, see "Description of the Notes -- Accounts".

     Priority of Payments. The Security Agreement provides that, in the absence of an Acceleration and subject to the subordination provisions of the Intercreditor Agreement, on each Quarterly Payment Date the Issuer will instruct the Account Bank to apply the Collateral Proceeds credited to the Collection Account in accordance with the Priority of Payments. In the event of a Shortfall, the Issuer will cover such shortfall in accordance with the terms of the Security Agreement. See "Description of the Notes -- Priority of Payments".

     Priority of Acceleration Payments. The Security Agreement provides that in the event of an Acceleration, the Collateral Agent will withdraw from the Collection Account and any other Collateral Account (other than the Reserve Account, the Excess Spread Account, the Committed TIP Account and the Distribution Obligation Escrow Account) all amounts credited to such accounts and make disbursements in accordance with the Priority of Acceleration Payments. In the event that funds credited to the Collateral Accounts are insufficient to make payments in accordance with clauses (i) through (x) of the Priority of Acceleration Payments, the Collateral Agent will cover such shortfall in the manner and in the priority as set forth in the Security Agreement. See "Description of the Notes -- Priority of Acceleration Payments".

     Remedies Upon an Event of Default. Subject to the terms of the Common Agreement and the Intercreditor Agreement, upon the occurrence of and during the continuation of an Event of Default, the Collateral Agent may exercise certain rights under the Security Agreement, including the following: (i) causing any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Secured Obligations or rights under the Security Agreement or included in the Collateral and (ii) selling or liquidating any or all of the Collateral; provided, however, the Collateral Agent may not sell or dispose of the Collateral unless (A) the Collateral Agent determines that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid in respect of the Secured Obligations and the Required Lenders agree with such determination; or (B) the Required Lenders direct the sale and liquidation of the Collateral.

  Intercreditor Agreement

     The Collateral Agency and Intercreditor Agreement, dated as of
               , 1998 (the "Intercreditor Agreement") among the Issuer, the Co-Issuer, the Trustee, the Liquidity Facility Agent, the Backup Facility Agents from time to time party thereto and the Collateral Agent, contains provisions appointing the Collateral Agent and setting out its rights and obligations and governs the relative rights and obligations of each of the Secured Parties in respect of (i) the Issuers' property and assets, (ii) the exercise of remedies and (iii) the taking of other actions in the case of an Event of Default by either of the Issuers under the Financing Documents. The Intercreditor Agreement also sets forth voting requirements in connection with amendments, waivers, consents and modifications under the Financing Documents.

     Appointment of the Collateral Agent. Chase Bank of Texas, National Association, will be authorized, as the Collateral Agent, to take actions on behalf of each Representative under the provisions of the Financing Documents and to exercise such rights, powers, authorities and discretion and perform such duties as are specifically delegated to the Collateral Agent by the terms of the Financing Documents together with all such rights, powers, authorities and discretion as are reasonably incidental thereto.

     Sharing of Payments. Under the terms of the Intercreditor Agreement, except as contemplated by the other Financing Documents, the security interest of each of the Senior Secured Parties in any Collateral ranks equally in priority with the security interest of the other Senior Secured Parties in the Collateral, subject to the Priority of Payments and the Priority of Acceleration Payments.

     The security interest of the Holders of the Class B Senior Subordinated Notes and the Class C Subordinated Notes in and to the Collateral (the "Subordinate Interests") will be subordinate and junior to the security interest of each Senior Secured Party and until the Senior Secured Obligations have been paid in full, the Trustee, on behalf of each Class B Noteholder and Class C Subordinated Noteholder, will not (A) initiate any judicial or other remedial action against the Issuers to collect any moneys under the Class B Senior Subordinated Notes or the Class C Subordinated Notes or (B) directly or indirectly, exercise or enforce any rights or remedies against the Issuers of any nature whatsoever, whether at law or in equity, that it may have under the Class B Senior Subordinated Notes, the Class C Subordinated Notes or any of the Financing Documents or otherwise, in connection with or as the result of any default under, or breach of any representation, warranty, covenant or agreement set forth in the Financing Documents in respect to the Subordinate Interests. The Trustee, on behalf of each Class B Noteholder and Class C Subordinated Noteholder, will not cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class B Senior Subordinated Notes and the Class C Subordinated Notes or under any Financing Document until the payment in full of the Senior Secured Obligations and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect. If any Acceleration has occurred and is continuing, all principal of and interest on the Senior Secured Obligations, and all other amounts owing to the Senior Secured Parties under the Financing Documents, will be paid in full in cash before any further distribution is made on account of the Subordinate Interests.

     Decisionmaking. Generally, at any time it proposes to act, the Collateral Agent will be required to notify each Representative and each Hedge Counterparty of the matter in question specifying, among other things, the Required Lenders applicable to the decision and act at the direction of such Required Lenders, except that the Collateral Agent is authorized to make decisions on behalf of the Secured Parties, without seeking instructions from the Secured Parties with respect to (i) any corrections to or confirmations of the calculation of any information set forth in the Valuation Report, (ii) any decisions specified in any Financing Document to be made by the Collateral Agent after consultation with an Independent consultant and (iii) all other routine, administrative or ministerial matters under the Financing Documents so long as such decisions are not inconsistent with the provisions of the Financing Documents and could not reasonably be expected to have a material adverse effect on the Collateral (taken as a whole), the Issuer or the Co-Issuer.

     Exercise of Rights. So long as any Secured Obligation remains outstanding, the Collateral Agent will administer the Collateral in the manner contemplated by the Intercreditor Agreement and the Security Agreement and only upon the occurrence and continuance of an Event of Default, will the Collateral Agent exercise, upon the written instruction of, and on behalf of, the Required Lenders, such rights and remedies with respect to the Collateral as are granted to it under the Intercreditor Agreement, the other Financing Documents and applicable law.

     No Secured Party and no class or classes of Secured Parties will have any right to (i) sell, exchange, release, not perfect and otherwise deal with any Collateral at any time pledged, assigned or mortgaged to secure the Secured Obligations in accordance with the Financing Documents, (ii) exercise or refrain from exercising any rights to direct the Collateral Agent to take any action in respect of the Collateral or (iii) take any other action with respect to the Collateral in accordance with the Intercreditor Agreement (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent to take action; provided, that if an Event of Default exists as a result of a bankruptcy event, the Collateral Agent is automatically authorized to take such action without the written request of the Required Lenders.

     Except with the prior written consent of the Required Lenders, no Representative and no Secured Party will: (i) exercise any right under any Financing Document to accelerate, cancel or terminate any commitment under any Financing Document or declare any commitment under any Financing Document, or declare any obligation or commitment, prematurely payable, canceled or terminated, but the foregoing will not restrict scheduled or mandatory repayment, prepayments, or reductions taking effect in accordance with the terms of the Financing Documents; (ii) enforce or require the Collateral Agent to enforce any rights with respect to the Collateral conferred by the Transaction Documents by sale, taking possession, appointment of a receiver or an administrative receiver or otherwise bring suit or arbitration against the Issuer, the Co-Issuer, Enron or the Program Manager in connection with any transactions contemplated by the Transaction Documents; or (iii) exercise any right to set-off against any account or combination of accounts whether arising under applicable law or under the Financing Documents unless the relevant right to set-off would otherwise be lost and except in respect of the netting of payments by a Hedge Counterparty under a Hedging Agreement.

     Unless otherwise expressly provided in the Intercreditor Agreement, the Collateral Agent will not take any action under the Financing Documents in its capacity as Collateral Agent, without the prior consent of the Required Lenders.

     The "Required Lenders" means, as of a date of determination,

          (A) if any Senior Secured Obligation is outstanding at such time, Senior Lenders (each acting through its respective Representative) representing at least 50% of the Aggregate Senior Loan Balance;

          (B) if Class B Senior Subordinated Notes, but no Senior Secured Obligations, are outstanding at such time, the Class B Senior Subordinated Notes representing at least 50% of the outstanding principal amount of Class B Senior Subordinated Notes; and

          (C) if Class C Subordinated Notes, but no Senior Secured Obligations or Class B Senior Subordinated Notes, are outstanding at such time, the Class C Subordinated Notes representing at least 50% of the outstanding principal amount of Class B Senior Subordinated Notes;

     provided, however, in the case of (i) an exercise of remedies under the Intercreditor Agreement following an Event of Default (other than Events of Default specified in (i) and (ii) under "Common Agreement -- Events of Default") (see "Intercreditor Agreement -- Exercise of Rights") and the Security Agreement (see "Security Agreement -- Remedies"), "Required Lenders" will be determined in accordance with the foregoing clauses (A),
     (B) and (C) but substituting "33%" in each place "50%" is used, (ii) an exercise of remedies in accordance with the Intercreditor Agreement following an Event of Default (see "Intercreditor Agreement -- Exercise of Rights") specified in (i) and (ii) under "Common Agreement -- Events of Default", "Required Lenders" will be determined in accordance with the foregoing clauses (A), (B) and (C) but substituting "25%" in each place "50%" is used, (iii) in connection with a mandatory redemption following an Equity Disposition (see "Description of the Notes --
     Redemption -- Mandatory Redemption"), "Required Lenders" will mean Holders representing at least 50% of the outstanding principal amount of each of the Class A Senior Notes, the

     Class B Senior Subordinated Notes, the aggregate outstanding principal amount under the Liquidity Facility and the aggregate principal amount of [Allocations and] drawn amounts under the Backup Facility, voting as a single class, (iv) consent of the Required Lenders given pursuant to the Intercreditor Agreement in connection with certain sales of non-Defaulted Project Loans following a Tax Event (see "-- Security Documents -- Sale and Release of Collateral"), "Required Lenders" will also include, to the extent the Senior Secured Obligations and Class B Senior Subordinated Notes are outstanding at such time, the Holders of the Class B Senior Subordinated Notes representing at least 50% of the outstanding principal amount of the Class B Senior Subordinated Notes and (v) consent of the Required Lenders given pursuant to the Intercreditor Agreement for actions to be taken pursuant to Section 4.5 of the Common Agreement and, in connection with a Class I Trigger Event, the termination of the Program Manager without cause at the direction of the Class I Interest holders, "Required Lenders" shall be determined in accordance with the foregoing clauses (A), (B) and (C) but substituting "66 2/3%" in each place 50% is used and shall also include, to the extent the Senior Secured Obligations and Class B Notes are outstanding at such time, Holders of the Class B Notes representing at least 66 2/3% of the Outstanding Amount of the Class B Notes.

     Indemnification. The Secured Parties agree to indemnify the Collateral Agent acting in its capacity as Collateral Agent, except in cases of its gross negligence or willful misconduct or, in the case of handling of money, its negligence, for acting as Collateral Agent on their behalf.

     Amendments to the Intercreditor Agreement. The terms of the Intercreditor Agreement may not be amended, modified, waived or supplemented without the consent of the Issuers and the Representatives; provided that, the Intercreditor Agreement will not be amended in any manner that is adverse to the Collateral Agent without its consent, which consent will not be unreasonably withheld.

     Amendments to and Waivers Under the Other Financing Documents. Subject to certain provisions of the Financing Documents, (a) the Collateral Agent may (with the consent of the Required Lenders) modify any provisions of the Assigned Agreement or any other Financing Document to which it is a party or change the rights of the Secured Parties under any such Agreement or waive any Event of Default and (b) each of the Representatives may act to modify any provision of any Financing Document to which such Representative is a party, provided, however that without the written consent of each Representative, no waiver, amendment, modification or consent may (i) change the time of payment of or increase the rate of interest due on any Secured Obligation or the amount of any premium payable upon prepayment of any Secured Obligation; (ii) change the payment date for or increase the amount of principal or other amount (other than interest) due on any Secured Obligation; (iii) permit the Issuer or the Co-Issuer to assign its rights under any Financing Document (except in accordance with the Financing Documents); (iv) increase the Liquidity Facility Commitment or Backup Facility Commitment other than in accordance with the Common Agreement; (v) change any of the percentages specified in the definition of Required Lenders; (vi) change the currency in which payments by the Issuers are required to be made; (vii) release any Collateral from the lien granted under any of the Security Documents or of any funds from any Account other than as contemplated in the Financing Documents; (viii) extend the Investment Period;
(ix) modify certain provisions of the Common Agreement or any provisions of the Security Agreement; or (x) change the time or increase the amount of payment of any fee due or payable under or in connection with the Financing Documents.

  Liquidity Facility Loan Agreement

     The Issuer will enter into the Liquidity Facility Loan Agreement prior to the Closing Date as described under "Liquidity Facility and Backup Facility".

  Backup Facility Loan Agreement

     The Issuer may enter into one or more Backup Facility Loan Agreements conforming to the standards set forth in the Common Agreement. See "Liquidity Facility and Backup Facility".

  Hedging Agreements

     The provisions of each Hedging Agreement will be required to comply with guidelines promulgated by the Rating Agencies. Each Hedging Agreement will provide for termination at the option of the Issuer for, among other reasons, the failure of the Hedge Counterparty to agree to provide Hedge Counterparty Credit Support within two business days after the failure of the Reference Obligations of the Hedge Counterparty (or any person or entity that will have absolutely and unconditionally guaranteed the obligations of the Hedge Counterparty under the Hedging Agreement) fails to be rated at least A and A2 by Moody's and S&P, respectively.

  Enron Support Agreement

     The Issuer will enter into the Enron Support Agreement with Enron to evidence, among other things, Enron's obligation to provide certain support and the obligation of Enron to bring to the attention of the Program Manager for possible investment by the Issuer certain opportunities to make loans to projects and Enron's agreement not to sponsor a Competing Issuer for a specified period. Enron has the right to assign certain of its obligations under the Enron Support Agreement in certain limited circumstances. See "Enron Support".

OTHER MATERIAL AGREEMENTS

  Management Agreement

     Management of the Issuer and the Co-Issuer and the Portfolio Assets will be conducted by the Program Manager pursuant to the Management Agreement dated as
of           , 1998 (the "Management Agreement") among the Issuer, the
Co-Issuer, the Program Manager and the Backup Program Managers.

     "Portfolio Assets" means all present and future rights of the Issuer under the Project Loans and the Intermediate Funding Loans, including the Issuers' interest in any collateral at the project level which secures such loans, the Permitted Investments, the Hedging Agreements, the Currency Hedging Arrangements, the Enron Support Documents, the Repayment Agreements, any other agreement entered into by the Issuer (other than the Management Agreement) and amounts credited to the Accounts.

     Management Services. Under the Management Agreement, the Program Manager will perform all management services on behalf of the Issuer and the Co-Issuer, including the following services (the "Services"): (a) (i) evaluating all opportunities to invest in Project Loans offered by Enron pursuant to the Enron Support Agreement, (ii) if appropriate, bidding to make a Project Loan and (iii) if such bid to make a Project Loan is accepted by the relevant Project Borrower, implementing the making of such Project Loan; (b) monitoring the Project Loans and other Portfolio Assets; (c) determining and making Permitted Investments and selecting the dates for acquisitions or sales of Permitted Investments and acquiring or selling such Permitted Investments on such dates; (d) negotiating Hedging Agreements and identifying and selecting Hedge Counterparties; (e) negotiating commitment letters and underlying instruments and any confidentiality agreements in respect of Project Loans and documentation providing for the purchase and sale of other Portfolio Assets; (f) negotiating Backup Facility Loan Agreements and TIP Investment Management Agreements, as necessary; (g) determining the structure of Project Loans and forming, establishing and managing Intermediate Funding Entities through which the Issuer may make Project Loans; (h) negotiating amendments, modifications, waivers and supplements to the underlying instruments in respect of Project Loans and of documentation relating to the other Portfolio Assets;

(i) exercising rights and remedies associated with Portfolio Assets; (j) providing information to, and entering into discussions with, the Rating Agencies; (k) after payment in full of the Notes, (i) determining when, in the opinion of the Program Manager, it would be in the best interests of the limited partners to dissolve the Issuer and the shareholder of the Co-Issuer to dissolve the Co-Issuer and (ii) liquidating Portfolio Assets in accordance with the Partnership Agreement; (l) selling or otherwise disposing of Project Loans; (m) liquidating all or a portion of any other Collateral; (n) determining whether investments in additional Project Loans would at any time during the Investment Period either be impracticable or not beneficial to the Issuer; (o) determining whether a borrowing or prepayment should be made with respect to the Backup Facility or the Liquidity Facility and whether additional Class A Senior Notes should be issued after the Closing Date; (p) determining whether the term of the Issuer should be extended; (q) implementing any redemption or refinancing; (r) determining the existence and amount of an Issuer Determined Loss; (s) enforcing the obligations of Enron under the Enron Support Agreement; (t) furnishing such information, certificates, opinions and other documents to the Issuers, the Representatives, the Collateral Agent, the Hedge Counterparties and either Rating Agency as may be required from time to time; (u) selecting and retaining counsel, engineers and other consultants as may be necessary or appropriate to perform its duties; (v) executing and delivering all documents and instruments and taking such other actions as the Program Manager determines are necessary or appropriate to perform its duties; (w) ensuring that the underlying instruments in respect of a particular Project Loan permit transactions entered into after the Financial Closing Date therefor between the relevant Project Borrower and Affiliates of the equity sponsors only on an "arm's-length" basis or better; (x) filing all reports, proxy or information statements and other information with the Commission required pursuant to the informational requirements of the Exchange Act; (y) making determinations as to the transfer of funds from the Collection Account on a date other than a Quarterly Payment Date under the Security Agreement; and (z) maintaining the books and records of the Issuers including preparation and filing of any financial statements as may be required under the Financing Documents.

     Management Fee. In consideration of the performance by the Program Manager under the Management Agreement and to the extent permitted by the Financing Documents, the Issuer will pay (a) a quarterly administrative fee (the "Administrative Fee") of $1.5 million, as automatically adjusted for inflation on an annual basis during the term of the Management Agreement, commencing
[            ], 1998, by multiplying the Administrative Fee in effect on such date by the sum of 1.00 plus an inflation factor based upon the "Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average for All Items" with respect to the immediately preceding year, accruing on each Quarterly Payment Date, (b) a quarterly management fee (the "Management Fee") at a rate per annum equal to 0.25% of the Aggregate Book Value of the Issuer's Assets and (c) a quarterly Incentive Fee (the "Incentive Fee") in an amount for each quarter (greater than zero) equal to the product of (x) the Aggregate Project Loan Balance with respect to all non-Defaulted Project Loans, (y) the excess of (I) the Actual Net Interest Margin over (II) the Base Net Interest Margin and (z) 5%. The first payment of the Administrative Fee will be made on the Closing Date out of the proceeds of the issuance of the Notes. Subsequent fees payable to the Program Manager will, subject to the Priority of Payments and the Priority of Acceleration Payments, be payable on each Quarterly Payment Date or on any date following an Acceleration. Any portion of such fees not paid on any Quarterly Payment Date will be payable on the next succeeding Quarterly Payment Date on which funds are available therefor in accordance with the Priority of Payments.

     "Aggregate Book Value of the Issuer's Assets" for any Accrual Period means
(i) at any time prior to Final Termination Date, the book value (determined in accordance with generally accepted accounting principles in the U.S.) of all Project Loans, all amounts credited to the Accounts and (without duplication) all Permitted Investments (collectively, the "Relevant Assets") for the related Quarterly Payment Date, and (ii) at any time after the Final Termination Date, the book value (determined as aforesaid) of all Relevant Assets on the last day of such Accrual Period, as such book value is determined in good faith by the Program Manager.

     "Base Net Interest Margin" means the percentage obtained from the table below from the Weighted Average Moody's Ratings of Project Loans.

                         BASE NET INTEREST MARGIN TABLE

       WEIGHTED AVERAGE MOODY'S
       RATINGS OF PROJECT LOANS          BASE NET INTEREST MARGIN
       ------------------------          ------------------------
                  B3                                   %
                  B2                                   %
                  B1                                   %
                  Ba3                                  %
                  Ba2                                  %
                  Ba1                                  %
                 Baa3                                  %
                 Baa2                                  %

     Expenses. The Program Manager is obligated to pay the following expenses incurred by the Issuer, the Co-Issuer and the Program Manager: (i) salaries, compensation and expenses of the directors, officers and employees of the Issuers and the Program Manager, (ii) general and administrative expenses of the Issuers and the Program Manager including shared service allocations from EIS,
(iii) computer software and hardware and information management systems expenses of the Issuers and the Program Manager, (iv) audit fees and out-of-pocket expenses incurred by the Issuers and the Program Manager for the annual audit of the Issuer pursuant to the Common Agreement, (v) expenses related to the annual and quarterly financial statements of the Issuer, (vi) legal fees and out-of-pocket expenses relating to general partnership and corporate matters of the Issuer and the Co-Issuer, respectively, and (vii) fees and expenses of tax and other consultants relating to general partnership and corporate matters of the Issuer and the Co-Issuer, respectively. All other expenses will be the responsibility of the Issuer.

     Limitations on Actions of Program Manager. In rendering the Services and taking the actions to be taken by it under the Management Agreement, the Program Manager is generally required (except when acting pursuant to certain agreed directions) to act as would a reasonable and prudent lender acting for its own account (the "Standard of Care"). Although the Program Manager need not maintain policies and procedures similar to those followed by a financial institution, it will devise and implement appropriate policies and procedures in connection with rendering the services set forth in the Management Agreement.

     In making determinations with respect of the Pricing Terms for any Project Loan, the Program Manager will be deemed to have complied with the Standard of Care so long as such Pricing Terms equal or exceed 90% of the lowest available Pricing Terms of Comparable Debt; provided that in the event that the Program Manager is unable to identify Comparable Debt, the Program Manager may determine Pricing Terms for a Project Loan by any reasonable means, including the consideration of Pricing Terms available for any of the following categories of Debt, to the extent applicable:

          (1) senior debt provided to, or available for, projects regardless of their type and located in Comparable Countries and having a credit risk similar to that of the Eligible Project; and/or

          (2) senior debt provided to, or available for, sovereign or corporate borrowers in Comparable Countries;

     in any case having similar maturities (or, if not available, shorter and/or longer, maturities).

     Notwithstanding anything to the contrary in the preceding paragraph, in determining the Pricing Terms for any Project Loan the Program Manager may ignore the impact of current market aberrations and volatility.

     "Pricing Terms" means, with respect to any Debt, the "all-in" cost of such debt, including but not limited to base rates, credit spreads, fees and withholding tax gross-ups, all for the extent applicable.

     "Comparable Debt" means Debt having similar maturities and similar payment terms (i.e. fixed or floating rate) which is available to either (x) the potential Project Borrower from financing sources other than the Issuer or (y) projects similar to that owned by the potential Project Borrower and which are located in Comparable Countries. For purposes of this definition, "Comparable Debt" shall include but not be limited to U.S. Dollar denominated senior debt provided through commercial banks, private placements, public or private capital markets offerings and debt provided by export credit agencies, multilateral lending agencies, bilateral lending agencies, regional development banks, local development banks and other local financing sources.

     "Comparable Countries" means countries with credit ratings and/or characteristics similar to that of the country in which the potential Project Borrower is located.

     In considering any of the aforesaid factors, the Program Manager may extrapolate or interpolate Pricing Terms for differing maturities and average lives in any reasonable manner. Notwithstanding the foregoing, in an instance where a governmental authority having jurisdiction imposes a ceiling on the Pricing Terms (or any other economic terms) associated with any Eligible Project, the Program Manager may, in satisfaction of its Standard of Care, determine Pricing Terms for such Project Loan at or beneath such ceiling, so long as the Credit Support Tests are satisfied.

     In taking action and making determinations in respect of maturity dates and amortization of any Project Loan, the Program Manager will be deemed to have complied with the Standard of Care so long as the Average Life Test is satisfied.

     With respect to the initial funding, maintenance and enforcement of any Project Loan, the Program Manager will apply the Standard of Care in evaluating any transactions between a Project Borrower and any of its Affiliates, including (where relevant) development fees, construction contracts, operations and maintenance agreements, fuel agreements and power purchase agreements.

     In rendering the Services and in taking the actions to be taken by the Program Manager pursuant to the Management Agreement, the Program Manager will not take any action, that would cause: (i) the Issuer or the Co-Issuer to violate any applicable laws, rules and regulations, including any applicable United States federal and state securities laws, (ii) the Issuer to breach its Partnership Agreement or the Co-Issuer to breach its Certificate of Incorporation and Bylaws, (iii) the Issuer or the Co-Issuer to breach any Transaction Document or Additional Transaction Documents, (iv) the Issuer or the Co-Issuer to be required to register as an investment company under the Investment Company Act or (v) in the Program Manager's reasonable belief, a reduction or withdrawal of the then current ratings of the Notes unless such failure to act would cause the Issuer or the Co-Issuer to fail to satisfy clause
(i) of this paragraph.

     Indemnification Provisions. The Management Agreement contains indemnities by the Issuer for loss or other damages or liabilities incurred by the Program Manager and any Affiliates of the Program Manager arising out of any action taken or omitted to be taken by such person (i) under or in connection with the Management Agreement, except for damages that have been finally determined by an arbitral decision to result from such person's gross negligence, bad faith or willful misconduct, (ii) at the express direction of any of the Issuer, the Co-Issuer, the Collateral Agent or the Required Lenders and (iii) in good faith by the Program Manager in accordance with the advice or opinion of counsel or accountants.

     The Management Agreement also contains indemnities by the Program Manager for loss or other damages or liabilities incurred (subject to certain limitations) (i) by the Issuers and in connection with actions taken or omitted to be taken by the Program Manager under or in connection with the Management Agreement if there is a final arbitral decision that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct or (ii) by the Issuers or any Noteholder in investigating, preparing or prosecuting any claim against the Program Manager (but in no event will such indemnification to any Noteholder exceed unpaid principal and interest on its Notes plus such Noteholder's share of costs and expenses of one law firm representing all of the Noteholders. Such indemnification will be guaranteed by
Enron under the Enron Support Agreement up to a maximum amount of $          .
See "Enron Support".

     Obligations of the Program Manager. The obligations of the Program Manager under the Management Agreement are solely the obligations of the Program Manager and, other than the Enron guarantee of the indemnification obligations of the Program Manager referred to in the preceding paragraph, there is no recourse to Enron or, in any event, to any limited partner of the Program Manager. The Program Manager may assign its rights and obligations under the Management Agreement to any successor to or assignee of Enron's rights and obligations under the Enron Support Agreement or any other person or entity that is controlled, directly or indirectly, by Enron.

     Termination of Management Agreement. Under the terms of the Management Agreement, the Management Agreement will be terminated (a) automatically upon the earliest to occur of (i) the dissolution of the Issuer and (ii) the bankruptcy or insolvency of the Program Manager or (b) at the option of the Issuers (i) under certain circumstances, including, without limitation, (A) the occurrence of an Event of Default or a Subordinate Event of Default, (B) the Program Manager's failure to comply with its obligations under the Management Agreement after notice and a 30-day cure period, (C) any representation, warranty or certification made by the Program Manager under the Management Agreement being proved to have been materially false or misleading, (D) the taking of any action by the Program Manager constituting fraud against the Issuer or the Co-Issuer, (E) the conviction of the Program Manager of a felony or (F) the general partner of the Program Manager no longer being controlled, directly or indirectly, by Enron or any of its respective successors or assigns or (ii) upon a Class I Trigger Event.

     No optional termination will be effective unless and until (a) notice of such termination (specifying the event that is the basis for such termination) is given to the Program Manager by the Issuers (which notice must be delivered not later than 90 days after notice of any of the events triggering optional termination is given to the Issuers) (b) the date as of which a replacement manager will have entered into a replacement management agreement and (c) the Issuers will have received one or more written instruments to the effect that such replacement manager is acceptable to the Required Lenders or a majority of the Class B Senior Subordinated Notes, as required, and, so long as no Event of Default has occurred, the Limited Partners.

     Backup Program Managers. In the case of an automatic termination, all duties, authority and power of the Program Manager under the Management Agreement will pass to and be vested in the Backup Program Managers.

     Arbitration. Under the terms of the Management Agreement, all disputes related to the Management Agreement will be resolved by arbitration by a panel of three arbitrators. Each party will choose one arbitrator with the third arbitrator to be chosen by the first two arbitrators. All arbitration proceedings will be held in New York.

                              RATING OF THE NOTES

     It is a condition to the issuance of the Notes that the Class A Senior Notes and the Class B Senior Subordinated Notes be rated at least A2 and Ba2, respectively, by Moody's and at least A and BB, respectively, by S&P.

     The ratings of the Notes address the likelihood of the timely payment of interest and the ultimate payment of principal in the case of the Class A Senior Notes and the ultimate payment of interest and the ultimate payment of principal in the case of the Class B Senior Subordinated Notes. The Issuer's ability to pay the Class A Makewhole Premium or the Class B Premium has not been rated by the Rating Agencies. In addition, the ratings assigned to the Notes do not address the effect of any imposition of any withholding tax on any payments under the Project Loans, the Notes or otherwise.

     A rating is not a recommendation to buy, sell or hold Notes inasmuch as ratings do not comment as to market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning Rating Agency. In the event that a rating initially assigned to any of the Notes is subsequently lowered, suspended or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the Notes.

                           THE PARTNERSHIP INTERESTS

     The Issuer is a Delaware limited partnership which has not conducted any operations (other than activities incidental to its formation) prior to the closing of the offering and sale of the Notes. The Interests in the Issuer are comprised of the GP Interest, which is a general partnership interest in the Issuer, and the Class I Interests and Class II Interests, which are limited partner interests in the Issuer. The GP Interest, which will be owned by an Enron Affiliate, will be entitled to exercise control over the business and affairs of the Issuer. However, the General Partner has delegated its rights to manage the business and affairs of the Issuer to the Program Manager pursuant to the Management Agreement. The GP Interest also bears the obligation to contribute to the capital of the Issuer the lesser of 1% of the aggregate
capital contributions made by all partners of the Issuer or $            , of
which cash or assets having a value of approximately $            will be
contributed prior to or contemporaneously with the closing of the offering and sale of the Notes. The GP Interest will also have the right to receive distributions from the Issuer as described below and the right to share (ratably in proportion to contributed capital) in the distribution of assets of the Issuer available (after payment of the Issuer's liabilities) upon liquidation. The GP Interest will not be transferable (except to an Enron Affiliate) without the vote or consent of two-thirds in interest of the Class I Interests, and there may be no more than one holder of the GP Interest at any time.

     An aggregate of $            of Class I Interests will be issued or
committed to be purchased contemporaneously with the closing of the offering and sale of the Notes. All of such Class I Interests will be beneficially owned by third parties not Affiliated with Enron. The Class I Interests generally do not have any right to participate in control of the business and affairs of the Issuer, although the Class I Interests will have the right to vote on specific matters set forth in the Partnership Agreement of the Issuer. In addition, beneficial owners of the Class I Interests acting by a vote of two-thirds in interest of such beneficial owners have the right to (i) approve any decision by the Program Manager to cause the Issuer to redeem all or any part of the Class B Senior Subordinated Notes at any time following the fifth anniversary of the Closing Date through the issuance of additional Class B Senior Subordinated Notes, (ii) approve any extension of the term of the Issuer's existence and
(iii) approve the decision made by the Program Manager to terminate the Investment Period on the basis of market conditions and other factors.

     Further, the Class I Interests may (i) with the concurrent approval of the Required Lenders, remove the Program Manager and the General Partner without cause, which would (a) cause the

Investment Period to terminate and (b) terminate Enron's obligation to use commercially reasonable efforts to notify the Issuer of opportunities to make loans to projects developed or acquired by Enron or Enron Affiliates and located in the EI Regions, and (ii) subject to approval by the Required Lenders of a Replacement Program Manager, without the approval of the Required Lenders, remove the Program Manager and the General Partner without cause if, concurrently, (a) Enron's obligation to use commercially reasonable efforts to notify the Issuer of opportunities to make loans to projects developed or acquired by Enron or Enron Affiliates and located in the EI Regions is terminated, (b) the GP Interest and the funded Class II Interests are, if Enron so elects, purchased from Enron or Enron Affiliates, (c) the unfunded portion of Enron's commitment in respect of Class II Interests is assumed by an Acceptable Credit Provider, (d) Enron's obligation to provide credit support and any unfunded commitment in respect thereof (other than funded Class C Notes and Support Notes) under the Enron Support Agreement to pay or cause to be paid amounts in respect of Quarterly Project Distributions and Project Distributions Reserved is replaced by credit support of equivalent value without further liability to Enron, (e) the agreement of Enron not to sponsor a Competing Issuer for a specified period time is terminated, and (f) the then effective ratings of the Class A Senior Notes and Class B Senior Subordinated Notes are reaffirmed by Moody's and S&P (each of clause (i) and (ii), a "Class I Trigger Event").

     Beneficial ownership of the Class I Interests may be held by no more than 49 persons in the aggregate and may only be transferred (i) with the consent of the General Partner, (ii) to persons who are either (a) a U.S. Person for tax purposes, or (b) a foreign person acting through a U.S. branch and which would own less than 10% of the equity interests in the Issuer, or (iii) to persons who are either (a) not pass-through entities for tax purposes, or (b) not formed for the purpose of acquiring the Interests and no more than 50% of the value of the equity securities of which will be attributable to the Interests. Class I Interests are entitled to share (ratably in proportion to contributed capital) in the distribution of assets available (after payment of the Issuer's liabilities) upon liquidation.

     Enron has agreed that Enron or an Enron Affiliate will purchase up to an
aggregate of $               of Class II Interests, of which approximately
$               will be funded at or prior to the closing of the sale of the
Notes and the balance of which will be purchased by Enron to the extent necessary to make up any Quarterly Payment Shortfall as required by the Enron Support Agreement.

     The Class II Interests generally do not have any right to participate in control of the business and affairs of the Issuer, although the Class II Interests will have the right to vote on specific matters set forth in the Partnership Agreement. The Class II Interests are subject to restrictions or transfer described elsewhere in the Prospectus under "Enron Support-Commitment to Purchase Class II Interests" and are entitled to share (ratably in proportion to contributed capital) in the distribution of assets available (after payment of the Issuer's liabilities) upon liquidation as well as those described for Class I Interests above (except Class II Interests may be beneficially owned by no more than 46 persons).

     In addition, the Issuer will use reasonable efforts to prevent ownership by benefit plan investors of Class I Interests or Class II Interests, as the case may be, from being significant, as determined under regulations promulgated by the U.S. Department of Labor at 29 C.F.R. sec.2510.3-101.

                               TAX CONSIDERATIONS

     The following is a general discussion based on present law of certain U.S. federal income tax considerations for prospective purchasers of the Class A Senior Notes and Class B Senior Subordinated Notes. The discussion addresses only persons that purchase in the original offering, hold the Notes as capital assets, and use the U.S. dollar as their functional currency. The discussion does not consider the circumstances of particular purchasers, some of which (such as banks, insurance companies, dealers, and persons holding the Notes as part of a straddle, hedging, conversion, or integrated transaction) are subject to special tax regimes. EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES UNDER THE FEDERAL, STATE AND LOCAL LAWS OF THE UNITED STATES AND THE LAWS OF ANY OTHER JURISDICTION WHERE THE PURCHASER MAY BE SUBJECT TO TAXATION.

     For purposes of this discussion, "U.S. Holder" means a beneficial owner of Notes that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any of its political subdivisions, (iii) a trust subject to the control of a U.S. person and the primary supervision of a U.S. court, or (iv) an estate the income of which is subject to United States federal income taxation regardless of its source.

TAXATION OF THE ISSUER

     Milbank, Tweed, Hadley & McCloy, special counsel to the Issuer, is of the opinion, based in part on its conclusion the Notes are debt for U.S. federal income tax purposes, that the Issuer will not be subject to U.S. federal income taxation because it is a partnership the interests in which are not publicly traded. The Issuer intends to conduct its activities so that no more than half of the debt obligations that it holds are principally secured by real property. Should more than half of its debt obligations be so secured, the Issuer could be treated as a taxable mortgage pool and taxed as a corporation. In certain circumstances, the imposition of corporate income tax on the Issuer could materially impair its ability to make payments on the Notes.

TAXATION OF THE HOLDERS

     U.S. Holders. Milbank, Tweed, Hadley & McCloy is of the opinion that, while there is no directly relevant authority and the tax authorities could take a different position, the Notes will be treated as debt for U.S. federal income tax purposes. Interest will be includible in the income of a U.S. Holder in accordance with the Holder's regular method of tax accounting. Interest on the Notes generally will be income from sources within the United States.

     If there is more than a remote likelihood that the Issuer will defer interest payments on Class B Senior Subordinated Notes, all interest payable on Notes of that class (including interest on accrued but unpaid interest) will be treated as original issue discount ("OID"). A U.S. Holder must include OID in ordinary income on a constant yield to maturity basis, whether or not it receives a cash payment. The Issuer has determined that the likelihood of interest deferral is, for purposes of these rules, remote. If the Issuer defers an interest payment, the holder thereafter must accrue OID on the principal amount of the Note plus the amount of the deferred interest. A U.S. Holder's tax basis will increase by the amount of undistributed OID accrued on a Note.

     A U.S. Holder will recognize gain or loss on the disposition of a Note in an amount equal to the difference between the amount realized (less accrued but unpaid interest) and the holder's adjusted basis in the Note. The gain or loss generally will be capital gain or loss from sources within the United States.

     Non-U.S. Holders. Interest on a Note paid to a Holder other than a U.S. Holder (a "Non-U.S. Holder") generally will be eligible for the portfolio interest exemption from U.S. withholding tax if the interest is not effectively connected with the holder's conduct of a trade or business in the United

States and the holder timely certifies (on Internal Revenue Service Form W-8 or successor forms) that it is not a U.S. person. The portfolio interest exemption is not available to a controlled foreign corporation related to the Issuer or to any holder (directly or by attribution) of at least 10 percent of the Interests. Interest effectively connected with a Non-U.S. Holder's conduct of a U.S. trade or business is subject to the U.S. federal income tax on net income. Gain realized by a Non-U.S. Holder on the disposition of a Note will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the holder's conduct of a U.S. trade or business or (ii) the holder is an individual present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

     Foreign, State, and Local Taxes. Noteholders may be liable for foreign, state, and local taxes in the country, state, or locality in which they are resident or doing business or in a state or locality in which the Issuer conducts or is deemed to conduct business. A Noteholder's tax liability in such jurisdictions may differ depending upon whether the Class B Senior Subordinated Notes are treated as debt or as equity of the Issuer for tax purposes. Since the tax laws of each country, state, and locality differ, a prospective investor should consult its own tax counsel with respect to any taxes other than U.S. federal income taxes that may be payable as a result of an investment in the Notes.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS

     The Internal Revenue Service could take the position that the Class B Senior Subordinated Notes should be treated as equity of the Issuer rather than debt for U.S. federal income tax purposes. Were that position to be asserted and sustained, the tax treatment of the Issuer and the Holders would be substantially different than the treatment described above.

     If the Class B Senior Subordinated Notes were treated as equity, the Issuer could be a publicly-traded partnership taxable as a corporation. In that case, no deduction would be allowed for interest on Notes treated as equity. Whether or not the Issuer were taxed as a corporation, income attributable to Non-U.S. Holders of Class B Senior Subordinated Notes would be subject to withholding tax for which the Issuer could be held liable. Imposition on the Issuer of tax or liability for withholding tax could materially impair its ability to make payments on the Notes.

     Both U.S. and Non-U.S. Holders of the Class B Senior Subordinated Notes would be taxed differently if the Class B Senior Subordinated Notes were treated as equity. A U.S. Holder would be treated as the holder of a partnership interest or, if the Issuer were treated as a publicly-traded partnership, the stock of a corporation. A Non-U.S. Holder would be subject to U.S. federal income tax. If the Issuer were treated as a partnership for tax purposes, the Non-U.S. Holder would be subject to income tax on its share of the Issuer's net income and, in the case of a corporate Non-U.S. Holder, to branch profits tax on distributions deemed to have been received from the Issuer. Both taxes are collectible by withholding, but the Non-U.S. Holder also would be required to file U.S. income tax returns. If the Issuer instead were treated as a corporation for tax purposes, amounts paid to a Non-U.S. Holder of Class B Senior Subordinated Notes would be treated as dividends subject to withholding tax at a 30% rate (unless an applicable income tax treaty provides a lower rate).

     THE ABOVE DISCUSSION IS ONLY A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE NOTES.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA, and/or Section 4975 of the Code) prohibit certain direct or indirect transactions between (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, and (c) an entity whose underlying assets are deemed to include plan assets by reason of the investment in such entity by any such plan (each a "Plan") and persons who have certain specified relationships to such Plan ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including, investment prudence, diversification and maintaining an appropriate level of liquidity, and investing Plan assets in accordance with applicable Plan documents.

     The U.S. Department of Labor has issued regulations, at 29 C.F.R. 2510.3-101, (the "Plan Assets Regulation") that, under specified circumstances, require Plan fiduciaries to look through investment vehicles (such as the Issuer) and treat as an asset of the Plan each portfolio investment made by the investment vehicle. The term "plan assets" is not defined in ERISA or the Code; however, the Plan Assets Regulation describes what constitutes the assets of a Plan when a Plan invests in another entity such as the Issuer for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and Section 4975 of the Code. Generally, the Plan Assets Regulation states that the term "plan assets" includes both the equity interest of a Plan in an entity such as the Issuer and an undivided interest in the assets of such entity, unless it is established that ownership of any class of equity interests in such entity by benefit plan investors is not significant, that the class of held by the Plan constitutes a publicly offered security or that some other exception is applicable. If the assets of the Issuer are deemed to constitute plan assets, transactions involving the assets of the Issuer could be subject to the fiduciary responsibility provisions of ERISA and to the prohibited transaction rules of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     It is anticipated that the Class B Senior Subordinated Notes should not be treated as equity interests of the Issuer, although there is no directly relevant authority, and the U.S. Department of Labor could take a different position. Accordingly, the extent to which Class B Senior Subordinated Notes may be owned by benefit plan investors will not be monitored. In addition, although the Class B Senior Subordinated Notes will be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and will be freely transferable, there can be no assurance that the Class B Senior Subordinated Notes will be widely held, as defined in the Plan Assets Regulation, immediately after the sale of the Notes by the Underwriters. However, the General Partner will monitor the beneficial owners of the Class I Interests and the beneficial owners of Class II Interests, together with the beneficial owners of Class C Subordinated Notes and/or Support Notes, to ensure that ownership of by benefit plan investor of each such class of Interests or Notes by benefit plan investors will not be significant.

     Regardless of whether the assets of the Issuer are deemed to be plan assets, the acquisition of Notes by a Plan could, depending upon the facts and circumstances of such acquisition, result in a prohibited transaction. Each of the Issuers, the Underwriters, the Program Manager and Enron as a result of their own activities or because of the activities of an affiliate, may be considered to be a Party-in-Interest or a Disqualified Person with respect to one or more Plans. Accordingly, prohibited transactions within the meaning of
Section 406 of ERISA and Section 4975 of the Code may arise if Notes are acquired and held by a Plan with respect to which any of the Issuers, an Underwriter, the Program Manager, Enron or any of their respective affiliates, is a Party-in-Interest or Disqualified Person. In addition, if a Party-in-Interest or Disqualified Person with respect to a Plan owns or acquires a material beneficial interest in the Issuer, the acquisition or holding of Notes by or on behalf of such a Plan could result in an indirect prohibited transaction.

     Certain exemptions from the prohibited transaction rules ("PTEs") could be applicable to any such potential prohibited transaction, however, depending in part upon the type of Plan fiduciary making the decision to acquire a Note and the circumstances under which such decision is made. Included among these exemptions are PTE 90-1, regarding investments by an insurance company pooled separate account; PTE 91-38, regarding investments by a bank collective investment fund; PTE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTE 96-23, regarding transactions effected by certain in-house asset managers; and PTE 95-60, regarding investments by an insurance company general account. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts that might be construed as prohibited transactions. In order to ensure that no prohibited transactions under ERISA and the Code will take place in connection with the acquisition or holding of a Note by or on behalf of a Plan, each prospective purchaser of a Note that is a Plan or is acquiring a Note on behalf of a Plan will be deemed to represent that the acquisition and holding of such Note, throughout the term of such holding will not constitute or result in a non-exempt prohibited transaction.

     Any potential investor that is an insurance company investing assets out of its general account should consider the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114
S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan for purposes of the prohibited transaction rules, as well as the effect of Section 401(c) of ERISA enacted in 1996 as interpreted by the Regulations to be issued by the U.S. Department of Labor. The U.S. Department of Labor issued proposed regulations under Section 404(c) in December 1997.

     Government plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Notes.

     The sale of any Notes to a Plan is in no respect a representation by the Issuers, the Underwriters, the Program Manager, Enron or any of their affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that such an investment is appropriate for a Plan generally or for any particular Plan.

     Any Plan fiduciary that proposes to cause a Plan to purchase Notes, should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and whether any exemption would be applicable (and should determine on its own whether all the conditions any such exemption have been satisfied). Moreover, each fiduciary of a Plan subject to ERISA should determine whether, under the general fiduciary standards of ERISA, an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     THE ABOVE DISCUSSION IS ONLY A GENERAL SUMMARY. IT DOES NOT COVER ALL ERISA AND PROHIBITED TRANSACTION MATERS THAT MAY BE IMPORTANT TO A PARTICULAR INVESTOR. EACH PROSPECTIVE PLAN INVESTOR IS STRONGLY URGED TO CONSULT ITS OWN COUNSEL ABOUT THE POTENTIAL CONSEQUENCES TO IT UNDER ERISA AND SECTION 4975 OF THE CODE OF AN INVESTMENT IN THE NOTES.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Issuers and the several underwriters named below (the "Underwriters"), the Issuers have agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Issuers, the following respective principal amounts of the Notes:

                                                                   PRINCIPAL AMOUNT OF
                                             PRINCIPAL AMOUNT OF     CLASS B SENIOR
                                               CLASS A SENIOR         SUBORDINATED
                UNDERWRITER                         NOTES                 NOTES
                -----------                  -------------------   -------------------
Chase Securities Inc. ......................      $                     $
Lehman Brothers Inc. .......................      $                     $
                                                  ========              ========

     The Underwriting Agreement provides that the obligations of the Underwriters thereunder are subject to approval of various legal matters by counsel and various other conditions. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of the Notes are purchased. The Issuers have been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this Prospectus and to certain selected dealers at
such price less a concession not in excess of      % per Note. The Underwriters
may allow, and such selected dealers may reallow, a concession not in excess of
     % per Note to certain other dealers. After the initial public offering, the public offering price and selling concessions may be changed.

     Each of the Underwriters has represented and agreed that: (i) it has not offered or sold, and prior to the date six months after the date of issue of the Notes will not offer or sell, to persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Notes are new securities for which there currently is no market. The Underwriters have advised the Issuers that they presently intend to make a market in the Notes as permitted by applicable law. The Underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the development or liquidity of any market for the Notes.

     The Issuers have agreed that, for a period of      days, commencing on the
date of this Prospectus, without the prior consent of the Underwriters, they will not, directly or indirectly, sell, offer to sell, contract to sell or announce or file a registration statement for the offering of any debt securities of the Issuers designed to be traded or distributed in the public or private securities markets (other than the Notes).

     The Issuers have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

     In connection with the Offering the Underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. Such activities, if commenced, may be discontinued at any time.

     The Underwriters and their affiliates perform various investment banking and commercial banking services from time to time for Enron Corp. and its affiliates. Affiliates of Chase Securities Inc. will act as Trustee, Collateral Agent and Backup Program Manager and may act as a Backup Facility Agent, Backup Lender, Liquidity Facility Agent, Liquidity Lender or a Hedge Counterparty. Affiliates of Lehman Brothers Inc. may act as a Backup Facility Agent, Backup Lender, Liquidity Facility Agent, Liquidity Lender or a Hedge Counterparty.

     Each of the Underwriters has acted as a financial advisor to EI in connection with structuring and arranging financing for the Issuer. In addition, the Underwriters and their affiliates may perform various financial advisory, investment banking and commercial banking services from time to time in the future for the Issuer, Enron and Enron Affiliates or for non-affiliated third parties (including Project Borrowers, project sponsors and competitors of the Issuer and Enron) with respect to project finance transactions that may constitute Eligible Projects.

                        LISTING AND GENERAL INFORMATION

     Application has been made to list the Notes on the Luxembourg Stock Exchange. Prior to the listing, a legal notice ("Notice Legale") relating to the issue of the Notes, the Certificate of Limited Partnership and the Partnership Agreement of the Issuer and the Certificate of Incorporation and Bylaws of the Co-Issuer will be deposited with the Chief Registrar of the District of Luxembourg ("Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg"), where copies thereof may be obtained, free of charge, upon request.

     As long as any of the Notes are outstanding, copies of the Certificate of Limited Partnership and the Partnership Agreement of the Issuer, the Certificate of Incorporation and Bylaws of the Co-Issuer, the Indenture, the other Financing Documents and the Management Agreement will be available for inspection and the annual and any interim semi-annual financial statements of each of the Issuer and the Co-Issuer will be obtainable at the offices of the Listing Agent in the city of Luxembourg, where copies thereof may be obtained upon request.

     Copies of the Certificate of Limited Partnership and the Partnership Agreement of the Issuer, the Certificate of Incorporation and Bylaws of the Co-Issuer, the resolutions of the Board of Directors of the General Partner of the Issuer and of the Co-Issuer, authorizing the issuance of the Notes, the Indenture, the other Financing Documents and the Management Agreement, will be available for inspection during the term of the Notes in the City of at the office of the Trustee and at the office of the Paying Agent in Luxembourg.

     Each of the Issuer and the Co-Issuer represents that there has been no material adverse change in its financial position since its date of creation.

     The Issuers are not involved in any litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the Notes, nor, so far as either of the Issuers is aware, is any such litigation or arbitration involving it pending or threatened.

     The issuance of the Notes was authorized by the Board of Directors of the General Partner of the Issuer and of the Co-Issuer by resolution passed on
               .

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

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Issuers by Milbank, Tweed, Hadley & McCloy, New York, New York, for the Program Manager by Vinson & Elkins, L.L.P., Houston, Texas and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters with respect to United States tax law will be passed upon for the Issuers by Milbank, Tweed, Hadley & McCloy, New York, New York. Certain partners of Skadden, Arps, Slate, Meagher & Flom LLP own common shares of Enron and from time to time, Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Enron and Enron Affiliates.

                                    EXPERTS

     The consolidated balance sheet of Enron International CPO, L.P. and Subsidiary as of August 6, 1998 included herein has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             AVAILABLE INFORMATION

     The Issuers have filed a Registration Statement on Form S-1 with respect to the Class A Senior Notes and the Class B Senior Subordinated Notes being offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit to the Registration Statement. Upon the consummation of the Offerings, the Issuers will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto filed by the Issuers with the Commission, as well as such reports and other information filed by the Issuers with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at its New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

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

                                    GLOSSARY

     "ACCELERATION" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Common Agreement".

     "ACCELERATION SHORTFALL" has the meaning specified under "Description of the Notes -- Priority of Acceleration Payments".

     "ACCEPTABLE CREDIT PROVIDER" means any person or entity whose long-term unsecured debt is rated at least A by S&P and A2 by Moody's or whose obligation is secured by a letter of credit by a person or entity whose long-term, unsecured debt is rated at least A by S&P and A2 by Moody's (or, in certain specified circumstances, Investment Grade).

     "ACCOUNT BANK" means Citibank, N.A., solely in its capacity as account bank under the Security Agreement.

     "ACCOUNTS" means (i) the Collection Account, (ii) the TIP Accounts, (iii) the Reserve Account, (iv) the Excess Spread Account, (v) the Operating Account,
(vi) the Expense Reserve Account, (vii) the Distribution Obligation Escrow Account and (viii) the Note Payment Account.

     "ACTUAL NET INTEREST MARGIN" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "ACTUAL SENIOR CREDIT SUPPORT PERCENTAGE" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial
Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "ADMINISTRATIVE FEE" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement between EIS and the Program Manager.

     "AFFILIATE" means, with respect to a specified person or entity, (a) any person or entity directly or indirectly owning, controlling or holding the power to vote 5% or more of the outstanding voting securities or other voting ownership interests of the specified person or entity, (b) any person or entity directly or indirectly controlling, controlled by or under common control with the specified person or entity or (c) any general partner of the specified person or entity.

     "AFRICA" means the geographic areas that are within the boundaries (as of the date hereof) of Algeria, Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros, Democratic Republic of the Congo, The Congo, Cote d'Ivoire, Djibouti, Egypt, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea-Bissau, Kenya, Lesotho, Liberia, Libya, Madagascar, Malawi, Mali, Mauritania, Mauritius, Morocco, Mozambique, Namibia, Niger, Nigeria, Principe, Reunion, Rwanda, Sao Tome, Senegal, Seychelles, Sierra Leone, Somalia, South Africa, Sudan, Swaziland, Tanzania, Togo, Tunisia, Uganda, Western Sahara, Zambia and Zimbabwe.

     "AGENT MEMBERS" means members of, or participants in, the depositary.

     "AGGREGATE BOOK VALUE OF THE ISSUER'S ASSETS" has the meaning specified under "Description of Principal Documents -- Other Material
Agreements -- Management Agreement".

     "AGGREGATE PROJECT LOAN BALANCE" means the aggregate Project Loan Balance for all Project Loans.

     "AGGREGATE SENIOR LOAN BALANCE" means, as of any date of determination, the sum of (i) the outstanding principal amount of the Class A Senior Notes, (ii) the Liquidity Facility Balance and (iii) the Backup Facility Balance.

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

     "ALLOCATION" means a commitment under the Backup Facility to fund a particular Project Loan. "Allocated" shall have a correlative meaning.

     "APPLICABLE PROCEDURES" has the meaning specified under "Description of the Notes -- Form, Denomination and Registration -- Global Notes".

     "ASIA" means the geographic areas that are within the boundaries (as of the date hereof) of Bangladesh, Bhutan, Brunei, Cambodia, China, Hong Kong, India, Indonesia, Japan, Laos, Macau, Malaysia, Maldives, Marshall Islands, Mongolia, Myanmar, Nepal, North Korea, Pakistan, Paracel Islands, Papua New Guinea, Philippines, Solomon Islands, Singapore, South Korea, Spratley Islands, Sri Lanka, Taiwan, Thailand and Vietnam.

     "ASSIGNED AGREEMENTS" has the meaning specified under "Security for the Notes -- Assigned Agreements".

     "ASSUMED LOSS AMOUNT" has the meaning specified under "Description of the Notes -- The Reserve Test; Project Distributions Reserved".

     "ASSUMPTIONS" means the following assumptions: (a) the sale of the Project Loan for an amount equal to the Disposition Amount therefor, (b) mandatory redemption of the Notes or Class C Notes or mandatory repayment of amounts drawn under the Backup Facility in connection with an Equity Disposition or a Refinancing and (c) Enron Distributions are calculated pursuant to clause (c) of the definition of Enron Distributions.

     "AUSTRALASIA" means the geographic areas that are within the boundaries (as of the date hereof) of Australia, New Zealand, American Samoa, Fiji, Nauru, New Caledonia, Papua New Guinea, the Solomon Islands, Tuvalu and Vanuatu.

     "AUTHORIZED NEWSPAPER" means the Luxemburger Wort or any successor publication or substitute publication of similar circulation selected by the Trustee.

     "AVAILABLE COMMITTED FUNDS" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Tests -- Funding Availability Test".

     "AVERAGE LIFE TEST" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Portfolio Criteria".

     "BACKUP FACILITY" has the meaning specified under "Liquidity Facility and Backup Facility -- Backup Facility".

     "BACKUP FACILITY AGENT" means each entity appointed as agent by the Backup Lenders pursuant to each Backup Facility Loan Agreement and in the case of Funding Availability Commitments provided under the Enron Support Agreement, an agent appointed by Enron.

     "BACKUP FACILITY BALANCE" means the aggregate principal amount of (i) Allocations and drawn amounts under the Backup Facility Loan Agreement(s) and
(ii) any drawn and undrawn amounts under the Funding Availability Commitments.

     "BACKUP FACILITY COMMITMENT" means committed amounts by the Backup Lenders under (i) all Backup Facility Loan Agreements and (ii) Funding Availability Commitments.

     "BACKUP FACILITY REVOLVING PERIOD" means the period during which Backup Lenders are required to make advances to the Issuer pursuant to the terms of a Backup Facility Loan Agreement.

     "BACKUP LENDERS" means the parties to the Backup Facility Loan Agreement(s) identified therein as "Lenders" and, to the extent there are any outstanding Funding Availability Commitments, Enron or an Enron Affiliate providing such Commitment.

     "BACKUP PROGRAM MANAGER" means Chase Bank of Texas, National Association and/or another affiliate of the Chase Manhattan Bank, as applicable.

     "BANKRUPTCY CODE" means the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

     "BASE CASE FINANCIAL PROJECTIONS" means projections presented to the Issuer by the sponsors of each individual Project Borrower as to the revenues, expenses, debt service and cash available for debt service and distributions of such Project Borrower over a period at least equal to the term of the Project Loan to be made to such Project Borrower.

     "BASE NET INTEREST MARGIN" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "CALCULATED ASSET BALANCE" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Target Senior
Overcollateralization Ratio".

     "CALCULATED SENIOR DEBT BALANCE" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Target Senior Overcollateralization Ratio".

     "CALCULATED TOTAL DEBT BALANCE" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Total Overcollateralization Ratio".

     "CASH" means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

     "CEDEL" means Cedel Bank, societe anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

     "CERTIFICATED NOTE" has the meaning specified under "Description of the Notes -- Form, Denomination and Registration -- General".

     "CHASE" means Chase Securities Inc.

     "CLASS" means all of the Notes having the same designation given pursuant to the Indenture.

     "CLASS A MAKE-WHOLE PREMIUM" has the meaning specified under "Description of the Notes -- Redemption -- Redemption Premiums".

     "CLASS A PRESENT VALUE RATE" has the meaning specified under "Description of the Notes -- Redemption -- Redemption Premiums".

     "CLASS A SENIOR NOTE INTEREST RATE" has the meaning specified under "Description of the Notes -- Interest".

     "CLASS A SENIOR NOTE ISSUANCE REQUIREMENTS" has the meaning specified under "Description of the Notes -- Issuance of Class A Senior Notes After the Closing Date".

     "CLASS A SENIOR NOTES" means the Class A Senior Notes due 2018.

     "CLASS B PREMIUM" has the meaning specified under "Description of the Notes -- Redemption -- Redemption Premiums".

     "CLASS B PRESENT VALUE RATE" has the meaning specified under "Description of the Notes -- Redemption -- Redemption Premiums".

     "CLASS B REFINANCING" has the meaning specified under "Description of the Notes -- Redemption -- Optional Redemption".

     "CLASS B SENIOR SUBORDINATED NOTE INTEREST RATE" has the meaning specified under "Description of the Notes -- Interest".

     "CLASS B SENIOR SUBORDINATED NOTES" means the Class B Subordinated Notes due 2018.

     "CLASS C PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to a Due Period, the amount equal to the principal proceeds received during such Due Period multiplied by a fraction, the numerator of which equals the principal amount of the Class C Subordinated Notes and the denominator of which equals the aggregate amount of funded capitalization of the Issuer.

     "CLASS C SUBORDINATED NOTE PURCHASE COMMITMENT" means the commitment of Enron to purchase or cause to be purchased Class C Subordinated Notes pursuant to the Enron Support Agreement.

     "CLASS C SUBORDINATED NOTES" means the Class C Notes due 2018.

     "CLASS I INTERESTS" means the Class I Interests in the Issuer.

     "CLASS I STAGE FUNDING COMMITMENT LETTER" means the commitment letter evidencing the commitment of an Acceptable Credit Provider to fund Class I Interests after the Closing Date.

     "CLASS I TRIGGER EVENT" has the meaning specified under "The Partnership Interests".

     "CLASS II INTERESTS" means the Class II Interests in the Issuer.

     "CLOSING DATE" means                , 1998.

     "CODE" means the United States Internal Revenue Code of 1986, as amended.

     "CO-ISSUER" means Enron International CPO, Inc.

     "COLLATERAL" has the meaning specified under "Security for the Notes".

     "COLLATERAL ACCOUNTS" means the Accounts other than the Note Payment
Account.

     "COLLATERAL AGENT" means Chase Bank of Texas, National Association, solely in its capacity as collateral agent for the Secured Parties under the Security Agreement and the other Financing Documents.

     "COLLATERAL PROCEEDS" has the meaning specified under "Description of the Notes -- Collateral Proceeds".

     "COLLECTION ACCOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Collection Account".

     "COMMISSION" means the U.S. Securities and Exchange Commission.

     "COMMITMENT" means a legally binding commitment to make a Project Loan as determined by legal counsel to the Program Manager (subject to the satisfaction of customary conditions precedent, including any of the Qualifying Criteria the satisfaction of which may be deferred to any date on or prior to the initial funding of such Project Loan). "Committed" will have a correlative meaning.

     "COMMITTED TIP ACCOUNT" has the meaning specified under "Temporary Investments".

     "COMMITTED TIP ACCOUNT BALANCE" means (i) with respect to non-defaulted Committed TIP Investments credited to the Uncommitted TIP Account, the principal balance of investments credited to the Committed TIP Account, except that with respect to Committed TIP Investments credited to the Committed TIP Account which are described in clause (c) of the Committed TIP Investment Policies, only 95% of the principal balance of each such investment shall be deemed credited to the Committed TIP Account and (ii) with respect to defaulted Committed TIP Investments credited to the Committed TIP Account, only 50% of the principal balance of each such investment shall be deemed credited to the Committed TIP Account.

     "COMMITTED TIP INVESTMENT" has the meaning specified under "Temporary Investments -- Committed TIP Account".

     "COMMON AGREEMENT" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Common Agreement".

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

     "COMPARABLE COUNTRIES" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "COMPARABLE DEBT" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "COMPETING ISSUER" has the meaning specified under "Enron Support -- Enron Obligations to Show Investment Opportunities to the Issuer; Limitation on Formation of Competing Issuer".

     "CONTINENT" means each of Antarctica, Africa, Asia, Australasia, Europe, North America and South and Central America.

     "CONTROLLED ENRON AFFILIATE" means any Enron Affiliate (other than Enron Oil & Gas Company, EOTT Energy Partners, L.P. and Enron Energy Services L.L.C.) of which 50% or more of the equity securities or other voting equity interests are owned, directly or indirectly, by Enron or as to which Enron or a wholly owned direct or indirect subsidiary of Enron is the sole or managing general partner, managing member or other similar position having the right to exercise actual control of the management and policies of such Enron Affiliate.

     "COVERAGE RATIO CONDITION" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Project Loan Criteria".

     "CREDIT SPREAD RISK" has the meaning specified under "Interest Rate Hedging Arrangements".

     "CREDIT SUPPORT TEST" means each of the Moody's Credit Support Test and the S&P Credit Support Test.

     "CREDIT SUPPORT TEST COMMITMENT" has the meaning specified under "Enron Support -- Support Upon the Occurrence of Certain Events".

     "CURRENCY HEDGING ARRANGEMENT" means, with respect to any Project Loan or an Intermediate Funding Loan denominated in a currency other than U.S. Dollars, one or more currency hedging agreements entered into between an Intermediate Funding Entity and an Acceptable Credit Provider, such that payments anticipated to be made from such Project Borrower or Intermediate Funding Entity, as applicable, are converted into U.S. dollars at an agreed upon exchange rate and any residual exposure relating to any breakage and termination costs of such hedging agreement are indemnified by an Acceptable Credit Provider.

     "DEBT RATE" has the meaning specified under "Description of the Notes -- Redemption -- Mandatory Redemption".

     "DEFAULT" means any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "DEFERRAL EVENT" has the meaning specified under "Description of the Notes -- Interest".

     "DEFERRED ISSUANCE COSTS" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Target Senior
Overcollateralization Ratio".

     "DESIGNATED ENRON OWNERSHIP INTEREST" has the meaning specified under "Enron Support -- Support for Quarterly Payment Obligations".

     "DETERMINATION DATE" means the last business day of a Due Period.

     "DISPOSITION AMOUNT" has the meaning specified under "Description of the Notes -- Redemption -- Mandatory Redemption".

     "DISTRIBUTION OBLIGATION ESCROW ACCOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Distribution Obligation Escrow Account".

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

     "DIVERSITY SCORE" has the meaning specified under "I. Diversity Score" in Appendix A hereto.

     "DOLLARS" or "U.S. Dollars" or "$" means United States Dollars.

     "DTC" means the Depository Trust Company, a New York corporation.

     "DUE PERIOD" means, with respect to any Quarterly Payment Date, the calendar quarter ending immediately prior to such Quarterly Payment Date or, in the case of the initial Due Period, the period commencing on (but excluding) the Closing Date and ending on the last day of the calendar quarter ending immediately prior to the initial Quarterly Payment Date or, in the case of a Due Period that is applicable to the Quarterly Payment Date relating to the Stated Maturity, the period commencing on (and including) the day immediately following the last day of the prior Due Period and ending on the date of such Stated Maturity.

     "ECM" means Enron Capital Management, a division of Enron.

     "ECT" means Enron Capital & Trade Resources Corp.

     "EDC" means Enron Development Corp.

     "EGPP" means Enron Global Power & Pipelines L.L.C.

     "EI" means Enron International, a business unit of Enron.

     "EI REGIONS" means the geographic areas that are within the boundaries of South and Central America, Africa, the Middle East, Asia and Australasia (as such terms are defined herein).

     "EI SERVICES" or "EIS" means Enron International Services, Inc.

     "ELIGIBLE INVESTMENTS" has the meaning specified under "Security for the Notes -- Eligible Investments".

     "ELIGIBLE PROJECT" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Eligible Project".

     "ENRON" means Enron Corp.

     "ENRON AFFILIATE" means an Affiliate of Enron.

     "ENRON CLASS II PURCHASE COMMITMENT" has the meaning specified under "Enron Support -- Commitment to Purchase Class II Interests".

     "ENRON CREDIT COUNTERPARTY" means an Enron Affiliate (i) that has and maintains a credit rating at least equivalent to Enron's credit rating at the time such Enron Affiliate makes a commitment, (ii) whose commitment is guaranteed by Enron or (iii) whose commitment is supported by a letter of credit issued by an Acceptable Credit Provider.

     "ENRON DISTRIBUTIONS" has the meaning specified under "Enron
Support -- Support for Quarterly Payment Obligations".

     "ENRON INITIAL EQUITY" has the meaning specified under "Enron Support -- Support for Quarterly Payment Obligations".

     "ENRON OWNERSHIP PERCENTAGE" has the meaning specified under "Enron Support -- Support for Quarterly Payment Obligations".

     "ENRON OWNERSHIP REQUIREMENT" means the requirements set forth in paragraph
(4) of Project Loan Criteria and paragraph (5) of Portfolio Criteria.

     "ENRON SUPPORT AGREEMENT" means the Enron Support Agreement dated as of the Closing Date between the Issuer and Enron.

     "ENRON SUPPORT DOCUMENTS" means the Enron Support Agreement and any assumption agreements, election notices and guaranties or letters of credit, if any, delivered by Enron, an Enron Credit Counterparty or an Acceptable Credit Provider pursuant to the Enron Support Agreement.

     "EQUITY DISPOSITION" has the meaning specified under "Enron
Support -- Support for Quarterly Payment Obligations".

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "EVENT OF DEFAULT" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Common Agreement".

     "EXCESS SPREAD ACCOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Excess Spread Account".

     "EXCESS SPREAD ACCOUNT BALANCE" means amounts credited to or deemed to be credited to the Excess Spread Account.

     "EXPENSE RESERVE ACCOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Expense Reserve Account".

     "EXTRAORDINARY EXPENSES" means reasonable expenses of the Issuers not otherwise paid pursuant to clauses (i) through (xi)(f) of the Priority of Payments.

     "FINAL TERMINATION DATE" means the date on which all amounts due or payable by the Issuers in respect of the Secured Obligations have been paid in full.

     "FINANCIAL CLOSING DATE" means, with respect to a Project Loan or one or more related Intermediate Funding Loans, the date on which all conditions precedent to the initial funding thereto have been satisfied.

     "FINANCING DOCUMENTS" has the meaning specified under "Description of Principal Documents -- Financing Documents".

     "FIXED RATE PREMIUM" has the meaning specified under "Description of the Notes -- Redemption -- Redemption Premiums".

     "FLOATING RATE RISK" has the meaning specified under "Interest Rate Hedging Arrangements".

     "FUNDING AVAILABILITY COMMITMENT" has the meaning specified under "Enron Support -- Support Upon the Occurrence of Certain Events".

     "FUNDING AVAILABILITY SHORTFALL AMOUNT" has the meaning specified under "Temporary Investments -- Committed TIP Account".

     "FUNDING AVAILABILITY TEST" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Funding Availability Test".

     "GENERAL PARTNER" means Enron CPO Holdings, Inc.

     "GLOBAL NOTE" has the meaning specified under "Description of the Notes -- Form, Denomination and Registration -- General".

     "GP INTERESTS" means the general partner interests in the Issuer.

     "HEDGE COUNTERPARTY" means any counterparty (a) whose Reference Obligations are rated (or whose counterparty rating is) at least A2 by Moody's and at least A by Standard & Poor's, (b) whose obligations under the relevant Hedging Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty if such Affiliate's Reference Obligations are rated at least A2 by Moody's and at least A by Standard & Poor's or (c) that agrees to provide Hedge Counterparty Credit Support.

     "HEDGE COUNTERPARTY CREDIT SUPPORT" means the agreement by a Hedge Counterparty to cause to become effective, so long as the Reference Obligations of the Hedge Counterparty (or any Person that shall have absolutely and unconditionally guaranteed the obligations of the Hedge Counterparty under a Hedging Agreement) shall fail to be rated at least A2 by Moody's and at least A by Standard & Poor's, the obligation to deliver collateral under an ISDA Credit Support Annex having, among others, the following terms: (a) no collateral delivery obligations for the Issuer; (b) no collateral delivery obligations for the Hedge Counterparty except when such delivery obligation is effective by reason of the agreement of the Hedge Counterparty; and (c) a provision to the effect that, in calculating the amount of collateral required to be delivered to the Issuer, the mark to market value of any amount owing to the Issuer upon termination of the Hedging Agreement shall be deemed to be equal to [100%] of such mark to market value calculated in accordance with normal procedures under the ISDA Credit Support Annex.

     "HEDGING AGREEMENT" has the meaning specified under "Interest Rate Hedging Arrangements".

     "HEDGING PROCEEDS" means, with respect to any Quarterly Payment Date, all net termination payments received by the Issuer under any Hedging Agreement during the related Due Period.

     "HIGH INTEREST RATE SCENARIO" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Liquidity Test".

     "HOLDER" or "NOTEHOLDER" means, with respect to any Note or Class C Subordinated Note, the person in whose name the Note or Class C Subordinated
Note is registered on the note register.

     "INCENTIVE FEE" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "INDENTURE" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Indenture".

     "INDEPENDENT" as to any person or entity, means any other person or entity (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such person or entity or in any Affiliate of such person or entity, and (ii) is not connected with such person or entity as an officer, employee, promoter, underwriter, voting trustee, partner, director or person or entity performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such person or entity within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

     "INDEPENDENT ENGINEER" means any Independent and internationally recognized firm of engineers with expertise in the relevant Permitted Industry.

     "INDUSTRY CONCENTRATION FACTOR" has the meaning specified under "Temporary Investments -- Uncommitted TIP Account".

     "INITIAL CLASS A SENIOR NOTES" has the meaning specified under "Description of the Notes".

     "INITIAL CLASS B SENIOR SUBORDINATED NOTES" has the meaning specified under "Description of the Notes".

     "INITIAL EQUITY" means any contribution by project sponsors to the initial total capital cost of a Project Borrower in the form of (i) equity or any financial instrument (including subordinated loans), the expected timing and amounts of payments under which and the associated rights and remedies of which are substantially similar to those of an equity interest and/or (ii) an irrevocable and unconditional commitment to purchase or acquire any of the foregoing by an Acceptable Credit Provider.

     "INITIAL INTEREST" means any Interest funded on or prior to the Closing
Date.

     "INITIAL ISSUANCE EXPENSES" means all Transactions Expenses of the Issuers with respect to the Notes issued on the Closing Date, all expenses related to the establishment of any Backup Facility existing as of the Closing Date, all expenses relating to the establishment of the Liquidity Facility, the initial Administrative Fee and the time and expenses of Enron employees directly involved in the formation of the Issuers.

     "INITIAL NOTES" has the meaning specified under "Description of the Notes".

     "INTEGRATED CONTRACTUAL ARRANGEMENTS" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Eligible Project".

     "INTERCREDITOR AGREEMENT" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Intercreditor Agreement".

     "INTEREST ACCRUAL PERIOD" has the meaning specified under "Description of the Notes -- Interest".

     "INTEREST COVERAGE ADJUSTMENT" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "INTERESTS" means the Class I Interests, the Class II Interests and the GP Interests.

     "INTERMEDIATE FUNDING ENTITY" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Intermediate Funding Loans and Intermediate Funding Criteria".

     "INTERMEDIATE FUNDING LOAN" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Intermediate Funding Loans and Intermediate Funding Criteria".

     "INTERMEDIATE FUNDING LOAN CRITERIA" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Intermediate Funding Loans and Intermediate Funding Criteria".

     "INVESTMENT COMPANY ACT" means the U.S. Investment Company Act of 1940, as amended.

     "INVESTMENT GRADE" means a rating of BBB- or higher, in the case of S&P, and Baa3 or higher, in the case of Moody's.

     "INVESTMENT MANAGEMENT AGREEMENT" has the meaning specified under "Certain Relationships and Related Transactions -- Investment Management Agreement".

     "INVESTMENT PERIOD" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Overview".

     "INVESTMENT TERMINATION DATE" means the date of termination for the Investment Period.

     "ISSUER" means Enron International CPO, L.P.

     "ISSUER DETERMINED LOSS" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Senior Overcollateralization Ratio".

     "ISSUERS" means the Issuer and the Co-Issuer.

     "JEDI II" means Joint Energy Development Investments II, Limited
Partnership.

     "LEHMAN" means Lehman Brothers Inc.

     "LIBOR" means the London interbank offered rate.

     "LIQUIDITY EXPENSES" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Liquidity Test".

     "LIQUIDITY FACILITY" has the meaning specified under "Liquidity Facility and Backup Facility -- Liquidity Facility".

     "LIQUIDITY FACILITY AGENT" means the entity named as the agent under the Liquidity Facility.

     "LIQUIDITY FACILITY AVAILABILITY PERIOD" means the period during which Liquidity Lenders are required to make advances to the Issuer pursuant to the terms of the Liquidity Facility Loan Agreement.

     "LIQUIDITY FACILITY COMMITMENT" means funded and unfunded commitments under
(i) the Liquidity Facility Loan Agreement and (ii) any Liquidity Test
Commitments.

     "LIQUIDITY FACILITY LOAN AGREEMENT" means the Liquidity Facility Loan Agreement among the Issuer, the Liquidity Facility Agent and the Liquidity
Lenders dated as of             , 1998.

     "LIQUIDITY LENDERS" means the parties to the Liquidity Facility Loan Agreement identified therein as "Lenders" and to the extent there are any outstanding Liquidity Facility Commitments, Enron or an Enron Affiliate providing such commitment.

     "LIQUIDITY SHORTFALL AMOUNTS" has the meaning specified under "Description of the Notes -- Priority of Payments".

     "LIQUIDITY TEST" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Liquidity Test".

     "LIQUIDITY TEST COMMITMENT" has the meaning specified under "Enron Support -- Support Upon the Occurrence of Certain Events".

     "LISTING AGENT" means           .

     "LOAN COMMITTEE" means the Loan Committee of the Program Manager.

     "LOW INTEREST RATE SCENARIO" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Liquidity Test".

     "MAJORITY AFFILIATE" means, with respect to a specified entity (a) any entity directly or indirectly owning, controlling or holding the power to vote 50% or more of the outstanding voting securities or other voting ownership interests of the specified entity, (b) any entity directly or indirectly controlling, controlled by or under common control with the specified entity or
(c) any general partner of the specified entity.

     "MANAGEMENT AGREEMENT" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "MANAGEMENT FEE" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "MATERIAL MODIFICATION" means an amendment, modification, waiver or supplement that relates to any material economic or legal term.

     "MAXIMUM CLASS A PRINCIPAL AMOUNT" means $[   ] billion.

     "MAXIMUM SENIOR INDEBTEDNESS" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- S&P Credit Support Test".

     "MEASUREMENT PERIOD" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Liquidity Test".

     "MIDDLE EAST" means the geographic areas that are within the boundaries (as of the date hereof) of Afghanistan, Bahrain, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Syria, the United Arab Emirates and Yemen.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOODY'S ASSUMED NET INTEREST MARGIN" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial
Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "MOODY'S CREDIT SUPPORT TEST" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "MOODY'S INDUSTRY" has the meaning specified under Appendix A to the Common Agreement.

     "MOODY'S NET INTEREST MARGIN ADJUSTMENT FACTOR" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial
Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "MOODY'S RATING FACTOR" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support
Tests -- Moody's Credit Support Test".

     "MOODY'S REGION" means each of (a) Africa (other than countries rated Investment Grade by Moody's), (b) Asia Pacific (other than countries rated Investment Grade by Moody's), (c) the Caribbean (other than countries rated Investment Grade by Moody's), (d) Europe (other than countries rated Investment Grade by Moody's), (e) Latin America (other than countries rated Investment Grade by Moody's), (f) the Middle East (other than countries rated Investment Grade by Moody's), (g) Central Asia (other than countries rated Investment Grade by Moody's) and (h) individually, all countries rated Investment Grade by Moody's in each case, as of the Closing Date.

     "NET SENIOR DEBT" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support
Tests -- Moody's Credit Support Test".

     "NON-U.S. HOLDER" has the meaning specified under "Tax Considerations".

     "NOTE PAYMENT ASSUMPTIONS" has the meaning specified under "Description of the Notes -- Redemption -- Redemption Premiums".

     "NOTE REGISTRAR" means the Trustee.

     "NOTES" means the Class A Senior Notes and the Class B Senior Subordinated Notes.

     "OECD" means Organization for Economic Cooperation and Development.

     "OFFSHORE PAYING AGENT" means [          ], solely in its capacity as
offshore paying agent under the Indenture and the other Financing Documents.

     "OID" has the meaning specified under "Tax Considerations -- Taxation of the Holders".

     "OPERATING ACCOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Operating Account".

     "OPERATING EXPENSES" means (i) any expense of the Issuer or the Co-Issuer described under priorities (i), (ii), (v)(B) and (vi) of the Priority of Payments and not otherwise paid on a Quarterly Payment Date; (ii) expenses relating to the establishment of Backup Facility Loan Agreements after the Closing Date; and (iii) any Initial Issuance Expenses or Transaction Expenses in excess of the amounts credited to the Operating Account for such purpose on the Closing Date.

     "PARTNERSHIP AGREEMENT" has the meaning specified under "Management's Discussion and Analysis of Financial Condition and Results Of
Operations -- Overview".

     "PAYING AGENT" means the Trustee.

     "PERMITTED CAPITAL EXPENDITURE" means a capital expenditure of the Issuer reasonably necessary (as determined by the Program Manager on behalf of the Issuer) for the performance of the acts and obligations of the Issuer under the Financing Documents.

     "PERMITTED COUNTRY" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Project Loan Criteria".

     "PERMITTED INDUSTRY" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Eligible Projects".

     "PERMITTED INVESTMENTS" means the Eligible Investments and the Temporary Investments.

     "PERMITTED LIENS" means any lien on all or a portion of the Collateral (i) for taxes, assessments or governmental charges either not yet due or being contested in good faith, where such lien would not have a material adverse effect on the Collateral (taken as a whole), the Issuer or the Co-Issuer, (ii) arising from any litigation or other legal proceeding that is being contested in good faith, where such lien would not have a material adverse effect on the Collateral (taken as a whole), the Issuer or the Co-Issuer or (iii) liens granted pursuant to the Security Documents.

     "PLAN" has the meaning specified under "Certain ERISA Considerations".

     "PORTFOLIO ASSETS" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "PORTFOLIO CRITERIA" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Portfolio Criteria".

     "PORTFOLIO FINANCIAL TESTS" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests".

     "PORTFOLIO LIQUIDITY" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Liquidity Test".

     "PREMIUM" means any of the Class A Make-Whole Premium or the Class B
Premium.

     "PRICING TERMS" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "PRIORITY OF ACCELERATION PAYMENTS" has the meaning specified under "Description of the Notes -- Priority of Acceleration Payments".

     "PRIORITY OF PAYMENTS" has the meaning specified under "Description of the Notes -- Priority of Payments".

     "PROGRAM MANAGER" means Enron CPO Management, L.P.

     "PROJECT BORROWER" means an entity that owns a project and borrows funds in the form of loans from the Issuer directly or through an Intermediate Funding Entity.

     "PROJECT DISTRIBUTIONS RESERVED" has the meaning specified under "Description of the Notes -- The Reserve Test; Project Distributions Reserved".

     "PROJECT LOAN" means, with respect to an Eligible Project, a loan made by the Issuer or an Intermediate Funding Entity to a Project Borrower. References herein to any rights or interests that the Issuer may have in or with respect to a Project Loan shall, insofar as such rights or interests are derived through one or more Intermediate Funding Entities will be deemed to be references to such derivative and indirect rights or interests.

     "PROJECT LOAN BALANCE" means, with respect to each Project Loan, the outstanding principal balance of such Project Loan plus unfunded Commitments to make such Project Loan.

     "PROJECT LOAN CRITERIA" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Project Loan Criteria".

     "PROJECT RISK" means construction, commodity price, offtake and currency risk.

     "PTE" has the meaning specified under "Certain ERISA Considerations".

     "QUALIFYING CRITERIA" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Overview".

     "QUARTERLY PAYMENT DATES" has the meaning specified under "Description of the Notes -- Interest".

     "QUARTERLY PAYMENT SHORTFALL" has the meaning specified under "Description of the Notes -- Priority of Payments".

     "QUARTERLY PROJECT DISTRIBUTIONS" has the meaning specified under "Enron Support -- Support for Quarterly Payment Obligations".

     "RATING AGENCIES" means each of Moody's and S&P.

     "RATING CONDITION" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Ratings Criteria".

     "RATINGS CRITERIA" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Qualifying Criteria -- Ratings Criteria".

     "RECORD DATE" means the date on which the Holders of Notes are determined for purposes of (i) receipt of payment in respect of principal or interest on the succeeding Quarterly Payment Date, (ii) an Acceleration or (iii) a redemption of Notes or Class C Subordinated Notes pursuant to the Common Agreement, which date is the 15th day (whether or not a business day) prior to the applicable date.

     "REDEMPTION DATE" means any date specified for a redemption of the Notes or Class C Subordinated Notes and the repayment of amounts drawn under the Liquidity Facility and Backup Facility or, if such date is not a business day, the next following business day.

     "REFERENCE OBLIGATION" means with respect to any Hedge Counterparty or any other person or entity, the unsecured, unguaranteed and unsupported senior long-term debt or deposit obligations of such Hedge Counterparty or such other person or entity.

     "REFINANCING" has the meaning specified under "Enron Support -- Support for Quarterly Payment Obligations".

     "REGION" means each of the S&P Region and Moody's Region, as applicable.

     "RELEVANT ASSETS" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "REPAYMENT AGREEMENT" has the meaning specified under "Description of the Notes -- Accounts -- Excess Spread Account".

     "REPRESENTATIVES" means each of the Backup Facility Agents, the Liquidity Facility Agent and the Trustee.

     "REQUIRED LENDERS" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Intercreditor Agreement".

     "REQUIRED RESERVE AMOUNT" has the meaning specified under "Description of the Notes -- The Reserve Test; Project Distributions Reserved".

     "REQUIRED SENIOR CREDIT SUPPORT PERCENTAGE" has the meaning specified under "Eligible Projects and Qualifying Criteria--Portfolio Financial Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "REQUIRED SENIOR PROJECT CREDIT SUPPORT PERCENTAGE" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "REQUIRED SENIOR TIP CREDIT SUPPORT PERCENTAGE" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial
Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "RESERVE ACCOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Reserve Account".

     "RESERVE AMOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Reserve Account".

     "RESERVE TEST" has the meaning specified under "Description of the Notes -- The Reserve Test; Project Distributions Reserved".

     "RETENTION AMOUNT" has the meaning specified under "Description of the Notes -- Accounts -- Excess Spread Account".

     "RETENTION PERCENTAGE" has the meaning specified under "Description of the Notes -- Accounts -- Excess Spread Account".

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "S&P CREDIT SUPPORT TEST" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- S&P Credit Support Test".

     "S&P INDUSTRY" has the meaning specified under Appendix A to the Common Agreement.

     "S&P REGION" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- S&P Credit Support Test".

     "SALE PROCEEDS" means all proceeds received as a result of sales or other dispositions of Collateral pursuant to the Security Agreement, net of any reasonable amounts expended by the Program Manager or the Collateral Agent in connection with such sale or other disposition.

     "SCHEDULED INVESTMENT TERMINATION DATE" means the fifth anniversary of the Closing Date.

     "SECURED OBLIGATIONS" has the meaning specified under "Security for the Notes".

     "SECURED PARTY" means each of the Class A Senior Noteholders, the Class B Senior Subordinated Noteholders, the Class C Subordinated Noteholders, the Liquidity Lenders, the Backup Lenders, the Hedge Counterparties, the Collateral Agent and the Representatives.

     "SECURITY AGREEMENT" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Security Documents".

     "SECURITY DOCUMENTS" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Security Documents".

     "SENIOR COVERAGE TEST" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Senior Coverage Test".

     "SENIOR LENDERS" means the Class A Noteholders, the Liquidity Lenders and the Backup Lenders.

     "SENIOR OVERCOLLATERALIZATION RATIO" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Senior Overcollateralization Ratio".

     "SENIOR SECURED OBLIGATION" means all indebtedness, liabilities and obligations of the Issuer and/or the Co-Issuer to the Class A Senior Noteholders, the Liquidity Lenders, the Backup Lenders and the Hedge Counterparties.

     "SERVICE CONTRACT" means the Service Contract dated as of             ,
1998 between EI Services and the Program Manager.

     "SERVICES" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "SHORTFALL" has the meaning specified under "Description of the Note -- Priority of Payments".

     "SOUTH AND CENTRAL AMERICA" means the geographic areas that are within the boundaries (as of the date hereof) of Anguilla, Antigua, Argentina, Aruba, The Bahamas, Barbados, Barbuda, Belize, Bermuda, Bolivia, Bonaire, Brazil, the British Virgin Islands, the Cayman Islands, Chile, Colombia, Costa Rica, Cuba, Curacao, Dominica, Dominican Republic, Ecuador, El Salvador, the Falkland Islands, French Guiana, French West Indies, Grenada, The Grenadines, Guadeloupe, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique, Montserrat, Netherlands Antilles, Nevis, Nicaragua, Panama, Paraguay, Peru, Pitcairn, [Puerto Rico,] Saba, Saint Kitts, Saint Lucia, Saint Vincent, St. Barthelemy, St. Eustatius, St. Martin, Suriname, Trinidad & Tobago, Turks & Caicos Islands, Uruguay, [the U.S. Virgin Islands] and Venezuela.

     "STANDARD OF CARE" has the meaning specified under "Description of Principal Documents -- Other Material Agreements -- Management Agreement".

     "STATED MATURITY" has the meaning specified under "Description of the Notes -- Principal".

     "SUBORDINATE EVENT OF DEFAULT" has the meaning specified under "Description of the Notes -- Redemption -- Redemption Upon a Subordinate Event of Default".

     "SUBORDINATE INTERESTS" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Intercreditor Agreement".

     "SUBSEQUENT CLASS A CLOSING DATE" means any date on which additional Class A Senior Notes are issued.

     "SUBSEQUENT CLOSING DATE" means any Subsequent Class A Closing Date or date on which additional Class B Senior Subordinated Notes are issued.

     "TARGET NOTE REDEMPTION AMOUNT" has the meaning specified under "Description of the Notes -- Redemption -- Mandatory Redemption".

     "TARGET SENIOR OVERCOLLATERALIZATION RATIO" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Target Senior Overcollateralization Ratio".

     "TARGET TOTAL OVERCOLLATERALIZATION RATIO" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Total Overcollateralization Ratio".

     "TAX EVENT" means a final determination that the Issuer is subject to U.S. federal income tax on a net income basis.

     "TAX REDEMPTION TRIGGER DATE" has the meaning specified under "Description of the Notes -- Redemption -- Mandatory Redemption".

     "TEMPORARY INVESTMENT PORTFOLIO" has the meaning specified under "Temporary Investments".

     "TEMPORARY INVESTMENTS" has the meaning specified under "Temporary Investments".

     "TIP ACCOUNTS" means the Uncommitted TIP Account and the Committed TIP Account.

     "TIP ADVISOR" means [            ], solely in its capacity as TIP Advisor
under the TIP Investment Management Agreement or permitted successors or assigns.

     "TIP DIVERSITY SCORE" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support
Tests -- Credit Support Test Tables".

     "TIP ELIGIBLE INVESTMENTS" has the meaning specified under "Temporary Investments -- Committed TIP Account".

     "TIP INVESTMENT MANAGEMENT AGREEMENT" means the Investment Management Agreement between the Issuer and a TIP Advisor which agreement satisfies the Committed TIP Investment Policies and the Uncommitted TIP Investment Policies.

     "TIP INVESTMENT POLICIES" means the Committed TIP Investment Policies and the Uncommitted TIP Investment Policies.

     "TIP RATE RISK" has the meaning specified under "Interest Rate Hedging Arrangements".

     "TOTAL ASSETS" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support
Tests -- Moody's Credit Support Test".

     "TOTAL OVERCOLLATERALIZATION RATIO" has the meaning specified under "Description of the Notes -- Collateral Coverage Ratios and Test -- Senior Coverage Test".

     "TRANSACTION DOCUMENTS" means the Financing Documents and the Management Agreement.

     "TRANSACTION EXPENSES" means all expenses of the Issuers related to the issuance of the Notes, including, without limitation, (i) underwriting fees,
(ii) filing and listing fees associated with the registration and sale of the Notes, (iii) legal, accounting and other consultant fees associated with the registration and sale of the Notes, (iv) expenses associated with the marketing and sales of the Notes, (v) printing costs for registration statements and other similar documents, (vi) Trustee and Collateral Agent fees related to such issuance and (vii) rating agency fees.

     "TREASURY RISK" has the meaning specified under "Interest Rate Hedging Arrangements".

     "TRUSTEE" means Chase Bank of Texas, National Association, solely in its capacity as trustee under the Indenture and the other Financing Documents.

     "U.S. GOVERNMENT SECURITIES" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

     "U.S. HOLDER" has the meaning specified under "Tax Considerations".

     "UNCOMMITTED TIP ACCOUNT" has the meaning specified under "Temporary Investments".

     "UNCOMMITTED TIP ACCOUNT BALANCE" means the principal balance of investments credited to the Uncommitted TIP Account.

     "UNCOMMITTED TIP INVESTMENT" has the meaning specified under "Temporary Investments -- Uncommitted TIP Account".

     "UNDERWRITERS" means Lehman and Chase.

     "UNDERWRITING AGREEMENT" has the meaning specified under "Underwriting".

     "UNUSED ENRON COMMITMENTS" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- Moody's Credit Support Test".

     "VALUATION REPORT" has the meaning specified under "Description of Principal Documents -- Financing Documents -- Common Agreement".

     "WEIGHTED AVERAGE MOODY'S RATING" has the meaning specified under "Eligible Projects and Qualifying Criteria -- Portfolio Financial Tests -- Credit Support Tests -- Moody's Credit Support Test".

                  ENRON INTERNATIONAL CPO, L.P. AND SUBSIDIARY

                      INDEX TO CONSOLIDATED BALANCE SHEET

ENRON INTERNATIONAL CPO, L.P. AND SUBSIDIARY

  Report of Independent Public Accountants..................  F-2
  Consolidated Balance Sheet as of August 6, 1998...........  F-3
  Notes to the Consolidated Balance Sheet...................  F-4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Enron International CPO, L.P.:

     We have audited the accompanying consolidated balance sheet of Enron International CPO, L.P. (a Delaware limited partnership) and Subsidiary as of August 6, 1998. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Enron International CPO, L.P. and Subsidiary as of August 6, 1998 in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
August 6, 1998

                  ENRON INTERNATIONAL CPO, L.P. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 6, 1998

                                     ASSETS

Cash........................................................  $1,000
                                                              ======
                          PARTNERS' EQUITY
Partners' Equity:
  General Partner, Enron CPO Holdings, Inc..................  $   10
  Limited Partner, Enron CPO Holdings Intermediate, L.P.....     990
                                                              ------
Partners' Equity............................................  $1,000
                                                              ======

   The accompanying notes are an integral part of these financial statements.

                  ENRON INTERNATIONAL CPO, L.P. AND SUBSIDIARY

                    NOTES TO THE CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 6, 1998

1. BUSINESS AND ORGANIZATION

     Enron International CPO, L.P. ("Partnership"), a Delaware limited partnership, was formed on July 30, 1998 pursuant to a limited partnership agreement, the "Partnership Agreement"), to provide construction and term loans primarily to certain international electricity, energy and natural gas-related infrastructure projects sponsored by Enron Corp. ("Enron") and has had no material operations to date. The Partnership intends to create, during an investment period of up to five years, a diversified portfolio of project loans. Enron CPO Holdings, Inc. (the "General Partner") is an affiliate of Enron CPO Management, L.P. (the "Program Manager"), wholly-owned subsidiaries of Enron.

     Enron International CPO, Inc. (the "Co-Issuer" or "Subsidiary") was incorporated under the laws of the State of Delaware on July 30, 1998 and is wholly-owned by the Partnership. The Co-Issuer has no material assets or any liabilities other than as Co-Issuer of the Notes. The Co-Issuer's activities are limited to issuing the Notes and engaging in other activities incidental thereto.

     Enron International Services, a wholly-owned subsidiary of Enron, has incurred certain costs in connection with the Partnership's organization and proposed issuance of Notes that will be charged to the Partnership upon their issuance.

2.EVENTS SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
  (UNAUDITED):

     The Partnership was formed to provide construction and term loans primarily to certain international electricity, energy and natural gas-related infrastructure projects. The Partnership's proposed activities include: (1) funding, owning and managing project loans, (2) making commitments in respect of project loans, (3) issuing the Notes, the Interests (as defined below), the Class C Subordinated Notes and the Support Notes (as more fully described below), (4) entering into hedging agreements, (5) making temporary investments and eligible investments, (6) the ownership of the shares of the Co-Issuer, (7) entering into backup and liquidity facilities and (8) engaging in other activities incidental to the foregoing. The Partnership's affairs will cease on December 31, 2018 subject to earlier termination upon a bankruptcy of the Partnership or certain other events. The Program Manager will perform all management services on behalf of the Partnership.

     The Program Manager will, among other things, manage the selection and funding of project loans and temporary investments, manage the ratings process, negotiate the documentation for project loans, monitor compliance by project borrowers with project loan agreements, take action to protect the rights of the Partnership in connection with any non-compliance with project loan agreements by any project borrower and provide substantially all of the general and administrative support to the Partnership. The Partnership will pay the Program Manager quarterly fees for such services. The Program Manager will also employ third-party investment managers and Enron affiliates to manage and invest the Partnership's cash. The Program Manager may be removed by approval of 66 2/3% of the Class I Interests (as discussed below) in certain situations.

CAPITAL STRUCTURE

     The Partnership's Notes will consist of :

          (i) Class A Senior Notes

          (ii) Class B Senior Subordinated Notes.

     The partnership interests ("Interests") will consist of:

          (i) funded GP Interests owned by the General Partner and commitments by the General Partner to purchase GP Interests;

          (ii) funded Class I Interests indirectly owned by persons unaffiliated with Enron and commitments by persons unaffiliated with Enron to purchase indirectly Class I Interests; and

          (iii) funded Class II Interests owned by Enron or an Enron affiliate and commitments by Enron to purchase Class II Interests to be funded in certain situations, in accordance with the Enron Support Agreement. The unfunded portion of Enron's commitment will be backed by an irrevocable standby letter of credit issued by a commercial bank.

ENRON SUPPORT

     The Partnership and Enron will enter into the Enron Support Agreement to evidence (i) Enron's commitment to fund Class II Interests under certain circumstances and to provide a supporting letter of credit, (ii) Enron's obligation to pay, subject to certain limitations, the Partnership quarterly when a shortfall in funds available for the payment of debt service and other operating expenses exists, (iii) Enron's obligation to use commercially reasonable efforts to notify the Partnership of all opportunities to make loans to projects developed or acquired by Enron or certain Enron controlled affiliates and located in certain emerging markets, to the extent such projects would be determined by Enron to be eligible projects, and (iv) the agreement of Enron and certain Enron controlled affiliates not to sponsor a competing entity for a specified period of time.

     In addition, pursuant to the Enron Support Agreement, Enron will have the right, but not the obligation, to (i) indemnify the Partnership upon the occurrence of a tax event, (ii) commit to pay or cause to be paid an amount sufficient to allow the Partnership to satisfy any of the portfolio financial tests, (iii) pay to the Partnership an amount sufficient to allow the Partnership to effect a whole or partial redemption of the Notes and the Class C Subordinated Notes or to effect a refinancing of the Class B Senior Subordinated Notes, (iv) purchase Class C Subordinated Notes or commit to purchase Class C Subordinated Notes or (v) arrange one or more letters of credit to support certain of its support obligations. Enron may designate or assign to creditworthy affiliates or third parties certain types of Enron support subject to the satisfaction of certain conditions. In the event that Enron funds any obligations in (i) or (ii) above, Enron will receive Support Notes.

     Enron will guaranty the limited indemnity of certain obligations of the Program Manager to the Partnership under the terms of the Management Agreement.

PORTFOLIO ASSETS

     The Partnership's assets will consist primarily of project loans and temporary investments. Project loans must meet qualifying criteria. While the Partnership believes that Enron will provide sufficient project financing opportunities to the Partnership to create its portfolio, the success of the Partnership in entering into commitments to make project loans is dependent primarily on Enron's ability to develop projects and the Partnership's ability to successfully bid for such project financing opportunities. Prior to funding project loans, the Partnership will invest the net proceeds of the Notes and the Interests in temporary investments, which will consist of investment grade securities with maturities no longer than one year. Interest income will be recognized as it accrues and fees paid at the inception of a project loan will be amortized over the life of the applicable project loan.

     The Partnership's financial condition will be primarily dependent upon (i) the ability of the Partnership to appropriately evaluate and make project loans,
(ii) the ability of the project borrowers to generate cash flow sufficient to service project loans and other debt obligations, (iii) the performance of the temporary investments, (iv) the performance of Enron and Enron affiliates of their respective obligations, (v) the ability of the Program Manager to manage the Partnership's affairs in accordance with the Management Agreement, (vi) the ability of the

Partnership to manage potential conflicts of interest as a result of the Program Manager acting on behalf of the Partnership on one hand, and as an Enron affiliate on the other, and (vii) the ability to mitigate the possible adverse effects of expropriation, nationalization or confiscatory taxation, political, economic or social instability or diplomatic developments in foreign countries in which project loans may exist. For a more thorough discussion of risks related to the Partnership, see "Risk Factors" included elsewhere in this Registration Statement.

                                                                      APPENDIX A

                              NUMERICAL SUPPLEMENT

I. DIVERSITY SCORE

     "Diversity Score" on any date of determination, means a score calculated by summing each of the Regional Diversity Scores, calculated as follows:

          (i) An "Average Par Amount" is calculated by dividing the Aggregate Project Loan Balance by the number of Project Borrowers.

          (ii) A "Relative Contribution" is calculated for each country by adding the lesser of (A) (w) 1.0 if there is a Project Borrower in such country, (x) 1.3 if there are two Project Borrowers in such country, (y)
     1.5 if there are three Project Borrowers in such country, and (z) 1.6 if there are four [or more] Project Borrowers in such country; and (B) the sum of the Project Loan Balances pertaining to such country divided by the Average Par Amount.

          (iii) An "Aggregate Regional Equivalent Unit Score" is then calculated for each of the six regions (i.e., Latin America, Central Asia, Asia Pacific, Africa and the Middle East, Eastern Europe and the Caribbean) by summing the Relative Contributions for each country in the region; provided that for purposes of calculating the Diversity Score, any country whose unguaranteed, unsecured and otherwise unsupported long-term sovereign debt obligations have a Moody's Rating of at least Baa3 will be treated as a separate region.

          (iv) A "Regional Diversity Score" is then established for each region (other than Latin America if there is more than one Latin American country represented in the portfolio) by reference to Table 4 hereto for the related Aggregate Regional Equivalent Unit Score. If the Aggregate Regional Equivalent Unit Score falls between any two scores shown in such table, then the Regional Diversity Score will be interpolated from the two Diversity Scores in such table.

          (v) If there are Project Loans of more than one Project Borrower located in a Latin American country, the Regional Diversity Score for Latin America is calculated under the following formula:

        Latin America Regional Diversity Score = ((unadjusted Regional Diversity Score minus 1) divided by 2) + 1 where the unadjusted Regional Diversity Score is established by reference to Table 4 for the related Aggregate Regional Equivalent Unit Score with respect to Latin America.

II. TIP DIVERSITY SCORE

     "TIP Diversity Score" on any date of determination, means a score calculated by summing up the Industry Diversity Scores. An Industry Diversity Score is calculated for underlying assets that consist of Temporary Investments described under clause (c) of the Uncommitted TIP Investment Policies or clause
(c) of the Committed TIP Investment Policies. The Industry Diversity Score is calculated as follows:

          (i) For purposes of calculating the TIP Diversity Score, any borrowers and issuers affiliated with one another will be considered one borrower or issuer.

          (ii) An "Issuer Par Amount" is calculated for each issuer represented in the underlying assets by summing the par amounts of all underlying assets issued by that issuer or an affiliate of that issuer.

          (iii) An "Average Par Amount" is calculated by summing the Issuer Par Amounts and dividing by the sum of the number of issuers.

          (iv) An "Equivalent Unit Score" is calculated for each issuer by taking the lesser of (A) one and (B) the Issuer Par Amount for such issuer divided by the Average Par Amount.

          (v) An "Aggregate Industry Equivalent Unit Score" is then calculated for each Moody's Industry, by summing the Equivalent Unit Scores for each issuer in the industry.

          (vi) An "Industry Diversity Score" is then established by reference to Table A below for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two scores appearing on such table, then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores in such Table.

TABLE A: DIVERSITY AND TIP DIVERSITY SCORE TABLE

 AGGREGATE                    AGGREGATE                     AGGREGATE                     AGGREGATE
 REGIONAL/     REGIONAL/      REGIONAL/      REGIONAL/      REGIONAL/      REGIONAL/      REGIONAL/      REGIONAL/
  INDUSTRY      INDUSTRY       INDUSTRY       INDUSTRY       INDUSTRY       INDUSTRY       INDUSTRY       INDUSTRY
 EQUIVALENT    DIVERSITY      EQUIVALENT     DIVERSITY      EQUIVALENT     DIVERSITY      EQUIVALENT     DIVERSITY
 UNIT SCORE      SCORE        UNIT SCORE       SCORE        UNIT SCORE       SCORE        UNIT SCORE       SCORE
------------  ------------   ------------   ------------   ------------   ------------   ------------   ------------
   0.0000        0.0000         5.0500         2.7000        10.1500         4.0200        15.2500         4.5300
   0.0500        0.1000         5.1500         2.7333        10.2500         4.0300        15.3500         4.5400
   0.1500        0.2000         5.2500         2.7667        10.3500         4.0400        15.4500         4.5500
   0.2500        0.3000         5.3500         2.8000        10.4500         4.0500        15.5500         4.5600
   0.3500        0.4000         5.4500         2.8333        10.5500         4.0600        15.6500         4.5700
   0.4500        0.5000         5.5500         2.8667        10.6500         4.0700        15.7500         4.5800
   0.5500        0.6000         5.6500         2.9000        10.7500         4.0800        15.8500         4.5900
   0.6500        0.7000         5.7500         2.9333        10.8500         4.0900        15.9500         4.6000
   0.7500        0.8000         5.8500         2.9667        10.9500         4.1000        16.0500         4.6100
   0.8500        0.9000         5.9500         3.0000        11.0500         4.1100        16.1500         4.6200
   0.9500        1.0000         6.0500         3.0250        11.1500         4.1200        16.2500         4.6300
   1.0500        1.0500         6.1500         3.0500        11.2500         4.1300        16.3500         4.6400
   1.1500        1.1000         6.2500         3.0750        11.3500         4.1400        16.4500         4.6500
   1.2500        1.1500         6.3500         3.1000        11.4500         4.1500        16.5500         4.6600
   1.3500        1.2000         6.4500         3.1250        11.5500         4.1600        16.6500         4.6700
   1.4500        1.2500         6.5500         3.1500        11.6500         4.1700        16.7500         4.6800
   1.5500        1.3000         6.6500         3.1750        11.7500         4.1800        16.8500         4.6900
   1.6500        1.3500         6.7500         3.2000        11.8500         4.1900        16.9500         4.7000
   1.7500        1.4000         6.8500         3.2250        11.9500         4.2000        17.0500         4.7100
   1.8500        1.4500         6.9500         3.2500        12.0500         4.2100        17.1500         4.7200
   1.9500        1.5000         7.0500         3.2750        12.1500         4.2200        17.2500         4.7300
   2.0500        1.5500         7.1500         3.3000        12.2500         4.2300        17.3500         4.7400
   2.1500        1.6000         7.2500         3.3250        12.3500         4.2400        17.4500         4.7500
   2.2500        1.6500         7.3500         3.3500        12.4500         4.2500        17.5500         4.7600
   2.3500        1.7000         7.4500         3.3750        12.5500         4.2600        17.6500         4.7700
   2.4500        1.7500         7.5500         3.4000        12.6500         4.2700        17.7500         4.7800
   2.5500        1.8000         7.6500         3.4250        12.7500         4.2800        17.8500         4.7900
   2.6500        1.8500         7.7500         3.4500        12.8500         4.2900        17.9500         4.8000
   2.7500        1.9000         7.8500         3.4750        12.9500         4.3000        18.0500         4.8100
   2.8500        1.9500         7.9500         3.5000        13.0500         4.3100        18.1500         4.8200
   2.9500        2.0000         8.0500         3.5250        13.1500         4.3200        18.2500         4.8300
   3.0500        2.0333         8.1500         3.5500        13.2500         4.3300        18.3500         4.8400
   3.1500        2.0667         8.2500         3.5750        13.3500         4.3400        18.4500         4.8500
   3.2500        2.1000         8.3500         3.6000        13.4500         4.3500        18.5500         4.8600
   3.3500        2.1333         8.4500         3.6250        13.5500         4.3600        18.6500         4.8700
   3.4500        2.1667         8.5500         3.6500        13.6500         4.3700        18.7500         4.8800
   3.5500        2.2000         8.6500         3.6750        13.7500         4.3800        18.8500         4.8900
   3.6500        2.2333         8.7500         3.7000        13.8500         4.3900        18.9500         4.9000
   3.7500        2.2667         8.8500         3.7250        13.9500         4.4000        19.0500         4.9100
   3.8500        2.3000         8.9500         3.7500        14.0500         4.4100        19.1500         4.9200
   3.9500        2.3333         9.0500         3.7750        14.1500         4.4200        19.2500         4.9300
   4.0500        2.3667         9.1500         3.8000        14.2500         4.4300        19.3500         4.9400
   4.1500        2.4000         9.2500         3.8250        14.3500         4.4000        19.4500         4.9500
   4.2500        2.4333         9.3500         3.8500        14.4500         4.4500        19.5500         4.9600
   4.3500        2.4667         9.4500         3.8750        14.5500         4.4600        19.6500         4.9700
   4.4500        2.5000         9.5500         3.9000        14.6500         4.4700        19.7500         4.9800
   4.5500        2.5333         9.6500         3.9250        14.7500         4.4800        19.8500         4.9900
   4.6500        2.5667         9.7500         3.9500        14.8500         4.4900        19.9500         5.0000
   4.7500        2.6000         9.8500         3.9750        14.9500         4.5000
   4.8500        2.6333         9.9500         4.0000        15.0500         4.5100
   4.9500        2.6667        10.0500         4.0100        15.1500         4.5200

III. HYPOTHETICAL ANALYSIS OF MOODY'S CREDIT SUPPORT TEST

     The following is an analysis of the Moody's Credit Support Tests based upon a hypothetical portfolio. The actual portfolio of the Issuer will differ from the hypothetical characteristics and performance used in preparing the analysis. Changes in the assumptions may have a material impact on the information set forth in the analysis. No representation is made that the results indicated herein will be achieved.

Moody's Information
  Temporary Investment Portfolio:
     Weighted Average Moody's Rating of Uncommitted TIP
      Investments...........................................
     TIP Diversity Score....................................
  Project Loan Portfolio:
     Weighted Average Moody's Rating of Project Loan
      Portfolio.............................................
     Project Loan Portfolio Diversity Score.................
Issuer Balances (in millions of $)
  Aggregate Project Loan Balance............................   $
  Uncommitted TIP Account Balance...........................
  Committed TIP Account Balance.............................
  Class A Senior Note Balance...............................
  Class B Senior Subordinated Note Balance..................
  Class I Interests.........................................
  Backup Facility Balance...................................
  Liquidity Facility Commitment.............................
  Unused Enron Commitment...................................
  Excess Spread Account Balance.............................
  Actual Net Interest Margin................................            %
Calculation of Required Senior Credit Support Percentage
  Required Senior TIP Credit Support Percentage from Table
     1......................................................            %
  Required Senior Project Credit Support Percentage from
     Table 2................................................
       Base Percentage from Table 2.........................            %
       Moody's Assumed Net Interest Margin from Table 3.....            %
       Actual Net Interest Margin...........................            %
       Difference...........................................            %
       Moody's Net Interest Margin Adjustment Factor........
REQUIRED SENIOR PROJECT CREDIT SUPPORT PERCENTAGE...........            %
Calculation of Actual Senior Credit Support Percentage
  Total Assets divided by Net Senior Debt...................
  Total Assets..............................................
       Aggregate Project Loan Balance.......................   $
       Uncommitted TIP Account Balance......................
       Total Assets.........................................
  Net Senior Debt...........................................
       Liquidity Facility Commitment........................
       Backup Facility Balance..............................
       Class A Note Balance.................................
  Less  Unused Enron Commitments............................
  Less  Excess Spread Account Balance.......................
       Net Senior Debt......................................
ACTUAL SENIOR CREDIT SUPPORT PERCENTAGE.....................            %

     Actual Senior Credit Support Percentage is greater than Required Senior Credit Support Percentage; therefore, Issuer passes the Moody's Credit Support Test

IV. HYPOTHETICAL ANALYSIS OF COLLATERAL COVERAGE RATIOS

     The following is a sample analysis of the Collateral Coverage Ratios based upon a hypothetical portfolio of Project Loans. The actual characteristics and performance of the Issuer will differ from the hypothetical characteristics and performance used in preparing the analysis. Changes in the assumptions may have a material impact on the information set forth in the analysis. No representation is made that the characteristics and performance indicated herein will be achieved.

     COLLATERAL COVERAGE RATIOS

Issuer Balances
  Aggregate Project Loan Balance on the Investment
     Termination Date.......................................   $
  Defaulted Project Loan Balance............................
  Uncommitted TIP Account Balance...........................
  Committed TIP Account Balance.............................
  Class A Senior Note Balance...............................
  Class B Senior Subordinated Note Balance..................
  Class C Notes Issued with initial funding of a Project
     Loan...................................................
  Class I Interests Issued..................................
  Class II Interests Issued on or prior to the Closing
     Date...................................................
  GP Interests Issued.......................................
  Backup Facility Balance...................................
  Liquidity Facility Commitment.............................
  Unused Enron Commitment...................................
  Excess Spread Account Balance.............................
  All Hedging Proceeds......................................
  Aggregate amount of all Commitments terminated, canceled
     expired, or reduced....................................
  Sum of all Note Redemption Amounts........................
  Deferred Issuance Costs...................................
  Class B Premium...........................................
  Principal Amount of Class B and Class C Notes redeemed
     with Class A Notes, Drawings under the Backup Facility,
     or amounts credited to the Uncommitted TIP Account.....
Calculation of Senior Overcollateralization Ratio

  Project Loan Balance -- Non-defaulted Project Loans.......   $
  Project Loan Balance -- Defaulted Project Loans...........
  Uncommitted TIP Account Balance...........................
                                                               --------
  Total.....................................................
Divided by
Aggregate Outstanding Principal of Class A Senior Notes.....
Backup Facility Balance.....................................
                                                               --------
  Total.....................................................

SENIOR OVERCOLLATERALIZATION RATIO..........................          %

Calculation of Target Senior Overcollateralization Ratio

  Calculated Asset Balance
          Aggregate Project Loan Balance on the Investment
          Termination Date..................................   $
          Uncommitted TIP Account Balance...................
          Committed TIP Account Balance relating to any
          terminated, canceled, expired or reduced
          Commitment........................................
  Less  Aggregate amount of all Commitments terminated,
        canceled, expired or reduced........................
  Less  Sum of All Note Redemption Amounts..................
                                                               --------
          Calculated Asset Balance..........................
Divided by

  Calculated Senior Debt Balance
          Calculated Asset Balance..........................
  Less  All Hedging Proceeds................................
  Less  Principal of Class B Notes issued on Closing Date...
  Less  Principal of Class C Notes issued with initial
     funding of a Project Loan..............................
  Less  Class I Interests Issued............................
  Less  GP Interests Issued.................................
  Less  Class II Interests Issued on Closing Date...........
  Plus  Deferred Issuance Costs.............................
  Plus  Principal Amount of Class B (including Premium) and
        Class C Notes redeemed with Class A Notes, Drawings
        under the Backup Facility or with amounts credited
        to the Uncommitted TIP Account......................
                                                               --------
          Calculated Senior Debt Balance....................
  TARGET SENIOR OVERCOLLATERALIZATION RATIO.................          %

Calculation of Total Overcollateralization Ratio
  Project Loan Balance -- Non-defaulted Project Loans.......   $
  Project Loan Balance -- Defaulted Project Loans...........
  Uncommitted TIP Account Balance...........................
  Total.....................................................
                                                               --------
  Divided by
  Aggregate Outstanding Principal of the Notes..............
  Backup Facility Balance...................................
                                                               --------
  Total.....................................................
  TOTAL OVERCOLLATERALIZATION RATIO.........................

Calculation of Target Total Overcollateralization Ratio

  Calculated Asset Balance...........................................................................  $
Divided by

  Calculated Total Debt Balance
          Calculated Asset Balance...................................................................  $
  Less  Hedging Proceeds.............................................................................
  Less  Principal of Class C Notes issued with initial funding of a Project Loan.....................
  Less  Class I Interests Issued.....................................................................
  Less  GP Interests Issued..........................................................................
  Less  Class II Interests Issued on Closing Date....................................................
  Plus  Deferred Issuance Costs......................................................................
  Plus  Class B Premium..............................................................................
  Plus  Principal Amount of Class C Notes redeemed with Class A Notes, Drawings under the Backup
     Facility or with amounts credited to the Uncommitted TIP Account................................
                                                                                                       ----------
          Calculated Total Debt Balance..............................................................

  TARGET TOTAL OVERCOLLATERALIZATION RATIO...........................................................           %

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE CO-ISSUER OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE CO-ISSUER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

------------------------------------------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Summary.........................................
Risk Factors....................................
Use of Proceeds.................................
Capitalization..................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operation.....................................
Business of the Issuer..........................
Project Financing in the Emerging Markets.......
Enron's International Operations and
  Development...................................
Eligible Projects and Qualifying Criteria.......
Enron Support...................................
Temporary Investments...........................
Interest Rate Hedging Arrangements..............
Management......................................
Enron...........................................
Certain Relationships and Related
  Transactions..................................
Description of the Notes........................
Liquidity Facility and Backup Facility..........
Maturity, Prepayment and Yield Considerations...
Security for the Notes..........................
Description of Principal Documents..............
Rating of the Notes.............................
The Partnership Interests.......................
Tax Considerations..............................
Certain ERISA Considerations....................
Underwriting....................................
Listing and General Information.................
Legal Matters...................................
Experts.........................................
Available Information...........................
Glossary........................................
Financial Statements............................  F-1
Appendix........................................  A-1

UNTIL            , 1998 (90 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING) ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PRELIMINARY PROSPECTUS

ENRON INTERNATIONAL CPO, L.P.

ENRON INTERNATIONAL CPO, INC.

$
      % CLASS A SENIOR NOTES DUE 2018

$
      % CLASS B SENIOR SUBORDINATED
NOTES DUE 2018

CHASE SECURITIES INC./LEHMAN BROTHERS
                  , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

                            ITEM                               AMOUNT
                            ----                              --------
SEC Registration Fee........................................  $236,000
NASD Filing Fee.............................................    30,500
Blue Sky Filing Fees and Expenses...........................     *
Printing and Engraving Costs................................     *
Transfer Agent Fees.........................................     *
Legal Fees and Expenses.....................................     *
Accounting Fees and Expenses................................     *
Miscellaneous...............................................     *
                                                              --------
          Total.............................................  $
                                                              ========

     All amounts are estimated except for the SEC Registration Fee and the NASD filing fee.
---------------

* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Section of the Prospectus entitled "               " is incorporated
herein by reference.

     The Partnership Agreement of the Issuer will provide that the Issuer will indemnify the General Partner and the members of the Board of Directors and the officers of the General Partner from liabilities arising in the course of such persons' service to the General Partner, provided that the indemnitee acted in good faith. Such liabilities include all losses, claims, damages, expenses (including, without limitation, legal fees and expenses) judgments, fines, penalties, interest, settlements and other amounts, provided that with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe its conduct was unlawful. The officers and directors of the General Partner are, in certain circumstances, protected by and covered under the directors' and officers' liability insurance policy coverage of Enron for potential liability under such indemnification. The holders of limited partnership interests will not be personally liable for such indemnification.

     Article XII of the Certificate of Incorporation of the Co-Issuer contains the following provisions relating to indemnification of directors and officers:

          "4. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph 5 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          5. If a claim under paragraph 4 of this Article XII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          6. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          7. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

     Section 145 of the Delaware General Corporation Law gives corporations the power to indemnify officers and directors under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In July 1998, Enron CPO Holdings Intermediate, L.P. acquired a 99% limited partnership interest in the Issuer for aggregate consideration of $9,990.

     In July 1998, Enron CPO Partners II, Inc. acquired a 1% general partnership interest in the Issuer for aggregate consideration of $10.

     In August 1998, the Issuer acquired all of the 1,000 shares of common stock of the Co-Issuer for aggregate consideration of $1,000.

     All such sales of unregistered securities were transactions not involving a public offering exempt from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1*          -- Form of Underwriting Agreement.
           3.1           -- Certificate of Limited Partnership of the Issuer dated
                            July 30, 1998.
           3.2*          -- Amended and Restated Agreement of Limited Partnership
                            dated                     , 1998.
           3.3           -- Articles of Incorporation of the Co-Issuer dated July 30,
                            1998.
           3.4*          -- Bylaws of the Co-Issuer.
           4.1           -- Form of Indenture among the Issuers and the Trustee.
           4.2*          -- Form of Class A Senior Note.
           4.3*          -- Form of Class B Senior Subordinated Note.
           4.4           -- Form of Common Agreement among the Issuers, Chase Bank of
                            Texas, National Association, as Trustee,                ,
                            as Liquidity Facility Agent, the Backup Facility Agents
                            from time to time party thereto, and Chase Bank of Texas,
                            National Association, as Collateral Agent.
           4.5           -- Form of Security Agreement among the Issuer and Chase
                            Bank of Texas, National Association as Collateral Agent.
           4.6           -- Form of Collateral Agency and Intercreditor Agreement
                            among the Issuers, Chase Bank of Texas, National
                            Association, as Trustee,                , as Liquidity
                            Facility Agent, the Backup Facility Agents from time to
                            time party thereto, and Chase Bank of Texas, National
                            Association, as Collateral Agent.
           5.1*          -- Opinion and consent of Milbank, Tweed, Hadley & McCloy, counsel to the Issuers.
           8.1*          -- Opinion of Milbank, Tweed, Hadley & McCloy re Tax
                            Matters.
          10.1*          -- Form of Liquidity Facility Loan Agreement among the
                            Issuer and the Liquidity Lenders named therein.
          10.2           -- Form of Management Agreement among the Issuer, the
                            Co-Issuer, the Program Manager and the Backup Program
                            Managers
          10.3           -- Form of Enron Support Agreement between the Issuer and
                            Enron Corp.
          23.1           -- Consent of Arthur Andersen LLP.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          23.2*          -- Consent of counsel (included in their opinions filed as exhibits 5.1 and 8.1).
          25*            -- Statement of Eligibility and Qualification on Form T-1
                            for Indenture.

---------------

* To be filed by amendment. All other exhibits have been filed herewith.

     (b) Financial Statement Schedules. All schedules have been omitted and are either inapplicable or not required under the instructions contained in Regulation S-X.

ITEM 17. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on this seventh day of August, 1998.

                                            ENRON INTERNATIONAL CPO, L.P.

                                            By: Enron CPO Holdings, Inc.,
                                              its general partner

                                            By:   /s/ CHERYL I. LIPSHUTZ
                                              ----------------------------------
                                              Name: Cheryl I. Lipshutz
                                                Title:   Director, Chief
                                                Executive Officer
                                                      and President

                                            ENRON INTERNATIONAL CPO, INC.

                                            By:   /s/ CHERYL I. LIPSHUTZ
                                              ----------------------------------
                                              Name: Cheryl I. Lipshutz
                                                Title:   Director, Chief
                                                Executive Officer
                                                      and President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Gay and Glenn E. Matthys and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, which amendments may make such changes in this Registration Statement as such agent deems appropriate, and to file any new registration statement (in any post effective amendment thereto) which registers additional securities of the same class and for the same offering as this Registration Statement in accordance with Rule 462(b) under the Securities Act (each, a "462(b) registration statement"), and the Registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to this registration statement and any such 462(b) Registration Statements, and other documents in connection therewith, with the Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----
              /s/ JAMES V. DERRICK, JR.                Director,                               August 7, 1998
-----------------------------------------------------    Enron CPO Holdings, Inc.,
                James V. Derrick, Jr.                    general partner of the registrant
                                                       Director,
                                                         Enron International CPO, Inc.,
                                                         co-registrant

               /s/ CHERYL I. LIPSHUTZ                  Director, Chief Executive Officer and   August 7, 1998
-----------------------------------------------------    President,
                 Cheryl I. Lipshutz                      Enron CPO Holdings, Inc.
                                                         (principal executive officer
                                                         of the registrant)
                                                       Director, Chief Executive Officer and
                                                         President,
                                                         Enron International CPO, Inc.
                                                         (principal executive officer
                                                         of the co-registrant)

                /s/ JOSEPH M. DEFFNER                  Vice President and Treasurer,           August 7, 1998
-----------------------------------------------------    Enron CPO Holdings, Inc.
                  Joseph M. Deffner                      (principal financial and accounting
                                                         officer of the registrant)
                                                       Vice President and Treasurer,
                                                         Enron International CPO, Inc.
                                                         (principal financial and accounting
                                                         officer of the co-registrant)

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           1.1*          -- Form of Underwriting Agreement.
           3.1           -- Certificate of Limited Partnership of the Issuer dated
                            July 30, 1998.
           3.2*          -- Amended and Restated Agreement of Limited Partnership
                            dated                     , 1998.
           3.3           -- Articles of Incorporation of the Co-Issuer dated July 30,
                            1998.
           3.4*          -- Bylaws of the Co-Issuer.
           4.1           -- Form of Indenture among the Issuers and the Trustee.
           4.2*          -- Form of Class A Senior Note.
           4.3*          -- Form of Class B Senior Subordinated Note.
           4.4           -- Form of Common Agreement among the Issuers, Chase Bank of
                            Texas, National Association, as Trustee,                ,
                            as Liquidity Facility Agent, the Backup Facility Agents
                            from time to time party thereto, and Chase Bank of Texas,
                            National Association, as Collateral Agent.
           4.5           -- Form of Security Agreement among the Issuer and Chase
                            Bank of Texas, National Association as Collateral Agent.
           4.6           -- Form of Collateral Agency and Intercreditor Agreement
                            among the Issuers, Chase Bank of Texas, National
                            Association, as Trustee,                , as Liquidity
                            Facility Agent, the Backup Facility Agents from time to
                            time party thereto, and Chase Bank of Texas, National
                            Association, as Collateral Agent.
           5.1*          -- Opinion and consent of Milbank, Tweed, Hadley & McCloy, counsel to the Issuers.
           8.1*          -- Opinion of Milbank, Tweed, Hadley & McCloy re Tax
                            Matters.
          10.1*          -- Form of Liquidity Facility Loan Agreement among the
                            Issuer and the Liquidity Lenders named therein.
          10.2           -- Form of Management Agreement among the Issuer, the
                            Co-Issuer, the Program Manager and the Backup Program
                            Managers
          10.3           -- Form of Enron Support Agreement between the Issuer and
                            Enron Corp.
          23.1           -- Consent of Arthur Andersen LLP.
          23.2*          -- Consent of counsel (included in their opinions filed as exhibits 5.1 and 8.1).
          25*            -- Statement of Eligibility and Qualification on Form T-1
                            for Indenture.

---------------

* To be filed by amendment. All other exhibits have been filed herewith.